                                               Filed pursuant to Rule 424(b)(3)
                                               File No. 333-69009


PROSPECTUS
--------------------------------------------------------------------------------

CITADEL LOGO
                          CITADEL BROADCASTING COMPANY
                                 EXCHANGE OFFER

                                FOR $115,000,000

                   9-1/4% SENIOR SUBORDINATED NOTES DUE 2008

--------------------------------------------------------------------------------

Material Terms of the Exchange Offer:

        - We are offering to exchange the notes we sold in a private offering for new registered notes,

        - The exchange offer expires at 5:00 p.m., New York City time, on March 22, 1999, unless extended,

        - The terms of the new notes are substantially identical to the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes,

        - Tenders of outstanding notes may be withdrawn any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, and

        - We will exchange all outstanding notes that are properly tendered and not validly withdrawn.

CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     No public market exists for the outstanding notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

                   This prospectus is dated February 16, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   10
Use of Proceeds.............................................   17
Capitalization..............................................   18
Information About Station and Market Data...................   19
Pro Forma Financial Information.............................   20
Selected Historical Financial Data..........................   36
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   38
Business....................................................   47
The Pending Transactions....................................   76
Management..................................................   81
Certain Transactions........................................   90
Principal Stockholders......................................   95
Description of Indebtedness.................................   98
The Exchange Offer..........................................  107
Description of the Notes....................................  118
Certain U.S. Federal Income Tax Consequences................  153
Plan of Distribution........................................  158
Legal Matters...............................................  158
Independent Auditors........................................  158
Available Information.......................................  159

                               PROSPECTUS SUMMARY

     The following summary contains a general discussion of our business, the offering and summary financial information. We encourage you to read this entire prospectus for a more complete understanding of Citadel Broadcasting Company, Citadel License, Inc. and the exchange offer.

                                  OUR BUSINESS

     We are a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. After we complete our pending transactions, we will own or operate 76 FM and 39 AM radio stations in 20 markets, including clusters of four or more stations in 15 markets. We also will have the right to construct one additional FM station.

                        OUR PRINCIPAL EXECUTIVE OFFICES

     Our principal executive offices are located at City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada, 89128, and our telephone number is
(702) 804-5200.

                                  RISK FACTORS

     You should consider all of the information in this prospectus before tendering your outstanding notes in the exchange offer. The risks of an investment in Citadel Broadcasting Company include our substantial indebtedness, our history of net losses, competitive conditions and limitations on our acquisition strategy. See the "Risk Factors" section of this prospectus for a discussion of these and other risks involved in an investment in Citadel Broadcasting Company.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     On November 19, 1998, we completed the private offering of $115.0 million principal amount of our 9 1/4% Subordinated Notes due 2008. In connection with that offering, we agreed, among other things, to deliver to you this prospectus and to use our best efforts to complete the exchange offer by June 17, 1999.

THE EXCHANGE OFFER

     We are offering to exchange an equal principal amount of our 9 1/4% Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for the tendered principal amount of our outstanding 9 1/4% Senior Subordinated Notes due 2008. In order to be exchanged, an outstanding note must be properly tendered and accepted. You may tender outstanding notes only in integral multiples of $1,000.

     As of this date, there is $115.0 million principal amount of notes outstanding. The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m., New York City time, March 22, 1999, unless we decide to extend the expiration date.

ACCRUED INTEREST ON THE NEW NOTES

     If you exchange your outstanding notes for new notes in the exchange offer, you will receive the same interest payment on the next interest payment date following the expiration date that you would have received had you not accepted the exchange offer. The next interest payment date following the expiration date is expected to be May 15, 1999.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     If you wish to tender your outstanding notes for exchange, you must transmit on or prior to the expiration date a properly completed and duly executed copy of the letter of transmittal delivered with this prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York, as exchange agent for the exchange offer; and either:

      -- a timely confirmation of book-entry transfer of your outstanding notes in accordance with the procedure for book-entry transfers described in this prospectus in "The Exchange Offer" section under the heading "Procedures for Tendering," or

      --  certificates for your outstanding notes.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes and, prior to the expiration date of the exchange offer,

      --  your outstanding notes are not immediately available,

      -- you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to The Bank of New York, as exchange agent, or

      --  you cannot complete the procedures for book-entry transfer,

you may tender your outstanding notes by following the guaranteed delivery procedures described in "The Exchange Offer" section under the heading "Guaranteed Delivery Procedures."

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS

     If you wish to tender outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing the procedures described above under the heading "Procedures for Tendering Outstanding Notes," either register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

WITHDRAWAL RIGHTS

     You may withdraw the tender of your notes at any time prior to the close of business, New York City time, on the expiration date.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The exchange of new notes for outstanding notes in the exchange offer will generally not be a taxable event for United States federal income tax purposes.

CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING NOTES

     If you do not exchange your outstanding notes for new notes, you will no longer be able to require us to register the outstanding notes under the Securities Act. In addition, you will not be able to offer or sell the outstanding notes unless:

      --  they are registered under the Securities Act, or

      -- you offer or sell them under an exemption from the registration requirements of the Securities Act.

USE OF PROCEEDS

     We will not receive any proceeds from the issuance of new notes in the exchange offer.

                   SUMMARY OF ABILITY TO RESELL THE NEW NOTES

     We believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, but only if:

      --  you acquire the new notes in the ordinary course of business,

      -- you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes, and

      -- you are not an affiliate of ours, as the term affiliate is defined in Rule 405 under the Securities Act and which may include our executive officers and directors, another person having control over our operations or management or an entity we control.

     By executing and delivering the letter of transmittal, you will represent to us that the foregoing are true.

     If our belief is inaccurate, or if any of the conditions stated above are not met, and you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against liability under the Securities Act.

     Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for outstanding notes which were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, for an offer to resell, resale or other transfer of the new notes issued to it in the exchange offer.

     Holders who use the exchange offer to participate in a distribution of new notes, including broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from these requirements. Failure to comply with the registration and prospectus delivery requirements may result in these holders incurring liabilities under the Securities Act for which we will not indemnify them.

                      SUMMARY DESCRIPTION OF THE NEW NOTES
NOTES OFFERED

     We are offering $115.0 million aggregate principal amount of 9-1/4% Senior Subordinated Notes due 2008. The form and terms of the new notes will be the same as the form and terms of the outstanding notes except that:

      -- the new notes will bear a different CUSIP number from the outstanding notes,

      -- the new notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and

      -- you will not be entitled to any exchange or registration rights with respect to the new notes.

     The new notes will evidence the same debt as the outstanding notes, will be entitled to the benefits of the indenture governing the outstanding notes and will be treated under the indenture as a single class with the outstanding notes.

ISSUER

     Citadel Broadcasting Company

MATURITY

     November 15, 2008.

INTEREST PAYMENT DATES

     We will pay interest on the notes on May 15 and November 15 of each year, beginning May 15, 1999.

SUBSIDIARY GUARANTEES

     If we cannot make payments on the new notes, Citadel License, Inc., which is our only subsidiary, must make them instead. Future subsidiaries may also be required to guarantee the notes.

RANKING

     The notes will be subordinated to all our debt and the subsidiary guarantees will be subordinated to all debt of the guarantors, except for any debt that expressly provides that it is not senior to other debt. The notes will rank equally with our outstanding 10-1/4% Senior Subordinated Notes due 2007.

     On a pro forma basis, after giving effect to the transactions described under the caption "Pro Forma Financial Information," on September 30, 1998, the notes:

      --  would have been subordinate to $36.8 million of senior debt, and

      -- would have ranked equally with $101.0 million principal amount of our 10-1/4% notes.

OPTIONAL REDEMPTION

     We may redeem any of the notes on or after November 15, 2003 at the redemption prices set forth in the "Description of the Notes" section under the heading "Optional Redemption."

     Prior to November 15, 2001, we may redeem up to 25% of the aggregate principal amount of the then outstanding notes with the net proceeds of one or more public equity offerings at 109.25% of their principal amount, plus accrued interest.

CHANGE OF CONTROL

     If we experience specific kinds of changes in control, we must offer to repurchase any then issued notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

COVENANTS

     The indenture governing the notes contains covenants that, among other things, limit our ability to:

      --  incur debt,

      --  pay cash dividends or purchase our capital stock,

      --  swap or sell assets,

      --  engage in transactions with affiliates,

      --  create liens on non-senior debt,

      --  create subordinated debt that is senior to the notes, and

      --  merge, consolidate or sell all or substantially all of our assets.

                       SUMMARY HISTORICAL FINANCIAL DATA

     Our summary historical financial data presented below as of and for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997 are derived from our consolidated financial statements. These consolidated financial statements have been audited by KPMG LLP, independent certified public accountants. Our summary historical financial data presented below as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are derived from our unaudited consolidated financial statements. In our opinion, these unaudited consolidated financial statements contain all necessary adjustments of a normal recurring nature to present the financial statements in accordance with generally accepted accounting principles. Our consolidated financial statements as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 and the independent auditors' report on those financial statements, as well as our unaudited consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998, are included in this prospectus beginning on page F-4. Our financial results are not comparable from year to year because we acquired and disposed of various radio stations.

     As you review the information contained in the following table, you should note the following:

      -- Interest Expense. Interest expense includes debt issuance costs and debt discount amortization of $139,000, $287,000, $132,000, $163,000 and $441,000 for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, and $156,000 and $401,000 for the nine months ended September 30, 1997 and 1998, respectively.

      -- Extraordinary Loss. On October 9, 1996, we repaid our long-term debt of $31.3 million, payable to a financial institution, and our note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

      -- Cash Dividends. We have never declared cash dividends on our common stock.

      -- Net Loss Per Common Share. Basic and diluted net loss per common share are the same for all periods presented due to our net losses.

      -- Broadcast Cash Flow and EBITDA. Broadcast cash flow consists of operating income (loss) before depreciation, amortization and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are useful to an investor in evaluating our company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, you should not consider broadcast cash flow and EBITDA in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles as a measure of liquidity or profitability.

      -- Deficiency of Earnings to Fixed Charges. Fixed charges include interest expense on debt, amortization of financing costs, amortization of debt discount, 33% of rent expense, and dividend requirements with respect to our 13-1/4% Exchangeable Preferred Stock.

     You should also read the summary historical financial data below together with, and it is qualified by reference to, our Consolidated Financial Statements and related notes and the information contained in the "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included elsewhere in this prospectus.

                                                                                       NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                              -----------------------------------------------------   --------------------
                                1993       1994       1995       1996       1997        1997        1998
                              --------   --------   --------   --------   ---------   ---------   --------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
STATEMENT OF OPERATIONS
  DATA:
Net revenue.................  $ 21,376   $ 32,998   $ 34,112   $ 45,413   $  89,803   $  60,025   $ 98,821
Station operating
  expenses..................    17,081     24,331     26,832     33,232      65,245      43,306     69,412
Depreciation and
  amortization..............     5,245      7,435      4,891      5,158      14,636       9,563     20,005
Corporate general and
  administrative............       961      2,504      2,274      3,248       3,530       2,562      3,351
                              --------   --------   --------   --------   ---------   ---------   --------
Operating income (loss).....    (1,911)    (1,272)       115      3,775       6,392       4,594      6,053
Interest expense............     2,637      4,866      5,242      6,155      12,304       8,214     13,590
Other income, net...........       149        657        781        414         451         401         94
                              --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before income
  taxes and extraordinary
  item......................    (4,399)    (5,481)    (4,346)    (1,966)     (5,461)     (3,219)    (7,443)
Income tax benefit..........        --         --         --         --        (770)       (105)    (1,163)
                              --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before
  extraordinary item........    (4,399)    (5,481)    (4,346)    (1,966)     (4,691)     (3,114)    (6,280)
Extraordinary loss..........        --         --         --     (1,769)         --          --         --
                              --------   --------   --------   --------   ---------   ---------   --------
Net income (loss)...........  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $  (4,691)  $  (3,114)  $ (6,280)
Dividend requirement for
  exchangeable preferred
  stock.....................        --         --         --         --       6,633       3,276     10,822
                              --------   --------   --------   --------   ---------   ---------   --------
Net loss applicable to
  common shares.............  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $ (11,324)  $  (6,390)  $(17,102)
                              ========   ========   ========   ========   =========   =========   ========
Net loss per common share...  $   (110)  $   (137)  $   (109)  $    (93)  $    (283)  $    (160)  $   (428)
Shares used in per share
  calculation...............    40,000     40,000     40,000     40,000      40,000      40,000     40,000
OTHER DATA:
Broadcast cash flow.........  $  4,295   $  8,667   $  7,280   $ 12,181   $  24,558   $  16,719   $ 29,409
EBITDA......................     3,334      6,163      5,006      8,933      21,028      14,157     26,058
Net cash provided by (used
  in) operating
  activities................       361        324       (434)    (1,394)      5,543       4,137      3,946
Net cash provided by (used
  in) investing
  activities................   (10,818)   (14,037)     4,810    (61,168)   (211,622)   (133,350)   (39,350)
Net cash provided by (used
  in) financing
  activities................    10,070     14,393     (4,908)    63,145     212,176     154,324     35,127
Capital expenditures........       679      2,857      1,691      2,038       2,070       1,478      1,747
Deficiency of earnings to
  fixed charges.............     4,399      5,481      4,346      1,966      12,094       6,495     18,265

                                                       DECEMBER 31,
                                   ----------------------------------------------------    SEPTEMBER 30,
                                     1993       1994       1995       1996       1997           1998
                                   --------   --------   --------   --------   --------    --------------
                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents........  $    857   $  1,538   $  1,005   $  1,588   $  7,685       $  7,407
Working capital (deficiency).....     1,701      3,382      2,928     (4,195)    22,593         31,057
Intangible assets, net...........    17,454     20,080     15,093     51,802    268,690        290,405
Total assets.....................    36,120     46,397     37,372    102,244    344,172        373,353
Long-term debt (including current
  portion).......................    30,468     47,805     43,046     91,072    189,699        118,480
Exchangeable preferred stock.....        --         --         --         --    102,010        112,965
Shareholder's equity (deficit)...     3,492     (4,782)    (9,249)     5,999     16,132        105,204

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following tables present our summary unaudited pro forma financial data as of and for the periods indicated. The summary pro forma operating data reflect adjustments to our summary historical operating data to give effect to the following transactions as if they had occurred on January 1, 1997:

      -- all radio station acquisitions and dispositions that we completed since January 1, 1997,

      -- the July 1997 offerings of $101.0 million principal amount of our 10-1/4% Senior Subordinated Notes due 2007 and 1.0 million shares of our 13-1/4% Exchangeable Preferred Stock and the use of the net proceeds from the offerings,

      -- the repayment of outstanding borrowings under our credit facility with the proceeds from the July 1998 initial public offering of common stock of Citadel Communications Corporation, the company which owns all of our outstanding common stock,

      -- the pending acquisition of radio stations and related assets in Baton Rouge and Lafayette, Harrisburg/Carlisle and Charleston, Binghamton, Muncie and Kokomo,

      -- the pending disposition of radio stations and related assets in Eugene, Medford, Tri-Cities, Billings, State College and Johnstown, and

      -- the November 1998 offering of $115.0 million principal amount of the outstanding 9 1/4% Senior Subordinated Notes due 2008 and the use of the net proceeds from the offering.

     The summary pro forma balance sheet data as of September 30, 1998 give effect to the following transactions as if they had occurred on September 30, 1998:

      --  the pending acquisitions and disposition described above,

      --  the October 1998 sale of our radio stations in Quincy, Illinois,

      -- the November 1998 acquisition of one AM radio station and the disposition of one AM radio station in Little Rock,

      -- the February 1999 acquisition of five FM radio stations and one AM radio station in Saginaw/Bay City, and

      -- the November 1998 offering of $115.0 million principal amount of the outstanding 9-1/4% Senior Subordinated Notes due 2008 and the use of net proceeds from the offering.

     The summary pro forma financial data do not necessarily indicate either future results of operations or the results that would have occurred if those transactions had been completed on the indicated dates. You should read the following financial information together with our historical consolidated financial statements and related notes, and the information contained in the "Pro Forma Financial Information," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included elsewhere in this prospectus.

                        SUMMARY PRO FORMA FINANCIAL DATA

                                     CITADEL BROADCASTING COMPANY PRO FORMA AS ADJUSTED
                                 -----------------------------------------------------------
                                                  NINE MONTHS ENDED
                                  YEAR ENDED        SEPTEMBER 30,        TWELVE MONTHS ENDED
                                 DECEMBER 31,    --------------------       SEPTEMBER 30,
                                     1997          1997        1998             1998
                                 ------------    --------    --------    -------------------
                                                   (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net broadcasting revenue.......    $134,787      $ 99,421    $110,955         $146,321
Station operating expenses.....      90,917        68,199      73,278           95,996
Depreciation and
  amortization.................      36,408        27,619      28,003           36,792
Corporate general and
  administrative...............       4,646         3,315       3,820            5,151
                                   --------      --------    --------         --------
    Operating expenses.........     131,971        99,133     105,101          137,939
                                   --------      --------    --------         --------
Operating income...............       2,816           288       5,854            8,382
Interest expense...............      23,564        17,470      18,920           25,014
Other income, net..............        (451)         (401)        (94)            (144)
                                   --------      --------    --------         --------
Income (loss) before income
  taxes........................     (20,297)      (16,781)    (12,972)         (16,488)
Income taxes (benefit).........      (2,281)         (971)     (1,510)          (2,820)
Dividend requirement for
  exchangeable preferred
  stock........................     (13,858)      (10,501)    (10,822)         (14,179)
                                   --------      --------    --------         --------
Income (loss) from continuing
  operations applicable to
  common shares................    $(31,874)     $(26,311)   $(22,284)        $(27,847)
                                   ========      ========    ========         ========

                                                              PRO FORMA AS ADJUSTED
                                                               SEPTEMBER 30, 1998
                                                              ---------------------
                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................        $  7,272
Working capital.............................................          32,253
Intangible assets, net......................................         424,342
Total assets................................................         522,653
Long-term debt (including current portion)..................         250,227
Exchangeable preferred stock................................         112,965
Shareholder's equity........................................         115,796

                                  RISK FACTORS

      You should carefully consider the following factors and other information in this prospectus before deciding to exchange outstanding notes for new notes. Any of the following risks could have a material adverse effect on our business, financial condition or results of operations or on the value of the notes.

SUBSTANTIAL INDEBTEDNESS--OUR DEBT SERVICE CONSUMES A SUBSTANTIAL PORTION OF THE CASH WE GENERATE AND REDUCES THE CASH AVAILABLE TO INVEST IN OUR OPERATIONS.

     We have a significant amount of indebtedness. Our large amount of debt could significantly impact our business and you because, among other things, it:

      -- requires us to dedicate a substantial portion of our operating cash flow to fund interest expense, which reduces funds available for operations, future business opportunities and other purposes,

      -- limits our ability to obtain additional financing, if we need it, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes,

      -- inhibits our ability to compete with competitors who are less leveraged than we are, and

      -- restrains our ability to react to changing market conditions, changes in our industry and economic downturns.

     As of September 30, 1998, on a pro forma basis after giving effect to the transactions described in the "Pro Forma Financial Information" section as if they had occurred on January 1, 1997, we would have had:

      -- outstanding total debt of $252.8 million, excluding the discount on the 10-1/4% notes and the outstanding notes,

      -- preferred stock with an aggregate liquidation preference of $113.0 million, and

      --  shareholder's equity of $115.8 million.

ABILITY TO SERVICE DEBT--IN ORDER TO SERVICE OUR DEBT, WE REQUIRE A SIGNIFICANT AMOUNT OF CASH. HOWEVER, OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS WHICH ARE BEYOND OUR CONTROL.

     Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to pay interest on the notes and satisfy our other debt obligations. If in the future we cannot generate sufficient cash flow from operations to make scheduled payments on the notes or to meet our other obligations, we may need to refinance our debt, obtain additional financing, delay planned acquisitions and capital expenditures or sell assets. We cannot assure you that we will generate sufficient cash flow or be able to obtain sufficient funding to satisfy our debt service requirements.

RESTRICTIONS IMPOSED ON US BY OUR DEBT INSTRUMENTS--OUR EXISTING DEBT INSTRUMENTS CONTAIN RESTRICTIONS AND LIMITATIONS WHICH COULD SIGNIFICANTLY IMPACT OUR ABILITY TO OPERATE OUR BUSINESS AND REPAY THE NOTES.

     The covenants in our credit facility and the agreements controlling our other outstanding debt and preferred stock restrict, among other things, our ability to incur additional debt, make particular types of investments or other restricted payments, swap or sell assets or merge or consolidate. A breach of any of the covenants contained in our credit facility could allow our lenders to declare all amounts outstanding under the credit facility to be immediately due and payable. In addition, our lenders under our credit facility could proceed against the collateral granted to them to secure that indebtedness. If the amounts outstanding under the credit facility are accelerated, we cannot assure you that our assets will be sufficient to fulfill our obligations under the notes.

     Our credit facility requires us to obtain our banks' consent before we make acquisitions or capital expenditures. Consequently, we may experience difficulties in pursuing our acquisition strategy. Our credit facility also requires us to maintain specific financial ratios and satisfy financial condition tests. Events beyond our control could affect our ability to meet those financial ratios and condition tests, and we cannot assure you that we will do so.

     For a more detailed discussion of our credit facility and our outstanding debt and preferred stock, see the "Description of Indebtedness" and the "Description of the Notes" sections.

HISTORY OF NET LOSSES--WE HAVE A HISTORY OF NET LOSSES WHICH WE EXPECT TO CONTINUE THROUGH AT LEAST 1999.

     We had net losses of $4.7 million for the year ended December 31, 1997 and $6.3 million for the nine months ended September 30, 1998. We would have had net losses from continuing operations on a pro forma basis of $18.0 million for the year ended December 31, 1997 and $11.5 million for the nine months ended September 30, 1998 after giving effect to the transactions described in the "Pro Forma Financial Information" section as if they had occurred on January 1, 1997.

     The primary reasons for these losses are significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on our outstanding debt. If we acquire additional stations, these charges will probably increase. We expect to continue to experience net losses through at least 1999.

LIMITATIONS ON ACQUISITION STRATEGY--OUR STRATEGY TO EXPAND OUR BUSINESS AND INCREASE REVENUE THROUGH ACQUISITIONS MAY FAIL DUE TO A NUMBER OF RISKS INVOLVED IN IMPLEMENTING THIS STRATEGY.

     We intend to grow by acquiring radio stations in mid-sized markets. However, our acquisition strategy may not increase our cash flow or yield other anticipated benefits because this strategy is subject to a number of other risks, including:

      -- Failure or unanticipated delays in completing acquisitions due to difficulties in obtaining regulatory approval,

      -- Difficulty in integrating the operations, systems and management of our acquired stations,

      --  Diversion of management's attention from other business concerns,

      --  Loss of key employees of acquired stations, and

      -- Increase in prices for radio stations due to increased competition for acquisition opportunities.

POTENTIAL DIFFICULTIES IN COMPLETING PENDING AND FUTURE TRANSACTIONS DUE TO ANTITRUST REVIEW--ANTITRUST LAW CONSIDERATIONS COULD PREVENT OR DELAY OUR STRATEGY TO EXPAND OUR BUSINESS AND INCREASE REVENUE.

     The completion of some of our pending transactions is, and future transactions we may consider will likely be, subject to the notification filing requirements, applicable waiting periods and possible review by the United States Department of Justice or the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Review by the Department of Justice or the Federal Trade Commission may cause delays in completing transactions and, in some cases, result in attempts by these agencies to prevent completion of transactions or negotiate modifications to the proposed terms. Any delay, prohibition or modification could adversely affect the terms of a proposed transaction or could require us to abandon an otherwise attractive opportunity.

     For a discussion of antitrust proceedings in which we are currently involved, see the "Business" section under the heading "Legal Proceedings" on page 75.

IMPORTANCE OF CERTAIN MARKETS--A DOWNTURN IN ANY OF OUR SIGNIFICANT MARKETS COULD ADVERSELY AFFECT OUR REVENUE AND CASH FLOW, WHICH MAY, AMONG OTHER THINGS, IMPAIR OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     Our Albuquerque, Salt Lake City, Modesto and Providence markets are particularly important for our financial well-being. A significant decline in net broadcasting revenue from our stations in these markets could have a material adverse effect on our operations and financial condition. To illustrate, on a pro forma basis, after giving effect to the transactions described in the "Pro Forma Financial Information" section, our radio stations in these markets would have generated the following percentages of our total net broadcasting revenue and broadcast cash flow in 1997:

       MARKET            % OF NET BROADCASTING REVENUE     % OF BROADCAST CASH FLOW
       ------            ------------------------------    -------------------------
Albuquerque..........                 13.6%                          16.0%
Salt Lake City.......                  9.2                            6.6
Modesto..............                  6.2                            8.2
Providence...........                  5.1                            5.5

IMPACT OF THE YEAR 2000 PROBLEM--THE YEAR 2000 PROBLEM COULD SIGNIFICANTLY DISRUPT OUR OPERATIONS, CAUSING A DECLINE IN CASH FLOW AND REVENUE AND OTHER DIFFICULTIES.

     We are in the process of assessing and remediating potential risks to our business related to the Year 2000 problem. Although we believe that, as a result of these efforts, our critical systems are or will be substantially Year 2000 ready, we cannot assure you that this will be the case. If we experience significant problems as a result of the Year 2000 problem, our operations, revenue, cash flow and other important aspects of our business and financial well-being may be adversely affected.

     We believe that our greatest potential Year 2000 risk is that third parties with whom we deal will fail to be Year 2000 ready. For example, our operations and revenue may be adversely affected if our programming suppliers or key advertisers experience significant disruptions in their businesses because of the Year 2000 problem.

     For more information concerning the Year 2000 problem and its potential impact on our business, see the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section under the heading "Liquidity and Capital Resources" on page 42.

NO ESTABLISHED TRADING MARKET FOR THE NOTES--IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, YOU MAY HAVE DIFFICULTIES RESELLING THE NOTES.

     The new notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, you may experience difficulty in reselling new notes, or you may be unable to sell them at all.

     There has not been any public market for the outstanding notes, and we cannot assure you that an active public or other market will develop for the new notes. We do not intend to list the new notes on any securities exchange or to seek their admission to trading in any automated quotation system. Prudential Securities Incorporated and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes, have advised us that they currently intend to make a market in the new notes, but they are not obligated to do so and may discontinue market-making at any time without notice. In addition, any market-making activity by the initial purchasers will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, and may be limited during the exchange offer and at other times.

UNCERTAINTIES WITH A PUBLIC TRADING MARKET FOR THE NOTES--IF A PUBLIC TRADING MARKET FOR THE NOTES DOES DEVELOP, IT MAY NOT BE LIQUID AND MARKET PRICES FOR THE NOTES MAY NOT BE FAVORABLE.

     If a public trading market develops for the new notes, it may not be liquid and it may be discontinued at any time. Moreover, future trading prices of the new notes would depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the new notes could trade at a discount from their principal amount.

SUBORDINATION OF NOTES AND ASSET ENCUMBRANCES--BECAUSE THE NOTES RANK BELOW OUR, CITADEL LICENSE'S AND ANY FUTURE GUARANTORS' EXISTING SENIOR INDEBTEDNESS, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR NOTES.

     The notes will rank behind all of our senior debt, and the guarantee by Citadel License, Inc. will rank behind all of its senior debt. Any guarantee by a future subsidiary would also be subordinate to all of its senior debt. If we become insolvent or are liquidated, or if payments under our credit facility are accelerated, our assets will be available to pay obligations under the notes and our 10-1/4% notes only after all payments have been made on our secured and other senior debt. There may not be sufficient assets remaining to make full payment on the notes and our 10-1/4% notes. Similarly, if Citadel License, Inc. or any future guarantor becomes insolvent or is liquidated, its assets will be available to pay obligations on the notes and the 10-1/4% notes only after all payments have been made on its secured and senior debt.

     On a pro forma basis, after giving effect to the transactions described under the caption "Pro Forma Financial Information," on September 30, 1998, the notes would have been subordinate to $36.8 million of senior debt.

POTENTIAL UNENFORCEABILITY OF SUBSIDIARY GUARANTEES--THE GUARANTEES BY CITADEL LICENSE AND ANY FUTURE SUBSIDIARY GUARANTOR MAY BE UNENFORCEABLE.

     In applying either federal or state statutes intended to protect creditors, a court may void or hold unenforceable the guarantee by Citadel License and any future subsidiary guarantor. In such case, you will no longer have a claim against Citadel License or the future subsidiary guarantor and will be solely a creditor of Citadel Broadcasting Company, assuming no other subsidiary guarantees exist and are enforceable. Alternatively, a court may decide only to limit a subsidiary guarantor's liability. However, the guarantor's liability may be limited to such an extent that there will not be sufficient funds to pay the notes in full.

     For a discussion of the subsidiary guarantees, see the "The Description of the Notes" section under the heading "Guarantees" on page 119.

DIFFICULTY OF SATISFYING PAYMENT OBLIGATIONS UPON A CHANGE OF CONTROL--WE MAY NOT BE ABLE TO FULFILL OUR OBLIGATIONS UNDER OUR CREDIT FACILITY OR THE NOTES FOLLOWING A CHANGE OF CONTROL.

     If a change of control under the indenture governing the notes occurs, we may be required to make an offer to purchase all of the notes then outstanding at a purchase price of 101% of their principal amount, plus accrued interest. A change of control or ownership also will result in an event of default under our credit facility. If a change of control occurs, we cannot assure you that we will have enough money to repay our bank lenders and to pay for the notes and the 10-1/4% notes we may be required to buy. Our failure to make or complete an offer to repurchase the notes or to pay the change of control purchase price when due would give the trustee under the indenture the rights described in the "Description of the Notes" section under the heading "Events of Default" on page
147. The exercise by the trustee of such rights could materially and adversely affect our ability to maintain sufficient cash flow to conduct our business and it may create various other problems.

SIGNIFICANT COMPETITION IN THE INDUSTRY--BECAUSE THE RADIO BROADCASTING INDUSTRY IS HIGHLY COMPETITIVE, WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE.

     Our radio stations face heavy competition from other radio stations in each market for audience share and advertising revenue. We also compete with other media such as television, newspapers, direct mail and outdoor advertising for advertising revenue. A decrease in either audience share or advertising revenue could result in decreased cash flow, which could impair our ability to, among other things, pay interest on the notes.

     The radio broadcasting industry is also facing competition from new media technologies that are being developed such as the following:

      -- Audio programming by cable television systems, direct broadcasting satellite systems and other digital audio broadcasting formats,

      -- Satellite-delivered Digital Audio Radio Service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs, and

      -- In Band On Channel digital radio, which could provide digital radio services in the same frequency range currently occupied by traditional AM and FM radio services.

     We cannot predict either the extent to which such competition will materialize or, if such competition materializes, the extent of its effect on our radio broadcasting business.

EXTENSIVE REGULATION OF OUR INDUSTRY--THE FEDERAL COMMUNICATIONS COMMISSION'S EXTENSIVE REGULATION OF THE RADIO BROADCASTING INDUSTRY LIMITS OUR ABILITY TO OWN AND OPERATE RADIO STATIONS AND OTHER MEDIA OUTLETS.

     Licenses. The radio broadcasting industry is subject to extensive regulation by the Federal Communications Commission under the Communications Act of 1934, as amended. Issuance, renewal or transfer of radio broadcast station operating licenses requires FCC approval, and we cannot operate our radio stations without FCC licenses. The failure to renew our licenses could prevent us from operating the affected stations and generating revenue from them. If the FCC decides to include conditions or qualifications in any of our licenses, we may be limited in the manner in which we may operate the affected station.

     For a discussion of radio licensing and the difficulties we are currently experiencing in renewing four of our licenses, see the "Business" section under the heading "Federal Regulation of Radio Broadcasting" and the subheading "License Grant and Renewal" on page 62.

     Ownership. The Communications Act of 1934 and FCC rules impose specific limits on the number of stations and other media outlets an entity can own in a single market. The FCC attributes interests held by, among others, an entity's officers, directors and stockholders to that entity for purposes of applying these ownership limitations. The existing ownership rules or proposed new rules could affect our acquisition strategy because they may prevent us from acquiring additional stations in a particular market. We may also be prevented from engaging in a swap transaction if the swap would cause the other company to violate these rules.

     For a more detailed discussion of these ownership limitations and their impact on our business, see the "Business" section under the heading "Federal Regulation of Radio Broadcasting" and the subheadings "Ownership Matters" on page 66 and "Proposed Changes" on page 70.

FORWARD-LOOKING STATEMENTS--THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE ONLY PREDICTIONS FROM WHICH ACTUAL EVENTS OR RESULTS MAY MATERIALLY DIFFER.

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, principally in this "Risk Factors" section and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections. We based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business. The words believes, may, will, estimates, continues, anticipates, intends, expects and similar words are intended to identify forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Our forward-looking statements are subject to risks, uncertainties and assumptions including, among other things:

      -- general economic and business conditions, both nationally and in our markets,

      -- our expectations and estimates concerning future financial performance, financing plans and the impact of competition,

      --  anticipated trends in our industry, and

      --  other risk factors discussed above.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy obligations we have under the registration rights agreement entered into in connection with the November 1998 offering of $115.0 million aggregate principal amount of our outstanding 9-1/4% Senior Subordinated Notes due 2008. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer.

     The net proceeds of the offering of the outstanding notes were approximately $111.0 million, after deducting the discount to Prudential Securities Incorporated and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes, and offering expenses. We used approximately $16.7 million of these net proceeds to repay outstanding indebtedness under the loan agreement with our senior lenders, approximately $5.1 million to fund the purchase price of one AM radio station in Little Rock, Arkansas and approximately $35.0 million to fund the purchase price of five FM radio stations and one AM radio station serving the Saginaw/Bay City, Michigan market. The balance of the net proceeds will be used for other pending acquisitions, working capital and general corporate purposes. Pending our use of these remaining funds, we have invested the net proceeds in short-term, investment grade, interest-bearing securities.

     The following table shows the use of proceeds of the offering of the outstanding notes. As you review the information contained in the following table, you should note the following:

      -- As of September 30, 1998, $18.7 million was outstanding under our credit facility. For the nine months ended September 30, 1998, the weighted average interest rate under our credit facility was approximately 8.44%. Subject to mandatory prepayments of amounts outstanding under our credit facility, the balance of any amounts outstanding would have been due on September 30, 2003. We used amounts borrowed under our credit facility for acquisitions and working capital purposes. Because of our application of the proceeds of the offering of the outstanding notes, $137.5 million is currently available for borrowing under our credit facility.

      -- The $33.0 million for the Baton Rouge/Lafayette acquisition is net of $1.0 million in positive working capital that the acquired company is required to have at closing of the acquisition. It does not include $1.5 million related to noncompetition agreements to be entered into in connection with the acquisition.

                                                                      AMOUNT
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
*Repayment of borrowings under our credit facility..........         $ 16,726
*Saginaw/Bay City acquisition...............................           35,000
 Baton Rouge/Lafayette acquisition..........................           33,000
*Little Rock acquisition....................................            5,100
 Harrisburg/Carlisle acquisition............................            4,500
*Working capital and general corporate purposes.............           16,674
*Initial purchasers' discount and expenses of the
  offering..................................................            4,000
                                                                     --------
          Total uses of proceeds............................         $115,000
                                                                     ========

---------------

* Applied or partially applied as of this date

                                 CAPITALIZATION

     The following table sets forth our unaudited capitalization as of September 30, 1998 on an actual basis and as adjusted to give effect to the transactions described in the "Pro Forma Financial Information" section. You should read this table in conjunction with our Consolidated Financial Statements and related notes, the information contained in the "Pro Forma Financial Information" section and other information included elsewhere in this prospectus.

                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                                          PRO FORMA
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                              (DOLLARS IN THOUSANDS)
Long-term debt, including current portion:
  Credit facility...........................................  $ 18,726    $ 34,000
  Other obligations.........................................     1,293       2,766
  10-1/4% Notes.............................................   101,000     101,000
  9-1/4% Notes..............................................        --     115,000
                                                              --------    --------
       Total long-term debt.................................   121,019     252,766
13-1/4% Exchangeable preferred stock........................   112,965     112,965
Shareholder's equity........................................   105,203     115,796
                                                              --------    --------
       Total capitalization.................................  $339,187    $481,527
                                                              ========    ========

                   INFORMATION ABOUT STATION AND MARKET DATA

     Unless otherwise indicated in this prospectus:

      -- We obtained all metropolitan statistical area rank information, information concerning the number of stations in a market, market revenue information and station group market share and rank information from Investing in Radio 1998 Market Report (3rd ed.) published by BIA Publications, Inc.

      -- We give all audience share and primary demographic share and rank information for 1998 and obtained this information from the Spring 1998 Radio Market Report published by The Arbitron Company.

      -- We obtained information concerning the number of viable stations in a market from Duncan's Radio Market Guide (1997 ed.) compiled by Duncan's American Radio, Inc. This guide defines viable stations as stations which are active and viable competitors for advertising dollars in the market. If the total number of viable AM or viable FM stations within a market was not a whole number, we rounded that number up to the nearest whole number. We counted a viable AM/FM combination as one viable FM station.

     Unless the context otherwise requires, the term operate, as used in connection with our radio station activities, includes providing programming and selling advertising under local marketing agreements or selling advertising under joint sales agreements.

     A radio station's designated market may be different from its community of license. If a radio station's call letters have changed during the time we have owned or operated the station, we describe the station by its call letters currently in use, unless otherwise indicated.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Broadcasting Company after giving effect to:

     (1) the following transactions, which are collectively referred to in this "Pro Forma Financial Information" section as the completed transactions:

           -- all radio station acquisitions and dispositions completed after January 1, 1997,

           -- the July 1997 offerings of $101.0 million principal amount of our 10-1/4% Senior Subordinated Notes due 2007 and 1.0 million shares of our 13-1/4% Exchangeable Preferred Stock and the use of the net proceeds from these offerings,

           -- the repayment of outstanding borrowings under our credit facility with the proceeds from Citadel Communications' initial public offering in July 1998, and

           -- the November 1998 offering of $115.0 million principal amount of the outstanding 9-1/4% Senior Subordinated Notes due 2008 and the use of the net proceeds from that offering,

     (2) the pending acquisitions of radio stations and related assets in Baton Rouge and Lafayette, Harrisburg/Carlisle and Charleston, Binghamton, Muncie and Kokomo, which are collectively referred to in this "Pro Forma Financial Information" section as the pending acquisitions, and

     (3) the pending disposition of radio stations and related assets in Eugene, Medford, Tri-Cities, Billings, State College and Johnstown, which is referred to in this "Pro Forma Financial Information" section as the pending disposition.

     The unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements and the financial statements of those entities acquired, or from which assets were acquired, in connection with the completed transactions, and should be read in conjunction with the financial statements of the following entities and the notes thereto, which are included elsewhere in this prospectus:

          (1) Citadel Broadcasting Company,

          (2) Tele-Media Broadcasting Company and its Partnership Interests,

          (3) Deschutes River Broadcasting, Inc.,

          (4) Snider Corporation,

          (5) Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation,

          (6) Maranatha Broadcasting Company, Inc.'s Radio Broadcasting
     Division,

          (7) Pacific Northwest Broadcasting Corporation and Affiliates, and

          (8) Wicks Radio Group (a division of the Wicks Broadcast Group Limited Partnership).

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. For pro forma purposes, our consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 have been adjusted to give effect to the completed transactions, the pending acquisitions and the pending disposition as if each occurred on January 1, 1997. The interest rate applied to borrowings under, and repayments of, our credit facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under our credit facility as of January 1, 1997. For pro forma purposes, our balance sheet as of September 30, 1998 has been adjusted to give effect to the following transactions as if each had occurred on September 30, 1998:

         --  the October 1998 sale of our radio stations in Quincy, Illinois,

         -- the November 1998 acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock,

         -- the February 1999 acquisition of five FM radio stations and one AM radio station in Saginaw/Bay City,

         -- the offering of the outstanding notes and the use of the net proceeds from that offering,

         --  the pending acquisitions, and

         --  the pending disposition.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the completed transactions, the pending acquisitions and the pending disposition had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the transactions mentioned above are completed. We cannot predict whether the completion of the pending acquisitions and the pending disposition will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                         CITADEL       ADJUSTMENTS FOR
                                                                      BROADCASTING         PENDING
                                       ACTUAL      ADJUSTMENTS FOR   AS ADJUSTED FOR    ACQUISITIONS      PRO FORMA
                                      CITADEL         COMPLETED         COMPLETED        AND PENDING       CITADEL
                                    BROADCASTING    TRANSACTIONS      TRANSACTIONS       DISPOSITION     BROADCASTING
                                    ------------   ---------------   ---------------   ---------------   ------------
Net revenue.......................    $ 98,821         $4,882           $103,703           $ 7,252         $110,955
Station operating expenses........      69,412          1,928             71,340             1,938           73,278
Depreciation and amortization.....      20,005          2,417             22,422             5,581           28,003
Corporate general and
  administrative..................       3,351             --              3,351               469            3,820
                                      --------         ------           --------           -------         --------
  Operating expenses..............      92,768          4,345             97,113             7,988          105,101
                                      --------         ------           --------           -------         --------
Operating income (loss)...........       6,053            537              6,590              (736)           5,854
Interest expense..................      13,590            805             14,395             4,525           18,920
Other (income) expense, net.......         (94)            --                (94)               --              (94)
                                      --------         ------           --------           -------         --------
Income (loss) before income
  taxes...........................      (7,443)          (268)            (7,711)           (5,261)         (12,972)
Income taxes (benefit)............      (1,163)            --             (1,163)             (347)          (1,510)
Dividend requirement for
  exchangeable preferred stock....     (10,822)            --            (10,822)               --          (10,822)
                                      --------         ------           --------           -------         --------
Income (loss) from continuing
  operations applicable to common
  shares..........................    $(17,102)        $ (268)          $(17,370)          $(4,914)        $(22,284)
                                      ========         ======           ========           =======         ========

     In reviewing the information contained in the table above, you should note the following:

     (1) ADJUSTMENTS FOR COMPLETED TRANSACTIONS. The data in the Adjustments for Completed Transactions column represent the net effect of the following transactions as if each had taken place on January 1, 1997:

      --  the disposition of WEST-AM in Allentown/Bethlehem,

      -- the acquisitions of WEMR-AM, WEMR-FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton,

      -- the acquisitions of KQFC-FM, KKGL-FM, KBOI-AM, KIZN-FM and KZMG-FM in Boise,

      --  the disposition of WQCY-FM, WMOS-FM, WBJR-FM and WTAD-AM in Quincy,

      --  the acquisition of KAAY-AM and the disposition of KRNN-AM in Little
          Rock,

      -- the acquisition of WKQZ-FM, WMJK-FM, WMJA-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City,

      -- the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from Citadel Communications' initial public offering, and

      -- the completion of the offering of the outstanding notes and the use of the net proceeds from the that offering.

     The data in this column does not reflect radio station acquisitions completed in 1997 or the 1997 offerings of the 10-1/4% notes and the exchangeable preferred stock and the use of the net proceeds from these offerings. Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     Prior to the acquisition dates, Citadel Broadcasting operated many of the acquired stations under a joint sales agreement or a local marketing agreement. It received fees for such services. The information in the Adjustments for Completed Transactions column includes net revenue and station operating expenses for stations operated under joint sales agreements to reflect ownership of the stations as of January 1, 1997. Net revenue and station expenses for stations operated under local marketing agreements are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under joint sales agreements or local marketing agreements and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997.

     The table below provides a breakdown of the components in the Adjustments for Completed Transactions column. As you review this table, you should note the following:

      --  Dollars in the table are shown in thousands,

      -- The data in the Other Transactions column represent the net effect of each of the radio station acquisitions and dispositions listed above,

      -- The data in the Repayment of Credit Facility column represent the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from Citadel Communications' initial public offering, and

      -- The data in the Offering of Outstanding 9 1/4% Notes column reflect the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

                                                                            OFFERING OF
                                        OTHER           REPAYMENT OF        OUTSTANDING       COMPLETED
                                    TRANSACTIONS       CREDIT FACILITY      9 1/4% NOTES     TRANSACTIONS
                                   ---------------   -------------------   --------------   --------------
Net revenue......................      $ 4,882             $    --            $    --           $4,882
Station operating expenses.......        1,928                  --                 --            1,928
Depreciation and amortization....        2,417                  --                 --            2,417
                                       -------             -------            -------           ------
  Operating expenses.............        4,345                  --                 --            4,345
                                       -------             -------            -------           ------
Operating income.................          537                  --                 --              537
Interest expense.................        2,660              (4,487)             2,632              805
                                       -------             -------            -------           ------
Income before income taxes.......       (2,123)              4,487             (2,632)            (268)
                                       -------             -------            -------           ------
Income from continuing
  operations.....................      $(2,123)            $ 4,487            $(2,632)          $ (268)
                                       =======             =======            =======           ======

     (2) ADJUSTMENTS FOR PENDING ACQUISITIONS AND PENDING DISPOSITION. The data in the Adjustments for Pending Acquisitions and Pending Disposition column represent the net effect of the following transactions as if each had taken place on January 1, 1997:

      -- the acquisition of KQXL-FM, WXOK-AM, WEMX-FM, WKJN-FM, WIBR-AM in Baton Rouge and KFXZ-FM, KRRQ-FM, KNEK-AM and KNEK-FM in Lafayette,

      --  the acquisition of WHYL-AM and WHYL-FM in Harrisburg/Carlisle,

      -- the acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM,

          WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo, and

      -- the disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, KEYW-FM, KORD-FM, KXRX-FM, KTHK-FM and KFLD-AM in Tri-Cities, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, WQKK-FM and WGLU-FM in Johnstown and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     The table below provides a breakdown of the components in the Adjustments for Pending Acquisitions and Pending Disposition column. As you review this table, you should note the following:

      --  Dollars in the table are shown in thousands, and

      -- The data in the Adjustments column include the elimination of $153,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by Citadel Broadcasting to a national representative for national advertising and the elimination of $132,000 of station management expenses, and additional corporate overhead of $600,000 to reflect increase in costs to administer the additional stations.

                                                           CHARLESTON/
                                                           BINGHAMTON/                                      PENDING
                              BATON ROUGE/                   MUNCIE/                                     ACQUISITIONS
                               LAFAYETTE      CARLISLE       KOKOMO        PENDING                        AND PENDING
                              ACQUISITION    ACQUISITION   ACQUISITION   DISPOSITION     ADJUSTMENTS      DISPOSITION
                              ------------   -----------   -----------   -----------   ---------------   -------------
  Net revenue...............    $ 4,947         $ 636        $12,950      $(11,281)         $  --           $ 7,252
  Station operating
    expenses................      3,447           414          8,669       (10,307)          (285)            1,938
  Depreciation and
    amortization............      2,380           223          4,025        (1,047)            --             5,581
  Corporate general and
    administrative..........         --            --             --          (131)           600               469
                                -------         -----        -------      --------          -----           -------
    Operating expenses......      5,827           637         12,694       (11,485)           315             7,988
  Operating income (loss)...       (880)           (1)           256           204           (315)             (736)
  Interest expense..........      2,088           285          3,797        (1,645)            --             4,525
                                -------         -----        -------      --------          -----           -------
  Income (loss) before
    income taxes............     (2,968)         (286)        (3,541)        1,849           (315)           (5,261)
  Income taxes (benefit)....       (347)           --             --            --             --              (347)
                                -------         -----        -------      --------          -----           -------
  Income (loss)
    from continuing
    operations..............    $(2,621)        $(286)       $(3,541)     $  1,849          $(315)          $(4,914)
                                =======         =====        =======      ========          =====           =======

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                       CITADEL       ADJUSTMENTS FOR
                                                                    BROADCASTING         PENDING
                                     ACTUAL      ADJUSTMENTS FOR   AS ADJUSTED FOR    ACQUISITIONS      PRO FORMA
                                    CITADEL         COMPLETED         COMPLETED        AND PENDING       CITADEL
                                  BROADCASTING    TRANSACTIONS      TRANSACTIONS       DISPOSITION     BROADCASTING
                                  ------------   ---------------   ---------------   ---------------   ------------
Net revenue.....................    $60,025         $ 34,056          $ 94,081           $ 5,340         $ 99,421
Station operating expenses......     43,306           22,873            66,179             2,020           68,199
Depreciation and amortization...      9,563           12,344            21,907             5,712           27,619
Corporate general and
  administrative................      2,562             (334)            2,228             1,087            3,315
                                    -------         --------          --------           -------         --------
  Operating expenses............     55,431           34,883            90,314             8,819           99,133
                                    -------         --------          --------           -------         --------
Operating income (loss).........      4,594             (827)            3,767            (3,479)             288
Interest expense................      8,214            4,731            12,945             4,525           17,470
Other (income) expense, net.....       (401)              --              (401)               --             (401)
                                    -------         --------          --------           -------         --------
Income (loss) before income
  taxes.........................     (3,219)          (5,558)           (8,777)           (8,004)         (16,781)
Income taxes (benefit)..........       (105)            (519)             (624)             (347)            (971)
Dividend requirement for
  exchangeable preferred
  stock.........................     (3,276)          (7,225)          (10,501)               --          (10,501)
                                    -------         --------          --------           -------         --------
Income (loss) from continuing
  operations applicable to
  common shares.................    $(6,390)        $(12,264)         $(18,654)          $(7,657)        $(26,311)
                                    =======         ========          ========           =======         ========

     In reviewing the information contained in the table above, you should note the following:

     (1) ADJUSTMENTS FOR COMPLETED TRANSACTIONS. The data in the Adjustments for Completed Transactions column represent the net effect of the following transactions as if each had taken place on January 1, 1997:

      --  the acquisition of Tele-Media Broadcasting Company,

      -- the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City,

      --  the acquisition of KNHK-FM in Reno,

      --  the acquisition of KTHK-FM in Tri-Cities,

      --  the acquisitions of WXEX-FM and WHKK-FM in Providence,

      -- the acquisitions of KARN-AM, KARN-FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, KLAL-FM, KLIH-AM, KURB-FM, KVLO-FM and a station that is not yet operational, KAFN-FM, in Little Rock,

      --  the acquisition of WLEV-FM in Allentown/Bethlehem,

      --  the disposition of WEST-AM in Allentown/Bethlehem,

      -- the acquisitions of WEMR-AM, WEMR-FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton,

      -- the acquisitions of KQFC-FM, KKGL-FM, KBOI-AM, KIZN-FM and KZMG-FM in Boise,

      --  the disposition of WQCY-FM, WMOS-FM, WBJR-FM and WTAD-AM in Quincy,

      --  the acquisition of KAAY-AM and the disposition of KRNN-AM in Little
          Rock,

      -- the acquisition of WKQZ-FM, WMJK-FM, WMJA-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City,

      -- the completion of the 1997 offerings of the 10 1/4% notes and the exchangeable preferred stock and the use of the net proceeds from these offerings,

      -- the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from Citadel Communications' initial public offering, and

      -- the completion of the offering of the outstanding notes and the use of the net proceeds from the that offering.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     Prior to the acquisition dates, Citadel Broadcasting operated many of the acquired stations under a joint sales agreement or local marketing agreement. It received fees for such services. The information in the Adjustments for Completed Transactions column includes net revenue and station operating expenses for stations operated under joint sales agreements to reflect ownership of the stations as of January 1, 1997. Net revenue and station expenses for stations operated under local marketing agreements are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under joint sales agreements or local marketing agreements and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997.

     The table below provides a breakdown of the components in the Adjustments for Completed Transactions column. As you review this table, you should note the following:

      --  Dollars in the table are shown in thousands,

      -- The data in the Actual Tele-Media column represent the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under local marketing and joint sales agreements since December 1996. The operating results of Tele-Media are included in Citadel Broadcasting's results of operations beginning July 4, 1997, the date of acquisition,

      -- The data in the 1997 Little Rock Acquisitions column reflect the acquisitions of KARN-AM, KARN-FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, KLAL-FM, KLIH-AM, KURB-FM, KVLO-FM and a station that is not yet operational, KAFN-FM, in Little Rock,

      -- The data in the Other Transactions column give effect to the following transactions as if each had taken place on January 1, 1997:

           -- the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities, WXEX-FM and WHKK-FM in Providence, WLEV-FM in Allentown/Bethlehem, WEMR-AM, WEMR-FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, KQFC-FM, KKGL-FM, KBOI-AM, KIZN-FM and KZMG-FM in Boise, and WKQZ-FM, WMJK-FM, WMJA-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City,

           -- the disposition of WEST-AM in Allentown/Bethlehem and WQCY-FM, WMOS-FM, WBJR-FM and WTAD-AM in Quincy, and

           -- the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock,

      -- The data in the Repayment of Credit Facility column reflect the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from Citadel Communications' initial public offering, and

      -- The data in the Offering of Outstanding 9-1/4% Notes column reflect the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

                                                                                           OFFERINGS
                                               PRO FORMA                                   OF 10 1/4%
                                              ADJUSTMENTS                                  NOTES AND
                                                  FOR           1997                      EXCHANGEABLE   REPAYMENT OF
                                 ACTUAL       TELE-MEDIA    LITTLE ROCK       OTHER        PREFERRED      THE CREDIT
                               TELE-MEDIA     ACQUISITION   ACQUISITIONS   TRANSACTIONS      STOCK         FACILITY
                              -------------   -----------   ------------   ------------   ------------   ------------
Net revenue.................     $16,241        $    --        $5,293        $12,522        $    --        $    --
Station operating
  expenses..................      12,679           (573)(a)     2,710          8,057             --             --
Depreciation and
  amortization..............       2,208          2,278(b)      2,037          5,821             --             --
Corporate general and
  administrative............         454           (788)(c)        --             --             --             --
                                 -------        -------        ------        -------        -------        -------
  Operating expenses........      15,341            917         4,747         13,878             --             --
                                 -------        -------        ------        -------        -------        -------
Operating income (loss).....         900           (917)          546         (1,356)            --             --
Interest expense............      10,375           (708)(d)       591          5,869         (7,298)(e)     (6,730)
                                 -------        -------        ------        -------        -------        -------
Income (loss) before income
  taxes.....................      (9,475)          (209)          (45)        (7,225)         7,298          6,730
Income taxes (benefit)......          --           (519)           --             --             --             --
Dividend requirement for
  exchangeable preferred
  stock.....................          --             --            --             --         (7,225)(f)         --
                                 -------        -------        ------        -------        -------        -------
Income (loss) from
  continuing operations.....     $(9,475)       $   310        $  (45)       $(7,225)       $    73        $ 6,730
                                 =======        =======        ======        =======        =======        =======


                              OFFERING OF
                              OUTSTANDING     COMPLETED
                              9 1/4% NOTES   TRANSACTIONS
                              ------------   ------------
Net revenue.................    $    --        $ 34,056
Station operating
  expenses..................         --          22,873
Depreciation and
  amortization..............         --          12,344
Corporate general and
  administrative............         --            (334)
                                -------        --------
  Operating expenses........         --          34,883
                                -------        --------
Operating income (loss).....         --            (827)
Interest expense............      2,632           4,731
                                -------        --------
Income (loss) before income
  taxes.....................     (2,632)         (5,558)
Income taxes (benefit)......         --            (519)
Dividend requirement for
  exchangeable preferred
  stock.....................         --          (7,225)
                                -------        --------
Income (loss) from
  continuing operations.....    $(2,632)       $(12,264)
                                =======        ========

---------------

    (a) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by Citadel Broadcasting to a national representative for national advertising and the elimination of $211,000 of local marketing agreement and joint sales agreement fees related to the Wilkes-Barre/Scranton stations and $247,000 of expenses associated with the litigation between Citadel Broadcasting and Tele-Media. Had the Tele-Media acquisition occurred on January 1, 1997, these expenses would not have been incurred.

    (b) Reflects increased depreciation and amortization resulting from the purchase price allocation.

    (c) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents Citadel Broadcasting's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between Citadel Broadcasting and Tele-Media. Had the 1997 offering of the 10 1/4% notes and the exchangeable preferred stock and the Tele-Media acquisition occurred on January 1, 1997, these expenses would not have been incurred.

    (d) Reflects the elimination of Tele-Media interest expense of $5.5 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

    (e) Reflects the reduction of Citadel Broadcasting's pro forma interest expense, the recording of interest expense related to the 10 1/4% notes and recording of the amortization of deferred financing costs of $3.3 million related to the 10 1/4% notes.

    (f) Reflects the recording of the dividends related to the exchangeable preferred stock as if the 1997 offerings of the 10 1/4% notes and the exchangeable preferred stock had taken place on January 1, 1997.

     (2) ADJUSTMENTS FOR PENDING ACQUISITIONS AND PENDING DISPOSITION. The data in the Adjustments for Pending Acquisitions and Pending Disposition represent the net effect of the following transactions as if each had taken place on January 1, 1997:

      -- the acquisition of KQXL-FM, WXOK-AM, WEMX-FM, WKJN-FM, WIBR-AM in Baton Rouge and KFXZ-FM, KRRQ-FM, KNEK-AM and KNEK-FM in Lafayette,

      --  the acquisition of WHYL-AM and WHYL-FM in Harrisburg/Carlisle,

      -- the acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo, and

      -- the disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, KEYW-FM, KORD-FM, KXRX-FM, KTHK-FM and KFLD-AM in Tri-Cities, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, WQKK-FM and WGLU-FM in Johnstown and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College.

     Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     The table below provides a breakdown of the components in the Adjustments for Pending Acquisitions and Pending Disposition column. As you review this table, you should note that dollars in the table are shown in thousands.

                                                                      CHARLESTON/                                  PENDING
                                        BATON ROUGE/                  BINGHAMTON/                                ACQUISITIONS
                                         LAFAYETTE      CARLISLE     MUNCIE/KOKOMO     PENDING                   AND PENDING
                                        ACQUISITION    ACQUISITION    ACQUISITION    DISPOSITION   ADJUSTMENTS   DISPOSITION
                                        ------------   -----------   -------------   -----------   -----------   ------------
   Net revenue.......................     $ 4,368        $  670         $11,052       $(10,750)       $  --        $  5,340
   Station operating
     expenses........................       3,323           392           8,156         (9,564)        (287)(a)       2,020
   Depreciation and amortization.....       2,380           223           4,025           (916)          --           5,712
   Corporate general and
     administrative..................          --            --              --           (113)       1,200(b)        1,087
                                          -------        ------         -------       --------        -----        --------
     Operating expenses..............       5,703           615          12,181        (10,593)         913           8,819
   Operating income (loss)...........      (1,335)           55          (1,129)          (157)        (913)         (3,479)
   Interest expense..................       2,088           285           3,797         (1,645)          --           4,525
                                          -------        ------         -------       --------        -----        --------
   Income (loss) before income
     taxes...........................      (3,423)         (230)         (4,926)         1,488         (913)         (8,004)
   Income taxes (benefit)............        (347)           --              --             --           --            (347)
                                          -------        ------         -------       --------        -----        --------
   Income (loss) from continuing
     operations......................     $(3,076)       $ (230)        $(4,926)      $  1,488        $(913)       $ (7,657)
                                          =======        ======         =======       ========        =====        ========

---------------

    (a) Includes the elimination of $155,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by Citadel Broadcasting to a national representative for national advertising and the elimination of $132,000 of station management expenses.

    (b) Reflects increased corporate overhead to administer additional stations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                         CITADEL       ADJUSTMENTS FOR
                                                                      BROADCASTING         PENDING
                                       ACTUAL      ADJUSTMENTS FOR   AS ADJUSTED FOR    ACQUISITIONS      PRO FORMA
                                      CITADEL         COMPLETED         COMPLETED        AND PENDING       CITADEL
                                    BROADCASTING    TRANSACTIONS      TRANSACTIONS       DISPOSITION     BROADCASTING
                                    ------------   ---------------   ---------------   ---------------   ------------
Net revenue.......................    $ 89,803        $ 36,566          $126,369          $  8,418         $134,787
Station operating expenses........      65,245          23,161            88,406             2,511           90,917
Depreciation and amortization.....      14,636          14,156            28,792             7,616           36,408
Corporate general and
  administrative..................       3,530            (334)            3,196             1,450            4,646
                                      --------        --------          --------          --------         --------
     Operating expenses...........      83,411          36,983           120,394            11,577          131,971
                                      --------        --------          --------          --------         --------
Operating income (loss)...........       6,392            (417)            5,975            (3,159)           2,816
Interest expense..................      12,304           5,227            17,531             6,033           23,564
Other (income) expense, net.......        (451)             --              (451)               --             (451)
                                      --------        --------          --------          --------         --------
Income (loss) before income
  taxes...........................      (5,461)         (5,644)          (11,105)           (9,192)         (20,297)
Income taxes (benefit)............        (770)         (1,048)           (1,818)             (463)          (2,281)
Dividend requirement for
  exchangeable preferred stock....      (6,633)         (7,225)          (13,858)               --          (13,858)
                                      --------        --------          --------          --------         --------
Income (loss) from continuing
  operations applicable to common
  shares..........................    $(11,324)       $(11,821)         $(23,145)         $ (8,729)        $(31,874)
                                      ========        ========          ========          ========         ========

     In reviewing the information contained in the table above, you should note the following:

     (1) ADJUSTMENTS FOR COMPLETED TRANSACTIONS. The data in the Adjustments for Completed Transactions column represent the net effect of the following transactions as if each had taken place on January 1, 1997:

           --  the acquisition of Tele-Media Broadcasting Company,

           -- the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City,

           --  the acquisition of KNHK-FM in Reno,

           --  the acquisition of KTHK-FM in Tri-Cities,

           --  the acquisitions of WXEX-FM and WHKK-FM in Providence,

           -- the acquisitions of KARN-AM, KARN-FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, KLAL-FM, KLIH-AM, KURB-FM, KVLO-FM and a station that is not yet operational, KAFN-FM, in Little Rock,

           --  the acquisition of WLEV-FM in Allentown/Bethlehem,

           --  the disposition of WEST-AM in Allentown/Bethlehem,

           -- the acquisitions of WEMR-AM, WEMR-FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton,

           -- the acquisitions of KQFC-FM, KKGL-FM, KBOI-AM, KIZN-FM and KZMG-FM in Boise,

           -- the disposition of WQCY-FM, WMOS-FM, WBJR-FM and WTAD-AM in Quincy,

           -- the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock,

           -- the acquisition of WKQZ-FM, WMJK-FM, WMJA-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City,

           -- the completion of the 1997 offerings of the 10-1/4% notes and the exchangeable preferred stock and the use of the net proceeds from these offerings,

           -- the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from Citadel Communications' initial public offering, and

           -- the completion of the offering of the outstanding notes and the use of the net proceeds from the that offering.

     Net revenue and station expenses for stations operated under local marketing agreements are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under joint sales agreements or local marketing agreements and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997.

     The table below provides a breakdown of the components in the Adjustments for Completed Transactions column. As you review this table, you should note the following:

           --  Dollars in the table below are shown in thousands,

           -- The data in the Actual Tele-Media column represent the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under local marketing and joint sales agreements since December 1996. The operating results of Tele-Media are included in Citadel Broadcasting's results of operations beginning July 4, 1997, the date of acquisition,

           -- The data in the 1997 Little Rock Acquisitions column reflect the acquisitions of KARN-AM, KARN-FM, KKRN-FM, KRNN-AM, KIPR-FM, KOKY-FM, KLAL-FM, KLIH-AM, KURB-FM, KVLO-FM and a station that is not yet operational, KAFN-FM, in Little Rock,

           -- The data in the Other Transactions column give effect to the following transactions as if each had taken place on January 1, 1997:

                -- the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities, WXEX-FM and WHKK-FM in Providence, WLEV-FM in Allentown/Bethlehem, WEMR-AM, WEMR-FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, KQFC-FM, KKGL-FM, KBOI-AM, KIZN-FM and KZMG-FM in Boise, and WKQZ-FM, WMJK-FM, WMJA-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City,

                -- the disposition of WEST-AM in Allentown/Bethlehem and WQCY-FM, WMOS-FM, WBJR-FM and WTAD-AM in Quincy, and

                -- the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, and

           -- The data in the Offering of Outstanding 9-1/4% Notes column reflect the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

                                                                                    OFFERINGS
                                                                                    OF 10-1/4%
                                       ADJUSTMENTS                                  NOTES AND                   OFFERING
                                           FOR           1997                      EXCHANGEABLE   REPAYMENT        OF
                            ACTUAL     TELE-MEDIA    LITTLE ROCK       OTHER        PREFERRED     OF CREDIT   OUTSTANDING
                          TELE-MEDIA   ACQUISITION   ACQUISITIONS   TRANSACTIONS      STOCK       FACILITY    9-1/4% NOTES
                          ----------   -----------   ------------   ------------   ------------   ---------   ------------
Net revenue.............   $16,241       $   --        $ 5,596        $14,729        $    --       $    --      $    --
Station operating
  expenses..............    12,679         (573)(a)      2,835          8,220             --            --           --
Depreciation and
  amortization..........     2,208        2,278(b)       2,358          7,312             --            --           --
Corporate general and
  administrative........       454         (788)(c)         --             --             --            --           --
                           -------       ------        -------        -------        -------       -------      -------
  Operating
    expenses............    15,341          917          5,193         15,532             --            --           --
                           -------       ------        -------        -------        -------       -------      -------
Operating income
  (loss)................       900         (917)           403           (803)            --            --           --
Interest expense........    10,375         (708)(d)        591          7,732         (7,298)(e)    (8,974)(g)     3,509
                           -------       ------        -------        -------        -------       -------      -------
Income (loss) before
  income taxes..........    (9,475)        (209)          (188)        (8,535)         7,298         8,974       (3,509)
Income taxes
  (benefit).............        --         (519)          (225)          (304)            --            --           --
Dividend requirement for
  exchangeable preferred
  stock.................        --           --             --             --         (7,225)(f)        --           --
                           -------       ------        -------        -------        -------       -------      -------
Income (loss) from
  continuing
  operations............   $(9,475)      $  310        $    37        $(8,231)       $    73       $ 8,974      $(3,509)
                           =======       ======        =======        =======        =======       =======      =======


                           COMPLETED
                          TRANSACTIONS
                          ------------
Net revenue.............    $ 36,566
Station operating
  expenses..............      23,161
Depreciation and
  amortization..........      14,156
Corporate general and
  administrative........        (334)
                            --------
  Operating
    expenses............      36,983
                            --------
Operating income
  (loss)................        (417)
Interest expense........       5,227
                            --------
Income (loss) before
  income taxes..........      (5,644)
Income taxes
  (benefit).............      (1,048)
Dividend requirement for
  exchangeable preferred
  stock.................      (7,225)
                            --------
Income (loss) from
  continuing
  operations............    $(11,821)
                            ========

---------------

    (a) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by Citadel Broadcasting to a national representative for national advertising, the elimination of $211,000 of local marketing agreement and joint sales agreement fees related to the Wilkes-Barre/Scranton stations and the elimination of $247,000 of expenses associated with the litigation between Citadel Broadcasting and Tele-Media. Had the Tele-Media acquisition occurred on January 1, 1997, these expenses would not have been incurred.
    (b) Reflects increased depreciation and amortization resulting from the purchase price allocation.
    (c) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents Citadel Broadcasting's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between Citadel Broadcasting and Tele-Media. Had the 1997 offerings of the 10-1/4 notes and the exchangeable preferred stock and the Tele-Media acquisition occurred on January 1, 1997, these expenses would not have been incurred.
    (d) Reflects the elimination of Tele-Media interest expense of $5.5 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.
    (e) Reflects the reduction of Citadel Broadcasting's pro forma interest expense, the recording of interest expense related to the 10-1/4% notes and the amortization of deferred financings costs of $3.3 million related to the 10-1/4% notes.
    (f) Reflects the recording of the dividends on the exchangeable preferred stock as if the 1997 offerings of the 10-1/4% notes and the exchangeable preferred stock had taken place on January 1, 1997.
    (g) Reflects the reduction of interest expense due to the pay down of Citadel Broadcasting's credit facility with the proceeds received from Citadel Communications' initial public offering.

     (2) ADJUSTMENTS FOR PENDING ACQUISITIONS AND PENDING DISPOSITION. The data in the Adjustments for Pending Acquisitions and Pending Disposition column represent the net effect of the following transactions as if each had taken place on January 1, 1997:

           -- the acquisition of KQXL-FM, WXOK-AM, WEMX-FM, WKJN-FM, WIBR-AM in Baton Rouge and KFXZ-FM, KRRQ-FM, KNEK-AM and KNEK-FM in Lafayette,

           --  the acquisition of WHYL-AM and WHYL-FM in Harrisburg/Carlisle,

           -- the acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo, and

           -- the disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, KEYW-FM, KORD-FM, KXRX-FM, KTHK-FM and KFLD-AM in Tri-Cities, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, WQKK-FM and WGLU-FM in Johnstown and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1- 25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     The table below provides a breakdown of the components in the Adjustments for Pending Acquisitions and Pending Disposition column. As you review this table, you should note that dollars in the table are shown in thousands.

                                                                     CHARLESTON/                                  PENDING
                                       BATON ROUGE/                  BINGHAMTON/                                ACQUISITIONS
                                        LAFAYETTE      CARLISLE     MUNCIE/KOKOMO     PENDING                   AND PENDING
                                       ACQUISITION    ACQUISITION    ACQUISITION    DISPOSITION   ADJUSTMENTS   DISPOSITION
                                       ------------   -----------   -------------   -----------   -----------   ------------
    Net revenue......................    $ 6,064        $  899         $16,002       $(14,547)      $    --       $ 8,418
    Station operating expenses.......      4,649           528          10,917        (13,203)         (380)(a)     2,511
    Depreciation and amortization....      3,173           297           5,367         (1,221)           --         7,616
    Corporate general and
      administrative.................         --            --              --           (150)        1,600(b)      1,450
                                         -------        ------         -------       --------       -------       -------
      Operating expenses.............      7,822           825          16,284        (14,574)        1,220        11,577
    Operating income (loss)..........     (1,758)           74            (282)            27        (1,220)       (3,159)
    Interest expense.................      2,784           380           5,063         (2,194)           --         6,033
                                         -------        ------         -------       --------       -------       -------
    Income (loss) before income
      taxes..........................     (4,542)         (306)         (5,345)         2,221        (1,220)       (9,192)
    Income taxes (benefit)...........       (463)           --              --             --            --          (463)
                                         -------        ------         -------       --------       -------       -------
    Income (loss) from continuing
      operations.....................    $(4,079)       $ (306)        $(5,345)      $  2,221       $(1,220)      $(8,729)
                                         =======        ======         =======       ========       =======       =======

---------------

    (a) Includes the elimination of $204,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by Citadel Broadcasting to a national representative for national advertising and the elimination of $176,000 of station management expenses.

    (b) Reflects increased corporate overhead to administer additional stations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                               SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                      ACQUISITION OF                 ADJUSTMENTS FOR
                                                         KAAY-AM                         PENDING         ADJUSTMENTS
                            ACTUAL      ADJUSTMENTS        AND          SAGINAW/      ACQUISITIONS     FOR OFFERING OF
                           CITADEL        FOR THE     DISPOSITION OF    BAY CITY       AND PENDING       OUTSTANDING
                         BROADCASTING   QUINCY SALE      KRNN-AM       ACQUISITION     DISPOSITION      9-1/4% NOTES
                         ------------   -----------   --------------   -----------   ---------------   ---------------
ASSETS
Cash and cash
  equivalents..........    $  7,407       $    --        $(4,909)       $     --        $(17,000)         $ 21,774
Accounts and notes
  receivable, net......      32,044           250             80              --           1,000                --
Prepaid expenses.......       3,287            --             --              --              --                --
                           --------       -------        -------        --------        --------          --------
Total current assets...      42,738           250         (4,829)             --         (16,000)           21,774
Property and equipment,
  net..................      36,834          (375)           220           5,000           5,324                --
Intangible assets,
  net..................     290,405        (1,087)         4,620          30,000         100,404                --
Other assets...........       3,376            --             --              --              (1)            4,000(1)
                           --------       -------        -------        --------        --------          --------
                           $373,353       $(1,212)       $    11        $ 35,000        $ 89,727          $ 25,774
                           ========       =======        =======        ========        ========          ========
LIABILITIES AND
  SHAREHOLDER'S EQUITY
Accounts payable and
  accrued
  liabilities..........    $ 11,399       $    --        $    11        $     --        $     --          $     --
Current maturities of
  other long-term
  obligations..........         282            --             --              --             (12)               --
                           --------       -------        -------        --------        --------          --------
Total current
  liabilities..........      11,681            --             11              --             (12)               --
                           --------       -------        -------        --------        --------          --------
Notes payable, less
  current maturities...      18,726        (2,000)            --          35,000          71,500           (89,226)(2)
10-1/4% Notes..........      98,461            --             --              --              --                --
9-1/4% Notes...........          --            --             --              --              --           115,000
Other long-term
  obligations, less
  current maturities...       1,011            --             --              --           1,485                --
Deferred tax
  liability............      25,306            --             --              --           6,949                --
Exchangeable preferred
  stock................     112,965            --             --              --              --                --
Shareholder's equity:
  Common stock and
     additional paid-in
     capital...........     137,648            --             --              --              --                --
  Accumulated
     deficit...........     (32,445)          788             --              --           9,805                --
                           --------       -------        -------        --------        --------          --------
                           $373,353       $(1,212)       $    11        $ 35,000        $ 89,727          $ 25,774
                           ========       =======        =======        ========        ========          ========


                          PRO FORMA
                           CITADEL
                         BROADCASTING
                         ------------
ASSETS
Cash and cash
  equivalents..........    $  7,272
Accounts and notes
  receivable, net......      33,374
Prepaid expenses.......       3,287
                           --------
Total current assets...      43,933
Property and equipment,
  net..................      47,003
Intangible assets,
  net..................     424,342
Other assets...........       7,375
                           --------
                           $522,653
                           ========
LIABILITIES AND
  SHAREHOLDER'S EQUITY
Accounts payable and
  accrued
  liabilities..........    $ 11,410
Current maturities of
  other long-term
  obligations..........         270
                           --------
Total current
  liabilities..........      11,680
                           --------
Notes payable, less
  current maturities...      34,000
10-1/4% Notes..........      98,461
9-1/4% Notes...........     115,000
Other long-term
  obligations, less
  current maturities...       2,496
Deferred tax
  liability............      32,255
Exchangeable preferred
  stock................     112,965
Shareholder's equity:
  Common stock and
     additional paid-in
     capital...........     137,648
  Accumulated
     deficit...........     (21,852)
                           --------
                           $522,653
                           ========

---------------

(1) Reflects the discount to Prudential Securities Incorporated and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes, and the expenses of the offering of the outstanding notes.

(2) Reflects the repayment of borrowings under Citadel Broadcasting's credit facility.

     In reviewing the information contained in the table above, you should note the following:

     (1) ADJUSTMENTS FOR PENDING ACQUISITIONS AND PENDING DISPOSITION. The data in the Adjustments for Pending Acquisitions and Pending Disposition column represent the net effect of the following transactions as if each had taken place on September 30, 1998:

           -- the acquisition of KQXL-FM, WXOK-AM, WEMX-FM, WKJN-FM, WIBR-AM in Baton Rouge and KFXZ-FM, KRRQ-FM, KNEK-AM and KNEK-FM in Lafayette,

           --  the acquisition of WHYL-AM and WHYL-FM in Harrisburg/Carlisle,

           -- the acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo, and

           -- the disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, KEYW-FM, KORD-FM, KXRX-FM, KTHK-FM and KFLD-AM in Tri-Cities, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, WQKK-FM and WGLU-FM in Johnstown and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College.

     (2) ADJUSTMENTS FOR THE OFFERING OF OUTSTANDING 9 1/4% NOTES. The data in the Adjustments for the Offering of Outstanding 9 1/4% Notes column represent the issuance of the outstanding notes and the application of the net proceeds from the offering of the outstanding notes.

                       SELECTED HISTORICAL FINANCIAL DATA

     Our selected historical financial data presented below as of and for each of the years in the five-year period ended December 31, 1997 are derived from our consolidated financial statements, which consolidated financial statements have been audited by KPMG LLP, independent certified public accountants. Our selected historical financial data presented below as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are derived from our unaudited consolidated financial statements which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in accordance with generally accepted accounting principles. Our consolidated financial statements as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 and the independent auditors' report on these financial statements, as well as our unaudited consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998, are included elsewhere in this prospectus. Our financial results are not comparable from year to year because we acquired and disposed of various radio stations.

     As you review the information contained in the following table, you should note the following:

      -- Interest Expense. Interest expense includes debt issuance costs and debt discount amortization of $139,000, $287,000, $132,000, $163,000 and $441,000 for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, and $156,000 and $401,000 for the nine months ended September 30, 1997 and 1998, respectively.

      -- Extraordinary Loss. On October 9, 1996, we repaid our long-term debt of $31.3 million, payable to a financial institution, and our note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

      -- Cash Dividends. We have never declared cash dividends on our common stock.

      -- Net Loss Per Common Share. Basic and diluted net loss per common share are the same for all periods presented due to our net losses.

      -- Broadcast Cash Flow and EBITDA. Broadcast cash flow consists of operating income (loss) before depreciation, amortization and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are useful to an investor in evaluating our company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, you should not consider broadcast cash flow and EBITDA in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles as a measure of liquidity or profitability.

      -- Deficiency of Earnings to Fixed Charges. Fixed charges include interest expense on debt, amortization of financing costs, amortization of debt discount, 33% of rent expense, and dividend requirements with respect to our exchangeable preferred stock.

     The selected historical financial data below should be read in conjunction with, and is qualified by reference to, our Consolidated Financial Statements and related notes and the information contained in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included elsewhere in this prospectus.

                                                                                                         NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                -----------------------------------------------------   --------------------
                                                  1993       1994       1995       1996       1997        1997        1998
                                                --------   --------   --------   --------   ---------   ---------   --------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue...................................  $ 21,376   $ 32,998   $ 34,112   $ 45,413   $  89,803   $  60,025   $ 98,821
Station operating expenses....................    17,081     24,331     26,832     33,232      65,245      43,306     69,412
Depreciation and amortization.................     5,245      7,435      4,891      5,158      14,636       9,563     20,005
Corporate general and administrative..........       961      2,504      2,274      3,248       3,530       2,562      3,351
                                                --------   --------   --------   --------   ---------   ---------   --------
Operating income (loss).......................    (1,911)    (1,272)       115      3,775       6,392       4,594      6,053
Interest expense..............................     2,637      4,866      5,242      6,155      12,304       8,214     13,590
Other income, net.............................       149        657        781        414         451         401         94
                                                --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before income taxes and
  extraordinary item..........................    (4,399)    (5,481)    (4,346)    (1,966)     (5,461)     (3,219)    (7,443)
Income tax benefit............................        --         --         --         --        (770)       (105)    (1,163)
                                                --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before extraordinary item.......    (4,399)    (5,481)    (4,346)    (1,966)     (4,691)     (3,114)    (6,280)
Extraordinary loss............................        --         --         --     (1,769)         --          --         --
                                                --------   --------   --------   --------   ---------   ---------   --------
Net income (loss).............................  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $  (4,691)  $  (3,114)  $ (6,280)
Dividend requirement for exchangeable
  preferred stock.............................        --         --         --         --       6,633       3,276     10,822
                                                --------   --------   --------   --------   ---------   ---------   --------
Net loss applicable to common shares..........  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $ (11,324)  $  (6,390)  $(17,102)
                                                ========   ========   ========   ========   =========   =========   ========
Net loss per common share.....................  $   (110)  $   (137)  $   (109)  $    (93)  $    (283)  $    (160)  $   (428)
Shares used in per share calculation..........    40,000     40,000     40,000     40,000      40,000      40,000     40,000
OTHER DATA:
Broadcast cash flow...........................  $  4,295   $  8,667   $  7,280   $ 12,181   $  24,558   $  16,719   $ 29,409
EBITDA........................................     3,334      6,163      5,006      8,933      21,028      14,157     26,058
Net cash provided by (used in) operating
  activities..................................       361        324       (434)    (1,394)      5,543       4,137      3,946
Net cash provided by (used in) investing
  activities..................................   (10,818)   (14,037)     4,810    (61,168)   (211,622)   (133,350)   (39,350)
Net cash provided by (used in) financing
  activities..................................    10,070     14,393     (4,908)    63,145     212,176     154,324     35,127
Capital expenditures..........................       679      2,857      1,691      2,038       2,070       1,478      1,747
Deficiency of earnings to fixed charges.......     4,399      5,481      4,346      1,966      12,094       6,495     18,265

                                                                   DECEMBER 31,
                                               -----------------------------------------------------   SEPTEMBER 30,
                                                 1993       1994       1995       1996       1997          1998
                                               --------   --------   --------   --------   ---------   -------------
                                                                      (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents....................  $    857   $  1,538   $  1,005   $  1,588   $   7,685     $  7,407
Working capital (deficiency).................     1,701      3,382      2,928     (4,195)     22,593       31,057
Intangible assets, net.......................    17,454     20,080     15,093     51,802     268,690      290,405
Total assets.................................    36,120     46,397     37,372    102,244     344,172      373,353
Long-term debt (including current portion)...    30,468     47,805     43,046     91,072     189,699      118,480
Exchangeable preferred stock.................        --         --         --         --     102,010      112,965
Shareholder's equity (deficit)...............     3,492     (4,782)    (9,249)     5,999      16,132      105,204

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion and analysis should be read in conjunction with the information contained in the "Selected Historical Financial Data" section and Citadel Broadcasting's Consolidated Financial Statements and related notes included elsewhere in this prospectus. Except for the historical information contained in this prospectus, the discussions in this prospectus contain forward-looking statements that involve risks and uncertainties. Citadel Broadcasting's actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the section entitled "Risk Factors," as well as those discussed elsewhere in this prospectus.

     The principal source of Citadel Broadcasting's revenue is the sale of broadcasting time on its radio stations for advertising. As a result, Citadel Broadcasting's revenue is affected primarily by the advertising rates its radio stations charge. Correspondingly, the rates are based upon a station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by periodic Arbitron Radio Market Reports. The number of advertisements that can be broadcast without jeopardizing listening levels, and the resulting ratings, is limited in part by the format of a particular station. Each of Citadel Broadcasting's stations has a general pre-determined level of on-air inventory that it makes available for advertising, which may be different at different times of the day and tends to remain stable over time. Much of Citadel Broadcasting's selling activity is based on demand for its radio stations' on-air inventory and, in general, Citadel Broadcasting responds to this demand by varying prices rather than by changing the available inventory.

     In the broadcasting industry, radio stations often utilize trade (or barter) agreements to exchange advertising time for goods or services, such as other media advertising, travel or lodging, in lieu of cash. In order to preserve most of its on-air inventory for cash advertising, Citadel Broadcasting generally enters into trade agreements only if the goods or services bartered to it will be used in its business. Citadel Broadcasting has minimized its use of trade agreements and has generally sold over 90% of its advertising time for cash. In addition, it is Citadel Broadcasting's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.

     In 1997, Citadel Broadcasting's radio stations derived approximately 84.7% of their net broadcasting revenue from local and regional advertising in the markets in which they operate, and the remainder resulted principally from the sale of national advertising. Local and regional advertising is sold primarily by each station's sales staff. To generate national advertising sales, Citadel Broadcasting engages a national advertising representative firm. Citadel Broadcasting believes that the volume of national advertising revenue tends to adjust to shifts in a station's audience share position more rapidly than does the volume of local and regional advertising revenue. Therefore, Citadel Broadcasting focuses on sales of local and regional advertising. During the year ended December 31, 1997 and the nine months ended September 30, 1998, no single advertiser accounted for more than 9.2% of the net revenue of any of Citadel Broadcasting's station groups or more than 1.4% of total net revenue of Citadel Broadcasting.

     Citadel Broadcasting's quarterly revenue varies throughout the year, as is typical in the radio broadcasting industry. Citadel Broadcasting's first calendar quarter typically produces the lowest revenue for the year, and the second and fourth calendar quarters generally produce the highest revenue for the year. The advertising revenue of Citadel Broadcasting is typically collected within 120 days of the date on which the related advertising is aired and its corresponding revenue is recognized. Most accrued expenses, however, are paid within 45 to 60 days. As a result of this time lag, working capital requirements have increased as Citadel Broadcasting has grown and will likely increase further in the future.

     The primary operating expenses incurred in the ownership and operation of radio stations include employee salaries and commissions, programming expenses and advertising and promotion expenses. Citadel Broadcasting also incurs and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of stations and existing and future borrowings. Citadel Broadcasting's consolidated financial statements tend not to be directly comparable from period to period due to Citadel Broadcasting's acquisition activity.

     Historically and on a pro forma basis, Citadel Broadcasting has generated net losses primarily as a result of significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on outstanding debt. Citadel Broadcasting amortizes FCC licenses and goodwill attributable to the acquisition of radio stations over a fifteen-year period. Based upon the large number of acquisitions that were consummated within the last two years, Citadel Broadcasting anticipates that depreciation and amortization charges will continue to be significant for several years. To the extent that Citadel Broadcasting completes additional acquisitions, its depreciation and amortization charges are likely to increase. Citadel Broadcasting expects that it will continue to incur net losses through at least 1999.

     Citadel Broadcasting's financial results are dependent on a number of factors, including the general strength of the local and national economies, population growth, ability to provide popular programming, local market and regional competition, relative efficiency of radio broadcasting compared to other advertising media, signal strength and government regulation and policies.

     Citadel Broadcasting consolidates the operations of stations operated under local marketing agreements. The Emerging Issues Task Force, a division of the Financial Accounting Standards Board, is reviewing the accounting method for contractual management arrangements and may determine that consolidation is appropriate only if certain requirements for controlling financial interest are met. The provisions of Citadel Broadcasting's existing local marketing agreements do not meet the proposed control requirements, thus if the Emerging Issues Task Force proposal is approved as drafted, consolidation of stations operated under local marketing agreements may no longer be appropriate.

     Broadcast cash flow consists of operating income (loss) before depreciation, amortization and corporate expenses. EBITDA consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating Citadel Broadcasting because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles as a measure of liquidity or profitability.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Net Broadcasting Revenue. Net broadcasting revenue increased $38.8 million or 64.7% to $98.8 million for the nine months ended September 30, 1998 from $60.0 million for the nine months ended September 30, 1997. The inclusion of revenue from the acquisitions of radio stations and revenue generated from local marketing agreements and joint sales agreements entered into during 1997 and 1998 provided $32.6 million of the increase. For stations owned and operated over the comparable period in 1997 and 1998, net broadcasting revenue improved $6.2 million or 12.7% to $54.9 million in 1998 from $48.7 million in 1997, primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $26.1 million or 60.3% to $69.4 million for the nine months ended September 30, 1998 from $43.3 million for the nine months ended September 30, 1997. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the local marketing agreements and joint sales agreements entered into during 1997 and 1998.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $12.7 million or 76.0% to $29.4 million for the nine months ended September 30, 1998 from $16.7 million for the nine months ended September 30, 1997. As a percentage of net broadcasting revenue, broadcast cash flow improved to 29.8% for the nine months ended September 30, 1998 compared to 27.8% for the nine months ended September 30, 1997.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.8 million or 30.8% to $3.4 million for the nine months ended September 30, 1998 from $2.6 million for the nine months ended September 30, 1997. The increase was due primarily to an increase in staffing levels needed to support Citadel Broadcasting's growth.

     EBITDA. As a result of the factors described above, EBITDA increased $11.9 million or 83.8% to $26.1 million for the nine months ended September 30, 1998 from $14.2 million for the nine months ended September 30, 1997.

     Depreciation and Amortization. Depreciation and amortization expense increased $10.4 million or 108.3% to $20.0 million for the nine months ended September 30, 1998 from $9.6 million for the nine months ended September 30, 1997, primarily due to radio station acquisitions completed during 1997 and 1998.

     Interest Expense. Interest expense increased approximately $5.4 million or 65.9% to $13.6 million for the nine months ended September 30, 1998 from $8.2 million for the nine months ended September 30, 1997, primarily due to interest expense associated with additional borrowings to fund acquisitions completed in 1997 and 1998, offset by a repayment of the borrowings in the third quarter of 1998 from the proceeds of Citadel Communications' initial public offering.

     Net Loss. As a result of the factors described above, net loss increased $3.2 million or 103.2% to $6.3 million for the nine months ended September 30, 1998 from $3.1 million for the nine months ended September 30, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net Broadcasting Revenue. Net broadcasting revenue increased $44.3 million or 97.7% to $89.8 million in 1997 from $45.4 million in 1996. The inclusion of net revenue from the acquisitions of radio stations and net revenue generated from local marketing agreements and joint sales agreements entered into during 1997 provided $41.8 million of the increase. For stations owned and operated over the comparable period in 1997 and 1996, net broadcasting revenue improved approximately $2.5 million or 6.7% to $40.7 million in 1997 from $38.2 million in 1996 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $32.0 million or 96.3% to $65.2 million in 1997 from $33.2 million in 1996. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the local marketing agreements and joint sales agreements entered into during 1997.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $12.4 million or 101.6% to $24.6 million in 1997 from $12.2 million in 1996. As a percentage of net broadcasting revenue, broadcast cash flow increased to 27.3% in 1997 from 26.8% in 1996.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.3 million or 8.7% to $3.5 million in 1997 from $3.2 million in 1996. The increase is due primarily to an increase in staffing levels required to support Citadel Broadcasting's growth through acquisitions.

     EBITDA. As a result of the factors described above, EBITDA increased $12.1 million or 135.4% to $21.0 million in 1997 from $8.9 million in 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased $9.5 million or 183.8% to $14.6 million in 1997 from $5.2 million in 1996, primarily due to radio station acquisitions completed during 1997.

     Interest Expense. Interest expense increased $6.1 million or 99.9% to $12.3 million in 1997 from $6.2 million in 1996, primarily due to interest expense associated with additional borrowings to fund acquisitions completed during 1997.

     Net Loss. As a result of the factors described above, net loss increased $1.0 million or 25.6% to $4.7 million in 1997 from $3.7 million in 1996. Included in the net loss for 1996 is a $1.8 million extraordinary loss related to the repayment of long-term debt.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net Broadcasting Revenue. Net broadcasting revenue increased $11.3 million or 33.1% to $45.4 million in 1996 from $34.1 million in 1995. The inclusion of revenue from the acquisitions of radio stations and revenue generated from local marketing agreements and joint sales agreements entered into during 1996 provided $7.8 million of the increase. For stations owned and operated over the comparable period in 1995 and 1996, net broadcasting revenue improved $3.5 million or 11.4% to $34.2 million in 1996 from $30.6 million in 1995 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $6.4 million or 23.9% to $33.2 million in 1996 from $26.8 million in 1995. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the local marketing agreements and joint sales agreements entered into during 1996.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $4.9 million or 67.1% to $12.2 million in 1996 from $7.3 million in 1995. As a percentage of net broadcasting revenue, broadcast cash flow increased to 26.8% in 1996 from 21.4% in 1995.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.9 million or 39.1% to $3.2 million in 1996 from $2.3 million in 1995. Substantially all of the increase was due to professional expenses incurred in 1996 related to Citadel Broadcasting's capital raising activities and a lawsuit between Citadel Broadcasting and Tele-Media Broadcasting Company and certain of its shareholders and officers which arose in connection with Tele-Media's decision not to complete a sale of its radio stations to Citadel Broadcasting pursuant to a 1995 agreement. In connection with Citadel Broadcasting's acquisition of Tele-Media, the litigation was settled.

     EBITDA. As a result of the factors described above, EBITDA increased $3.9 million or 78.0% to $8.9 million in 1996 from $5.0 million in 1995.

     Depreciation and Amortization. Depreciation and amortization expense increased $0.3 million or 6.1% to $5.2 million in 1996 from $4.9 million in 1995, primarily due to radio station acquisitions completed during 1996.

     Interest Expense. Interest expense increased $1.0 million or 19.2% to $6.2 million in 1996 from $5.2 million in 1995, primarily due to interest expense associated with additional borrowings to fund acquisitions completed during 1996.

     Net Loss. As a result of the factors described above, net loss decreased $0.6 million or 14.1% to $3.7 million in 1996 from $4.3 million in 1995. Included in the net loss for 1996 is $0.4 million of interest earned on loans advanced by Citadel Broadcasting to Deschutes River Broadcasting, Inc. prior to the acquisition of Deschutes by Citadel Broadcasting and a $1.8 million extraordinary loss related to the repayment of long-term debt.

LIQUIDITY AND CAPITAL RESOURCES

     Net Cash Provided By Operations. For the nine months ended September 30, 1998, net cash provided by operations decreased to $3.9 million from $4.1 million for the comparable 1997 period primarily due to increases in accounts receivable, prepaid expenses and accounts payable, offset by decreases in other assets and accrued liabilities. Net cash provided by operations increased to $5.5 million in 1997 from $1.4 million in 1996. The increase was primarily due to an increase in amortization and depreciation as a result of acquisitions.

     Net Cash Used in Investing Activities. For the nine months ended September 30, 1998, net cash used in investing activities decreased to $39.4 million from $133.3 million in the comparable 1997 period. Net cash used in investing activities in 1997 was $211.6 million, compared to $61.2 million in 1996. Net cash used in investing activities was used primarily to acquire stations.

     Net Cash Provided By Financing Activities. For the nine months ended September 30, 1998, net cash provided by financing activities was $35.1 million compared to $154.3 million in the comparable 1997 period. This decrease is the result of the use of proceeds from Citadel Communications' initial public offering to repay indebtedness in 1998 while the proceeds from the 1997 offerings of Citadel's Broadcasting's 10-1/4% Senior Subordinated Notes and 13-1/4% Exchangeable Preferred Stock were used for acquisitions and operations, as well as for the repayment of indebtedness. The decrease was offset by increased borrowings in the 1998 period. Net cash provided by financing activities in 1997 was $212.2 million, primarily from the proceeds of the 1997 offerings of the 10-1/4% notes and the exchangeable preferred stock, compared to $63.1 million in 1996.

     Principal Liquidity Requirements. Citadel Broadcasting's principal liquidity requirements are for acquisition financing, debt service, working capital and general corporate purposes, including capital expenditures. Citadel Broadcasting's acquisition strategy has required, and will continue in the foreseeable future to require, a significant portion of Citadel Broadcasting's capital resources. Citadel Broadcasting expects that its debt service and capital expenditure obligations within the next twelve months will include approximately $10.6 million for interest on the notes, approximately $10.4 million for interest on the 10-1/4% notes and approximately $3.5 million for capital expenditures. The exchangeable preferred stock does not require cash dividends through July 1, 2002. Citadel Broadcasting expects the funds for debt service obligations and capital expenditures to be provided from operations.

     Citadel Broadcasting and Citadel Communications have financed Citadel Broadcasting's past acquisitions through bank borrowings, sales of equity and debt securities, internally generated funds and proceeds from asset sales. Citadel Broadcasting intends to use a portion of the remaining net proceeds of the offering of the outstanding notes to pay a portion of the purchase price of the pending acquisitions of radio stations in Baton Rouge and Lafayette and Harrisburg/Carlisle. Citadel Broadcasting expects that financing for other future acquisitions will be provided through bank borrowings, the sale of debt and equity securities and internally generated funds.

     Credit Facility. At September 30, 1998, Citadel Broadcasting had $18.7 million outstanding under its credit facility. Citadel Broadcasting used a portion of the net proceeds of the offering of the outstanding notes to repay all outstanding borrowings under the credit facility. The credit facility provides for revolving borrowings of up to $137.5 million.

     The credit facility restricts the ability of Citadel Broadcasting's wholly owned subsidiary Citadel License, Inc. to pay cash dividends or make other distributions in respect of its capital stock. Citadel Broadcasting is not dependent in any material respect on the receipt of dividends or other payments from Citadel License. The credit facility also contains other customary restrictive covenants, which, among other things, and with certain exceptions, limit the ability of Citadel Broadcasting and Citadel License to incur additional indebtedness and liens, enter into transactions with affiliates, consolidate, merge or effect asset sales, issue additional stock, make capital or overhead expenditures, make investments, loans or prepayments or change the nature of their business. Citadel Broadcasting and Citadel License are also required to satisfy financial covenants, which require Citadel Broadcasting and Citadel License to maintain specified financial ratios and to comply with financial tests, such as ratios for maximum leverage, senior debt leverage, minimum interest coverage and minimum fixed charges.

         -- Maximum Leverage Test. The maximum leverage test requires that Citadel Broadcasting and Citadel License not permit the ratio of total debt as of the last day of any month to operating cash flow, as adjusted for permitted acquisitions and dispositions, for the twelve-month period ending as of the last day of that month to be greater than the applicable ratio on that date. The applicable ratio through May 1999 is 6.00. For each six-month period thereafter through maturity, the applicable ratio shall decrease by 0.25.

         -- Senior Debt Leverage Test. The senior debt leverage test requires that Citadel Broadcasting and Citadel License not permit the ratio of the unpaid principal balance of the credit facility or any specified portion thereof outstanding from time to time as of the last day of any month to operating cash flow, as adjusted for permitted acquisitions and dispositions, for the twelve-month period ending on that date to be greater than 4.50 for the period through May 1999. For each six-month period after May 1999 through maturity, the maximum ratio shall decrease by 0.25.

         -- Minimum Interest Coverage Test. The minimum interest coverage test requires that Citadel Broadcasting and Citadel License not permit the ratio of their consolidated operating cash flow for any four-quarter period to interest expense and cash dividends on Citadel Broadcasting's exchangeable preferred stock for the same four-quarter period to be less than 2.25.

         -- Minimum Fixed Charges Test. The minimum fixed charges test requires that Citadel Broadcasting and Citadel License not permit the ratio of their consolidated operating cash flow for any four-quarter period to fixed charges for the same four-quarter period to be less than 1.1 to 1.0.

     Citadel Broadcasting and Citadel License are in compliance with the financial ratios and financial condition tests in their debt obligations.

     Other Indebtedness and Exchangeable Preferred Stock. The documents governing Citadel Broadcasting's other indebtedness and the terms of the exchangeable preferred stock also contain covenants that restrict Citadel Broadcasting from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures and transactions with affiliates.

     Additional Capital Resources. Management believes that cash from operating activities, borrowings under its credit facility and the remaining net proceeds of the offering of the outstanding notes should be sufficient to permit Citadel Broadcasting to meet its financial obligations and to fund its operations for at least the next twelve months. However, Citadel Broadcasting may require additional capital resources in connection with the further implementation of its acquisition strategy.

     Year 2000 Matters. The Year 2000 computer issue primarily results from the fact that information technology hardware and software systems and other non-information technology products containing embedded microchip processors were originally programmed using a two digit format, as opposed to four digits, to indicate the year. Such programming will be unable to interpret dates beyond the year 1999, which could cause system and product failure, other computer errors and a disruption in the operation of such systems and products.

     Citadel Broadcasting's project team has identified its accounting and traffic systems, satellite delivered programming, digital automation systems and internet service provider systems as the mission critical systems to evaluate for Year 2000 compliance. In addition, while there are several software programs currently used throughout Citadel Broadcasting's operations which are not Year 2000 compliant, the vendors of this software have committed to provide Year 2000 compliant updates to Citadel Broadcasting. Citadel Broadcasting expects to have all such updates tested and operational by June 1999.

     Citadel Broadcasting has identified five phases for the project team to address for each of Citadel Broadcasting's risk areas. These phases are:

     (1) an inventory of Citadel Broadcasting's systems described above,

     (2) assessment of the systems to determine the risk and apparent extent of Year 2000 problems,

     (3) remediation of identified problems,

     (4) testing of systems for Year 2000 readiness, and

     (5) contingency planning for the worst-case scenarios.

     Inventories have been completed for all mission critical company software applications and hardware systems, and Citadel Broadcasting expects to complete an inventory of at-risk non-information technology systems in the first quarter of 1999. The project team is currently assessing compliance issues related to Citadel Broadcasting's information hardware and software, and expects to complete such assessment in the first quarter of 1999. Citadel Broadcasting expects that some amount of the testing will be performed during this assessment phase.

     In each of its markets, Citadel Broadcasting employs centralized accounting and traffic (advertising scheduling) systems for all of its stations in the market. In September 1998, Citadel Broadcasting completed the replacement and upgrading of software certified as Year 2000 compliant by the software vendor. Citadel Broadcasting intends to complete Year 2000 testing of this software in the first quarter of 1999. The total cost of the software upgrade was $0.3 million. In connection with the software upgrade, much of the accounting and traffic hardware systems were also upgraded or replaced. The total cost of the hardware upgrade was $0.1 million. Citadel Broadcasting anticipates that evaluation for Year 2000 compliance of the hardware and the new software used in its accounting and traffic systems for the stations currently owned by Citadel Broadcasting will be completed during the first quarter of 1999. Citadel Broadcasting expects that the accounting and traffic systems for stations that it may acquire will be converted to the software used for its other stations. The cost of any necessary hardware upgrades for these systems for stations acquired cannot be quantified at this time.

     Satellite delivered programs, which are delivered to Citadel Broadcasting's radio stations from outside sources, represent a third party risk to Citadel Broadcasting arising from the Year 2000 issue. Citadel Broadcasting sent questionnaires to a majority of the vendors of these programs during the fourth quarter of 1998 asking them to update Citadel Broadcasting on the status of their Year 2000 compliance. Citadel Broadcasting anticipates that it will send such questionnaires to the significant vendors of satellite delivered programs to stations it acquires. Until those questionnaires are returned and reviewed, Citadel Broadcasting is unable to determine the potential for disruption in its programming arising from this third party risk. If Citadel Broadcasting does not receive reasonable assurances regarding Year 2000 compliance from any vendor of these programs, it would then develop contingency plans for alternative programming.

     Citadel Broadcasting is currently reviewing a proposal to update and expand the digital automation systems used in Citadel Broadcasting's operations. Although not directly related to the Year 2000 problem, Citadel Broadcasting believes the expansion and replacement of these systems, which it anticipates would be completed by the end of June 1999, would minimize or eliminate Year 2000 problems associated with these systems. If Citadel Broadcasting elects not to pursue such expansion, it anticipates that the total cost of replacing the non-compliant digital components in its current digital automation systems would be approximately $0.5 million and that the replacement would be completed by the end of June

1999. The cost of replacing non-compliant digital components at stations that may be acquired by Citadel Broadcasting cannot be quantified at this time.

     Citadel Broadcasting recently completed an expansion of its internet service provider division. All mission critical elements of such division are certified Year 2000 compliant by the software and hardware vendors. Citadel Broadcasting expects to conduct testing of such software and hardware during the first quarter of 1999. No material expansion is scheduled for this division prior to the year 2000.

     In addition to identification of these mission critical systems, Citadel Broadcasting has identified the top 10 advertisers on each of its current radio stations. Questionnaires were sent to each of these advertisers during the fourth quarter of 1998 asking them to update Citadel Broadcasting on the status of their Year 2000 compliance. Citadel Broadcasting intends to send such questionnaires to the top 10 advertisers on each of the radio stations it acquires. In addition, questionnaires are also being sent to various equipment vendors, banks and other lending institutions that provide substantial products and services to Citadel Broadcasting. Until the questionnaires are returned and reviewed, Citadel Broadcasting is unable to determine the effect of these third party risks on Citadel Broadcasting's operations. There can be no assurance that Citadel Broadcasting will be successful in finding alternative Year 2000 compliant advertisers, suppliers and service providers, if required.

     Citadel Broadcasting also intends to solicit information regarding its critical internal non-information technology systems such as telephones and HVAC prior to March 31, 1999. Any required remediation and testing of Citadel Broadcasting's non-information technology systems at its current stations is expected to be completed by June 1999. Citadel Broadcasting intends to promptly extend this inquiry to stations it acquires.

     Citadel Broadcasting is in the process of determining its contingency plans, which are expected to include the identification of Citadel Broadcasting's most reasonably likely worst-case scenarios. Preliminary contingency plans are expected to be completed during the first quarter of 1999 and comprehensive plans are expected to be completed by the second or third quarter of 1999. At this time, Citadel Broadcasting does not have sufficient information to assess the likelihood of such worst-case scenarios. Currently, Citadel Broadcasting believes that the most reasonably likely sources of risk to it include (1) disruptions in the supply of satellite delivered programs and (2) diminished demand for advertising time arising from Year 2000 problems both specific to Citadel Broadcasting's advertisers or more generally related to the potential for economic disruptions related to the Year 2000 issues.

     Based on its current assessment efforts, Citadel Broadcasting does not believe that Year 2000 issues related to its internal systems will have a material adverse effect on Citadel Broadcasting's financial condition or results of operations. However, as described above, the failure by third parties to be Year 2000 ready could have a material adverse effect on Citadel Broadcasting.

                                    BUSINESS
GENERAL

     Citadel Broadcasting is a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of the transactions described in the "The Pending Transactions" section, Citadel Broadcasting will own or operate 76 FM and 39 AM radio stations in 20 markets, including clusters of four or more stations in 15 markets, and will have the right to construct one additional FM station.

     Citadel Broadcasting's primary strategy is to secure and maintain a leadership position in the markets it serves and to expand into additional mid-sized markets where it believes a leadership position can be obtained. Upon entering a market, Citadel Broadcasting seeks to acquire stations which, when integrated with its existing operations, allow it to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings.

     Citadel Broadcasting believes that mid-sized markets represent attractive opportunities because, as compared to the 50 largest markets in the United States, they are generally characterized by:

      -- lower radio station purchase prices as a multiple of broadcast cash flow,

      -- fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television, and

      -- less direct format competition due to the smaller number of stations in any given market.

     Citadel Broadcasting believes that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost efficiencies. As a result, management seeks to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

     Citadel Broadcasting's portfolio of stations is diversified in terms of format, target demographics and geographic location. Because of the size of its portfolio and its individual radio station groups, Citadel Broadcasting believes it is not unduly reliant upon the performance of any single station. Citadel Broadcasting also believes that the diversity of its portfolio of radio stations helps insulate Citadel Broadcasting from downturns in specific markets and changes in format preferences.

CORPORATE HISTORY AND RECENTLY COMPLETED TRANSACTIONS

     Citadel Broadcasting was incorporated in Nevada in 1991, and in 1992 it acquired all of the radio stations then owned or operated by Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership and certain other radio stations. Lawrence R. Wilson, Chief Executive Officer of Citadel Broadcasting, was a co-founder and one of the two general partners of Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership. In 1993, Citadel Communications was incorporated and Citadel Broadcasting was reorganized as a wholly owned subsidiary of Citadel Communications. Citadel Communications currently owns all of the issued and outstanding common stock of Citadel Broadcasting. Citadel Broadcasting acquired ownership of additional radio stations in each of 1993, 1994, 1996, 1997, 1998 and 1999.

     Citadel License holds Citadel Broadcasting's radio broadcast licenses and does not conduct any independent business operations.

     In various transactions completed since January 1, 1997, Citadel Broadcasting has acquired ownership of, or the right to operate, in 17 markets an aggregate of 81 stations, the right to construct an additional station and certain related assets, including various Internet access service providers, for an aggregate purchase price of approximately $309.8 million, including amounts paid by Citadel Communications. Citadel Broadcasting has sold in three markets an aggregate of six stations for an aggregate sale price of approximately $3.0 million.

     On July 3, 1997, Citadel Broadcasting sold $101.0 million principal amount of its 10-1/4% notes and 1.0 million shares of its exchangeable preferred stock which, subject to various conditions, at the option of Citadel Broadcasting, are exchangeable into Citadel Broadcasting's 13-1/4% Subordinated Exchange Debentures due 2009.

     On July 7, 1998, Citadel Communications completed an initial public offering of 6,880,796 shares of its common stock, at $16.00 per share. Of such shares, Citadel Communications sold 6,250,000 shares and several stockholders of Citadel Communications sold 630,796 shares. On July 14, 1998, Citadel Communications sold 1,032,119 additional shares when the underwriters exercised their over-allotment option. The aggregate net proceeds to Citadel Communications were approximately $106.9 million, which were used to repay a portion of the outstanding indebtedness under the credit facility. Citadel Communications did not receive any of the proceeds from the sale of shares by the selling stockholders.

     On November 19, 1998, Citadel Broadcasting sold $115.0 million principal amount of the outstanding 9-1/4% notes in order to finance several acquisitions, repay indebtedness under the credit facility and provide cash for working capital purposes.

OPERATING STRATEGY

     In order to maximize its radio stations' appeal to advertisers, and thus its revenue and cash flow, Citadel Broadcasting has implemented the strategies described below. Citadel Broadcasting intends to continue to expand its existing strategies and to develop new methods to enhance revenue and reduce costs.

     Ownership of Strong Station Groups. Citadel Broadcasting seeks to secure and maintain a leadership position in the markets it serves by owning multiple stations in those markets. By strategically coordinating programming, promotional and selling strategies among a group of local stations, Citadel Broadcasting attempts to capture a wide range of demographic listener groups which appeal to advertisers. Citadel Broadcasting believes that the diversification of its programming formats and its collective inventory of available advertising time strengthen relationships with advertisers and increase Citadel Broadcasting's ability to maximize the value of its inventory. Citadel Broadcasting believes that having multiple stations in a market also enhances its ability to market the advantages of radio advertising versus other advertising media, such as newspapers and television, thus potentially increasing radio's share of the total advertising dollars spent in a given market.

     Citadel Broadcasting believes that its ability to leverage the existing programming and sales resources of its station groups enables it to enhance the growth potential of both new and underperforming stations while reducing the risks associated with undertaking means of improving station performance, including launching new formats. Citadel Broadcasting also believes that operating leading station groups allows it to attract and retain talented local management teams, on-air personalities and sales personnel, which it believes are essential to operating success. Furthermore, Citadel Broadcasting seeks to achieve substantial cost savings through the consolidation in each of its markets of facilities, management, sales and administrative, personnel and operating resources, such as on-air talent, programming and music research, and through the reduction of other redundant expenses.

     Aggressive Sales and Marketing. Citadel Broadcasting seeks to maximize its share of local advertising revenue in each of its markets through various sales and marketing initiatives. Citadel Broadcasting provides extensive training for its sales personnel through in-house sales and time management programs, and it retains various independent consultants who hold frequent seminars for, and are available for consultation with, its sales personnel. Citadel Broadcasting also emphasizes regular, informal exchanges of ideas among its management and sales personnel across its various markets. Because advertising time is perishable, Citadel Broadcasting seeks to maximize its revenue by utilizing sophisticated inventory management techniques that allow it to provide its sales personnel with frequent price adjustments based on regional and local market conditions. To further strengthen its relationship with advertisers, Citadel Broadcasting also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, the advertisers' business locations. Citadel Broadcasting believes that, prior to their acquisition by Citadel Broadcasting, many of its acquired stations had underperformed in sales, due primarily to undersized sales staffs responsible for selling inventory on multiple stations. Accordingly, Citadel Broadcasting has significantly expanded the sales forces of many of its acquired stations.

     Targeted Programming. To maintain or improve its position in each market, Citadel Broadcasting conducts extensive market research and competitive analyses in order to identify significant and sustainable target audiences. Citadel Broadcasting then tailors the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, Citadel Broadcasting attempts to build strong franchises by:

         -- creating distinct, highly visible profiles for its on-air personalities, particularly those broadcasting during morning drive time traditionally between 6:00 a.m. and 10:00 a.m.,

         -- formulating recognizable brand names for select stations such as the "Bull" and "Cat Country," and

         --  actively participating in community events and charities.

     Decentralized Operations. Citadel Broadcasting believes that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, Citadel Broadcasting decentralizes much of its operations to these levels. Each of Citadel Broadcasting's regional and local station groups is managed by a team of experienced broadcasters who understand the musical tastes, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets and a portion of their compensation is linked to meeting or surpassing their operating targets. Corporate management approves each station group's annual operating budget and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing corporate policies and serving as a resource to local management. Citadel

Broadcasting has implemented local sales reporting systems at each station to provide local and corporate management with daily sales information.

ACQUISITION STRATEGY

     In February 1996, as a result of the passage of the Telecommunications Act of 1996, radio broadcasting companies were permitted to increase their ownership of stations within a single market from four to a maximum of between five and eight stations, depending on market size. The Telecommunications Act of 1996 also eliminated the national ownership restriction that generally had limited companies to the ownership of no more than 40 stations (20 AM and 20 FM) throughout the United States.

     Citadel Broadcasting's acquisition strategy is focused on acquiring additional radio stations in both its existing markets and in new markets in which Citadel Broadcasting believes it can effectively use its operating strategies. Citadel Broadcasting anticipates that it will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, Citadel Broadcasting believes that less competition exists, particularly from the larger radio operators, in mid-sized markets. This affords Citadel Broadcasting relatively more attractive acquisition opportunities in these markets. There can be no assurance, however, that Citadel Broadcasting will be able to identify suitable and available acquisition opportunities or that it will be able to complete any such acquisition opportunities. Additional risks and uncertainties related to Citadel Broadcasting's acquisition strategy are discussed under "Risk Factors--Limitations on Acquisition Strategy" and "Risk Factors--Potential Difficulties in Completing Pending and Future Transactions Due to Antitrust Review."

     In evaluating acquisition opportunities in new markets, Citadel Broadcasting assesses its potential to build leading radio station groups in those markets over time. Citadel Broadcasting believes that the creation of strong station groups in local markets is essential to its operating success and generally will not consider entering a new market unless it believes it can acquire multiple stations in the market. Citadel Broadcasting also analyzes a number of additional factors which it believes are important to its success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, Citadel Broadcasting's ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

     Citadel Broadcasting believes that its acquisition strategy, if properly implemented, could have a number of benefits, including:

         -- diversified revenue and broadcast cash flow across a greater number of stations and markets,

         -- improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses,

         --  broadened range of advertising packages to offer advertisers,

         --  improved leverage in various key vendor negotiations,

         --  enhanced appeal to top industry management talent, and

         -- increased overall scale which should facilitate Citadel Broadcasting's capital raising activities.

RADIO INDUSTRY OVERVIEW

     Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. From 1987 to 1996, local advertising revenue as a percentage of total radio advertising revenue has ranged from approximately 74% to 78%, as reported in Veronis Suhler Industry Forecasts (11th ed.). The growth in total radio advertising revenue tends to be fairly stable. Total radio advertising revenue in 1997 of $13.6 billion represented a 9.7% increase over 1996, as reported by the Radio Advertising Bureau.

     Radio is considered to be an efficient means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/talk. A station's format and style of presentation enable it to target particular demographic and psychographic groups. By capturing a specific listening audience share of a market's radio audience, with particular concentration in a targeted demographic group, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as The Arbitron Company, to estimate how many people within particular geographical markets and demographic groups listen to specific stations.

     Stations determine the number of advertisements broadcast hourly that will maximize available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

STATION PORTFOLIO

     If all of the pending transactions described in "The Pending Transactions" section are completed, Citadel Broadcasting will own 75 FM and 39 AM radio stations in 20 mid-sized markets, operate one additional FM radio station in Reno pursuant to a local marketing agreement and have the right to construct one additional FM radio station in Little Rock. The following table sets forth information about stations owned or operated by Citadel Broadcasting after giving effect to its pending transactions. The year acquired shown in the table below includes acquisitions made by Citadel Broadcasting's predecessors, Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership. See "--Corporate History and Recently Completed Transactions."

     As you review the information in the following table, you should note the following:

         -- The symbol "*" indicates a station which is the subject of one of Citadel Broadcasting's pending transactions. The completion of each of the pending transactions is subject to conditions to closing. Although Citadel Broadcasting believes these conditions are customary for transactions of this type and will be satisfied, there can be no assurance that such closing conditions will be satisfied. See "The Pending Transactions,"

         -- The letter "t" in the Station Rank in Primary Demographic Target column in the table denotes that a station tied with one or more other radio stations,

         --  The letters "NA" denotes that information is not available,

         -- A dash in either the Station Rank in Primary Demographic Target or Radio Group Market Revenue Share columns in the table denotes that information is not meaningful,

         -- The letter "A" designates adults, the letter "W" designates women, the letter "M" designates men and the letter "C" designates children. The numbers following each letter designate the range of ages included within the demographic group,

         -- Combined stations are simulcast. Rank and audience share information is given on a combined basis,

         -- The generally accepted method of measuring the relative size of a radio station's audience is by reference to total persons, within specific demographic groups, Monday--Sunday, 6:00 a.m.--12:00 midnight average quarter hour shares, as published by The Arbitron Company. Arbitron periodically samples radio listeners in defined market areas, principally through the use of diaries returned by selected listeners. A station's average quarter hour share is a percentage computed by dividing the average number of persons listening to a particular station for at least five minutes during an average quarter hour in a given time period by the average number of such persons for all stations in the market area. Station Rank in Primary Demographic Target in the table is the ranking of a station among all stations in its target demographic group based upon the station's average quarter hour shares. Arbitron compiles ratings data for various demographic groups. All information concerning ratings and audience listening information used in this prospectus is given in accordance with the method described above and derived from the Arbitron Reports,

         -- Radio Group Market Revenue Share in the table was derived for each radio group by summing the market share of revenue of each station included within the group. Radio Group Rank in Market Revenue in the table is the ranking, by radio group market revenue, of each of Citadel Broadcasting's radio groups in its market among all other radio groups in that market,

         -- Pending their acquisition by Citadel Broadcasting, Citadel Broadcasting operates WKQV-FM and WKQV-AM in Wilkes-Barre/Scranton under a local marketing agreement and a joint sales agreement, respectively, WHYL-AM and WHYL-FM in Harrisburg/Carlisle under a local marketing agreement, KEYF-AM and KEYF-FM in Spokane and KSPZ-FM, KVOR-AM and KTWK-AM in Colorado Springs under a joint sales agreement. See "The Pending Transactions,"

         -- Citadel Broadcasting operates KXXL-FM in Reno under a local marketing agreement,

         -- Two of the stations listed as Little Rock stations serve the surrounding communities outside of Little Rock, and

         -- The abbreviation "LMA" in the Years Acquired/LMA column means local marketing agreement and the abbreviation "JSA" means joint sales agreement.

         -- KATM-FM, KHKK-FM/KDJK-FM and KHOP-FM, which are listed under Modesto, California, also broadcast in the adjacent Stockton, California market where, in the Spring 1998 Arbitron Report, they ranked 1, 2 and 2 in their primary demographic targets, respectively.

                                                                                                          STATION
                                                                                               STATION    AUDIENCE
                                                                                               RANK IN    SHARE IN     RADIO
                                                                                   PRIMARY     PRIMARY    PRIMARY      GROUP
                         METROPOLITAN           STATION                             DEMO-       DEMO-      DEMO-      MARKET
     RADIO GROUP/        STATISTICAL          PROGRAMMING             YEAR         GRAPHIC     GRAPHIC    GRAPHIC     REVENUE
 STATION CALL LETTERS     AREA RANK             FORMAT            ACQUIRED/LMA     TARGET      TARGET      TARGET      SHARE
-----------------------  ------------   -----------------------  --------------   ---------   ---------   --------   ---------
PROVIDENCE, RI.........     31                                                                                         33.7%
 Owned
 WPRO-AM...............                 News/Talk                     1997         A 25-54       11          2.9%
 WPRO-FM...............                 Contemporary Hits             1997         A 18-49        2          9.4
 WWLI-FM...............                 Adult Contemporary            1997         W 25-54        2          9.9
 WSKO-AM...............                 Sports                        1997         M 25-54       15          1.6
 WXEX-FM...............                 Rock                          1997         M 18-34        5t         6.1
 WHKK-FM...............                 Rock Oldies                1997/1997       A 25-54        9          3.2
SALT LAKE CITY, UT.....     35                                                                                         18.1%
 Owned
 KUBL-FM...............                 Country                       1988         A 25-54        4t         5.4%
 KCNR-AM...............                 Children's                    1988         C  4-11       --           --
 KFNZ-AM...............                 Sports                     1997/1992       M 25-54        1         10.1
 KBEE-FM...............                 Adult Contemporary         1997/1992       W 18-49        5          6.0
 KBER-FM...............                 Album Oriented Rock        1997/1996       A 18-34        2          7.0
 KENZ-FM...............                 Rock Alternative         1997/1996(JSA)    A 18-34        1          8.0
WILKES-BARRE/ SCRANTON,
 PA....................     63                                                                                         29.0%
 Owned
 WMGS-FM...............                 Adult Contemporary            1997         W 25-54        2         15.2%
 WARM-AM...............                 News/Talk                     1997         A 35-64       13t         1.4
 WZMT-FM...............                 Album Oriented Rock           1997         M 18-34        3          8.0
 WAZL-AM...............                 Nostalgia                     1997         A 35-64       33t         0.4
 WEMR-FM...............                 Contemporary Hits          1998/1997       W 18-34       --           --
 WCTP-FM/ WCTD-FM......                 Country                    1998/1997       A 35-64        6          3.4
 WCDL-AM...............                 Country                    1998/1997       A 35-64       --           --
 WBHT-FM...............                 Country                    1999/1997       A 35-64       10          2.3
 WEMR-AM...............                 Simulcast with WBHT-FM     1998/1997       A 35-64       --           --
 *WKQV-AM..............                 Sports                   pending/1997(JSA) M 25-54       --           --
 *WKQV-FM..............                 Simulcast with WZMT-FM    pending/1997     M 18-34        6          5.1
ALLENTOWN/ BETHLEHEM,
 PA....................     66                                                                                         26.5%
 Owned
 WCTO-FM...............                 Country                       1997         A 25-54        2         13.5%
 WLEV-FM...............                 Adult Contemporary         1997/1997       W 25-54        3         11.7
ALBUQUERQUE, NM........     70                                                                                         55.9%
 Owned
 KKOB-AM...............                 News/Talk                     1994         A 25-54        6          5.8%
 KKOB-FM...............                 Adult Contemporary            1994         W 25-54        2          8.6
 KMGA-FM...............                 Adult Contemporary            1994         W 25-54        4t         5.5
 KHTL-AM...............                 News/Talk                     1994         A 35-64       25t         0.7
 KTBL-FM...............                 Country                  1996/1995(JSA)    A 25-54        7          5.0
 KHFM-FM...............                 Classical                     1996         A 25-54       12t         3.3
 KNML-AM...............                 Sports                        1996         M 25-54       18t         1.8
 KRST-FM...............                 Country                    1996/1996       A 25-54        1         10.6
HARRISBURG/ CARLISLE,
 PA....................     73                                                                                         17.8%
 Owned
 WRKZ-FM...............                 Country                       1997         A 25-54        7          5.3%
 *WHYL-FM..............                 Simulcast with WRKZ-FM    pending/1998     A 25-54       14          1.7
 *WHYL-AM..............                 Nostalgia                 pending/1998     A 35-64       12          2.0


                           RADIO
                           GROUP
                          RANK IN
     RADIO GROUP/          MARKET
 STATION CALL LETTERS     REVENUE
-----------------------  ----------
PROVIDENCE, RI.........    1
 Owned
 WPRO-AM...............
 WPRO-FM...............
 WWLI-FM...............
 WSKO-AM...............
 WXEX-FM...............
 WHKK-FM...............
SALT LAKE CITY, UT.....    3
 Owned
 KUBL-FM...............
 KCNR-AM...............
 KFNZ-AM...............
 KBEE-FM...............
 KBER-FM...............
 KENZ-FM...............
WILKES-BARRE/ SCRANTON,
 PA....................    2
 Owned
 WMGS-FM...............
 WARM-AM...............
 WZMT-FM...............
 WAZL-AM...............
 WEMR-FM...............
 WCTP-FM/ WCTD-FM......
 WCDL-AM...............
 WBHT-FM...............
 WEMR-AM...............
 *WKQV-AM..............
 *WKQV-FM..............
ALLENTOWN/ BETHLEHEM,
 PA....................    2
 Owned
 WCTO-FM...............
 WLEV-FM...............
ALBUQUERQUE, NM........    1
 Owned
 KKOB-AM...............
 KKOB-FM...............
 KMGA-FM...............
 KHTL-AM...............
 KTBL-FM...............
 KHFM-FM...............
 KNML-AM...............
 KRST-FM...............
HARRISBURG/ CARLISLE,
 PA....................    3
 Owned
 WRKZ-FM...............
 *WHYL-FM..............
 *WHYL-AM..............

                                                                                                          STATION
                                                                                               STATION    AUDIENCE
                                                                                               RANK IN    SHARE IN     RADIO
                                                                                   PRIMARY     PRIMARY    PRIMARY      GROUP
                         METROPOLITAN           STATION                             DEMO-       DEMO-      DEMO-      MARKET
     RADIO GROUP/        STATISTICAL          PROGRAMMING             YEAR         GRAPHIC     GRAPHIC    GRAPHIC     REVENUE
 STATION CALL LETTERS     AREA RANK             FORMAT            ACQUIRED/LMA     TARGET      TARGET      TARGET      SHARE
-----------------------  ------------   -----------------------  --------------   ---------   ---------   --------   ---------
BATON ROUGE, LA........     81                                                                                         27.4%
 Owned
 *KQXL-FM..............                 Urban Adult                 pending        A 25-54        4          6.3%
                                        Contemporary
 *WXOK-AM..............                 Gospel                      pending        A 35-64        3          6.9
 *WEMX-FM..............                 Urban                       pending        A 18-34        1t        10.1
 *WKJN-FM..............                 Country                     pending        A 25-54       12          3.1
 *WIBR-AM..............                 Sports                      pending        M 25-54       11t         2.4
LITTLE ROCK, AR........     82                                                                                         40.3%
 Owned
 KARN-AM/KARN-FM/
   KKRN-FM.............                 News/Talk/Sports           1997/1997       A 25-54        8          4.9%
 KIPR-FM...............                 Urban                      1997/1997       A 18-49        5          7.4
 KOKY-FM...............                 Urban Adult                1997/1997       A 25-54       11t         3.9
                                        Contemporary
 KLAL-FM...............                 Modern Adult                  1997         A 18-49        6          6.9
                                        Contemporary
 KAFN-FM...............                 Not yet operational           1997              NA       NA           NA
 KLIH-AM...............                 Gospel                        1997         A 25-54       19t         0.8
 KURB-FM...............                 Adult Contemporary            1997         A 25-54        4          7.5
 KVLO-FM...............                 Soft Adult Contemporary       1997         W 25-54        4t         7.4
 KAAY-AM...............                 Religious                     1998         A 25-54       22t         0.5
SPOKANE, WA............     86                                                                                         35.1%
 Owned
 KGA-AM................                 News/Talk                     1992         A 25-54        9          4.7%
 KDRK-FM...............                 Country                       1992         A 25-54        3t         8.8
 KAEP-FM...............                 Rock Alternative              1993         A 18-34        3         10.5
 KJRB-AM...............                 Talk/Sports                1993/1993       A 35-64       14t         1.6
 *KEYF-AM/FM...........                 Oldies                   pending/1996(JSA) A 25-54        5          7.2
 *KNJY-FM..............                 Rock                        pending        M 18-34       2t         11.5%
COLORADO SPRINGS, CO...     93                                                                                         44.3%
 Owned
 KKFM-FM...............                 Classic Rock                  1986         M 25-54        1         14.1%
 KKMG-FM...............                 Contemporary Hits          1994/1990       W 18-34        1         19.8
 *KSPZ-FM..............                 Oldies                   pending/1996(JSA) A 25-54        3t         7.8
 *KVOR-AM..............                 News/Talk                pending/1996(JSA) A 35-64        5          6.4
 *KTWK-AM..............                 Nostalgia                pending/1996(JSA) A 35-64       15          1.3
CHARLESTON, SC.........     96                                                                                         47.8%
 Owned
 *WSSX-FM..............                 Hot Adult Contemporary      pending        A 25-54        8          5.9%
 *WWWZ-FM..............                 Urban                       pending        A 18-34        1         15.8
 *WMGL-FM..............                 Urban Adult                 pending        A 25-54        3t         7.2
                                        Contemporary
 *WSUY-FM..............                 Soft Adult Contemporary     pending        W 25-54        1         11.9
 *WNKT-FM..............                 Country                     pending        A 25-54       14          2.1
 *WTMA-AM..............                 News/Talk                   pending        A 25-54       13          2.4
 *WTMZ-AM..............                 News                        pending        A 25-54       22t         0.3
 *WXTC-AM..............                 Urban Gospel                pending        A 25-54        5t         7.0
LAFAYETTE, LA..........     97                                                                                         14.2%
 Owned
 *KFXZ-FM..............                 Gospel                      pending        A 35-64       18          2.0%
 *KNEK-FM..............                 Urban Adult                 pending        A 25-54        9          3.8
                                        Contemporary
 *KNEK-AM..............                 Urban Adult                 pending        A 25-54       --           --
                                        Contemporary
 *KRRQ-FM..............                 Urban                       pending        A 18-34        1         12.4
YORK, PA...............    102                                                                                         10.2%
 Owned
 WQXA-FM...............                 Rock                          1997         M 18-34        1         24.0%
 WQXA-AM...............                 Nostalgia                     1997         A 35-64       22t         0.9
MODESTO, CA............    120                                                                                         52.4%
 Owned
 KATM-FM...............                 Country                       1992         A 25-54        1         12.9%
 KANM-AM...............                 Sports                        1992         M 25-54       --           --
 KHKK-FM/KDJK-FM.......                 Rock Oldies              1993/1993(KHKK)   A 25-54        2          9.8
 KHOP-FM...............                 Album Oriented Rock           1996         A 18-34        2         11.0
SAGINAW/ BAY CITY,
 MI....................    123                                                                                         41.7%
 Owned
 WKQZ-FM...............                 Rock                          1999         M 18-49        1         20.9%
 WMJK-FM/ WMJA-FM......                 Classic Rock                  1999         M 25-54        4t         7.9
 WIOG-FM...............                 Hot Adult Contemporary        1999         A 25-54        1t        12.0
 WGER-FM...............                 Soft Adult Contemporary       1999         W 25-54        5          8.6
 WSGW-AM...............                 News/Talk                     1999         A 25-54        8          4.7


                           RADIO
                           GROUP
                          RANK IN
     RADIO GROUP/          MARKET
 STATION CALL LETTERS     REVENUE
-----------------------  ----------
BATON ROUGE, LA........    2
 Owned
 *KQXL-FM..............
 *WXOK-AM..............
 *WEMX-FM..............
 *WKJN-FM..............
 *WIBR-AM..............
LITTLE ROCK, AR........    2
 Owned
 KARN-AM/KARN-FM/
   KKRN-FM.............
 KIPR-FM...............
 KOKY-FM...............
 KLAL-FM...............
 KAFN-FM...............
 KLIH-AM...............
 KURB-FM...............
 KVLO-FM...............
 KAAY-AM...............
SPOKANE, WA............    2
 Owned
 KGA-AM................
 KDRK-FM...............
 KAEP-FM...............
 KJRB-AM...............
 *KEYF-AM/FM...........
 *KNJY-FM..............
COLORADO SPRINGS, CO...    1
 Owned
 KKFM-FM...............
 KKMG-FM...............
 *KSPZ-FM..............
 *KVOR-AM..............
 *KTWK-AM..............
CHARLESTON, SC.........    1
 Owned
 *WSSX-FM..............
 *WWWZ-FM..............
 *WMGL-FM..............
 *WSUY-FM..............
 *WNKT-FM..............
 *WTMA-AM..............
 *WTMZ-AM..............
 *WXTC-AM..............
LAFAYETTE, LA..........    4
 Owned
 *KFXZ-FM..............
 *KNEK-FM..............
 *KNEK-AM..............
 *KRRQ-FM..............
YORK, PA...............    4
 Owned
 WQXA-FM...............
 WQXA-AM...............
MODESTO, CA............    1
 Owned
 KATM-FM...............
 KANM-AM...............
 KHKK-FM/KDJK-FM.......
 KHOP-FM...............
SAGINAW/ BAY CITY,
 MI....................    1
 Owned
 WKQZ-FM...............
 WMJK-FM/ WMJA-FM......
 WIOG-FM...............
 WGER-FM...............
 WSGW-AM...............

                                                                                                          STATION
                                                                                               STATION    AUDIENCE
                                                                                               RANK IN    SHARE IN     RADIO
                                                                                   PRIMARY     PRIMARY    PRIMARY      GROUP
                         METROPOLITAN           STATION                             DEMO-       DEMO-      DEMO-      MARKET
     RADIO GROUP/        STATISTICAL          PROGRAMMING             YEAR         GRAPHIC     GRAPHIC    GRAPHIC     REVENUE
 STATION CALL LETTERS     AREA RANK             FORMAT            ACQUIRED/LMA     TARGET      TARGET      TARGET      SHARE
-----------------------  ------------   -----------------------  --------------   ---------   ---------   --------   ---------
BOISE, ID..............    125                                                                                         42.0%
 Owned
 KIZN-FM...............                 Country                    1998/1997       A 25-54        5t         6.5%
 KZMG-FM...............                 Contemporary Hits          1998/1997       W 18-34        1         22.1
 KKGL-FM...............                 Classic Rock               1998/1997       M 25-54       15t         2.1
 KQFC-FM...............                 Country                    1998/1997       A 25-54        3          8.0
 KBOI-AM...............                 News/Talk                  1998/1997       A 35-64        5          6.7
RENO, NV...............    129                                                                                         36.3%
 Owned
 KBUL-FM...............                 Country                       1992         A 25-54        1         12.2%
 KKOH-AM...............                 News/Talk                     1992         A 25-54        6          6.7
 KNEV-FM...............                 Adult Contemporary         1993/1993       W 18-49        1t        12.1
 KNHK-FM...............                 Rock Oldies                1997/1997       A 25-54        7          6.4
 Operated
 KXXL-FM...............                 Country                    1998(LMA)       A 25-54       --           --
BINGHAMTON, NY.........    164                                                                                         63.0%
 Owned
 *WHWK-FM..............                 Country                     pending        A 25-54        3         13.1%
 *WYOS-FM..............                 Oldies                      pending        A 25-54        6          5.7
 *WAAL-FM..............                 Album Oriented Rock         pending        M 25-54        1         17.2
 *WNBF-AM..............                 News/Talk                   pending        A 25-54        8          4.5
 *WKOP-AM..............                 Nostalgia                   pending        A 35-64        9t         2.0
MUNCIE, IN.............     NA                                                                                           NA
 Owned
 *WMDH-FM..............                 Country                     pending        A 25-54       NA           NA
 *WMDH-AM..............                 News/Talk                   pending        A 25-54       NA           NA
KOKOMO, IN.............     NA                                                                                           NA
 Owned
 *WWKI-FM..............                 Country                     pending        A 25-54       NA           NA


                           RADIO
                           GROUP
                          RANK IN
     RADIO GROUP/          MARKET
 STATION CALL LETTERS     REVENUE
-----------------------  ----------
BOISE, ID..............    2
 Owned
 KIZN-FM...............
 KZMG-FM...............
 KKGL-FM...............
 KQFC-FM...............
 KBOI-AM...............
RENO, NV...............    1
 Owned
 KBUL-FM...............
 KKOH-AM...............
 KNEV-FM...............
 KNHK-FM...............
 Operated
 KXXL-FM...............
BINGHAMTON, NY.........    1
 Owned
 *WHWK-FM..............
 *WYOS-FM..............
 *WAAL-FM..............
 *WNBF-AM..............
 *WKOP-AM..............
MUNCIE, IN.............    NA
 Owned
 *WMDH-FM..............
 *WMDH-AM..............
KOKOMO, IN.............    NA
 Owned
 *WWKI-FM..............

     The following is a description of the markets served by Citadel Broadcasting's radio stations and those stations which Citadel Broadcasting has entered into definitive agreements or a letter of intent to acquire. The description gives effect to the pending radio station sales described in the "Pending Transactions" section.

     Providence, Rhode Island. Citadel Broadcasting owns four FM and two AM radio stations in Providence. Providence has a metropolitan statistical area rank of 31, and had market revenue of approximately $39.5 million in 1997, an approximate 2.1% increase over 1996. There are 37 stations in the Providence market, including ten viable FM and three viable AM stations. The six stations owned by Citadel Broadcasting rank first in the market in terms of their combined gross revenue, with approximately 33.7% of the market revenue in 1997.

     Salt Lake City, Utah. Citadel Broadcasting owns four FM and two AM radio stations in Salt Lake City. Salt Lake City has a metropolitan statistical area rank of 35, and had market revenue of approximately $62.4 million in 1997, an approximate 8.1% increase over 1996. There are 43 stations in the Salt Lake City market, including 16 viable FM and four viable AM stations. The six stations owned by Citadel Broadcasting rank third in the market in terms of their combined gross revenue, with approximately 18.1% of the market revenue in 1997.

     Wilkes-Barre/Scranton, Pennsylvania. Citadel Broadcasting owns six FM and four AM radio stations and operates one FM radio station and one AM radio station under a local marketing agreement and a joint sales agreement, respectively, in Wilkes-Barre/Scranton. Citadel Broadcasting has exercised its options to purchase the one FM radio station and the one AM radio station it currently operates. See "The Pending Transactions." Wilkes-Barre/

Scranton has a metropolitan statistical area rank of 63, and had market revenue of approximately $25.6 million in 1997, an approximate 8.0% increase over 1996. There are 40 stations in the Wilkes-Barre/Scranton market, including ten viable FM and four viable AM stations. The ten stations owned by Citadel Broadcasting together with the two stations it has entered into agreements to acquire rank second in the market in terms of their combined gross revenue, with approximately 29.0% of market revenue in 1997.

     Allentown/Bethlehem, Pennsylvania. Citadel Broadcasting owns two FM radio stations in Allentown/Bethlehem. Allentown/Bethlehem has a metropolitan statistical area rank of 66, and had market revenue of approximately $24.3 million in 1997, an approximate 7.5% increase over 1996. There are 19 stations in the Allentown market, including six viable FM and three viable AM stations. The two stations owned by Citadel Broadcasting rank second in the market in terms of their combined gross revenue, with approximately 26.5% of market revenue in 1997.

     Albuquerque, New Mexico. Citadel Broadcasting owns five FM and three AM radio stations in Albuquerque. Albuquerque has a metropolitan statistical area rank of 70, and had market revenue of approximately $34.6 million in 1997, an approximate 5.8% increase over 1996. There are 37 stations in the Albuquerque market, including 17 viable FM and three viable AM stations. The eight stations owned by Citadel Broadcasting rank first in the market in terms of their combined gross revenue, with approximately 55.9% of the market revenue in 1997.

     Harrisburg/Carlisle, Pennsylvania and York, Pennsylvania. Citadel Broadcasting owns one FM radio station in Harrisburg and one FM radio station and one AM radio station in York and has entered into an agreement to purchase one FM radio station and one AM radio station in Carlisle which stations it currently operates under a local marketing agreement. See "The Pending Transactions." Harrisburg/Carlisle and York are adjacent markets with numerous overlapping radio signals. Citadel Broadcasting expects to continue operating these stations as a single station group.

     Harrisburg/Carlisle has a metropolitan statistical area rank of 73, and had market revenue of approximately $24.4 million in 1997, an approximate 0.4% decrease from 1996. There are 23 stations in the Harrisburg/Carlisle market, including eight viable FM and three viable AM stations. The station owned by Citadel Broadcasting together with the two stations it has entered into an agreement to acquire rank third in the market in terms of gross revenue, with approximately 17.8% of the market revenue in 1997.

     York has a metropolitan statistical area rank of 102, and had market revenue of approximately $16.6 million in 1997, an approximate 7.8% increase over 1996. There are 16 stations in the York market, including seven viable FM stations and one viable AM station. The two stations owned by Citadel Broadcasting rank fourth in the market in terms of their combined gross revenue, with approximately 10.2% of the market revenue in 1997.

     Baton Rouge, Louisiana. Citadel Broadcasting has entered into an agreement to purchase three FM and two AM radio stations in Baton Rouge. Baton Rouge has a metropolitan statistical area rank of 81, and had market revenue of approximately $22.6 million in 1997, an approximate 7.1% increase over 1996. There are 21 stations in the Baton Rouge market, including nine viable FM and two viable AM stations. The five stations to be acquired by Citadel Broadcasting rank second in the market in terms of their combined gross revenue, with approximately 27.4% of the market revenue in 1997. See "The Pending Transactions."

     Little Rock, Arkansas. Citadel Broadcasting owns seven FM and three AM radio stations and has the right to construct and operate one additional FM radio station in Little Rock. Little Rock has a metropolitan statistical area rank of 82, and had market revenue of approximately $21.1 million in 1997, an approximate 7.1% increase over 1996. There are 33 stations in the Little Rock market, including 13 viable FM stations and one viable AM station. The ten operating stations owned by Citadel Broadcasting rank second in the market in terms of their combined gross revenue, with approximately 40.3% of market revenue in 1997.

     Citadel Broadcasting also owns the Arkansas Radio Network, which was established in 1968 and is a state-wide news network with affiliates in nearly every county in Arkansas. The Arkansas Radio Network feeds hourly newscasts in addition to agricultural programs, market reports, weather and special events.

     Spokane, Washington. Citadel Broadcasting owns two FM and two AM radio stations in Spokane and has entered into agreements to acquire two FM radio stations and one AM radio station in this market. See "The Pending Transactions." Citadel Broadcasting currently operates under a joint sales agreement two of the stations it has entered into an agreement to acquire. Spokane has a metropolitan statistical area rank of 86, and had market revenue of approximately $16.5 million in 1997, an approximate 7.8% increase over 1996. There are 28 stations in the Spokane market, including 12 viable FM and four viable AM stations. The four stations owned by Citadel Broadcasting together with the three stations it has entered into agreements to acquire rank second in the market in terms of their combined gross revenue, with approximately 32.1% of the market revenue in 1997.

     Colorado Springs, Colorado. Citadel Broadcasting owns two FM radio stations in Colorado Springs and has entered into an agreement to acquire one FM radio station and two AM radio stations in this market. See "The Pending Transactions." Citadel Broadcasting currently operates under a joint sales agreement the three stations it has entered into an agreement to acquire. Colorado Springs has a metropolitan statistical area rank of 93, and had market revenue of approximately $15.4 million in 1997, an approximate 6.9% increase over 1996. There are 21 stations in the Colorado Springs market, including 11 viable FM and two viable AM stations. The two stations owned by Citadel Broadcasting together with the three stations it has entered into an agreement to acquire rank first in the market in terms of their combined gross revenue, with approximately 44.3% of the market revenue in 1997.

     Charleston, South Carolina. Citadel Broadcasting has entered into an agreement to purchase five FM and three AM radio stations in Charleston. Charleston has a metropolitan statistical area rank of 96 and had market revenue of approximately $18.0 million in 1997, an approximate 5.9% increase over 1996. There are 27 stations in the Charleston Market, including 12 viable FM stations and one viable AM station. The eight stations to be acquired by Citadel Broadcasting rank first in the market in terms of their combined gross revenue, with approximately 47.8% of the market revenue in 1997. See "The Pending Transactions."

     Lafayette, Louisiana. Citadel Broadcasting has entered into an agreement to purchase three FM radio stations and one AM radio station in Lafayette. Lafayette has a metropolitan statistical area rank of 97, and had market revenue of approximately $11.5 million in 1997, an approximate 7.5% increase over 1996. There are 33 stations in the Lafayette market, including 12 viable FM stations and one viable AM station. The four stations to be acquired by Citadel Broadcasting rank fourth in the market in terms of their combined gross revenue, with approximately 14.2% of the market revenue in 1997. See "The Pending Transactions."

     Modesto, California. Citadel Broadcasting owns four FM radio stations and one AM radio station in Modesto. Modesto has a metropolitan statistical area rank of 120, and had market revenue of approximately $16.6 million in 1997, an approximate 6.4% increase over 1996. There are 22 stations in the Modesto market, including nine viable FM and two viable AM stations. The five stations owned by Citadel Broadcasting rank first in the market in terms of their combined gross revenue, with approximately 52.4% of the market revenue in 1997.

     Saginaw/Bay City, Michigan. Citadel Broadcasting owns five FM radio stations and one AM radio station in Saginaw/Bay City. Saginaw/Bay City has a metropolitan statistical area rank of 123, and had market revenue of approximately $18.7 million in 1997, an approximate 1.6% increase over 1996. There are 20 stations in the Saginaw/Bay City market, including ten viable FM and three viable AM stations. The six stations owned by Citadel Broadcasting rank first in the market in terms of their combined gross revenue, with approximately 41.7% of the market revenue in 1997.

     Boise, Idaho. Citadel Broadcasting owns four FM radio stations and one AM radio station in Boise. Boise has a metropolitan statistical area rank of 125, and had market revenue of approximately $15.7 million in 1997, an approximate 5.4% increase over 1996. There are 26 stations in the Boise market, including 11 viable FM and three viable AM stations. The five stations owned by Citadel Broadcasting rank second in the market in terms of their combined gross revenue, with approximately 42.0% of market revenue in 1997.

     Reno, Nevada. Citadel Broadcasting owns three FM radio stations and one AM radio station in Reno. Citadel Broadcasting also operates an additional FM radio station in Reno under a local marketing agreement. Reno has a metropolitan statistical area rank of 129, and had market revenue of approximately $15.1 million in 1997, an approximate 3.4% increase over 1996. There are 25 stations in the Reno market, including 13 viable FM and two viable AM stations. The four stations owned by Citadel Broadcasting together with the station it operates rank first in the market in terms of their combined gross revenue, with approximately 36.3% of the market revenue in 1997.

     Binghamton, New York. Citadel Broadcasting has entered into an agreement to purchase three FM and two AM radio stations in Binghamton. Binghamton has a metropolitan statistical area rank of 164, and had market revenue of approximately $8.8 million in 1997, an approximate increase of 4.8% over 1996. There are 16 stations in the Binghamton market, including seven viable FM stations and three viable AM stations. The five stations to be acquired by Citadel Broadcasting rank first in the market in terms of their combined gross revenue, with approximately 63.0% of the market revenue in 1997. See "The Pending Transactions."

     Muncie, Indiana. Citadel Broadcasting has entered into an agreement to purchase one FM and one AM radio station in Muncie. Metropolitan statistical area rank, market revenue, the number of stations and viable station data are not available for the Muncie market. See "The Pending Transactions."

     Kokomo, Indiana. Citadel Broadcasting has entered into an agreement to purchase one FM radio station in Kokomo. Metropolitan statistical area rank, market revenue, the number of stations and viable station data are not available for the Kokomo market. See "The Pending Transactions."

ADVERTISING SALES

     Virtually all of Citadel Broadcasting's revenue is generated from the sale of local, regional and national advertising for broadcast on its radio stations. In 1997, approximately 84.7% of Citadel Broadcasting's net broadcasting revenue was generated from the sale of local and regional advertising. Additional broadcasting revenue is generated from the sale of national advertising, network compensation payments and other miscellaneous transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General." The major categories of Citadel Broadcasting's advertisers include telephone companies, restaurants, fast food, automotive and grocery. Each station's local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency. Citadel Broadcasting pays a higher commission rate to the sales staff for generating direct sales because Citadel Broadcasting believes that through direct advertiser relationships it can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. Citadel Broadcasting employs personnel in each of its markets to produce commercials for the advertisers. National sales are made by a firm specializing in radio advertising sales on the national level in exchange for a commission from Citadel Broadcasting that is based on Citadel Broadcasting's gross revenue from the advertising obtained. Regional sales, which Citadel Broadcasting defines as sales in regions surrounding Citadel Broadcasting's markets to companies that advertise in Citadel Broadcasting's markets, are generally made by Citadel Broadcasting's local sales staff.

     Depending on the programming format of a particular station, Citadel Broadcasting estimates the optimum number of advertisements available for sale. The number of advertisements that can be broadcast without jeopardizing listening levels, and the resulting ratings, is limited in part by the format of a particular station. Citadel Broadcasting's stations strive to maximize revenue by managing their on-air inventory of advertising time and adjusting prices based on local market conditions and on Citadel Broadcasting's ability, through its marketing efforts, to provide advertisers with an effective means of reaching a targeted demographic group. Each of Citadel Broadcasting's stations has a general target level of on-air inventory that it makes available for advertising. This target level of inventory for sale may be different at different times of the day but tends to remain stable over time. Much of Citadel Broadcasting's selling activity is based on demand for its radio stations' on-air inventory and, in general, Citadel Broadcasting responds to this demand by varying prices rather than by varying its target inventory level for a particular station. Therefore, most changes in revenue are explained by demand-driven pricing changes rather than by changes in the available inventory.

     Citadel Broadcasting believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on:

         -- a station's share of audiences in the demographic groups targeted by advertisers, as measured by ratings surveys estimating the number of listeners tuned to the station at various times,

         -- the number of stations in the market competing for the same demographic groups,

         --  the supply of and demand for radio advertising time, and

         --  certain qualitative factors.

Rates are generally highest during morning and afternoon commuting hours.

     A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by Citadel Broadcasting to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is The Arbitron Company, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are Citadel Broadcasting's primary source of ratings data.

COMPETITION

     The radio broadcasting industry is highly competitive. The success of each of Citadel Broadcasting's stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. Citadel Broadcasting's audience ratings and advertising revenue are subject to change, and any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue of Citadel Broadcasting's radio stations located in that market. There can be no assurance that any one of Citadel Broadcasting's radio stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     Citadel Broadcasting's stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of its markets, Citadel Broadcasting is able to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Another station's decision to convert to a format similar to that of one of Citadel Broadcasting's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow for Citadel Broadcasting.

     Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. Citadel Broadcasting attempts to improve its competitive position in each market by extensively researching its stations' programming, by implementing advertising campaigns aimed at the demographic groups for which its stations program and by managing its sales efforts to attract a larger share of advertising dollars. However, Citadel Broadcasting competes with some organizations that have greater financial resources than Citadel Broadcasting.

     Recent changes in FCC policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as local marketing agreements or joint sales agreements may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services. Although Citadel Broadcasting currently operates multiple stations in each of its markets and intends to pursue the creation of additional multiple station groups, Citadel Broadcasting's competitors in certain markets include operators of multiple stations or operators who already have entered into local marketing agreements or joint sales agreements Citadel Broadcasting also competes with other radio station groups to purchase additional stations. Some of these groups are owned or operated by companies that have substantially greater financial and other resources than Citadel Broadcasting.

     Although the radio broadcasting industry is highly competitive, some barriers to entry exist. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecommunications Act of 1996. For a discussion of FCC regulation and the provisions of the Telecommunications Act of 1996, see "--Federal Regulation of Radio Broadcasting."

     Citadel Broadcasting's stations also compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting. Digital audio broadcasting may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     The FCC has recently authorized spectrum for the use of a new technology, satellite digital audio radio services, to deliver audio programming. Digital audio radio services may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. It is not known at this time whether this digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. There are proposals before the FCC to permit a new low power radio service which could open up opportunities for low cost neighborhood service on frequencies which would not interfere with existing stations. No FCC action has been taken on this proposal to date.

     Citadel Broadcasting cannot predict what other matters might be considered in the future by the FCC, nor can it assess in advance what impact, if any, the implementation of any of these proposals or changes might have on its business. See "--Federal Regulation of Radio Broadcasting."

FEDERAL REGULATION OF RADIO BROADCASTING

     Introduction. The ownership, operation and sale of broadcast stations, including those licensed to Citadel Broadcasting, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act of 1934. The Communications Act of 1934 was amended in 1996 by the Telecommunications Act of 1996 to make changes in several broadcast laws. Among other things, the FCC:

      --  assigns frequency bands for broadcasting,

      -- determines whether to approve changes in ownership or control of station licenses,

      --  regulates equipment used by stations,

      -- adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations, and

      -- has the power to impose penalties for violations of its rules under the Communications Act of 1934.

     The following is a brief summary of certain provisions of the Communications Act of 1934 and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including fines, the grant of short (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act of 1934, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

     License Grant and Renewal. Until recently, radio broadcast licenses were granted for maximum terms of seven years, but acting under the authority of the Telecommunications Act of 1996, the FCC recently revised its rules to extend the maximum term for future renewals to eight years. Licenses may be renewed through an application to the FCC. Prior to the Telecommunications Act of 1996, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The Telecommunications Act of 1996 prohibits the FCC from considering such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act of 1934 or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act of 1934 or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

     Petitions to deny license renewals can be filed by interested parties, including members of the public. These petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a substantial and material question of fact as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. A petition to deny renewal has been filed against four of Citadel Broadcasting's Salt Lake City stations, alleging that they failed to comply with FCC equal opportunity employment rules, and FCC processing of that petition has delayed action on those license renewals. Except for that case, Citadel Broadcasting is not currently aware of any facts that would prevent the timely renewal of its licenses to operate its radio stations, although there can be no assurance that Citadel Broadcasting's licenses will be renewed.

     The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

     The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

     The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain (HAAT), power and frequency of each of the stations owned or operated by Citadel Broadcasting, assuming the completion of the pending transactions described in "The Pending Transactions" section, and the date on which each station's FCC license expires.

     As you review the information in the following table, you should note the following:

           -- The symbol "*" indicates a station which is the subject of one of Citadel Broadcasting's pending transactions. The completion of each of the pending transactions is subject to conditions to closing. Although Citadel Broadcasting believes these conditions are customary for transactions of this type and will be satisfied, there can be no assurance that the closing conditions will be satisfied. See "The Pending Transactions."

           -- A station's actual city of license may be different from the shown metropolitan market served. Two of the stations listed as Little Rock stations serve the surrounding communities outside of Little Rock.

           -- Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during nighttime broadcasting hours, which results in reducing the radio station's coverage during those hours of operation. Both power ratings are shown, where applicable.

           -- License renewal applications have been filed for the listed stations showing a license expiration date of October 1, 1997, February 1, 1998 or August 1, 1998, and the expiration of the licenses is stayed during the pendency of these renewal proceedings. A petition to deny the renewal applications for four of Citadel Broadcasting's Salt Lake City stations has been filed with the FCC, citing alleged violations of the FCC's policies concerning equal employment opportunities. In September 1998, the U.S. Court of Appeals for the District of Columbia Circuit, in Lutheran Church-Missouri Synod v. FCC, held most aspects of the FCC's equal employment opportunity rules to be unconstitutional, thus invalidating them. The status of pending petitions to deny license renewals based on alleged equal employment opportunity violations was rendered uncertain by the Court's decision. The FCC is currently considering how to deal with such petitions, and has proposed adoption of new equal employment opportunity rules that address the Court's concerns. Should the FCC find that these Citadel Broadcasting Salt Lake City stations lacked equal employment opportunity policies and procedures that were effective, the FCC could penalize the stations in the form of fines, generally $10,000 to $15,000, reporting conditions (the stations would be required to file with the FCC periodic equal employment opportunity documentation), and/or renewal of licenses for less than the standard 8-year period. In rare cases, the FCC may order hearings on equal employment opportunity violations.

           -- KAFN-FM in Little Rock is under construction and has not yet commenced operations. WYOS-FM in Binghamton operates pursuant to a construction permit. An application for a license to cover the construction permit has been filed with the FCC. Expiration of the construction permit is stayed during the pendency of that application.

           -- Pending their acquisition by Citadel Broadcasting, Citadel Broadcasting provides sales and marketing services to stations KSPZ-FM, KVOR-AM and KTWK-AM in Colorado Springs, Colorado, stations KEYF-AM and KEYF-FM in Spokane, Washington and station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania, under joint sales agreements. Citadel Broadcasting provides sales, programming and marketing services to station KXXL-FM in Reno, Nevada and, pending its acquisition by Citadel Broadcasting, WKQV-FM in Wilkes-Barre/Scranton, Pennsylvania, under local marketing agreements.

                                                                                             EXPIRATION
                                                       HAAT                                    DATE OF
                                              FCC       IN        POWER IN                       FCC
             MARKET                STATION   CLASS    METERS     KILOWATTS      FREQUENCY      LICENSE
             ------                -------   -----    ------     ---------      ---------    -----------
Providence, RI...................  WPRO-AM    B          NA         5.0          630 kHz      04-01-06
                                   WPRO-FM    B         168         39.0        92.3 MHz      04-01-06
                                   WSKO-AM    B          NA         5.0          790 kHz      04-01-06
                                   WWLI-FM    B         152         50.0        105.1 MHz     04-01-06
                                   WXEX-FM    A         163         2.3         99.7 MHz      04-01-06
                                   WHKK-FM    A          90         4.2           100.3       04-01-06
                                                                                MHz......
Salt Lake City, UT...............  KCNR-AM    B          NA      10.0/0.195      860 kHz      10-01-97
                                   KUBL-FM    C        1140         26.0        93.3 MHz      10-01-97
                                   KENZ-FM    C         869         45.0        107.5 MHz     10-01-97
                                   KBER-FM    C        1140         25.0        101.1 MHz     10-01-97
                                   KFNZ-AM    B          NA         5.0         1320 kHz      10-01-05
                                   KBEE-FM    C         894         40.0        98.7 MHz      10-01-05
Wilkes-Barre/Scranton, PA........  WAZL-AM    C          NA         1.0         1490 kHz      08-01-06
                                   WZMT-FM    B         222         19.5        97.9 MHz      08-01-06
                                   WARM-AM    B          NA         5.0          590 kHz      08-01-06
                                   WMGS-FM    B         422         5.3         92.9 MHz      08-01-98
                                   WBHT-FM    A         336         0.50        97.1 MHz      08-01-06
                                   *WKQV-AM   B          NA       10.0/0.5      1550 kHz      08-01-06
                                   *WKQV-FM   A         308         0.30        95.7 kHz      08-01-06
                                   WCTP-FM    A         235         0.52        94.3 MHz      08-01-06
                                   WCTD-FM    A         207         1.45        93.7 MHz      08-01-06
                                   WCDL-AM    B          NA       5.0/.037      1440 kHz      08-01-98
                                   WEMR-AM    B          NA       5.0/1.0       1460 kHz      08-01-06
                                   WEMR-FM    A         354         0.24        107.7 MHz     08-01-06
Allentown/Bethlehem, PA..........  WCTO-FM    B         152         50.0        96.1 MHz      08-01-06
                                   WLEV-FM    B         327         10.9        100.7 MHz     08-01-06

                                                                                             EXPIRATION
                                                       HAAT                                    DATE OF
                                              FCC       IN        POWER IN                       FCC
             MARKET                STATION   CLASS    METERS     KILOWATTS      FREQUENCY      LICENSE
             ------                -------   -----    ------     ---------      ---------    -----------
Albuquerque, NM..................  KKOB-AM    B          NA         50.0         770 kHz      10-01-05
                                   KKOB-FM    C        1265         20.2        93.3 MHz      10-01-97
                                   KHTL-AM    B          NA       1.0/0.5        920 kHz      10-01-05
                                   KMGA-FM    C        1259         22.5        99.5 MHz      10-01-97
                                   KTBL-FM    C        1276         20.4        103.3 MHz     10-01-97
                                   KHFM-FM    C        1260         20.0        96.3 MHz      10-01-97
                                   KRST-FM    C        1268         22.0        92.3 MHz      10-01-97
                                   KNML-AM    B          NA       1.0/0.5       1050 kHz      10-01-05
Harrisburg/Carlisle and York,
  PA.............................  WRKZ-FM    B         283         14.1        106.7 MHz     08-01-06
                                   *WHYL-FM   A         100      H3.0/V2.75     102.3 MHz     08-01-06
                                   *WHYL-AM   B          NA         5.0          960 kHz      08-01-06
                                   WQXA-AM    B          NA         1.0         1250 kHz      08-01-06
                                   WQXA-FM    B         215         25.1        105.7 MHz     08-01-06

Baton Rouge, LA..................  *KQXL-FM  C2         148         50.0        106.5 MHz     06-01-04
                                   *WXOK-AM   B          NA       5.0/1.0       1460 kHz      06-01-04
                                   *WEMX-FM  C1         299        100.0        94.1 MHz      06-01-04
                                   *WKJN-FM   C         306        100.0        103.3 MHz     06-01-04
                                   *WIBR-AM   B          NA       5.0/1.0       1300 kHz      06-01-04
Little Rock, AR..................  KARN-FM    A         100         3.0         102.5 MHz     06-01-04
                                   KARN-AM    B          NA         5.0          920 kHz      06-01-04
                                   KKRN-FM    A         100         6.0         101.7 MHz     06-01-04
                                   KIPR-FM   C1         286        100.0        92.3 MHz      06-01-04
                                   KOKY-FM    A         118         4.10        102.1 MHz     06-01-04
                                   KLAL-FM   C2          95         50.0        107.7 MHz     06-01-04
                                   KAFN-FM    A         100         6.0         102.5 MHz     06-01-04
                                   KLIH-AM    B          NA       2.0/1.2       1250 kHz      06-01-04
                                   KURB-FM    C         392        100.0        98.5 MHz      06-01-04
                                   KVLO-FM   C2         150         50.0        102.9 MHz     06-01-04
                                   KAAY-AM    A          NA         50.0        1090 kHz      06-01-04
Spokane, WA......................  KGA-AM     A          NA         50.0        1510 kHz      02-01-06
                                   KDRK-FM    C         725         56.0        93.7 MHz      02-01-06
                                   KJRB-AM    B          NA         5.0          790 kHz      02-01-06
                                   KAEP-FM    C         582        100.0        105.7 MHz     02-01-06
                                   *KEYF-AM   B          NA         5.0         1050 kHz      02-01-06
                                   *KEYF-FM   C         490        100.0        101.1 MHz     02-01-98
                                   *KNJY-FM  C2         432         5.5         103.9 MHz     02-01-06
Colorado Springs, CO.............  KKFM-FM    C         698         71.0        98.1 MHz      04-01-05
                                   KKMG-FM    C         695         57.0        98.9 MHz      04-01-05
                                   *KSPZ-FM   C         649         72.0        92.9 MHz      04-01-05
                                   *KVOR-AM   B          NA       5.0/1.0       1300 kHz      04-01-05
                                   *KTWK-AM   B          NA       3.3/1.5        740 kHz      04-01-05
Charleston, SC...................  *WSSX-FM   C         317        100.0        95.1 MHz      12-01-03
                                   *WWWZ-FM  C2         150         50.0        93.3 MHz      12-01-03
                                   *WMGL-FM  C3       128.9         6.5         101.7 MHz     12-01-03
                                   *WSUY-FM   C       539.5        100.0        96.9 MHz      12-01-03
                                   *WNKT-FM   C       299.9        100.0        107.5 MHz     12-01-03
                                   *WTMA-AM   B          NA       5.0/1.0       1250 kHz      12-01-03
                                   *WTMZ-AM   B          NA         0.50         910 kHz      12-01-03
                                   *WXTC-AM   B          NA         5.0         1390 kHz      12-01-03
Lafayette, LA....................  *KFXZ-FM   A         151         2.6         106.3 MHz     06-01-04
                                   *KNEK-FM  C3         100         25.0        104.7 MHz     06-01-04
                                   *KNEK-AM   B          NA         0.25        1190 kHz      06-01-04
                                   *KRRQ-FM  C2         135         50.0        95.5 MHz      06-01-04
Modesto, CA......................  KANM-AM    B          NA         1.0          970 kHz      12-01-05
                                   KATM-FM    B         152         50.0        103.3 MHz     12-01-05
                                   KHKK-FM    B         152         50.0        104.1 MHz     12-01-05
                                   KDJK-FM    A         624        0.071        103.9 MHz     12-01-05
                                   KHOP-FM    B         193         29.5        95.1 MHz      12-01-05

Saginaw/Bay City, MI.............  WKQZ-FM   C2         169         39.2        93.3 MHz      10-01-04
                                   WMJK-FM    A         151         2.6         100.9 MHz     10-01-04
                                   WIOG-FM    B         244          86         102.5 MHz     10-01-04
                                   WMJA-FM    A         126         2.9         104.5 MHz     10-01-04
                                   WGER-FM    A         116         2.05        106.3 MHz     10-01-04
                                   WSGW-AM    B          NA       5.0/1.0        790 kHz      10-01-04

                                                                                             EXPIRATION
                                                       HAAT                                    DATE OF
                                              FCC       IN        POWER IN                       FCC
             MARKET                STATION   CLASS    METERS     KILOWATTS      FREQUENCY      LICENSE
             ------                -------   -----    ------     ---------      ---------    -----------
Boise, ID........................  KIZN-FM    C         762         44.0        92.3 MHz      10-01-05
                                   KZMG-FM    C         802         50.0        93.1 MHz      10-01-05
                                   KKGL-FM    C         768         44.0        96.9 MHz      10-01-05
                                   KQFC-FM    C         762         47.0        97.9 MHz      10-01-05
                                   KBOI-AM    B          NA         50.0         960 kHz      10-01-05
Reno, NV.........................  KKOH-AM    B          NA         50.0         780 kHz      10-01-05
                                   KNEV-FM    C         695         60.0        95.5 MHz      10-01-05
                                   KBUL-FM    C         699         72.0        98.1 MHz      10-01-05
                                   KNHK-FM    C         809         44.7        92.9 MHz      10-01-05
                                   KXXL-FM    A         129         3.6         93.7 MHz      10-01-05
Binghamton, NY...................  *WHWK-FM   B       292.6         10.0        98.1 MHz      06-01-06
                                   *WYOS-FM   A         254         0.93        104.1 MHz     11-26-96
                                   *WAAL-FM   B         332         7.1         99.1 MHz      06-01-06
                                   *WNBF-AM   B          NA         5.0         1290 kHz      06-01-06
                                   *WKOP-AM   B          NA       5.0/0.5       1360 kHz      06-01-06

Muncie, IN.......................  *WMDH-FM   B       152.4         50.0        102.5 MHz     08-01-04
                                   *WMDH-AM   B          NA         0.25        1550 kHz      08-01-04

Kokomo, IN.......................  *WWKI-AM   B       143.3         50.0        100.5 MHz     08-01-04

     Ownership Matters. The Communications Act of 1934 prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the character of the licensee and those persons holding attributable interests therein, and compliance with the Communications Act of 1934's limitation on alien ownership, as well as compliance with other FCC policies, including equal employment opportunity requirements.

     Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control, depending upon whether the underlying transaction is an asset purchase or stock acquisition, is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC normally publishes a notice assigning a file number to the application and advising that the application has been accepted for filing. This notice begins a 30-day statutory waiting period, which provides the opportunity for third parties to file formal petitions to deny the transaction. Informal objections may be filed any time prior to grant of an application. The FCC staff will normally review the application in this period and seek further information and amendments to the application if it has questions.

     Once the 30-day public notice period ends, the staff will complete its processing, assuming that no petitions or informal objections were received and that the application is otherwise consistent with FCC rules and policies. The staff often grants the application by delegated authority approximately 10 to 20 days after the public notice period ends. At this point, the parties are legally authorized to close the purchase, although the FCC action is not legally a final order. If there is a backlog of applications, the processing period can extend to 30 days or more.

     Public notice of the FCC staff grant is usually issued about a week after the grant is made, stating that the grant was effective when the staff made the grant. On the date of this notice, another 30-day period begins, within which time interested parties can file petitions seeking either staff reconsideration or full FCC review of the staff action. During this time the grant can still be modified, set aside or stayed, and is not a final order. In the absence of a stay, however, the seller and buyer are not prevented from closing despite the absence of a final order. Also, within 40 days after the public notice of the grant, the full FCC can review and reconsider the staff's grant on its own motion. Thus, during the additional 10 days beyond the 30-day period available to third parties, the grant is still not final. In the event that review by the full FCC is requested and the FCC subsequently affirms the staff's grant of the application, interested parties may thereafter seek judicial review in the United States Court of Appeals for the District of Columbia Circuit within thirty days of public notice of the full FCC's action. In the event the Court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the United States Supreme Court.

     In the absence of the submission of a timely request for reconsideration, administrative review or judicial review, the FCC staff's grant of an application becomes final by operation of law. Upon the occurrence of that event, counsel is able to deliver an opinion that the FCC's grant is no longer subject to administrative or judicial review, although such action can nevertheless be set aside in rare circumstances, such as fraud on the agency by a party to the application.

     The pendency of a license renewal application can alter the aforementioned timetables because the FCC normally will not issue an unconditional assignment grant if the station's license renewal is pending.

     Under the Communications Act of 1934, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act of 1934, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships. Each of Citadel Broadcasting and Citadel Communications therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The Certificate of Incorporation of Citadel Broadcasting and the Certificate of Incorporation of Citadel Communications contain provisions which permit Citadel Broadcasting and Citadel Communications to prohibit alien ownership and control consistent with the prohibitions contained in the Communications Act of 1934.

     The Communications Act of 1934 and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these cross-ownership rules, absent waivers, neither Citadel Broadcasting nor Citadel Communications would be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecommunications Act of 1996 extends this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change.

     In response to the Telecommunications Act of 1996, the FCC amended its multiple ownership rules to eliminate the national limits on ownership of AM and FM stations. The

FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

     (1) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

     (2) in a market with more than 29 but less than 45 commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

     (3) in a market with more than 14 but less than 30 commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

     (4) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

None of these multiple ownership rules requires any change in Citadel Broadcasting's current ownership of radio broadcast stations. However, these rules will limit the number of additional stations which Citadel Broadcasting may acquire in the future in certain of its markets.

     Because of these multiple and cross-ownership rules, a purchaser of voting stock of either Citadel Broadcasting or Citadel Communications which acquires an attributable interest in Citadel Broadcasting or Citadel Communications may violate the FCC's rule if it also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable shareholder of Citadel Broadcasting or Citadel Communications violates any of these ownership rules, Citadel Broadcasting or Citadel Communications may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for particular future acquisitions.

     The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the attributable, or cognizable interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the owner of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

     With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock, 10% or more of the corporation's stock in the case of insurance companies, investment companies, bank trust departments and certain other passive investors that hold the stock for investment purposes only, generally are attributed with ownership of whatever radio stations, television stations and daily newspapers the corporation owns.

     With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is materially involved in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not materially involved in the media-related activities of the partnership, and minority (under 5%) voting stock, generally do not subject their holders to attribution. However, the FCC is currently reviewing its rules on attribution of broadcast interests, and it may adopt stricter criteria. See "--Proposed Changes" below.

     In addition, the FCC has a cross-interest policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a meaningful nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, meaningful interests could include significant equity interests, including non-voting stock, voting stock and limited partnership interests, and significant employment positions. This policy may limit the permissible investments a purchaser of Citadel Broadcasting's or Citadel Communications' voting stock may make or hold.

     The FCC has also been more aggressive in examining issues of market revenue share concentration when considering radio station acquisitions. The FCC has delayed its approval of several pending radio station purchases by various parties because of market concentration concerns. Moreover, in recent months the FCC has followed an informal policy of giving specific public notice of its intention to conduct additional ownership concentration analyses and soliciting public comment on the issue of concentration and its effect on competition and diversity in connection with certain applications for consent to radio station acquisitions. Citadel Broadcasting cannot determine at this time the impact that this policy may have on its business and its operating and acquisition strategies.

     Programming and Operation. The Communications Act of 1934 requires broadcasters to serve the public interest. Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

     Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations, including limits on radio frequency radiation. In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries also is regulated by FCC rules.

     Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of short (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

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

     In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency (RF) radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of FCC guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits became effective on September 1, 1997 and govern applications filed after that date. Citadel Broadcasting anticipates that such regulations will not have a material effect on its business.

     Local Marketing Agreements. Over the past five years, a number of radio stations, including several of Citadel Broadcasting's stations, have entered into what commonly are referred to as local marketing agreements or time brokerage agreements. These agreements take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintains independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act of 1934 as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast stations and otherwise ensures compliance with applicable FCC rules and policies.

     A station that brokers substantial time on another station in its market or engages in a local marketing agreement with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into a local marketing agreement that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (that is, AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through a local marketing agreement arrangement.

     Another example of a cooperative agreement between differently owned radio stations in the same market is a joint sales agreement, whereby one station sells advertising time in combination, both on itself and on a station under separate ownership. In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. Citadel Broadcasting has entered into several JSAs whereby it sells time on behalf of other local stations. Currently, joint sales agreements are not deemed by the FCC to be attributable. However, the FCC has outstanding a notice of proposed rulemaking, which, if adopted, would require Citadel Broadcasting to terminate any joint sales agreement it might have with a radio station with which Citadel Broadcasting could not have a local marketing agreement. Currently, the only Citadel Broadcasting groups that would be so affected would be its groups in Spokane and Colorado Springs. See "--Station Portfolio" and "--Legal Proceedings" and "The Pending Transactions."

     Proposed Changes. In December, 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership attribution rules by, among other proposals:

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

         -- raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock,

         -- increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for passive investors in corporate licensees,

         -- restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock, and

         -- considering local marketing agreements, joint sales agreements, debt and non-voting stock interests to be attributable under certain circumstances.

No decision has been made by the FCC in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on Citadel Broadcasting. However, if the FCC changes its rules so that certain cross-interests arising from non-voting stock ownership would be counted as attributable ownership interests, the interests of ABRY Broadcasting Partners II, L.P., a significant stockholder of Citadel Communications, could be attributed to Citadel Broadcasting. This attribution could preclude Citadel Broadcasting from acquiring stations in markets where ABRY already has attributable broadcast interests.

     The Congress and the FCC from time to time have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of Citadel Broadcasting's radio stations, result in the loss of audience share and advertising revenue for Citadel Broadcasting's radio stations, and affect the ability of Citadel Broadcasting to acquire additional radio stations or finance such acquisitions. Such matters include:

         --  proposals to impose spectrum use or other fees on FCC licensees,

         -- the FCC's equal employment opportunity rules and matters relating to political broadcasting,

         --  technical and frequency allocation matters,

         -- proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio,

         -- changes in the FCC's cross-interest, multiple ownership and cross-ownership policies,

         --  changes to broadcast technical requirements,

         -- proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone or other communication lines,

         -- proposals to limit the tax deductibility of advertising expenses by advertisers, and

         -- proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

     The FCC, on April 2, 1997, awarded two licenses for the provision of satellite digital audio radio services. Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating
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

their entire system within six years. Citadel Broadcasting cannot predict whether the service will be subscription or advertiser supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and on March 17, 1997, adopted an allotment plan for the expanded band which identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

     Citadel Broadcasting cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     The foregoing is a brief summary of certain provisions of the Communications Act of 1934 and of specific FCC rules and policies. This description does not purport to be comprehensive and reference should be made to the Communications Act of 1934, the FCC's rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     Federal Antitrust Considerations. Citadel Broadcasting is aware that the Federal Trade Commission and the United States Department of Justice, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

     For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder require the parties to file Notification and Report Forms with the Federal Trade Commission and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. During the initial 30-day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then, at the conclusion of the initial 30-day period, it will issue a formal request for additional information. The issuance of a formal request extends the waiting period until the twentieth calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, such waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a formal request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including but not limited to persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. Such discussions and negotiations can be time consuming, and the parties may agree to delay completion of the acquisition during their pendency.

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

     At any time before or after the completion of a proposed acquisition, the Federal Trade Commission or the Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of Citadel Broadcasting. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the Federal Trade Commission or the Department of Justice under the antitrust laws before or after completion. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

     Citadel Broadcasting has received early termination of the applicable waiting period under the Hart-Scott-Rodino Act in regard to the pending acquisition of stations in Charleston, South Carolina, Binghamton, New York and Muncie and Kokomo, Indiana and is awaiting termination of the applicable waiting period in regard to its sale of stations in Eugene and Medford, Oregon, Tri-Cities, Washington, Billings, Montana and Johnstown and State College, Pennsylvania. No other pending transaction is subject to the Hart-Scott-Rodino Act.

     As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that commencement of operations under local marketing agreements, joint sales agreements and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the Hart-Scott-Rodino Act could violate that Act. In connection with acquisitions subject to the waiting period under the Hart-Scott-Rodino Act, Citadel Broadcasting will not commence operation of any affected station to be acquired under a local marketing agreement or similar agreement until the waiting period has expired or been terminated.

     Citadel Broadcasting has received civil investigative demands from the Antitrust Division of the Department of Justice. One demand addresses Citadel Broadcasting's acquisition of KRST-FM in Albuquerque, New Mexico, and the second investigation addresses Citadel Broadcasting's joint sales agreement relating to stations in Spokane, Washington and Colorado Springs, Colorado. See "--Legal Proceedings."

SEASONALITY

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are primarily the result of fluctuations in advertising expenditures by retailers. Citadel Broadcasting's revenue is typically lowest in the first quarter and highest in the second and fourth quarters. See "Management's Discussion and Analysis of Financial Condition and Results of
Operation--General."

TRADEMARKS

     Citadel Broadcasting owns a number of trademarks and service marks, including the federally registered marks Cat Country, Supertalk and the Cat Country logo. Citadel Broadcasting also owns a number of marks registered in various states. Citadel Broadcasting considers such trademarks and service marks to be important to its business. See "--Operating Strategy--Targeted Programming."

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

EMPLOYEES

     At January 31, 1998, Citadel Broadcasting employed approximately 1,600 persons. None of these employees are covered by collective bargaining agreements, and Citadel Broadcasting considers its relations with its employees to be good.

     Citadel Broadcasting employs several on-air personalities with large loyal audiences in their respective markets. Citadel Broadcasting generally enters into employment agreements with these personalities to protect its interests in those relationships that it believes to be valuable. The loss of one of these personalities could result in a short-term loss of audience share, but Citadel Broadcasting does not believe that any such loss would have a material adverse effect on Citadel Broadcasting's financial condition or results of operations.

PROPERTIES AND FACILITIES

     The types of properties required to support each of Citadel Broadcasting's radio stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

     Citadel Broadcasting currently owns studio facilities in Spokane, Washington; Billings, Montana; Tri-Cities, Washington; East Providence, Rhode Island; Little Rock, Arkansas; Boise, Idaho; Patton Township (State College), Lower Yoder Township (Johnstown), Williams Township (Allentown) and Tunkhannock (Wilkes-Barre/Scranton), Pennsylvania; and Carrollton Township (Saginaw), Michigan, and it owns transmitter and antenna sites in Reno, Nevada; Salt Lake City, Utah; Spokane and Tri-Cities, Washington; Tracy (Modesto), California; Billings, Montana; Santa Fe and Albuquerque, New Mexico; Medford, Oregon; East Providence and Johnston, Rhode Island; Little Rock, Arkansas; Patton Township (State College), Croyle Township (Johnstown), Mt. Joy Township (Harrisburg/York), Williams Township and Salisbury Township (Allentown), and Hanover Township, Plymouth Township, Carbondale and Tunkhannock (Wilkes-Barre/Scranton), Pennsylvania; and Carrollton Township and Blumfield Township (Saginaw) and Mt. Forest Township (Bay City), Michigan. Citadel Broadcasting will acquire additional real estate and will dispose of certain real estate in connection with the pending transactions. Citadel Broadcasting leases its remaining studio and office facilities, including office space in Tempe, Arizona and Las Vegas, Nevada which is not related to the operations of a particular station, and it leases its remaining transmitter and antenna sites. Citadel Broadcasting does not anticipate any difficulties in renewing any facility leases or in leasing alternative or additional space, if required. Citadel Broadcasting owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

     No one property is material to Citadel Broadcasting's operations. Citadel Broadcasting believes that its properties are generally in good condition and suitable for its operations; however, Citadel Broadcasting continually looks for opportunities to upgrade its properties and intends to upgrade studios, office space and transmission facilities in several markets.

     Substantially all of Citadel Broadcasting's properties and equipment serve as collateral for Citadel Broadcasting's obligations under its credit facility. See "Description of Indebtedness--Existing Loan Agreement."

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

LEGAL PROCEEDINGS

     Citadel Broadcasting currently and from time to time is involved in litigation incidental to the conduct of its business, but it is not a party to any lawsuit or proceeding which, in the opinion of Citadel Broadcasting, is likely to have a material adverse effect on Citadel Broadcasting.

     Citadel Broadcasting received civil investigative demands from the Department of Justice pursuant to which the Department of Justice requested information from Citadel Broadcasting to determine whether Citadel Broadcasting violated particular antitrust laws. The first investigative demand was issued on September 27, 1996 and concerns Citadel Broadcasting's acquisition of all of the assets of KRST-FM in Albuquerque, New Mexico on October 9, 1996. The demand requested written answers to interrogatories and the production of documents concerning the radio station market in Albuquerque, in general, and the KRST acquisition, in particular, to enable the Department of Justice to determine, among other things, whether the KRST acquisition would result in excessive concentration in the market. Citadel Broadcasting responded to the demand. The Department of Justice requested supplemental information on January 27, 1997, to which Citadel Broadcasting also responded. There have been no communications since that time and, at present, Citadel Broadcasting has received no indication from the Department of Justice regarding its intended future actions. If the Department of Justice were to proceed with and successfully challenge the KRST acquisition, Citadel Broadcasting may be required to divest one or more radio stations in Albuquerque.

     The second investigation was initiated on October 9, 1996 and concerned Citadel Broadcasting's joint sales agreement relating to a total of eight radio stations in Spokane, Washington and Colorado Springs, Colorado and which became effective in January 1996. Pursuant to the investigation, the Department of Justice requested information to determine whether the joint sales agreement constituted a de facto merger, resulting in a combination or contract in restraint of trade. Citadel Broadcasting provided the requested information and met with the Department of Justice concerning this matter. If the Department of Justice were to proceed with and successfully challenge the joint sales agreement, Citadel Broadcasting may be required to terminate the joint sales agreement. At this time, Citadel Broadcasting cannot predict the impact on Citadel Broadcasting, if any, of these proceedings or any future Department of Justice demands. See "Risk Factors--Limitations on Acquisition Strategy" and "Risk Factors--Potential Difficulties in Completing Pending and Future Transactions Due to Antitrust Review."

     On February 2, 1999, Citadel Broadcasting entered into a letter of intent with Capstar Acquisition Company, Inc. regarding the exchange of certain radio stations in Colorado Springs and the purchase by Citadel Broadcasting of other stations in Spokane and Colorado Springs. If completed, the transaction would result in the termination of the Spokane/ Colorado Springs joint sales agreement. There can be no assurance, however, that the parties will reach definitive agreements or that the transactions will be completed. See "The Pending Transactions."

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

                            THE PENDING TRANSACTIONS

     There are several transactions currently pending which, if completed, would result in Citadel Broadcasting purchasing 20 FM and 14 AM radio stations and selling 19 FM and 7 AM radio stations.

THE HARRISBURG/CARLISLE ACQUISITION

     WHYL-FM and WHYL-AM, Carlisle, Pennsylvania. On October 29, 1998, Citadel Broadcasting and Citadel License entered into an Asset Purchase Agreement with Zeve Broadcasting Company and H. Lincoln Zeve under which Citadel Broadcasting has agreed to purchase from Zeve Broadcasting substantially all of the assets of radio stations WHYL-FM and WHYL-AM serving the Harrisburg/Carlisle market for an aggregate purchase price of approximately $4.25 million in cash. Citadel Broadcasting has delivered to Zeve Broadcasting an irrevocable letter of credit in favor of Zeve Broadcasting, issued by BankBoston, N.A., in the amount of $250,000 to secure Citadel Broadcasting's obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to conditions including (1) the receipt of FCC consent to the transfer of the licenses for WHYL-FM and WHYL-AM to Citadel Broadcasting and (2) the receipt of consents to the assignment to Citadel Broadcasting of certain contracts relating to WHYL-FM and WHYL-AM. An application seeking FCC approval was filed with the FCC on November 9, 1998, and a grant of the application was received on December 30, 1998. Citadel Broadcasting has also entered into a local marketing agreement with Zeve Broadcasting pursuant to which Citadel Broadcasting markets commercial advertising time and provides programming for WHYL-FM and WHYL-AM pending their acquisition by Citadel Broadcasting.

     On October 29, 1998, Citadel Broadcasting entered into an Agreement of Sale with H. Lincoln Zeve to purchase real estate used by Zeve Broadcasting in the operation of WHYL-FM and WHYL-AM for a purchase price of approximately $250,000 in cash.

     Citadel Broadcasting anticipates that if the acquisition of WHYL-FM and WHYL-AM and the real estate used by Zeve Broadcasting in the operation of the stations closes, it will close in February 1999. At the closing, Citadel Broadcasting expects to enter into a one-year employment agreement with Mr. Zeve. Upon consummation of this transaction, Citadel Broadcasting will own two FM radio stations and one AM radio station in the Harrisburg/ Carlisle market, and it will own one FM radio station and one AM radio station in the adjacent York, Pennsylvania market.

THE BATON ROUGE AND LAFAYETTE ACQUISITION

     KQXL-FM, WEMX-FM, WKJN-FM, WXOK-AM and WIBR-AM Baton Rouge, Louisiana and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM Lafayette, Louisiana. On November 5, 1998, Citadel Broadcasting entered into a Purchase Agreement with Citywide Communications, Inc., P M Investments, Ltd., Providence Investment, Ltd., Peter Moncrieffe, Donald R. Nelson, Willie E. Tucker, Jr., FINOVA Capital Corporation and warrantholders of Citywide under which Citadel Broadcasting has agreed to purchase all of the issued and outstanding shares of capital stock of Citywide and all of the outstanding warrants to acquire shares of capital stock of Citywide. The aggregate purchase price is approximately $34.5 million. This amount includes the repayment of outstanding debt of Citywide and $1.5 million in payments

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

related to noncompetition agreements to be entered into in connection with the acquisition, but it is net of the $1.0 million in positive working capital that Citywide is required to have at closing of the acquisition. Citadel Broadcasting has caused to be delivered to Citywide an irrevocable letter of credit in favor of Citywide, issued by BankBoston, N.A., in the amount of $1.0 million to secure Citadel Broadcasting's obligations under the purchase agreement. Citywide currently, directly or through its wholly-owned subsidiaries, is the licensee of and owns and operates KQXL-FM, WEMX-FM, WKJN-FM, WXOK-AM, WIBR-AM, KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Baton Rouge and Lafayette, Louisiana markets.

     The purchase agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to conditions including (1) the receipt of FCC consent to the transfer of control of the station licenses to Citadel Broadcasting, (2) the receipt of consents to the change of control under certain contracts to which Citywide or its wholly-owned subsidiaries are a party and (3) the existence at closing of a minimum of $1.0 million in positive working capital. An application seeking FCC approval was filed with the FCC on November 18, 1998, and a grant of the application was received on January 14, 1999. Citadel Broadcasting anticipates that if the acquisition of Citywide closes, it will close in the first quarter of 1999. At the closing, Citadel Broadcasting expects to enter into a three-year employment agreement with one of the principals of Citywide. Immediately after closing, Citywide and its wholly-owned subsidiaries will be merged into Citadel Broadcasting. Citadel Broadcasting does not own any other radio stations in either Baton Rouge or Lafayette.

THE CHARLESTON/BINGHAMTON/MUNCIE/KOKOMO ACQUISITION

     WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM, Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM, Binghamton, New York, WMDH-FM and WMDH-AM, Muncie, Indiana and WWKI-FM, Kokomo, Indiana. On November 23, 1998, Citadel Broadcasting entered into an Asset Purchase Agreement with Wicks Broadcast Group Limited Partnership and related entities to acquire substantially all of the assets of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM, Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM, Binghamton, New York, WMDH-FM and WMDH-AM, Muncie, Indiana and WWKI-FM, Kokomo, Indiana, for an aggregate purchase price of approximately $77.0 million in cash. Citadel Broadcasting has delivered an irrevocable letter of credit in favor of the sellers, issued by BankBoston, N.A., in the amount of $5.0 million to secure Citadel Broadcasting's obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and completion of the acquisition of the stations is subject to conditions including (1) the receipt of FCC consent to the assignment of the station licenses to Citadel Broadcasting, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (3) the receipt of consents to the assignment to Citadel Broadcasting of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on December 2, 1998. Citadel Broadcasting received early termination of the applicable waiting period under the Hart-Scott-Rodino Act on December 18, 1998. Citadel Broadcasting anticipates that if the acquisition of these

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

stations closes, it will close in the second quarter of 1999. Citadel Broadcasting does not own any other radio stations in these markets.

THE WILKES-BARRE/SCRANTON ACQUISITION

     WKQV-FM and WKQV-AM, Wilkes-Barre/Scranton, Pennsylvania. On January 11, 1999, Citadel Broadcasting entered into an Asset Purchase Agreement with Monroe and Delaware Holdings, Inc. under which Citadel Broadcasting has agreed to acquire certain assets used or useful in the operation of radio station WKQV-FM serving the Wilkes-Barre/Scranton market for an aggregate purchase price of approximately $1.0 million. On January 11, 1999, Citadel Broadcasting also entered into an Asset Purchase Agreement with Robert C. Cordaro, Inc. under which Citadel Broadcasting has agreed to acquire certain assets used or useful in the operation of radio station WKQV-AM serving the Wilkes-Barre/Scranton market for an aggregate purchase price of approximately $0.4 million. Citadel Broadcasting has operated WKQV-FM and WKQV-AM under a local marketing agreement and a joint sales agreement, respectively, since July 1997.

     Each of the asset purchase agreements contains customary representations and warranties of the parties, and completion of each station acquisition is subject to conditions including (1) the receipt of FCC consent to the assignment of the station license to Citadel Broadcasting and (2) the receipt of consents to the assignment to Citadel Broadcasting of certain contracts relating to the station. The closing of each acquisition is not contingent upon the closing of the other. Applications seeking FCC approval were filed with the FCC on January 19, 1999. Citadel Broadcasting anticipates that if the acquisitions of WKQV-FM and WKQV-AM close, they will close in the second quarter of 1999. If these transactions are completed, Citadel Broadcasting will own seven FM and five AM radio stations in Wilkes-Barre/Scranton.

THE MARATHON DISPOSITION

     KKTT-FM, KEHK-FM and KUGN-AM, Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM, Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHK-FM and KFLD-AM, Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM, Billings, Montana, WQKK-FM and WGLU-FM, Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM, State College, Pennsylvania. On January 13, 1999, Citadel Broadcasting entered into an Asset Purchase Agreement with Marathon Media, L.P. under which Marathon has agreed to acquire substantially all of the assets of Citadel Broadcasting's 18 FM radio stations and seven AM radio stations serving the Eugene, Oregon, Medford, Oregon, Tri-Cities, Washington, Billings, Montana, Johnstown, Pennsylvania and State College, Pennsylvania markets for an aggregate purchase price of approximately $26.0 million, consisting of $25.5 million in cash and a $500,000 promissory note. Of the cash portion, $1.0 million has been deposited into escrow to secure Marathon Media's obligations under the asset purchase agreement. The promissory note will bear no interest unless a payment default occurs, and the principal is to be paid in $100,000 installments on each of the first through fifth anniversaries of the closing of the transaction. The note will also provide for a mandatory prepayment upon the occurrence of certain events and will permit optional prepayment.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of the stations is subject to conditions including

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

(1) the receipt of FCC consent to the assignment of the station licenses to Marathon Media, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (3) the receipt of consents to the assignment to Marathon Media of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on February 8, 1999. Citadel Broadcasting anticipates that if the sale of these stations closes, it will close in the second quarter of 1999. If the transaction is completed, Citadel Broadcasting expects to use the cash proceeds to repay debt expected to be outstanding at that time. Citadel Broadcasting does not own any other radio stations serving these markets.

COLORADO SPRINGS AND SPOKANE TRANSACTIONS

     KKLI-FM, KSPZ-FM, KVOR-AM and KTWK-AM, Colorado Springs, Colorado and KEYF-FM and KEYF-AM, Spokane, Washington. On February 2, 1999, Citadel Broadcasting entered into a letter of intent with Capstar Acquisition Company, Inc. under which Citadel Broadcasting has agreed to acquire from Capstar radio station KSPZ-FM in Colorado Springs in exchange for Citadel Broadcasting's radio station KKLI-FM in Colorado Springs. There will be no cash purchase price to either Citadel Broadcasting or Capstar in connection with this exchange. Citadel Broadcasting has also agreed to acquire radio stations KVOR-AM and KTWK-AM in Colorado Springs and radio stations KEYF-FM and KEYF-AM in Spokane for the aggregate purchase price of approximately $10.0 million in cash.

     Capstar is acquiring the five stations to be sold to Citadel Broadcasting in connection with the merger of Capstar and Triathlon Broadcasting Company. Citadel Broadcasting and Triathlon Broadcasting Company are currently parties to a joint sales agreement under which Citadel Broadcasting sells advertising for radio stations KSPZ-FM, KVOR-AM and KTWK-AM as well as one other FM radio station in Colorado Springs and radio stations KEYF-FM and KEYF-AM and one other FM and one other AM radio station in Spokane. If the transactions contemplated by the letter of intent with Capstar are completed, the joint sales agreement will be terminated.

     Completion of the acquisition and disposition of the stations is subject to conditions including (1) the parties' entry into definitive agreements relating to the transactions, (2) the receipt of FCC consent to the assignment of the station licenses to Citadel Broadcasting and to Capstar, as applicable, (3) the closing of Capstar's merger with Triathlon Broadcasting Company and (4) the termination of the joint sales agreement. An application seeking FCC approval was filed with the FCC on February 8, 1999.

     The parties intend to complete the foregoing transactions concurrently and prior to receipt of final orders from the FCC. Until the orders become final, third parties may file a request for reconsideration or judicial review or the FCC may reconsider an initial grant on its own motion. Such action could expose Citadel Broadcasting to a modification or set aside of the initial approval. There can be no assurance that a modification or set aside will not occur. See "Business -- Federal Regulation of Radio Broadcasting -- Ownership Matters."

     KNJY-FM, Spokane, Washington. On February 2, 1999, Citadel Broadcasting entered into an Asset Purchase Agreement with AGM-Nevada, L.L.C. under which Citadel Broadcasting has agreed to acquire substantially all of the assets of radio station KNJY-FM serving the Spokane market for the purchase price of approximately $4.2 million. Citadel Broadcasting has delivered an irrevocable letter of credit in favor of the seller, issued by

BankBoston, N.A., in the amount of $225,000 to secure Citadel Broadcasting's obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and completion of the acquisition is subject to conditions including (1) the receipt of FCC consent to the assignment of the station license to Citadel Broadcasting, (2) the closing of the Spokane transactions with Capstar discussed above and (3) the receipt of consents to the assignment to Citadel Broadcasting of contracts relating to the station. An application seeking FCC approval was filed with the FCC on February 8, 1999.

     If the KNJY-FM acquisition and the transactions with Capstar are completed, Citadel Broadcasting will own four FM and three AM radio stations in Spokane and three FM and two AM radio stations in Colorado Springs.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of the directors and executive officers of Citadel Broadcasting:

NAME                            AGE                    POSITION
----                            ---                    --------
Lawrence R. Wilson............  53   Chief Executive Officer and Chairman
Donna L. Heffner..............  39   Vice President, Chief Financial Officer,
                                     Treasurer and Secretary
D. Robert Proffitt............  45   President and Chief Operating Officer
Stuart R. Stanek..............  43   Vice President; President--East Region
Peter J. Benedetti............  35   Vice President; President--Central Region
Edward T. Hardy...............  50   Vice President; President--West Region
Patricia Diaz Dennis..........  52   Director
Scott E. Smith................  43   Director
Ted L. Snider, Sr.............  70   Director
John E. von Schlegell.........  44   Director

     Lawrence R. Wilson co-founded and was a general partner of Citadel Broadcasting's predecessor, Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership, from 1984 to July 1992 and has been the Chief Executive Officer and Chairman of the Board of Citadel Broadcasting since it was incorporated in August 1991 and Chief Executive Officer, President and Chairman of Citadel Communications since it was incorporated in May 1993. Mr. Wilson also served as President of Citadel Broadcasting from 1991 to October 1998. From 1974 to 1979, Mr. Wilson was Executive Vice President and General Counsel of Combined Communications Corporation, a national media company, where he handled all acquisitions and mergers and oversaw the broadcast, newspaper and outdoor billboard divisions as a part of a five person management committee. From 1979 to 1986, he was engaged in the private practice of law.

     Donna L. Heffner joined Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership in 1988 as Controller. Ms. Heffner has served as Treasurer and Secretary of Citadel Broadcasting since it was incorporated in August 1991 and of Citadel Communications since it was incorporated in May 1993. She has served as Chief Financial Officer of Citadel Broadcasting and Citadel Communications since July 1992 and May 1993, respectively. In January 1997, Ms. Heffner became Vice President of Citadel Broadcasting and Citadel Communications. Ms. Heffner also served as a director of Citadel Broadcasting from 1992 to 1993 and as a director of Citadel Communications for several months in 1993. From 1982 to 1985 and in 1987, she was employed by Price Waterhouse, and in 1986, she was employed by Lowrimore, Warwick & Company as an accountant.

     D. Robert Proffitt joined Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership in 1988 as Vice President--General Manager of KKFM-FM in Colorado Springs. In 1991, he was appointed Vice President of Citadel Broadcasting, and in 1993, he was appointed Vice President of Citadel Communications, Mr. Proffitt took over as General Manager of Citadel Broadcasting's Albuquerque operations in 1994. Mr. Proffitt served as President of Central Region for Citadel Broadcasting from June 1997 to

October 1998, and he became President and Chief Operating Officer of Citadel Broadcasting in October 1998.

     Stuart R. Stanek joined Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership in 1986 as a General Manager of KKFM-FM in Colorado Springs. In 1988, he became General Manager of KCNR-AM/KUBL-FM in Salt Lake City, in 1991, he was appointed Vice President of Citadel Broadcasting, in 1992 he was elected to the Board of Directors of Citadel Broadcasting and in 1993, he was appointed Vice President and elected to the Board of Directors of Citadel Communications. He served as a Director of Citadel Broadcasting and Citadel Communications until August 1996. Mr. Stanek became President of East Region for Citadel Broadcasting in June 1997.

     Peter J. Benedetti joined Citadel Broadcasting in April 1995 as Sales Manager for KMGA-FM in Albuquerque and also became Sales Manager for KHFM-FM in Albuquerque upon Citadel Broadcasting's acquisition of that station in June 1996. From January 1997 to July 1997, Mr. Benedetti was Director of Sales of Citadel Broadcasting's Salt Lake City radio station group, and from July 1997 to October 1998, he served as Vice President and General Manager of that radio station group. In October 1998 Mr. Benedetti became Vice President and President of the Central Region for Citadel Broadcasting and Vice President of Citadel Communications. Prior to joining Citadel Broadcasting, he served as an account executive for Jacor Communications' KBPI-FM in Denver, Colorado. Mr. Benedetti currently serves on the Board of Directors of the Utah Broadcasters Association and the Salt Lake City Radio Broadcasters Association.

     Edward T. Hardy founded and was elected President and Chief Executive Officer of Deschutes River Broadcasting, Inc. in 1994. Mr. Hardy joined Citadel Communications in January 1997 as President of Deschutes following Citadel Communications' acquisition of Deschutes. Mr. Hardy became President of West Region for Citadel Broadcasting and Vice President of Citadel Broadcasting and Citadel Communications in June 1997 when Deschutes was merged with and into Citadel Broadcasting. From 1984 to 1993, Mr. Hardy was Vice President--General Manager of KUPL AM/FM in Portland.

     Patricia Diaz Dennis became a director of Citadel Broadcasting and Citadel Communications in November 1997. Since November 1998, Ms. Dennis serves as Senior Vice President--Regulatory and Public Affairs of SBC Communications Inc., a company which provides telecommunications products and services, and from September 1995, she served as Senior Vice President and Assistant General Counsel for regulation and public policy of SBC Communications Inc. From March 1993 until joining SBC Communications Inc., Ms. Dennis served as special counsel for communications matters for the law firm of Sullivan & Cromwell. Ms. Dennis served as a commissioner of the FCC from June 1986 to September 1989 and as Assistant Secretary of State for Human Rights and Humanitarian Affairs in the United States Department of State from August 1992 to January 1993. Ms. Dennis also serves as director for various entities, including Massachusetts Mutual Life Insurance Company and National Public Radio.

     Scott E. Smith has served as a member of the Board of Directors of Citadel Broadcasting since 1992 and of Citadel Communications since 1993. He is an Executive Vice President of Baker, Fentress & Company. Since 1989, Mr. Smith has managed the private placement portfolio of Baker Fentress.

     Ted L. Snider, Sr. became a director of Citadel Broadcasting and Citadel Communications in November 1997 following Citadel Broadcasting's October 1997 acquisition of Snider

Corporation. Mr. Snider had been Chairman of Snider Corporation since its incorporation in 1971. Snider Corporation owned two FM and two AM radio stations, the right to construct an additional FM radio station and the Arkansas Radio Network.

     John E. von Schlegell has served as a member of the Board of Directors of Citadel Broadcasting and Citadel Communications since January 1997. He co-founded and, since 1991, has managed, Endeavour Capital Fund Limited Partnership, a firm that invests equity capital in privately held businesses throughout the northwest. Prior to 1991, Mr. von Schlegell was a general partner at Golder, Thoma & Cressey, a private equity firm based in Chicago.

BOARD COMPOSITION

     The five persons presently constituting the Board of Directors of Citadel Broadcasting were elected under the terms of a Fourth Amended and Restated Voting Agreement dated as of October 15, 1997, by and among Citadel Communications, the voting trustee under the Amended and Restated Voting Trust Agreement dated October 15, 1997 and certain other stockholders of Citadel Communications. In connection with Citadel Communications' initial public offering, the Fourth Amended and Restated Voting Agreement and a related Stockholders Agreement among Citadel Communications and certain of its stockholders were terminated. The Amended and Restated Voting Trust Agreement will continue in effect until terminated in accordance with its terms.

     Each director of Citadel Broadcasting holds office until the next annual meeting of stockholders and until his or her successor has been elected and qualified. Officers are elected by the Board of Directors and serve at its discretion.

     In the event that, after July 1, 2002, two or more semi-annual dividends payable on Citadel Broadcasting's exchangeable preferred stock are in arrears and unpaid, or upon the occurrence of certain other events, including failure to comply with certain covenants and failure to pay the mandatory redemption price when due, then the holders of a majority of the then outstanding shares of the exchangeable preferred stock, voting separately as a class, will be entitled to elect two additional directors of Citadel Broadcasting, who shall serve until such time as all dividends in arrears or any other failure, breach or default giving rise to such voting rights is remedied or waived.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid to Citadel Broadcasting's Chief Executive Officer and each of the other four most highly compensated executive officers of Citadel Broadcasting during 1998. Information with respect to 1996 compensation is not given for Mr. Proffitt as he did not begin service as an executive officer of Citadel Broadcasting until 1997. Information with respect to 1996 and 1997 compensation is not given for Mr. Benedetti as he did not begin service as an executive officer of Citadel Broadcasting until 1998.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                            ANNUAL COMPENSATION            COMPENSATION
                                   -------------------------------------   ------------
                                                                            SECURITIES
NAME AND                                                  OTHER ANNUAL      UNDERLYING     ALL OTHER
PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION
------------------          ----   --------   --------   ---------------   ------------   ------------
Lawrence R. Wilson........  1998   $358,319   $214,370(2)        -0 -          60,000        $3,046(3)
  Chairman and Chief        1997    341,256    120,000(4)        -0 -            -0 -         3,278(3)
  Executive Officer         1996    325,000     81,250(5)    $412,041(6)      450,000         2,786(3)
Donna L. Heffner..........  1998   $175,000   $ 80,000(2)        -0 -          12,000        $4,537(7)
  Vice President and        1997    140,535     50,000(4)        -0 -            -0 -         3,086(7)
  Chief Financial Officer   1996    120,000     20,000(5)        -0 -          66,000         2,505(7)
D. Robert Proffitt........  1998   $200,000   $ 40,000(2)        -0 -          12,000        $3,161(8)
  President and             1997    192,211     15,000(4)        -0 -            -0 -         2,541(8)
  Chief Operating Officer
Stuart R. Stanek..........  1998   $210,000   $ 50,000(2)        -0 -          12,000        $2,635(9)
  Vice President and        1997    190,007     30,000(4)        -0 -            -0 -         2,529(9)
  President of the East     1996    165,000     35,000(5)        -0 -          72,000         2,553(9)
  Region
Peter J. Benedetti........  1998   $150,000   $ 65,000(2)        -0 -          21,005        $2,093(10)
  Vice President and
  President of the Central
  Region

---------------

 (1) In accordance with applicable regulations, the amounts set forth in this column do not include perquisites and other personal benefits received by each of the executives unless the aggregate value of such perquisites and other benefits exceeded the lesser of $50,000 or 10% of the total salary and bonus reported for the executive.

 (2) Bonuses were earned in 1998 and paid in 1998 or will be paid in 1999. Does not reflect bonuses earned in 1997 but paid in 1998.

 (3) Represents Citadel Broadcasting's contribution of $2,986, $3,200 and $2,708 in 1998, 1997 and 1996, respectively, to Citadel Broadcasting's 401(k) Plan, which contributions vest over five years, and Citadel Broadcasting's payment of $60 in 1998 and $78 in each of 1997 and 1996 of premiums for term life insurance.

 (4) Bonuses were earned in 1997 and paid in 1997 and 1998. Does not reflect bonuses earned in 1996 but paid in 1997.

 (5) Bonuses were earned in 1996, but paid in 1997. Does not reflect bonuses earned in 1995 but paid in 1996.

 (6) Represents $3,404 for personal use of company-provided vehicle and for goods and services received through Citadel Broadcasting's trade agreements, and the forgiveness of $408,637 of indebtedness in 1996. See "Certain Transactions."

 (7) Represents Citadel Broadcasting's contribution of $4,477, $3,008 and $2,427 in 1998, 1997 and 1996, respectively, to Citadel Broadcasting's 401(k) Plan, which contributions vest over five years, and Citadel Broadcasting's payment of $60 in 1998 and $78 in each of 1997 and 1996 of premiums for term life insurance.

 (8) Represents Citadel Broadcasting's contribution of $3,101 and $2,463 in 1998 and 1997, respectively, to Citadel Broadcasting's 401(k) Plan, which contribution vests over five years, and Citadel Broadcasting's payment of $60 in 1998 and $78 in 1997 of premiums for term life insurance.

 (9) Represents Citadel Broadcasting's contribution of $2,575, $2,451 and $2,475 in 1998, 1997 and 1996, respectively, to Citadel Broadcasting's 401(k) Plan, which contributions vest over five years, and Citadel Broadcasting's payment of $60 in 1998 and $78 in each of 1997 and 1996 of premiums for term life insurance.

(10) Represents Citadel Broadcasting's contribution of $2,033 to Citadel Broadcasting's 401(k) Plan, which contribution vests over five years, and Citadel Broadcasting's payment of $60 of premiums for term life insurance.

Stock Options.

     The following table summarizes individual grants of options to purchase shares of common stock of Citadel Communications to the executive officers listed in the Summary Compensation Table during the year ended December 31, 1998:

                         OPTIONS GRANTED IN FISCAL 1998

                                                                                                  POTENTIAL
                                                                                                  REALIZABLE
                                                                                               VALUE AT ASSUMED
                                      PERCENT                                                    ANNUAL RATES
                        NUMBER OF     OF TOTAL    EXERCISE    MARKET                            OF STOCK PRICE
                        SECURITIES    OPTIONS        OR        PRICE                           APPRECIATION FOR
                        UNDERLYING   GRANTED TO     BASE      ON DATE                           OPTION TERM(2)
                         OPTIONS     EMPLOYEES     PRICE     OF GRANT    EXPIRATION   ----------------------------------
         NAME            GRANTED      IN 1998      ($/SH)    ($/SH)(1)      DATE       0%($)       5%($)        10%($)
         ----           ----------   ----------   --------   ---------   ----------   --------   ----------   ----------
Lawrence R. Wilson(3)     60,000        29.4%      $16.00     $25.813     9/09/08     $588,780   $1,562,820   $3,057,120
Donna L. Heffner(3)       12,000         5.9        16.00      25.813     9/09/08      117,756      312,564      611,424
D. Robert Proffitt(3)     12,000         5.9        16.00      25.813     9/09/08      117,756      312,564      611,424
Stuart R. Stanek(3)       12,000         5.9        16.00      25.813     9/09/08      117,756      312,564      611,424
Peter J. Benedetti(3)     16,005         7.8        16.00      16.000     6/30/08          -0-      161,042      408,128
                           5,000         2.5        16.00      25.813     9/09/08       49,065      130,235      254,760

---------------

(1) For options granted on September 9, 1998, the indicated market price on the date of the grant was the closing market price of the common stock. For the option granted on June 30, 1998, the indicated market price on the date of the grant was the initial public offering price in Citadel Communications' initial public offering.

(2) The potential realizable value is based on the term of the option at the time of grant, which is ten years for each of the options set forth in the table. An assumed stock price appreciation of 0%, 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the market price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price. The potential realizable value is not intended to forecast the future appreciation of the common stock.

(3) Options vest 20% on each of the first through fifth anniversaries of the date of grant. Vesting accelerates in the event of a change in control of Citadel Communications, as provided for in the relevant option agreements.

     The following table shows the number and value of unexercised stock options to purchase shares of common stock of Citadel Communications (rounded to the nearest whole share) held by the executive officers listed in the Summary Compensation Table as of December 31, 1998. No options were exercised by these executive officers in 1998:

                         FISCAL YEAR END OPTION VALUES

                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED            IN-THE-MONEY
                                        OPTIONS                    OPTIONS(1)
                               -------------------------    -------------------------
                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                               -------------------------    -------------------------
Lawrence R. Wilson(2)........       479,636/322,312          $  10,982,914/5,878,524
Donna L. Heffner.............        139,243/79,811              3,283,559/1,604,401
D. Robert Proffitt...........        106,420/77,606              2,469,932/1,532,262
Stuart R. Stanek.............        140,827/83,207              3,315,737/1,678,070
Peter J. Benedetti...........          1,800/28,205                   28,575/321,724

---------------

(1) These values have been calculated on the basis of the December 31, 1998 closing price per share of $25.875, less the applicable exercise price.

(2) Includes options held by Rio Bravo Enterprise Associates, L.P. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P.

EMPLOYMENT AGREEMENT

     In June 1996, Citadel Broadcasting entered into an employment agreement with Lawrence R. Wilson which has an initial term ending in June 2001. Mr. Wilson's current annual base salary under the agreement is $376,234 which is to be increased by 5% in January of each year during the term of the agreement. The agreement also provides for an annual bonus calculated as a percentage of Mr. Wilson's base salary in effect at the end of the year and based on annual performance criteria of Citadel Broadcasting.

     Mr. Wilson's employment with Citadel Broadcasting will terminate upon Mr. Wilson's becoming permanently disabled or upon:

         --  a liquidation or dissolution of Citadel Communications

         -- a sale, transfer or other disposition of all of the assets of Citadel Broadcasting on a consolidated basis or

         -- any transaction or series of transactions whereby any person or entity other than ABRY Broadcast Partners II, L.P. or its affiliates or affiliates of Citadel Broadcasting, becomes the direct or indirect beneficial owner of securities of Citadel Broadcasting or Citadel Communications representing 50% or more of the combined voting power of Citadel Broadcasting's or Citadel Communications' then outstanding securities

In such event, Mr. Wilson or his beneficiary will be entitled to receive Mr. Wilson's then base salary through the end of the month in which the termination occurs. In addition, upon the affirmative vote or written consent of not less than 66 2/3% of the members of the Citadel Communications Board of Directors, Mr. Wilson's employment may be terminated with or without cause. If any such termination is without cause, Mr. Wilson will be entitled to receive his then current base salary through the end of the then current term of the employment agreement.

1996 EQUITY INCENTIVE PLAN

     Citadel Communications has adopted the 1996 Equity Incentive Plan under which all employees of Citadel Broadcasting are eligible to receive awards in the form of non-qualified options and incentive options to purchase common stock of Citadel Communications, stock appreciation rights, restricted securities and other stock-based awards as determined by the Board of Directors. The Equity Incentive Plan is administered by the Board of Directors of Citadel Communications, which determines the price and type of awards granted and the key managerial employees eligible to receive awards and the terms thereof, including vesting, all in a manner consistent with the plan. The Citadel Communications Board may delegate responsibility for administration of the plan to a committee of the Citadel Communications Board. At December 31, 1998, total number of shares of common stock of Citadel Communications that remained reserved and available for issuance under the Equity Incentive Plan (or which may be used to provide a basis of measurement for an award) was 1,568,215 shares. Shares subject to any option which terminates or expires unexercised will be available for subsequent grants. The exercise price of incentive stock options granted under the plan is to be at least 100% of the fair market value of the common stock on the date of grant (110% of the fair market value of the common stock in the case of an incentive stock option to an individual who at the time of the grant owns more than 10% of the combined voting power of Citadel Communications' capital stock). The Citadel Communications Board may provide that an optionee may pay for shares upon exercise of an option in cash or by check or by such other medium or by any combination of media as authorized by the Citadel Communications Board. The grant of an option may be accompanied by a reload option, which gives an optionee who pays the exercise price of an option with shares of common stock an additional option to acquire the same number of shares that was used to pay for the original option at an exercise price of not less than the fair market value of common stock as of the reload option grant date. An unexercised option may expire upon termination of employment, or the Citadel Communications Board may permit the holder of the option to exercise it during the 90 days following termination. Under certain circumstances, including termination of employment upon retirement, disability or death, the option may be exercised during an extended period. In the event of termination of employment under certain circumstances following certain change in control events, an option generally may be exercised in full during the 90 days following termination. The Equity Incentive Plan also provides for the grant of performance units and shares of restricted stock, none of which have been granted.

401(k) PLAN

     Effective in 1993, Citadel Broadcasting adopted a 401(k) Savings Plan for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of Citadel Broadcasting and its subsidiaries who have been employed for a period of one year or longer. Contributions to the 401(k) plan are made by the employee and, on a voluntary basis, by Citadel Broadcasting. Citadel Broadcasting currently matches 100% of that part of the employee's deferred compensation which does not exceed 2% of such employee's salary.

     A contribution to the 401(k) plan of $0.4 million was made by Citadel Broadcasting during the year ended December 31, 1998.

DIRECTOR COMPENSATION

     Ms. Dennis receives an annual fee of $20,000 for her services as a director of Citadel Broadcasting and Citadel Communications and the other non-employee directors of Citadel Broadcasting and Citadel Communications receive an annual fee of $12,000 for their services as directors of Citadel Broadcasting and Citadel Communications. Directors who are also employees of Citadel Broadcasting will not receive additional consideration for serving as directors, except that all directors will be reimbursed for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Scott E. Smith, John E. von Schlegell and Patricia Diaz Dennis were members of the Compensation Committee of the Citadel Communications Board of Directors, which determines compensation matters for Citadel Broadcasting. Such persons are also directors of Citadel Broadcasting.

     Repayment of Indebtedness. In October 1996, Citadel Broadcasting repaid its indebtedness to Baker, Fentress & Company, which consisted of $7.0 million in principal amount and $20,534 in accrued and unpaid interest. Citadel Broadcasting also paid Baker Fentress a $420,000 prepayment penalty. Baker Fentress beneficially owns more than five percent of the outstanding common stock of Citadel Communications. Scott E. Smith, a director of Citadel Broadcasting, is an Executive Vice President of Baker Fentress. See "Principal Stockholders."

     Registration Rights Agreement. Citadel Communications is a party to a Registration Rights Agreement, dated June 28, 1996, as amended, with Lawrence R. Wilson, Rio Bravo Enterprise Associates, L.P., ABRY Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P., Baker Fentress, Oppenheimer & Co., Inc. (now CIBC Oppenheimer Corp.), Edward T. Hardy, Endeavour Capital Fund Limited Partnership, Ted L. Snider, Sr. and others, which requires Citadel Communications to register their shares of its common stock under the Securities Act for offer and sale to the public (including by way of an underwritten public offering), upon a one-time demand by such stockholders, and which entitles such parties to join in any registration of equity securities of Citadel Communications. Royce Yudkoff, a former director of Citadel Broadcasting and Citadel Communications, is President of ABRY Holdings, Inc., the general partner of ABRY Capital, L.P., the general partner of ABRY Broadcast Partners II, L.P., a significant stockholder of Citadel Communications, and ABRY Citadel Investment Partners, L.P., formerly a significant stockholder of Citadel Communications. See "Principal Stockholders." Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P.

     Securities Purchase and Exchange Agreement. Pursuant to a Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended, among Citadel Broadcasting, Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P., Baker Fentress, Oppenheimer, Endeavour Capital Fund, Edward T. Hardy, Bank of America National Trust and Savings Association, Ted L. Snider, Sr. and other parties, Citadel

Communications redeemed outstanding preferred stock held by Bank of America and certain other parties, repaid the $2.0 million principal balance and the $17,500 in accrued interest on Citadel Communications' Junior Subordinated Convertible Note Due 1996 dated May 24, 1996 issued to ABRY Broadcast Partners II, L.P., financed four radio station acquisitions, and paid certain working capital requirements. The transactions were financed by Citadel Communications' issuance of shares of preferred stock to ABRY Broadcast Partners II, L.P. and to ABRY Citadel Investment Partners, L.P. for a total consideration of approximately $49.5 million, and through borrowings under a $20.0 million revolving line of credit with ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. Simultaneously, four then existing series of capital stock of Citadel Communications held by Baker Fentress, Oppenheimer, Bank of America and certain other parties were reclassified.

     Deschutes Transactions. In connection with the acquisition of Deschutes River Broadcasting, Inc., (1) Edward T. Hardy, an officer, director and shareholder of Deschutes prior to its acquisition by Citadel Communications and currently an executive officer of Citadel Broadcasting, and (2) Endeavour Capital Fund, a shareholder of Deschutes prior to its acquisition by Citadel Communications and currently a stockholder of Citadel Communications, each received merger consideration consisting of shares of capital stock of Citadel Communications valued at approximately $206,500 and approximately $7.2 million, respectively. John E. von Schlegell, a director of Citadel Broadcasting and Citadel Communications, is President and a shareholder of the general partner of Endeavour Capital Fund. Mr. Hardy also received immediately exercisable options to purchase 68,754 shares of common stock of Citadel Communications at an exercise price of $1.64 per share and 24,135 shares of common stock at an exercise price of $5.72 per share in exchange for options to acquire shares of Deschutes capital stock. Following the acquisition, he was granted options to purchase an aggregate of 111,000 shares of common stock at an exercise price of $5.72 per share, which options vest 20% per year beginning with the first anniversary of the date of the grant. In contemplation of the proposed acquisition of Deschutes, during 1996, Citadel Broadcasting made advances to Deschutes to enable Deschutes to acquire various radio stations and pay-off existing debt. At December 31, 1996, an aggregate of approximately $18.3 million was due under these advances, which was credited against the cash portion of the purchase price for Deschutes.

     In connection with the acquisition of Deschutes, Citadel Communications entered into an Agreement Not to Compete with DVS Management, Inc., the general partner of Endeavour Capital Fund, a shareholder of Deschutes prior to its acquisition by Citadel Communications, pursuant to which DVS agreed not to compete in radio broadcasting in any geographic area or market served or competed in by one or more of Citadel Broadcasting's stations. In consideration for such agreement not to compete with Citadel Broadcasting's stations, Citadel Broadcasting paid DVS $100,000 in each of 1997 and 1998. John E. von Schlegell, a director of Citadel Broadcasting, is President and a shareholder of DVS. This agreement has now expired.

                              CERTAIN TRANSACTIONS

LOAN TRANSACTIONS

     Lawrence R. Wilson, an executive officer and director of Citadel Broadcasting, was indebted to Citadel Broadcasting in the amount of $394,297 (including accrued interest of $46,440) as of December 31, 1995. Approximately $70,000 of the principal amount of the loan was advanced by Citadel Broadcasting's predecessor to Mr. Wilson in June 1992 for personal purposes, approximately $27,860 of the loan was advanced by Citadel Broadcasting's predecessor to Mr. Wilson in April 1993 to finance Mr. Wilson's purchase of capital stock of Citadel Broadcasting from a former stockholder and approximately $250,000 was advanced by Citadel Broadcasting to Mr. Wilson in 1994 for personal purposes. The loan, which bore interest at the rate of 8.5% per annum, was forgiven in June 1996, at which time an aggregate of $408,637 principal and accrued interest was outstanding. Mr. Wilson's indebtedness under the loan was secured by shares of capital stock of Citadel Communications owned by Mr. Wilson.

     In 1995, Mr. Wilson made a short-term unsecured loan of $365,000 to Citadel Broadcasting at an annual interest rate of 10%. Citadel Broadcasting repaid such loan in full in 1996.

SALE AND LEASEBACK OF AIRPLANE

     In December 1995, Citadel Broadcasting sold to Wilson Aviation, L.L.C., a company then owned by Mr. Wilson and his spouse and currently owned by Rio Bravo Enterprise Associates, L.P., an airplane formerly owned by Citadel Broadcasting, for a cash purchase price of approximately $1.3 million. Contemporaneously with the sale of the airplane, Citadel Broadcasting entered into an agreement to lease the airplane from Wilson Aviation, L.L.C. from December 29, 1995 to December 31, 2001. The parties subsequently amended the lease to extend through December 31, 2003. Under the terms of the lease, as amended, Citadel Broadcasting paid monthly rent in the amount of $17,250 through December 31, 1998 and is required to pay monthly rent in the amount of $21,000 thereafter. In addition, Citadel Broadcasting bears all of the costs of the maintenance, repair and operation of the airplane during the term of the lease. The sale and leaseback were not independently established in an arm's length transaction; however, the original transaction was reviewed and approved by Citadel Broadcasting's senior lender and Citadel Broadcasting believes, based upon such review, that the terms of the transaction are reasonable and at least as favorable to Citadel Broadcasting as could be obtained generally from unaffiliated parties. Citadel Broadcasting's Board of Directors approved the amendment to this lease. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P.

REAL ESTATE PURCHASE IN CONNECTION WITH ACQUISITION

     In order to facilitate Citadel Broadcasting's acquisition of KKLI-FM from Tippie Communications, Inc. in 1996, Mr. Wilson purchased from a shareholder of Tippie associated real estate located in Colorado Springs, Colorado, which Citadel Broadcasting did not desire to acquire. The purchase price for the real estate was $350,000. The purchase price and terms of the transaction were negotiated between Mr. Wilson and the seller of the real estate, and neither Citadel Broadcasting nor Mr. Wilson obtained an independent appraisal of such real estate. In acquiring the real estate involved, Mr. Wilson did not obtain funds directly or indirectly from Citadel Broadcasting to purchase such property. Citadel Broadcasting believes that its acquisition of KKLI-FM, in the context of the acquisition of the real estate by Mr. Wilson, was fair to Citadel Broadcasting.

CORPORATE EVENT COSTS

     During 1998, Citadel Broadcasting paid an aggregate of $75,964 in respect of accommodation and activity costs in connection with three corporate events held at a facility owned indirectly by Rio Bravo Enterprise Associates, L.P. Citadel Broadcasting's Board of Directors approved the charges. Citadel Broadcasting believes that these charges are reasonable and reflect terms at least as favorable to it as could be obtained generally from unaffiliated providers of similar services.

LITTLE ROCK AND PROVIDENCE ACQUISITIONS

     Ted L. Snider, Sr., who became a director of Citadel Broadcasting in November 1997, and his spouse were the shareholders of Snider Corporation and, in connection with Citadel Broadcasting's acquisition of Snider Corporation and other assets from Mr. Snider and his spouse in October 1997, Mr. Snider and his spouse received approximately $7.4 million in cash and approximately $4.5 million in shares of a newly created series of preferred stock of Citadel Communications which have been converted into shares of common stock. Mr. Snider's son, Ted Snider, Jr., and nephew, Calvin Arnold, were principal shareholders of Snider Broadcasting Corporation and of CDB Broadcasting Corporation and, in connection with Citadel Broadcasting's acquisition of Snider Broadcasting and assets from CDB Broadcasting in October 1997, they received approximately $5.5 million in shares of a newly created series of preferred stock of Citadel Communications which have been converted into shares of common stock. In addition, Citadel Broadcasting repaid approximately $2.6 million of indebtedness of Snider Broadcasting and CDB Broadcasting received approximately $4.9 million in cash. Mr. Arnold was employed by Citadel Broadcasting in 1997 and 1998 as General Manager of Citadel Broadcasting's radio stations in the Little Rock area.

     Prior to its acquisition by Citadel Broadcasting, Snider Corporation transferred to Mr. Snider and his spouse its rights to operate under a local marketing agreement an FM radio station under construction. Accordingly, the cash portion of the purchase price for Snider Corporation was reduced by $100,000. Because a designated third party did not take an assignment and assume the Sniders' rights under the local marketing agreement, Citadel Broadcasting accepted an assignment of the local marketing agreement and paid the Sniders $100,000. Citadel Broadcasting subsequently assigned its right to operate this station to an unrelated party.

     Effective June 2, 1997, Citadel Broadcasting began operating the radio stations formerly owned by Snider Corporation, Snider Broadcasting and CDB Broadcasting under local marketing agreements under which an aggregate of approximately $823,000 was paid by Citadel Broadcasting to such entities. Citadel Broadcasting believes that the terms of the foregoing transactions were at least as favorable to Citadel Broadcasting as could have been obtained generally from unaffiliated parties. In May 1998, Citadel Broadcasting entered into an agreement pursuant to which an entity controlled by Ted Snider, Jr. will provide to Citadel Broadcasting telephone access services and other related services. The term of the agreement is five years and, unless terminated, the agreement will automatically renew for additional five-year terms. Citadel Broadcasting believes that the terms of this agreement reflect arm's-length negotiations and are at least as favorable to Citadel Broadcasting as could be obtained generally from unaffiliated providers of similar services.

     In connection with Citadel Broadcasting's September 1997 acquisition of WXEX-FM and related assets in Providence, Rhode Island, each of Philip Urso and Phillip Norton acquired ownership of more than five percent of the then outstanding shares of a newly created series of preferred stock of Citadel Communications, shares of which series have been converted into shares of common stock. Mr. Urso and Mr. Norton are employed by Citadel Broadcasting. Mr. Urso and members of his family were shareholders of Bear Broadcasting Company, which sold WHKK-FM to Citadel Broadcasting in November 1997 for approximately $4.0 million in cash. From September 15, 1997 until the acquisition of WHKK-FM, Citadel Broadcasting operated WHKK-FM under a local marketing agreement pursuant to which Citadel Broadcasting reimbursed Bear Broadcasting an aggregate of approximately $17,000 for costs and expenses of station operation. Citadel Broadcasting believes that the terms of the foregoing transactions were at least as favorable to it as could have been obtained generally from unaffiliated parties.

CONSULTING ARRANGEMENT

     During the fiscal year ended December 31, 1996, Michael J. Ahearn, a director of Citadel Broadcasting from 1996 to November 1997, provided financial consulting services to Citadel Broadcasting for which he was paid $83,520. On June 28, 1996, Mr. Ahearn was also granted an option to purchase 12,000 shares of common stock of Citadel Communications at an exercise price of $5.72 per share. Such option is fully vested. Citadel Broadcasting believes that such services were provided to Citadel Broadcasting on terms at least as favorable to it as could have been obtained generally from unaffiliated parties.

LEGAL SERVICES

     During the fiscal year ended December 31, 1996, Citadel Broadcasting retained the law firm of Gallagher & Kennedy, P.A. to represent Citadel Broadcasting on various matters. Michael J. Ahearn was a shareholder of such firm and a director of Citadel Broadcasting in 1996.

INVESTMENT BANKING RELATIONSHIPS

     Mark A. Leavitt, a director of Citadel Broadcasting from 1992 to November 1997, is a Managing Director of Prudential Securities Incorporated. Prudential Securities has provided investment banking services to Citadel Broadcasting since 1996 and may provide such services in the future. Such services have been provided on terms customary in the industry. Prudential Securities acted as an initial purchaser in the offering of the outstanding 9-1/4% notes and in the offerings of the 10-1/4% notes and the exchangeable preferred stock and as an underwriter of Citadel Communications' initial public offering. In 1996, Oppenheimer provided investment banking services to Citadel Broadcasting. Mr. Leavitt was a Managing Director of Oppenheimer during 1996. Oppenheimer provided services to Citadel Broadcasting on terms customary in the industry. Oppenheimer was also a party to a now terminated voting agreement and stockholders agreement and is a party to the Registration Rights and the Securities Purchase and Exchange Agreements dated June 28, 1996 among Citadel Communications and certain of its stockholders. Each of the registration rights agreement and the securities purchase and exchange agreement have been amended several times.

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

     The Securities Purchase and Exchange Agreement identified in the preceding paragraph established a commitment by ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. in favor of Citadel Communications for a revolving line of credit in the aggregate principal amount of $20.0 million and against which ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. made pro rata advances. At June 30, 1997, there were four such advances outstanding, the aggregate principal balance of which was approximately $12.8 million. Citadel Broadcasting used a portion of the proceeds from the offerings of the 10-1/4% notes and the exchangeable preferred stock to repay advances made to Citadel Broadcasting by Citadel Communications with the proceeds of the advances from ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. Citadel Communications repaid the advances from ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. concurrently with the offerings of the 10-1/4% notes and the exchangeable preferred stock. Thereafter, the commitment terminated and ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P. have no further obligation to make the advances.

VOTING TRUST AGREEMENT

     In 1997, Citadel Communications paid ABRY Broadcast Partners II, L.P., for the account of ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P., $75,000 to defray the fees and expenses associated with the voting trust created by the Amended and Restated Voting Trust Agreement dated October 15, 1997, including any fees payable to the voting trustee and the back-up trustees under the Amended and Restated Voting Trust Agreement. Each of Christopher P. Hall, J. Walter Corcoran and Harlan A. Levy, directors of Citadel Broadcasting and Citadel Communications for a portion of 1997, served as either the voting trustee or a back-up trustee in 1997. Mr. Levy currently serves as the voting trustee. For additional information concerning the Amended and Restated Voting Trust Agreement, see "Management--Board Composition" and "Principal Stockholders."

MANAGEMENT AND CONSULTING SERVICES AGREEMENT

     In June 1996, Citadel Broadcasting entered into a Management Services and Consulting Agreement with ABRY Partners, Inc. which was terminated in March 1997. Pursuant to the agreement, ABRY Partners, Inc. provided consultation to Citadel Broadcasting's Board of Directors and management on business and financial matters. Citadel Broadcasting paid $37,500 and $62,500 to ABRY Partners, Inc. under this agreement in 1996 and 1997, respectively, and reimbursed ABRY Partners, Inc. for reasonable out-of-pocket costs and expenses. ABRY Partners, Inc. is an affiliate of ABRY Broadcast Partners II, L.P. and ABRY Citadel Investment Partners, L.P.

PREPAYMENT AND REDEMPTION OF SECURITIES

     On June 28, 1996, Citadel Broadcasting prepaid senior subordinated notes in the principal amount of $4.0 million, and funded Citadel Communications' redemption of a portion of the stock purchase warrants, issued under a Senior Subordinated Note and Warrant Purchase Agreement dated as of October 1, 1993. These senior subordinated notes and warrants were held, in part, by Bank of America National Trust and Savings Association. As of June 28, 1996, after giving effect to the redemption, Bank of America held a warrant to purchase 138,101 shares of nonvoting common stock of Citadel Communications which was convertible into voting common stock upon the occurrence of events, and such conversion would have resulted in Bank of America owning in excess of five percent of the then outstanding shares of voting common stock. The warrant was subsequently converted into a warrant to purchase 414,303 shares of Citadel Communications' currently existing common stock. Immediately thereafter, the warrant was transferred to, and exercised for a nominal exercise price by, BankAmerica Investment Corporation, and the 414,303 shares of common stock were sold in Citadel Communications' initial public offering. Bank of America had been a party to the Registration Rights Agreement dated June 28, 1996 among Citadel Communications and certain of its stockholders and a now terminated stockholders agreement.

STOCK REPURCHASE

     In June 1996, Citadel Communications repurchased shares of capital stock of Citadel Communications then held by Mesirow Capital Partners VI for an aggregate of approximately $10.7 million. Mesirow VI had acquired such shares in 1993. William P. Sutter, Jr., a former director of Citadel Broadcasting, was an officer of the general partner of Mesirow VI. Mesirow VI had been a party to now terminated voting and stockholders agreements among Citadel Communications and certain of its stockholders.

     See also "Management--Compensation Committee Interlocks and Insider Participation" for a description of various other transactions involving the directors and executive officers of Citadel Broadcasting and significant stockholders of Citadel Communications.

                             PRINCIPAL STOCKHOLDERS

     Citadel Communications owns all of the currently issued and outstanding common stock of Citadel Broadcasting and has pledged such common stock to secure its guaranty of indebtedness under the credit facility. See "Description of Indebtedness--Existing Loan Agreement." The only other outstanding capital stock of Citadel Broadcasting is its exchangeable preferred stock.

     The only outstanding capital stock of Citadel Communications is its common stock. The following table sets forth information with respect to the beneficial ownership of Citadel Communications' common stock as of January 29, 1999 by (1) each person, entity or group known to Citadel Broadcasting to beneficially own more than five percent of the common stock, (2) each director of Citadel Broadcasting, (3) each executive officer listed in the Summary Compensation Table in the "Management" section under the heading "Executive Compensation" and
(4) all directors and executive officers of Citadel Broadcasting as a group.

     Except as indicated below, the persons named have sole voting and investment power with respect to the shares shown as beneficially owned by them. The percentages are rounded to the nearest tenth of a percent. Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally.

     The number of shares and percentages in the table are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 on a stockholder by stockholder basis, assuming that each stockholder converted all securities owned by such stockholder that are convertible into common stock at the option of the holder within 60 days of January 29, 1999, and that no other stockholder so converts. The numbers and percentages of shares owned assume that outstanding options have been exercised by such respective stockholders as follows:

         -- Lawrence R. Wilson--479,636 shares, including options held by Rio Bravo Enterprise Associates, L.P.,

         --  D. Robert Proffitt--115,300 shares,

         --  Donna L. Heffner--149,527 shares,

         --  Stuart R. Stanek--152,107 shares,

         --  Peter J. Benedetti--1,800 shares,

         --  Patricia Diaz Dennis--7,500 shares,

         --  Rio Bravo Enterprise Associates, L.P.--441,194 shares, and

         --  all directors and executive officers as a group--1,043,159 shares.

                                                                   BENEFICIAL
                                                                  OWNERSHIP OF
                                                                  COMMON STOCK
                                                              ---------------------
NAME OF BENEFICIAL OWNER                                        NUMBER      PERCENT
------------------------                                      ----------    -------
Lawrence R. Wilson(1).......................................   2,748,401      10.5%
  City Center West
  Suite 400
  1201 West Lake Mead Boulevard
  Las Vegas, NV 89128
Donna L. Heffner(2).........................................     187,643         *
D. Robert Proffitt(3).......................................     187,185         *
Stuart R. Stanek(4).........................................     219,180         *
Peter J. Benedetti..........................................       7,427         *
Patricia Diaz Dennis........................................       7,500         *
Scott E. Smith(5)...........................................   2,166,736       8.4
John E. von Schlegell(6)....................................   1,095,836       4.3
Ted L. Snider, Sr.(7).......................................     342,504       1.3
Rio Bravo Enterprise Associates, L.P.(1)....................   2,709,869      10.4
  City Center West
  Suite 400
  1201 West Lake Mead Boulevard
  Las Vegas, NV 89128
Baker, Fentress & Company...................................   2,166,736       8.4
  200 West Madison
  Suite 3510
  Chicago, IL 60602
ABRY Broadcast Partners II, L.P.(8).........................   8,460,839      32.9
  18 Newbury Street
  Boston, MA 02116
Harlan A. Levy(9)...........................................   8,460,839      32.9
  1585 Broadway
  19th Floor
  New York, NY 10036
ABRY Capital, L.P.(10)......................................   8,468,436      32.9
  18 Newbury Street
  Boston, MA 02116
Putnam Investments, Inc.(11)................................   2,079,763       8.1
  One Post Office Square
  Boston, MA 02109
All directors and executive officers as a group (10
  persons)(13)..............................................   7,136,879      26.7

---------------

 * Less than 1%

 (1) Includes 2,268,675 shares of outstanding common stock and 441,194 shares of common stock which may be acquired upon exercise of options that are currently exercisable or that are exercisable within 60 days of January 29, 1999, which shares and options are owned by Rio Bravo Enterprise Associates, L.P. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P.

 (2) Ms. Heffner's shares are jointly owned by Ms. Heffner and her spouse.

 (3) Mr. Proffitt's shares are jointly owned by Mr. Proffitt and his spouse.

 (4) Mr. Stanek's shares are jointly owned by Mr. Stanek and his spouse.

 (5) Represents shares held by Baker, Fentress & Company, as described in the table. Mr. Smith is an Executive Vice President of Baker Fentress and, since 1989, has managed its private placement portfolio.

 (6) Represents shares held by Endeavour Capital Fund Limited Partnership, as described in the table. Mr. von Schlegell, a director of Citadel Broadcasting, is the Managing Partner of Endeavour Capital Fund and the President and a shareholder of the General Partner of Endeavour Capital Fund.

 (7) Does not include 121,713 shares owned by Mr. Snider's spouse.

 (8) These shares are held under the Amended and Restated Voting Trust Agreement dated October 15, 1997. By its terms, the Amended and Restated Voting Trust Agreement shall continue in effect until terminated upon the written agreement of Citadel Communications and the holders of voting trust certificates which represent a majority of the shares held in the voting trust as determined in accordance with the Amended and Restated Voting Trust Agreement. The voting trust also terminates with respect to any shares upon transfer of such shares to a person who is not an affiliate of ABRY Broadcast Partners II, L.P. or ABRY Citadel Investment Partners, L.P. or upon a distribution of shares by ABRY Broadcast Partners II, L.P. or ABRY Citadel Investment Partners, L.P. to its partners. ABRY Citadel Investment Partners, L.P. has sold or has distributed all of its shares to its partners. During the term of the Amended and Restated Voting Trust Agreement, the voting trustee has the right to vote the shares of stock subject to that agreement and to take part in any shareholders' meetings, including the right to vote the shares for the election of directors of Citadel Communications. The voting trustee may assign his rights and delegate his obligations to a successor voting trustee, who shall be a back-up trustee or other person appointed in the manner provided under the terms of the Amended and Restated Voting Trust Agreement. Dispositive power with respect to these shares is held by Royce Yudkoff, the President of ABRY Holdings, Inc., the general partner of ABRY Capital, L. P., the general partner of ABRY Broadcast Partners II, L.P..

 (9) Represents shares held by Mr. Levy as voting trustee under the Amended and Restated Voting Trust Agreement. See footnote (8).

(10) Includes 8,460,839 shares beneficially owned by ABRY Broadcast Partners II, L.P. and held by Harlan A. Levy as voting trustee under the Amended and Restated Voting Trust Agreement. See footnotes (8) and (9).

(11) As reported on Schedule 13G filed with the SEC on February 4, 1999 (dated January 26, 1999) by Putnam Investments, Inc. on behalf of itself and Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and Putnam Advisory Company, Inc., the shares indicated are under shared voting and dispositive power among Putnum Investments, Inc., Putnum Investment Management, Inc. and Putnum Advisory Company, Inc. Putnum Investment Management, Inc. and Putnum Advisory Company, Inc. are subsidiaries of Putnum Investments, Inc., and Putnum Investments, Inc., is a subsidiary of Marsh & McLennan Companies, Inc. The number of shares shown assume that there has been no change in the number of shares beneficially owned since the date of the Schedule 13G. Pursuant to Rule 13d-4 under the Exchange Act, Marsh & McLennan Companies, Inc. and Putnum Investments, Inc. declared that their filing of the Schedule 13G shall not be deemed to be an admission of beneficial ownership of the shares reported.

(12) Includes shares discussed in footnotes (1), (5) and (6).

                          DESCRIPTION OF INDEBTEDNESS

EXISTING LOAN AGREEMENT

     On October 9, 1996, Citadel Broadcasting, Deschutes River Broadcasting, Inc., formerly known as Deschutes Acquisition Corporation (now merged into Citadel Broadcasting), Citadel License and Deschutes License, Inc. (now merged into Citadel License) entered into a credit facility with FINOVA Capital Corporation, as administrative agent, and the following lending institutions:

         --  FINOVA Capital Corporation,

         --  BankBoston, N.A.

         --  The Bank of New York,

         --  Nationsbank of Texas, N.A., and

         --  Union Bank of California, N.A.

     On July 3, 1997, Citadel Broadcasting, Citadel License and the agent and the lenders under the credit facility entered into amendments to the credit facility which permitted the issuance of Citadel Broadcasting's 10-1/4% notes and exchangeable preferred stock subject to limitations and restrictions regarding, among other things, redemption of or payment prior to maturity of principal on the 10-1/4% notes or Citadel Broadcasting's 13-1/4% exchange debentures, if issued, the redemption of or exchange of the exchangeable preferred stock and the payment of cash dividends on the exchangeable preferred stock. The amendments to the credit facility provided for a revolving loan, initially in the principal amount of $150.0 million, which included a $5.0 million letter of credit facility. A subsequent amendment increased the letter of credit facility to $10.0 million.

     Concurrently with the consummation of the offering of the outstanding 9-1/4% notes, Citadel Broadcasting, Citadel License and the agent and the lenders under the credit facility entered into amendments to the credit facility which permitted the issuance of the outstanding notes subject to limitations and restrictions regarding, among other things, redemption of or payment prior to maturity of principal on the notes. See "Description of the Notes." As of February 1, 1999, the credit facility allowed for borrowings of up to $137.5 million.

  Revolving Loan

     As of February 1, 1999, no amounts were outstanding under the revolving loan under the credit facility. The revolving loan may be drawn upon, subject to conditions, for acquisitions, working capital and other permitted uses. On the last business day of each quarter, the revolving loan commitment is to be reduced by an amount increasing from $2.5 million at December 31, 1997 to approximately $8.1 million at June 30, 2003. The credit facility also provides for additional mandatory reductions in the revolving loan commitment, and Citadel Broadcasting and Citadel License are required to pay any amount by which the outstanding principal balance exceeds the revolving loan commitment, as adjusted. The remaining principal balance of the revolving loan shall be due and payable on September 30, 2003. At Citadel Broadcasting's and Citadel License's election (a) any portion of the revolving loan which has been prepaid or repaid may be reborrowed and (b) the maximum amount of the revolving loan commitment may be permanently reduced.

     The obligation of the lenders under the credit facility to make additional loans under the credit facility or issue letters of credit under the letter of credit facility is subject to conditions, including, without limitation, that the adjusted total leverage ratio not exceed the applicable ratio as calculated on the last day of the most recent month preceding the applicable date for funding or letter of credit issuance. The adjusted total leverage ratio is the ratio as of the end of any month of total debt, as adjusted for permitted acquisitions and dispositions, as of such date to the operating cash flow, as adjusted for permitted acquisitions and dispositions, for the twelve-month period ending on such date. The applicable ratio through May 1999 is 6.00. For each six-month period thereafter through maturity, the applicable ratio shall decrease by 0.25.

  Letter of Credit Facility

     The letter of credit facility provides for, subject to certain limitations, the issuance of letters of credit to be used by Citadel Broadcasting and Citadel License as security for the obligations of Citadel Broadcasting and Citadel License under agreements entered into in connection with certain radio station acquisitions and for such other purposes as may be approved by the agent under the credit facility. The letter of credit facility requires the payment by Citadel Broadcasting and Citadel License of a quarterly fee equal to 1.25% of the amount of each permitted letter of credit from time to time outstanding. As of the date of this prospectus, letters of credit in the aggregate amount of $8.5 million are issued and outstanding in connection with the pending transactions.

  Prepayments

     Voluntary prepayments of the credit facility are permitted without premium or penalty. Mandatory prepayment of the credit facility will be required if the total leverage ratio, the ratio of total debt to operating cash flow, as adjusted for permitted acquisitions and dispositions, as of the end of each year is 4.5 or greater. The amount of the mandatory prepayment shall be the lesser of
(a)(1) 66-2/3% of the excess cash flow if the total leverage ratio as of the end of such year exceeds 5.5 and (2) 50% of the excess cash flow if the total leverage ratio as of the end of each such year is 4.5 to 5.5, inclusive, or (b) an amount by which cash equivalents, as of the last day of March in which Citadel Broadcasting and Citadel License are required to deliver financial statements, exceeds $5.0 million. Notwithstanding the foregoing, upon retirement of the credit facility, Citadel Broadcasting will be required to pay a fee in the maximum amount of $0.7 million as of February 1, 1999, which amount will decline quarterly based on the amount of outstanding borrowings under the credit facility.

  Interest Rates

     The credit facility bears interest at a rate equal to (a) the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base rate of interest and which may be changed automatically without notice, in effect from time to time plus the applicable margin, which is an additional interest rate as determined under the credit facility, or (b) at the written election of Citadel Broadcasting and Citadel License, at a rate determined by the agent under the credit facility to be the LIBOR rate for the respective interest period, plus the applicable margin. The LIBOR rate is the average of London interbank offered rates on the LIBO page of the Bloomberg Service or appropriate successor divided by 1.00 minus the Eurocurrency Reserve Requirements as prescribed by the Federal Reserve Board or other governmental body, in effect from time to time. Citadel Broadcasting's and Citadel License's right to elect a LIBOR rate will be subject to certain limitations. The applicable margins for the credit facility are expected to range between 0.50% and 1.75% for the base rate and 1.50% and 2.75% for the LIBOR rate, depending on the total leverage ratio from time to time. Except as otherwise provided with respect to voluntary and mandatory prepayments, interest on the credit facility is payable quarterly in arrears on the last business day of each quarter. At February 1, 1999, the interest rate under the credit facility was 6.78%.

  Other Fees

     Citadel Broadcasting and Citadel License are required to pay to the agent under the credit facility an unused commitment fee on the last business day of each quarter, which equals the product of the maximum revolving loan commitment for the preceding quarter minus the average outstanding principal balance of the revolving loan under the credit facility during such preceding quarter, multiplied by 0.125%. This multiplier will be reduced to 0.09375% if the total leverage ratio calculated as of the last day of the quarter preceding such quarter was less than 4.5. Citadel Broadcasting and Citadel License are required to pay an aggregate annual agency fee of $50,000 in October of each year.

  Security and Guarantee

     Subject to permitted liens, the credit facility is secured by:

     (a) a first priority pledge on all of Citadel Broadcasting's and Citadel License's capital stock other than Citadel Broadcasting's exchangeable preferred stock,

     (b) a first priority security interest in all the existing and after acquired property of Citadel Broadcasting and Citadel License, including, without limitation, accounts, machinery, equipment, inventory, general intangibles, investment property and insurance on the life of Lawrence R. Wilson, and

     (c) all proceeds of the foregoing.

     The credit facility is also guaranteed by Citadel Communications pursuant to a guaranty.

  Change of Control

     The credit facility provides that a change in control or ownership will be an event of default under the credit facility. A change in control or ownership shall occur if:

     (a) Citadel Communications shall cease to own all of the capital stock of Citadel Broadcasting (other than the exchangeable preferred stock),

     (b) Citadel Broadcasting shall cease to own or control all of the capital stock of its subsidiaries,

     (c) any person (including entities) or affiliates of such person, except Mr. Wilson or ABRY Broadcast Partners II, L.P. or their respective affiliates, own capital stock possessing more than 35.0% of the voting power of all voting stock of Citadel Communications, or

     (d) Mr. Wilson shall die, become permanently disabled or cease, for a period in excess of 60 days, to devote his full business time to the operation of Citadel Broadcasting's and Citadel License's broadcasting business, unless Mr. Wilson is replaced by a person reasonably acceptable to the lenders under the credit facility within 90 days after the occurrence of any such event.

  Covenants

     The credit facility contains customary restrictive covenants, which, among other things, and with exceptions, limit the ability of Citadel Broadcasting and Citadel License to incur additional indebtedness and liens, enter into transactions with affiliates, pay dividends, consolidate, merge or affect asset sales, issue additional stock, make capital or overhead expenditures, make investments, loans or prepayments and change the nature of their business. Citadel Broadcasting and Citadel License are also required to satisfy financial covenants, which will require Citadel Broadcasting and Citadel License to maintain specified financial ratios and to comply with financial tests, such as ratios for maximum leverage, senior debt leverage, minimum interest coverage and minimum fixed charges.

  Events of Default

     The credit facility contains customary events of default, including without limitation:

     (a) failure of Citadel Broadcasting or Citadel License to pay all or any portion of the principal balance of the credit facility when due or to pay any other of their obligations within five days after becoming due and payable,

     (b) failure of Citadel Broadcasting or Citadel License to observe or perform certain affirmative covenants or agreements, specifically those pertaining to legal existence, good standing, insurance, environmental matters, the interest hedge contract and all negative covenants,

     (c) failure of Citadel Broadcasting, Citadel License or Citadel Communications to observe or perform any other covenant or agreement contained in the credit facility or related documents which is not remedied within 30 days of written notice,

     (d) breach of warranty or representation and/or false or misleading statements by Citadel Broadcasting, Citadel License or Citadel Communications made in connection with the credit facility or related documents,

     (e) certain defaults, including payment defaults, by Citadel Broadcasting or Citadel License, under other agreements relating to indebtedness,

     (f) failure of Citadel Broadcasting, Citadel License or Citadel Communications to generally pay debts as they become due or to be adjudicated insolvent,

     (g) Citadel Broadcasting's, Citadel License's or Citadel Communications' filing, or consent to the filing against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the law of any jurisdiction or making of an assignment for the benefit of creditors, or the appointment of a custodian, receiver or trustee for Citadel Broadcasting, Citadel License or Citadel Communications under certain circumstances,

     (h) failure of Citadel Broadcasting, Citadel License or Citadel Communications to discharge certain judgments and awards against any of them,

     (i) revocation, termination, suspension or adverse modification of any license which is material to the continuation of Citadel Broadcasting's and Citadel License's broadcasting business,

     (j) seizure or failure to maintain any item of collateral provided as security under the credit facility,

     (k) complete interruption of on-air broadcast operations in two or more markets at any time for more than 72 hours during any consecutive ten-day period,

     (l) existence of certain conditions which result in actual or potential liability to Citadel Broadcasting or Citadel License or any ERISA affiliate for its pension plan which creates a material adverse effect in the opinion of the lenders under the credit facility,

     (m) a change of ownership or control,

     (n) failure of the Citadel Communications' guaranty to remain in full force and effect, and

     (o) Citadel Communications' denial or disaffirmance of obligations under its guaranty or its failure to make payment when due.

     Upon the occurrence of an event of default, with certain limitations, Citadel Broadcasting's and Citadel License's obligations under the credit facility which are at that time outstanding may become automatically accelerated.

10-1/4% NOTES

     On July 3, 1997, Citadel Broadcasting offered and sold $101.0 million aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2007. The 10-1/4% notes were issued pursuant to an Indenture dated as of July 1, 1997 among Citadel Broadcasting, Citadel License and The Bank of New York, as trustee. Interest on the 10-1/4% notes is payable semi-annually at a rate of 10-1/4% per annum, and the 10-1/4% notes mature on July 1, 2007.

     The 10-1/4% notes are unconditionally guaranteed on a senior subordinated basis by Citadel License, and will be similarly guaranteed by future Restricted Subsidiaries. The term Restricted Subsidiary under the indenture governing the 10-1/4% notes has the same meaning that this term has under the indenture governing the 9-1/4% notes. See "Description of the Notes." The 10-1/4% notes are unsecured senior subordinated obligations of Citadel Broadcasting and are subordinated to all Senior Debt (as defined in the indenture governing the 10-1/4% notes) of Citadel Broadcasting, including indebtedness under its credit facility.

     Citadel Broadcasting may redeem the 10-1/4% notes, in whole or in part, at the option of Citadel Broadcasting, at any time on or after July 1, 2002, at the redemption prices set forth in the indenture governing the 10-1/4% notes (ranging from 105.125% to 101.025%), plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, Citadel Broadcasting may, at its option, redeem a portion of the 10-1/4% notes with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the 10-1/4% notes. The term Public Equity Offering under the indenture governing the 10-1/4% notes has the same meaning that this term has under the indenture governing the 9-1/4% notes. See "Description of the Notes." Upon the occurrence of certain changes of control of Citadel Broadcasting, Citadel Broadcasting must make an offer to purchase all of the then outstanding 10-1/4% notes at a price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     Citadel Broadcasting also must offer to repurchase 10-1/4% notes at 100.0% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of Citadel Broadcasting or its Restricted Subsidiaries are not used within 12 months after the occurrence of such sales to permanently reduce Senior Debt of Citadel Broadcasting and/or to make an investment in or acquire replacement assets or assets that will be used in the broadcast business or businesses reasonably related thereto.

     The indenture governing the 10-1/4% notes contains covenants which, among other things, restrict the ability of Citadel Broadcasting and its subsidiaries with respect to:

      --  the incurrence of additional debt,

      --  restricted payments,

      -- dividend and other payment restrictions affecting certain subsidiaries,

      --  asset dispositions,

      --  certain asset swaps,

      --  transactions with affiliates,

      --  issuances and sales of stock of subsidiaries,

      --  liens, and

      --  consolidations, mergers or sales of assets.

     Events of default under the indenture governing the 10-1/4% notes include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

EXCHANGEABLE PREFERRED STOCK

     On July 3, 1997, Citadel Broadcasting also offered and sold 1.0 million shares of 13-1/4% Exchangeable Preferred Stock, no par value. The exchangeable preferred stock was sold for, and has a liquidation preference of, $100 per share. Dividends on the exchangeable preferred stock accumulate from the date of issuance and are payable semi-annually at a rate of 13-1/4% of the liquidation preference per share. Dividends on the exchangeable preferred stock are payable in cash or, at the option of Citadel Broadcasting, on or prior to July 1, 2002, in additional shares of exchangeable preferred stock. On January 1, 1998, July 1, 1998 and January 1, 1999, Citadel Broadcasting issued an additional 65,514, shares, 70,590 and 75,267 shares, respectively, of exchangeable preferred stock in payment of dividends on the then outstanding shares of exchangeable preferred stock.

     Citadel Broadcasting may redeem the exchangeable preferred stock, in whole or in part, at the option of Citadel Broadcasting, at any time on or after July 1, 2002, at the redemption prices set forth in the Certificate of Designation governing the exchangeable preferred stock (ranging from 107.729% to 101.104%), plus accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, Citadel Broadcasting may, at its option, redeem up to an aggregate of 35% of the shares of exchangeable preferred stock with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 113.25% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate liquidation preference of the exchangeable preferred stock. The term Public Equity Offering under the Certificate of Designation governing the exchangeable preferred stock has the same meaning that this term has under the indenture governing the 9-1/4% notes. See "Description of the Notes." Citadel Broadcasting is required, subject to certain conditions, to redeem all of the exchangeable preferred stock outstanding on July 1, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption. Upon the occurrence of certain changes of control of Citadel Broadcasting, Citadel Broadcasting is required to make an offer to purchase all of the then outstanding shares of exchangeable preferred stock at a price equal to 101.0% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the repurchase date.

     Subject to conditions, the exchangeable preferred stock is exchangeable in whole, but not in part, at the option of Citadel Broadcasting, on any dividend payment date, for Citadel Broadcasting's exchange debentures. See "--Exchange Debentures."

     The Certificate of Designation governing the exchangeable preferred stock contains covenants which, among other things, restrict the ability of Citadel Broadcasting and its subsidiaries with respect to:

      --  the incurrence of additional debt,

      --  restricted payments,

      --  issuances and sales of stock of certain subsidiaries, and

      --  consolidations, mergers or sales of assets.

     In the event that, after July 1, 2002, two or more semi-annual dividends payable on the exchangeable preferred stock are in arrears and unpaid, or upon the occurrence of other events, including failure to comply with covenants and failure to pay the mandatory redemption price when due, then the holders of a majority of the then outstanding shares of exchangeable preferred stock, voting separately as a class, will be entitled to elect two additional directors of Citadel Broadcasting, who shall serve until such time as all dividends in arrears or any other failure, breach or default giving rise to the voting rights is remedied or waived.

EXCHANGE DEBENTURES

     Subject to conditions, Citadel Broadcasting may exchange the outstanding exchangeable preferred stock in whole, but not in part, at the option of Citadel Broadcasting, on any dividend payment date, for 13-1/4% Subordinated Exchange Debentures due 2009 in an aggregate principal amount equal to the then effective liquidation preference of the exchangeable preferred stock, plus accumulated and unpaid dividends, if any, to the date fixed for exchange. If such exchange occurs, the exchange debentures will be issued pursuant to an Indenture dated as of July 1, 1997 among Citadel Broadcasting, Citadel License and The Bank of New York, as trustee. Interest on the exchange debentures will be payable semi-annually at a rate of 13-1/4% per annum, and the exchange debentures will mature on July 1, 2009. Interest on the exchange debentures will be payable in cash or, at the option of Citadel Broadcasting, on or prior to July 1, 2002, in additional exchange debentures.

     The exchange debentures will be unconditionally guaranteed on a senior subordinated basis by Citadel License, and will be similarly guaranteed by future Restricted Subsidiaries. The term Restricted Subsidiary under the indenture governing the exchange debentures has the same meaning that this term has under the indenture governing the 9-1/4% notes. See "Description of the Notes." The exchange debentures will be unsecured subordinated obligations of Citadel Broadcasting and will be subordinated to all existing and future Senior

Debt and Senior Subordinated Debt (each as defined in the indenture governing the exchange debentures) of Citadel Broadcasting, including its 10-1/4% notes.

     Citadel Broadcasting may redeem the exchange debentures, in whole or in part, at the option of Citadel Broadcasting, at any time on or after July 1, 2002, at the redemption prices set forth in the indenture governing the exchange debentures, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, Citadel Broadcasting may, at its option, redeem exchange debentures having an aggregate principal amount of up to 35.0% of the aggregate principal amount of exchange debentures issued upon exchange of the exchangeable preferred stock or in payment of interest on the exchange debentures, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 113.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the exchange debentures. The term Public Equity Offering under the indenture governing the exchange debentures has the same meaning that this term has under the indenture governing the 9 1/4% notes. See "Description of the Notes." Upon the occurrence of certain changes of control of Citadel Broadcasting, Citadel Broadcasting will be required to make an offer to purchase all of the then outstanding exchange debentures at a price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     Citadel Broadcasting also must offer to repurchase exchange debentures at 100% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of Citadel Broadcasting or its Restricted Subsidiaries are not used within 12 months after the occurrence of such sales to permanently reduce Senior Debt or Senior Subordinated Debt of Citadel Broadcasting and/or to make an investment in or acquire replacement assets or assets that will be used in the broadcast business or businesses reasonably related thereto.

     The indenture governing the exchange debentures contains covenants which, among other things, restricts the ability of Citadel Broadcasting and its subsidiaries with respect to:

      --  the incurrence of additional debt,

      --  restricted payments,

      -- dividend and other payment restrictions affecting certain subsidiaries,

      --  asset dispositions,

      --  certain asset swaps,

      --  transactions with affiliates,

      --  issuances and sales of stock of certain subsidiaries,

      --  liens, and

      --  consolidations, mergers or sales of assets.

     Events of default under the indenture governing the exchange debentures include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

9-1/4% NOTES

     For a description of Citadel Broadcasting's 9-1/4% Senior Subordinated Notes due 2008, See "Description of the Notes."

OTHER INDEBTEDNESS

     In connection with its acquisition of Tele-Media Broadcasting Company, Citadel Broadcasting incurred a $1.0 million contingent payment obligation which accrues interest at 5.0% per year. Citadel Broadcasting will be obligated to make such payment to the former holders of corporate bonds and warrants of Tele-Media only if a particular $2.0 million payment relating to Citadel Broadcasting's Providence, Rhode Island operations is received from a third party.

                               THE EXCHANGE OFFER

BACKGROUND

     Citadel Broadcasting originally sold the outstanding 9-1/4% Senior Subordinated Notes due 2008 on November 19, 1998 in a transaction exempt from the registration requirements of the Securities Act. Prudential Securities Incorporated and BT Alex. Brown Incorporated, as the initial purchasers, subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and pursuant to Regulation S under the Securities Act. As of the date of this prospectus, $115.0 million aggregate principal amount of unregistered notes are outstanding.

     Citadel Broadcasting, Citadel License, Prudential Securities Incorporated and BT Alex. Brown Incorporated entered into a registration rights agreement under which Citadel Broadcasting agreed that it would, at its own cost,

      -- use its best efforts to cause an exchange offer registration statement to be declared effective under the Securities Act within 180 days after November 19, 1998, the original issue date of the outstanding notes, and

      -- use its best efforts to consummate the exchange offer within 210 days after November 19, 1998.

     The summary in this prospectus of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

     Based on no-action letters issued by the staff of the SEC to third parties, Citadel Broadcasting believes that a holder of outstanding notes, but not a holder who is an affiliate of Citadel Broadcasting within the meaning of Rule 405 of the Securities Act, who exchanges outstanding notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, Citadel Broadcasting believes that a holder may so offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

     Any holder of outstanding notes using the exchange offer to participate in a distribution of new notes (including a broker-dealer that acquired outstanding notes directly from Citadel Broadcasting, but not as a result of market-making activities or other trading activities) cannot rely on the no-action letters referred to above. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities ("Participating Broker-Dealer") may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new notes received in exchange for outstanding notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A Participating Broker-Dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new notes it receives in exchange for outstanding notes in the exchange offer. Citadel Broadcasting will make this prospectus available to any Participating Broker-Dealer in connection with any resale of this kind for a period of 120 days after the expiration date of the exchange offer. See "Plan of Distribution".

     Each holder of the outstanding notes who wishes to exchange outstanding notes for new notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such outstanding notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

      -- the new notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

      -- neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of Citadel Broadcasting or any of its subsidiaries,

      -- any person participating in the exchange offer with the intention or purpose of distributing new notes received in exchange for outstanding notes (including a broker-dealer that acquired outstanding notes directly from Citadel Broadcasting, but not as a result of market-making activities or other trading activities) cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the new notes acquired by such person,

      -- if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new notes received in exchange for outstanding notes, and

      -- if the holder is a broker-dealer that will receive new notes for the holder's own account in exchange for outstanding notes, the outstanding notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     Under the registration rights agreement, Citadel Broadcasting is required to allow Participating Broker-Dealers to use this prospectus in connection with the resale of new notes received in the exchange offer. See "Plan of Distribution."

SHELF REGISTRATION STATEMENT

     In the event that:

     (1) applicable law or interpretations of the staff of the SEC do not permit Citadel Broadcasting to effect the exchange offer,

     (2) the exchange offer is not consummated within 210 days after November 19, 1998,

     (3) any holder of outstanding notes (other than Prudential Securities Incorporated and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes) is not eligible to participate in the exchange offer, or

     (4) Prudential Securities Incorporated or BT Alex. Brown Incorporated so requests (with respect to any outstanding notes which it acquired directly from Citadel Broadcasting) following the consummation of the exchange offer if certain circumstances are met,

     Citadel Broadcasting will, at its cost:

              -- file, as promptly as practicable and, in any event, within 90 days after the obligation arises, a shelf registration statement covering resales of the outstanding notes,

              -- use its best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 45 days after the filing occurs, and

              -- use its best efforts to keep effective the shelf registration statement until the earlier of two years after its effective date, the time when all of the applicable outstanding notes have been sold thereunder and the time when all of the applicable outstanding notes become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions.

     Citadel Broadcasting will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the outstanding notes. A holder that sells outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder (including indemnification obligations). In addition, each holder of outstanding notes will be required to deliver information to be used in connection with the shelf registration statement in order to have its outstanding notes included in the shelf registration statement.

INCREASE IN INTEREST RATE

     In the event that (1) the exchange offer is not completed a shelf registration statement is not declared effective on or prior to the 210th calendar day following November 19, 1998 or (2) either (a) the exchange offer registration statement ceases to be effective at any time prior to the time that the exchange offer is completed or (b) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the second anniversary of its effective date, the interest rate borne by the outstanding notes will be increased in accordance with the following table:

                                 INITIAL INCREASE          SUBSEQUENT INCREASES
          EVENT                  IN INTEREST RATE            IN INTEREST RATE
--------------------------  --------------------------  --------------------------
1. Exchange offer not       0.25% per annum following   Additional 0.25% per annum
  consummated or shelf      this 210-day period         for each 90-day period
  registration statement                                that additional interest
  not declared effective                                continues to accrue
  on or prior to 210th day
  following November 19,
  1998

2. Exchange offer           0.25% per annum             Additional 0.25% per annum
  registration statement    immediately after this      for each 90-day period
  ceases to be effective    type of occurrence          that additional interest
  prior to completion of                                continues to accrue
  exchange offer or shelf
  registration statement
  ceases to be effective
  at any time prior to the
  second anniversary of
  its effective date

However, in no event will the interest rate borne by the outstanding notes be increased by an aggregate of more than 1.5%.

     Upon the completion of the exchange offer or the effectiveness of a shelf registration statement, as the case may be, after the 210-day period described in clause (1) in the prior paragraph, or the effectiveness of the registration statement or the shelf registration statement following an event described in clause (2) in the prior paragraph, the interest rate borne by the outstanding notes from the date of such completion or effectiveness, as the case may be, will be reduced to the original interest rate if Citadel Broadcasting is otherwise in compliance with the above. However, if after any such reduction in interest rate, a different event specified in clause (1) or (2) in the prior paragraph occurs, the interest rate may again be increased under the provisions described above.

     If applicable, in the event that the shelf registration statement ceases to be usable for a period in excess of 30 days, whether or not consecutive, in any given year, then the interest rate borne by the outstanding notes will be increased by 0.25% per annum on the 31st day in the applicable year the shelf registration statement ceases to be usable. Such interest rate will increase by an additional 0.25% per annum for each additional 90 days that the shelf registration statement is not usable, subject to the same aggregate maximum increase in the interest rate of 1.5% per annum referred to above. Upon Citadel Broadcasting declaring that the shelf registration statement is usable after the interest rate has been so increased, the interest rate borne by the outstanding notes will be reduced to the original interest rate if Citadel Broadcasting is otherwise in compliance with the above. However, if after any such reduction in interest rate, the shelf registration statement again ceases to be usable beyond the period permitted above, the interest rate may again be increased and thereafter reduced pursuant to the provisions described above.

     Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the outstanding notes.

TERMS OF THE EXCHANGE OFFER

     Upon the exchange offer registration statement being declared effective, Citadel Broadcasting will offer the new notes in exchange for surrender of the outstanding notes. Citadel Broadcasting will keep the exchange offer open for not less than 30 days and not more than 45 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal which accompanies this prospectus, Citadel Broadcasting will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Citadel Broadcasting will issue an equal principal amount of new notes in exchange for such principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the new notes will be the same as the form and terms of the outstanding notes except that:

     (1) the new notes will bear a different CUSIP number from the outstanding notes,

     (2) the new notes will have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof, and

     (3) the holders of the new notes will not be entitled to certain rights under the registration rights agreement, which rights will terminate when the exchange offer is completed.

The new notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture governing the outstanding notes.

     In connection with the exchange offer, holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture governing the outstanding notes or the General Corporation Law of Nevada. Citadel Broadcasting intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     Citadel Broadcasting shall be deemed to have accepted validly tendered outstanding notes when, as and if Citadel Broadcasting has given oral or written notice of acceptance to The Bank of New York, exchange agent for the exchange offer. The Bank of New York will act as agent for the tendering holders for the purpose of receiving the new notes from Citadel Broadcasting.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. Citadel Broadcasting will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date of the exchange offer is 5:00 p.m., New York City time, on March 22, 1999, unless Citadel Broadcasting, in its sole discretion, extends the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, Citadel Broadcasting will notify The Bank of New York of any extension by written notice and will mail to the registered holders an announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Citadel Broadcasting reserves the right, in its sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving written notice of the delay, extension or termination to The Bank of New York or (2) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice of the delay to the registered holders.

INTEREST ON THE NEW NOTES

     Interest on the new notes will accrue from and including their issuance date. Additionally, interest on the new notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange for new notes. Alternatively, if no interest has been paid on the outstanding notes, interest on the new notes will accrue from November 19, 1998, the date of original issuance of the outstanding notes to but not including the issuance date of the new notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such outstanding notes. Accordingly, holders who exchange their outstanding notes will receive the same interest payment on the next interest payment date following the expiration date of the exchange offer that they would have received had they not accepted the exchange offer. Interest on the new notes is payable semi-annually on each May 15 and November 15 commencing on May 15, 1999.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender the holder's outstanding notes in the exchange offer. To tender in the exchange offer, a holder must do the following:

      -- complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

      -- have the signatures thereon guaranteed if required by the letter of transmittal, and

      -- except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes and any other required documents, to The Bank of New York prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To be tendered effectively, the outstanding notes, letter of transmittal and other required documents must be completed and received by The Bank of New York at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of any book-entry transfer must be received by The Bank of New York prior to the expiration date.

     By executing a letter of transmittal, each holder will make to Citadel Broadcasting the representations set forth above in the fourth paragraph under the heading "--Resale of the New Notes."

     The tender by a holder and the acceptance of the tender by Citadel Broadcasting will constitute the agreement between the holder and Citadel Broadcasting in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRES DOCUMENTS TO THE BANK OF NEW YORK IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE BANK OF NEW YORK BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO CITADEL BROADCASTING. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON THEIR BEHALF.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc. unless the outstanding notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled Special Delivery Instructions on the letter of transmittal or
(2) for the account of a member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc.

     If a letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature on the notes or bond power, as the case may be, guaranteed by a member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc.

     If a letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to Citadel Broadcasting of their authority to so act must be submitted with the letter of transmittal.

     Citadel Broadcasting understands that The Bank of New York will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer, and subject to the establishment of the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer the outstanding notes into The Bank of New York's account with respect to the outstanding notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into The Bank of New York's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by The Bank of New York at its address set forth below on or prior to the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to The Bank of New York.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by Citadel Broadcasting in its sole discretion, which determination will be final and binding. Citadel Broadcasting reserves the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes Citadel Broadcasting's acceptance of which would, in the opinion of counsel for Citadel Broadcasting, be unlawful. Citadel Broadcasting also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Citadel Broadcasting's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within a period of time that Citadel Broadcasting shall determine. Although Citadel Broadcasting intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither Citadel Broadcasting, The Bank of New York nor any other person shall incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by The Bank of New York that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by The Bank of New York to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its outstanding notes and:

     (1) whose outstanding notes are not immediately available,

     (2) who cannot deliver the holder's outstanding notes, the letter of transmittal or any other required documents to The Bank of New York, or

     (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date,

may effect a tender if:

      -- the tender is made through a member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc.

      -- prior to the expiration date, The Bank of New York receives from the member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc. a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the outstanding notes (or a confirmation of book-entry transfer of the outstanding notes into The Bank of New York's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc. with The Bank of New York, and

      -- The Bank of New York receives, within five New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes into The Bank of New York's account at the book-entry transfer facility), and all other documents required by the letter of transmittal.

     Upon request to The Bank of New York, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To withdraw a tender of outstanding notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by The Bank of New York at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

              -- specify the name of the person having deposited the outstanding notes to be withdrawn,

              -- identify the outstanding notes to be withdrawn (including the certificate number(s) and principal amount of such outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited),

              -- be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender, and

              -- specify the name in which any such outstanding notes are to be registered, if different from that of the person who deposited the notes.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Citadel Broadcasting, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, Citadel Broadcasting shall not be required to accept for exchange, or exchange new notes for, any outstanding notes and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if the exchange offer, or the making of any exchange by a holder of outstanding notes, violates applicable law or any applicable interpretation of the staff of the SEC.

EXCHANGE AGENT

     The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to The Bank of New York addressed as follows:

                         For Information by Telephone:
                                 (212) 815-6335

By Registered or Certified Mail:     By Hand or Overnight Delivery Service:
      The Bank of New York                    The Bank of New York
       101 Barclay Street                      101 Barclay Street
            (7 East)                     Corporate Trust Services Window
    New York, New York 10286                      Ground Level
Attention: Reorganization Section           New York, New York 10286
                                    Attention: Reorganization Section, 7 East

                           By Facsimile Transmission:
                        (212) 815-6339 or (212) 815-4699

                            (Facsimile Confirmation)
                                 (212) 815-6335

     Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service. Delivery to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

     The Bank of New York also acts as trustee under the indenture governing the notes.

FEES AND EXPENSES

     Citadel Broadcasting will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of Citadel Broadcasting and its affiliates.

     Citadel Broadcasting has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. Citadel Broadcasting, however, will pay The Bank of New York reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

     The cash expenses to be incurred in connection with the exchange offer will be paid by Citadel Broadcasting. Such expenses includes fees and expenses of The Bank of New York as exchange agent and as trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the outstanding notes as reflected in Citadel Broadcasting's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Citadel Broadcasting. The expenses of the exchange offer will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of outstanding notes who are eligible to participate in the exchange offer but who do not tender their outstanding notes will not have any further registration rights, and their outstanding notes will continue to be subject to restrictions on transfer. Accordingly, such outstanding notes may be resold only:

      --  to Citadel Broadcasting, upon redemption thereof or otherwise,

      -- so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

      -- in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to Citadel Broadcasting,

      -- outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

      --  pursuant to an effective registration statement under the Securities
          Act,

in each case in accordance with any applicable securities laws of any state of the United States.

                            DESCRIPTION OF THE NOTES

INTRODUCTION TO THE INDENTURE

     The outstanding notes were, and the new notes will be, issued under an Indenture dated as of November 19, 1998 between Citadel Broadcasting, Citadel License and The Bank of New York, as trustee, a copy of which is available from Citadel Broadcasting. Upon the effectiveness of the registration statement, of which this prospectus is a part, the indenture will be subject to and governed by the Trust Indenture Act of 1939, as this Act may have been amended. The summary of the material provisions of the indenture in this "Description of the Notes" section includes all material information with regard to those provisions. FOR DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED IN THIS "DESCRIPTION OF THE NOTES" SECTION, SEE THE DISCUSSION UNDER THE "CERTAIN DEFINITIONS" HEADING BELOW.

GENERAL TERMS OF THE NOTES

     The notes will mature on November 15, 2008, will be initially limited to $115.0 million aggregate principal amount and will be subordinate and junior in right of payment to all existing and future Senior Debt of Citadel Broadcasting. Each note will bear interest at the rate of 9-1/4% per annum. Interest on the new notes will accrue from and including their issuance date.

     Additionally, interest on the new notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor. Alternatively, if no interest has been paid on the outstanding notes, interest on the new notes will accrue from November 19, 1998, the date of original issuance of the outstanding notes, to but not including the issuance date of the new notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such outstanding notes. Accordingly, holders who exchange their outstanding notes will receive the same interest payment on the next interest payment date following the expiration date of the exchange offer that they would have received had they not accepted the exchange offer.

     Interest is payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1999, until the principal thereof is paid or duly provided for, to the person in whose name the note (or any predecessor note) is registered at the close of business on the May 1 or November 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The principal of and premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of Citadel Broadcasting in the City of New York maintained for such purposes. This office will initially be the office of The Bank of New York located at 101 Barclay Street, New York, New York 10286. At the option of Citadel Broadcasting, however, interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register for the notes. The new notes will be issued only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange or redemption of notes, but Citadel Broadcasting may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Subject to the covenants described below under "--Certain Covenants" and applicable laws, Citadel Broadcasting may, from time to time, issue additional senior subordinated notes under the indenture. The notes will, and any additional senior subordinated notes would, be treated as a single class for all purposes under the indenture.

     As of the date hereof, Citadel Broadcasting's only Subsidiary is a Restricted Subsidiary and a Subsidiary Notes Guarantor. However, under certain circumstances, Citadel Broadcasting will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture. The circumstances in which Citadel Broadcasting may designate a Subsidiary as an Unrestricted Subsidiary are described below under the "Unrestricted Subsidiaries" covenant.

     Any outstanding notes that remain outstanding after completion of the exchange offer and new notes issued in connection with the exchange offer will be treated as a single class of securities under the indenture.

     The notes will not be entitled to the benefit of any sinking fund.

GUARANTEES
--------------------------------------------------------------------------------

     Summary: The notes will be jointly and severally and unconditionally guaranteed on a senior subordinated basis by Citadel License and each of Citadel Broadcasting's future Subsidiaries that issues a Subsidiary Notes Guarantee. The guarantee obligation of each Subsidiary is limited to help prevent its being held unenforceable as a fraudulent conveyance. See "Risk Factors--Potential Unenforceability of Subsidiary Guarantees."
--------------------------------------------------------------------------------

     Payment of the principal of (and premium, if any, on) and interest on the notes, when and as the same become due and payable, is unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Subsidiary Notes Guarantors.

     In applying either federal or state statutes that are intended to protect creditors, frequently referred to as fraudulent conveyance laws, a court may void or hold unenforceable a Subsidiary Notes Guarantee. Although fraudulent conveyance laws differ among jurisdictions, in general a court could subordinate or void a Subsidiary Notes Guarantee if it finds that:

         -- the debt under the Subsidiary Notes Guarantee was incurred with intent to hinder, delay or defraud creditors, or

         -- the Subsidiary Notes Guarantor did not receive fair consideration or reasonably equivalent value for its Subsidiary Notes Guarantee and it:

              --  was insolvent when the Subsidiary Notes Guarantee was made,

              -- was rendered insolvent as a result of its Subsidiary Notes Guarantee,

              -- was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

              -- intended to incur, or believed that it would incur, debts beyond its ability to pay upon maturity.

     The obligations of each Subsidiary Notes Guarantor under its Subsidiary Notes Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

However, a court may not give effect to this limitation on liability. See "Risk Factors--Potential Unenforceability of Subsidiary Guarantees."

     The indenture requires that each Wholly Owned Restricted Subsidiary be a Subsidiary Notes Guarantor, as well as each other Restricted Subsidiary that guarantees any other Debt of Citadel Broadcasting.

     The indenture provides that no Subsidiary Notes Guarantor may consolidate with or merge with or into any other person (other than Citadel Broadcasting or another Subsidiary Notes Guarantor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another person unless: (a) subject to the provisions of the following paragraph, the person formed by or surviving such consolidation or merger or to which all or substantially all of such assets are disposed (if other than Citadel Broadcasting or a Subsidiary Notes Guarantor) assumes all of the obligations of such Subsidiary Notes Guarantor under the indenture and its Subsidiary Notes Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing. For a list of occurrences that constitute an Event of Default under the indenture, see "--Events of Default."

     The indenture provides that, in the event of

     (a) a sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Notes Guarantor to a person that is not an Affiliate of Citadel Broadcasting,

     (b) a sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Notes Guarantor to a person that is not an Affiliate of Citadel Broadcasting, or

     (c) the designation of such Subsidiary Notes Guarantor as an Unrestricted Subsidiary,

in any such case in compliance with the terms of the indenture, then such Subsidiary Notes Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under the indenture and its Subsidiary Notes Guarantee without any further action on the part of the trustee under the indenture or any holder of the notes; provided that the Net Cash Proceeds of any such sale, transfer or other disposition are applied in accordance with the "Limitation on Certain Asset Sales" covenant.

SUBORDINATION
--------------------------------------------------------------------------------

     Summary: Citadel Broadcasting's and the Subsidiary Notes Guarantors' obligation to repay the notes is subordinated to all Senior Debt which at September 30, 1998, on a pro forma basis, after giving effect to the transactions described in "Pro Forma Financial Information," would have been $36.8 million. Citadel Broadcasting may from time to time incur additional Senior Debt subject to the "Limitation on Debt" covenant described below.
--------------------------------------------------------------------------------

     The notes are, to the extent set forth in the indenture, subordinate in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets of Citadel Broadcasting to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of Citadel Broadcasting (except in connection with the consolidation or merger of Citadel Broadcasting or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "--Consolidation, Merger and Sale of Assets"), the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt before the holders of notes are entitled to receive any payment of principal of (or premium, if any) or interest on the notes or on account of the purchase or redemption or other acquisition of notes by Citadel Broadcasting or any Subsidiary of Citadel Broadcasting. In the event that, notwithstanding the foregoing, the trustee under the indenture or the holder of any note receives any payment or distribution of assets of Citadel Broadcasting of any kind or character (excluding equity or subordinated securities of Citadel Broadcasting provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt to at least the same extent as the notes are so subordinated), before all the Senior Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of Citadel Broadcasting for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

     Citadel Broadcasting may not make any payments on account of the notes or on account of the purchase or redemption or other acquisition of notes if a default in the payment when due of principal of (or premium, if any) or interest on Specified Senior Debt (as defined below under this "Subordination" heading) has occurred and is continuing or a default in the payment when due of commitment, facility or other fees, letter of credit fees or agency fees under the Credit Facility, or a default in payments when due with respect to letter of credit reimbursement arrangements with the agent under the Credit Facility has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) with respect to any Specified Senior Debt permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and Citadel Broadcasting and the trustee under the indenture have received written notice thereof from the agent under the Credit Facility or from an authorized person on behalf of any holder of Specified Senior Debt, then Citadel Broadcasting may not make any payments on account of the notes or on account of the purchase or redemption or other acquisition of notes for a period (a "blockage period") commencing on the date Citadel Broadcasting and the trustee under the indenture receive such written notice of default and ending on the earliest of:

     (a) 179 days after such date,

     (b) the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured, and

     (c) the date, if any, on which such blockage period has been terminated by written notice to Citadel Broadcasting or the trustee under the indenture from the agent under the Credit Facility or from the person who gave the written notice of default.

     Any number of additional payment blockage periods may be commenced during the period commencing on the date Citadel Broadcasting and the trustee under the indenture receive the written notice of default and ending 179 days after that date this period; provided, however, that no such additional payment blockage periods shall extend beyond this period. After the expiration of that period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the period. No Senior

Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Specified Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, Citadel Broadcasting makes any payment to the trustee under the indenture or the holder of any note prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Debt and will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt.

     The Subsidiary Notes Guarantees are, to the extent set forth in the indenture, subordinated in right of payment to the prior payment in full of all senior debt of the Subsidiary Notes Guarantors, upon terms substantially comparable to the subordination of the notes to all Senior Debt.

     By reason of such subordination, in the event of insolvency, creditors of Citadel Broadcasting or a Subsidiary Notes Guarantor who are not holders of Senior Debt or the notes may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the notes.

     The subordination provisions described above will cease to be applicable to the notes and the Subsidiary Notes Guarantees upon any defeasance or covenant defeasance of the notes as described under "--Defeasance or Covenant Defeasance of Indenture."

     As used in this "Description of the Notes" section, the term Specified Senior Debt means (a) all Senior Debt under the Credit Facility and (b) any other issue of Senior Debt having a principal amount of at least $10.0 million.

     At September 30, 1998, on a pro forma basis, after giving effect to the transactions described in the "Pro Forma Financial Information" section, the notes:

      --  would have been subordinate to $36.8 million of senior debt, and

      -- would have ranked equally with the $101.0 million principal amount of Citadel Broadcasting's 10-1/4% notes.

     Citadel Broadcasting may from time to time hereafter incur additional Debt constituting Senior Debt under the Credit Facility or otherwise, subject to the "Limitation on Debt" covenant described below.

OPTIONAL REDEMPTION
--------------------------------------------------------------------------------

     Summary: At any time on or after November 15, 2003, Citadel Broadcasting may redeem all or part of the notes at redemption prices that decline over time until 2006. In addition, at any time and from time to time prior to November 15, 2001, Citadel Broadcasting may redeem notes with the proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof plus accrued interest to the date of redemption, provided that at least 75% of the aggregate principal amount of the notes remains outstanding after giving effect to any such redemption.
--------------------------------------------------------------------------------

     Citadel Broadcasting may, at its election, redeem the notes (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefore), as a whole or from time to time in part, at any time on or after November 15, 2003 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date):

                                         REDEMPTION
                 YEAR                       PRICE
                 ----                    -----------
2003...................................    104.625%
2004...................................    103.083
2005...................................    101.541
2006...................................    100.000

     In addition, at any time and from time to time prior to November 15, 2001, Citadel Broadcasting may at its option redeem notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to any such redemption, at least 75% of the aggregate principal amount of the notes remains outstanding. Citadel Broadcasting must make any such redemption within 90 days of the related Public Equity Offering.

     If less than all the notes are to be redeemed, the trustee under the indenture shall select the particular notes to be redeemed not more than 60 days prior to the redemption date by such method as the trustee under the indenture deems fair and appropriate.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the full definition of all such terms as well as any other capitalized terms used in this "Description of the Notes" section for which no definition is provided.

     "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into Citadel Broadcasting or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such person or (c) secured by a Lien encumbering assets acquired from such person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by Citadel Broadcasting or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than Citadel Broadcasting or a Restricted Subsidiary of:

     (a) any Capital Stock of any of its Restricted Subsidiaries,

     (b) all or substantially all of the properties and assets of Citadel Broadcasting and its Restricted Subsidiaries representing a division or line of business, or

     (c) any other properties or assets of Citadel Broadcasting or any of its Restricted Subsidiaries, other than in the ordinary course of business.

     For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets:

     (a) that is governed by the provisions of the indenture described under (1) "--Consolidation, Merger and Sale of Assets" or (2) the "Limitation on Asset Swaps" covenant,

     (b) between or among Citadel Broadcasting and any of its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the indenture,

     (c) to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant,

     (d) representing obsolete or permanently retired equipment,

     (e) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year, or

     (f) having a value of up to $500,000, including cash, to a joint venture in which Citadel Broadcasting or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the Internet service provider business.

     "Asset Swap" means the execution of one or more definitive agreements, subject only to FCC approval, if applicable, and other customary closing conditions, which Citadel Broadcasting in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, or "deferred exchange" (for no more than 180 days) under section 1031(a)(3) of the Internal Revenue Code of 1986, as amended, of assets used in the broadcast or related businesses between Citadel Broadcasting or any of its Restricted Subsidiaries and one or more other persons or groups of affiliated persons; provided that any amendment to or waiver of any closing conditions that individually or in the aggregate are material to the Asset Swap will be deemed to be a new Asset Swap.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

     "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

     "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

     "Change of Control" means the occurrence of any of the following events:

     (a) Any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Amended and Restated Voting Trust Agreement dated October 15, 1997 ("Permitted Holders") or Citadel Communications, is or becomes the beneficial owner, directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of Citadel Broadcasting. The term beneficial ownership, as used in the prior sentence, has the meaning given to that term in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time;

     (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Citadel Broadcasting (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Citadel Broadcasting, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Citadel Broadcasting then in office; or

     (c) Citadel Broadcasting is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of Citadel Broadcasting and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

     (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),

     (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales,

     (c) the portion of net income (or loss) of any person (other than Citadel Broadcasting or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which Citadel Broadcasting or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Citadel Broadcasting or any of its Restricted Subsidiaries in cash during such period,

     (d) the net income (or loss) of any person combined with Citadel Broadcasting or any of its Restricted Subsidiaries on a pooling of interests basis attributable to any period prior to the date of combination, and

     (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to Citadel Broadcasting or a Restricted Subsidiary thereof;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

     (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary, multiplied by

     (B) the quotient of:

          (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by Citadel Broadcasting or any of its Restricted Subsidiaries, divided by

          (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period:

     (a) the aggregate interest expense and preferred stock dividends of Citadel Broadcasting and its Restricted Subsidiaries for such period, plus

     (b) the provision for federal, state, local and foreign income taxes of Citadel Broadcasting and its Restricted Subsidiaries for such period, plus

     (c) the aggregate depreciation and amortization expense of Citadel Broadcasting and any of its Restricted Subsidiaries for such period, plus

     (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business;

provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether Citadel Broadcasting could incur Debt pursuant to the first paragraph of the description of the "Limitation on Debt" covenant, if Citadel Broadcasting is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (a) (3) of the description of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by Citadel Broadcasting and certified by an officers' certificate filed with the trustee under the indenture. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving a metropolitan statistical area in which Citadel Broadcasting or its Subsidiaries has owned, or has operated under a local marketing agreement, one or more radio stations for at least the preceding six months.

     "Consolidated Cash Flow Ratio" means, at any date, the ratio of (a) the aggregate amount of Debt of Citadel Broadcasting and its Restricted Subsidiaries on a consolidated basis as of the end of the period constituting the immediately preceding four fiscal quarters for which internal financial statements of Citadel Broadcasting are available to (b) the aggregate amount of Consolidated Cash Flow for such period.

     "Consolidated Fixed Charges" means, for any period, without duplication, the sum of:

     (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of Citadel Broadcasting and its Restricted Subsidiaries for such period, including, without limitation:

          (1) amortization of debt discount,

          (2) the net cost of interest rate contracts (including amortization of discounts),

          (3) the interest portion of any deferred payment obligation,

          (4) amortization of debt issuance costs,

          (5) the interest component of Capitalized Lease Obligations of Citadel Broadcasting and any of its Restricted Subsidiaries, and

          (6) the portion of any rental obligation of Citadel Broadcasting and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation), plus

     (b) all interest on any Debt of any other person guaranteed by Citadel Broadcasting or any of its Restricted Subsidiaries;

provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

     "Credit Facility" means the loan agreement dated October 9, 1996 as it has been amended, among Citadel Broadcasting, the Banks and the agent under the Credit Facility, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

     "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     (a) every obligation of such person for money borrowed,

     (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments,

     (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person,

     (d) every obligation of such person issued or assumed as the deferred purchase price of property or services,

     (e) every Capitalized Lease Obligation of such person,

     (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends,

     (g) all Hedging Obligations of such person, and

     (h) every obligation of the types referred to in clauses (a) through (g) of another person and all dividends of another person (1) the payment of which, in either case, such person has guaranteed or (2) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business, any liability for federal, state or local taxes or other taxes owed by such person and the exchangeable preferred stock will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise:

     (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the notes,

     (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity, or

     (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an asset sale or change of control occurring prior to one year after the Stated Maturity of the notes will not constitute Disqualified Stock if the asset sale or change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such Capital Stock pursuant to such provision prior to Citadel Broadcasting's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that were in effect on November 19, 1998.

     "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Hedging Obligations" means the obligations of any person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

     "Investment" (in any person) means:

     (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person,

     (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, and

     (c) the transfer of any assets or properties from Citadel Broadcasting or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business.

Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Citadel Broadcasting or any of its Restricted Subsidiaries), net of:

     (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale,

     (b) provisions for all taxes payable as a result of such Asset Sale,

     (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale,

     (d) amounts required to be paid to any person (other than Citadel Broadcasting or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale, and

     (e) appropriate amounts to be provided by Citadel Broadcasting or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Pari Passu Debt" means Debt of Citadel Broadcasting that ranks pari passu in right of payment with the Notes.

     "Permitted Investments" means any of the following:

     (a) Investments in:

          (1) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof),

          (2) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500.0 million and

          (3) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of Citadel Broadcasting and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

     (b) Investments by Citadel Broadcasting or any of its Restricted Subsidiaries in another person, if as a result of such Investment (1) such other person becomes a Restricted Subsidiary that is a Subsidiary Notes Guarantor or
(2) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Citadel Broadcasting or a Restricted Subsidiary that is a Subsidiary Notes Guarantor.

     (c) Investments by Citadel Broadcasting or any of its Restricted Subsidiaries in a Subsidiary Notes Guarantor and Investments by any Restricted Subsidiary in Citadel Broadcasting.

     (d) Investments in assets owned or used in the ordinary course of business.

     (e) Investments in existence on November 19, 1998.

     (f) Promissory notes received as a result of Asset Sales permitted under the "Limitation on Certain Asset Sales" covenant.

     (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of Citadel Broadcasting or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1.0 million.

     (h) Investments by Citadel Broadcasting or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $0.5 million.

     (i) Other Investments that do not exceed $2.0 million at any one time outstanding.

     "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) Citadel Broadcasting or (b) Citadel Communications the net proceeds from which (after deducting any underwriting discounts and commissions) are used by

Citadel Communications to purchase Qualified Equity Interests of Citadel Broadcasting; provided that, in either case, such net proceeds exceed $10.0 million.

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Senior Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of Citadel Broadcasting (other than the notes or Pari Passu Debt), whether outstanding on November 19, 1998 or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Debt or other general unsecured obligations of Citadel Broadcasting. Without limiting the generality of the foregoing, "Senior Debt" includes the principal of and premium, if any, fees and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of Citadel Broadcasting from time to time owed to the Banks under the Credit Facility. Notwithstanding the foregoing, "Senior Debt" will not include:

     (a) Debt that is Disqualified Stock,

     (b) Debt consisting of trade payables,

     (c) Debt of Citadel Broadcasting to a Subsidiary or any other Affiliate of Citadel Broadcasting or any of such Affiliate's Subsidiaries, and

     (d) that portion of any Debt that, at the time of the incurrence, is incurred by Citadel Broadcasting in violation of the indenture other than any Debt incurred under the Credit Facility not in excess of $150.0 million (less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant under the indenture) if Citadel Broadcasting has certified to the agent under the Credit Facility, at the time such Debt is incurred, that Citadel Broadcasting is permitted to incur such Debt under the indenture.

     "Significant Subsidiary" means any Restricted Subsidiary of Citadel Broadcasting that, together with its Subsidiaries:

     (a) for the most recent fiscal year of Citadel Broadcasting, accounted for more than 10% of the consolidated net sales of Citadel Broadcasting and its Restricted Subsidiaries,

     (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Citadel Broadcasting and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of Citadel Broadcasting for such fiscal year,

     (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year, or

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

     (d) holds one or more licenses material to Citadel Broadcasting's business.

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

     "Subordinated Debt" means Debt of Citadel Broadcasting that is subordinated in right of payment to the notes.

     "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by Citadel Broadcasting and/or one or more other Subsidiaries of Citadel Broadcasting.

     "Subsidiary Notes Guarantee" means a guarantee of the notes by a Restricted Subsidiary in accordance with the provisions of the indenture.

     "Subsidiary Notes Guarantor" means Citadel License, Inc. and each other Restricted Subsidiary that issues a Subsidiary Notes Guarantee as described under the "Subsidiary Notes Guarantees" covenant.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of Citadel Broadcasting as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (1) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (2) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by Citadel Broadcasting.

CERTAIN COVENANTS
--------------------------------------------------------------------------------

     Summary: In the indenture, Citadel Broadcasting agreed to certain restrictions that limit its and its Subsidiaries' ability, among other things, to:

      --  incur additional indebtedness or issue Disqualified Capital Stock;

      -- pay dividends, acquire shares of Capital Stock, make payments on Subordinated Debt or make investments;

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

      --  sell or exchange assets;

      --  enter into transactions with Affiliates;

      --  create liens; and

      --  effect mergers.

     In addition, if a Change of Control occurs, each holder of notes will have the right to require Citadel Broadcasting to repurchase all or part of such holder's notes at a price equal to 101% of the principal amount of those notes plus accrued and unpaid dividends to the date of purchase.
--------------------------------------------------------------------------------

     The indenture contains, among others, the following covenants:

     LIMITATION ON DEBT. (a) Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that Citadel Broadcasting or a Subsidiary Notes Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than
7.0 to 1.0.

     In making the foregoing calculation, pro forma effect will be given to:

     (1) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio,

     (2) the incurrence, repayment or retirement of any other Debt by Citadel Broadcasting or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period, and

     (3) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by Citadel Broadcasting or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period.

In making a computation under the foregoing clause (1) or (2), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

     (b) Notwithstanding the foregoing, Citadel Broadcasting may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following permitted Debt:

     (1) Debt of Citadel Broadcasting or any Subsidiary Notes Guarantor under the Credit Facility (including guarantees thereof by the Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110.0 million less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant.

     (2) Debt of Citadel Broadcasting or any of its Restricted Subsidiaries outstanding on November 19, 1998, other than Debt described under clause (1) above.

     (3) Debt owed by Citadel Broadcasting to any of its Restricted Subsidiaries or owed by any Subsidiary to Citadel Broadcasting or a Restricted Subsidiary (provided that such Debt is Subordinated Debt and is held by Citadel Broadcasting or such Restricted Subsidiary) or owed to Citadel Broadcasting or a Subsidiary Notes Guarantor by a Restricted Subsidiary that is not a Subsidiary Notes Guarantor, provided the incurrence of such Debt did not violate the "Limitation on Restricted Payments" covenant.

     (4) Debt represented by the notes (other than any additional senior subordinated Notes that may be issued under the indenture) and the Subsidiary Notes Guarantees.

     (5) Hedging Obligations of Citadel Broadcasting or any of its Restricted Subsidiaries incurred in the ordinary course of business.

     (6) Capitalized Lease Obligations of Citadel Broadcasting or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3.0 million at any one time outstanding.

     (7) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of Citadel Broadcasting or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (7) does not exceed $2.0 million at any one time outstanding.

     (8) Debt of Citadel Broadcasting or any Subsidiary Notes Guarantor, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

     (9) Debt of Citadel Broadcasting or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

     (10) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that Citadel Broadcasting on a pro forma basis could incur $1.00 of additional Debt (other than permitted Debt) pursuant to the first paragraph of this covenant.

     (11) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a refinancing) by Citadel Broadcasting or any Restricted Subsidiary of any outstanding Debt of Citadel Broadcasting or such Restricted Subsidiary, other than Debt incurred pursuant to clause (1),
(5), (6), (7), (8) or (9) of this definition, including any successive refinancings thereof, so long as:

          (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by Citadel Broadcasting as necessary to accomplish such refinancing, plus the amount of expenses of Citadel Broadcasting incurred in connection with such refinancing,

          (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the notes at least to the same extent as the Debt being refinanced,

          (C) in the case of any refinancing of the notes or any Pari Passu Debt, such Debt is Pari Passu Debt or Subordinated Debt, and

          (D) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

     LIMITATION ON RESTRICTED PAYMENTS. Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

     (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of Citadel Broadcasting or any of its Restricted Subsidiaries, other than:

          (1) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Capital Stock,

          (2) dividends or distributions by a Restricted Subsidiary payable to Citadel Broadcasting or another Restricted Subsidiary, or

          (3) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the fourth quarter of 1998;

     (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (1) Citadel Broadcasting or any of its Unrestricted Subsidiaries or (2) any Restricted Subsidiary that are held by any Affiliate of Citadel Broadcasting (other than, in either case, any such Capital Stock owned by Citadel Broadcasting or any of its Restricted Subsidiaries);

     (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; and

     (d) make any Investment (other than a Permitted Investment) in any person

(such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as restricted payments), unless at the time of, and immediately after giving effect to, the proposed restricted payment:

          (1) no Default or Event of Default has occurred and is continuing,

          (2) Citadel Broadcasting could incur at least $1.00 of additional Debt (other than permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant, and

          (3) the aggregate amount of all restricted payments declared or made after November 19, 1998 does not exceed the sum of:

             (A) the remainder of:

                  (x) 100% of the aggregate Consolidated Cash Flow for the
                      period beginning on the first day of the fourth quarter of 1998 and ending on the last day of Citadel Broadcasting's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed restricted payment, minus

                  (y) the product of 1.4 times the sum of:

                       (1) Consolidated Fixed Charges for the period described
                           in clause (x) above, and

                       (2) all dividends or other distributions paid in cash by
                           Citadel Broadcasting or any of its Restricted Subsidiaries on any Disqualified Stock of Citadel Broadcasting or any of its Restricted Subsidiaries for the period described in clause (x) above; plus

             (B) the aggregate net proceeds received by Citadel Broadcasting after November 19, 1998 (including the fair market value of property other than cash as determined by Citadel Broadcasting's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of Citadel Broadcasting (excluding from this computation any net proceeds of a Public Equity Offering received by Citadel Broadcasting that are used by it to redeem the notes, as discussed above); plus

             (C) the aggregate net proceeds received by Citadel Broadcasting after November 19, 1998 (including the fair market value of property other than cash as determined by Citadel Broadcasting's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of Citadel Broadcasting, together with the aggregate net cash proceeds received by Citadel Broadcasting at the time of such conversion or exchange; plus

             (D) without duplication, the Net Cash Proceeds received by Citadel Broadcasting or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

             (E) $5.0 million.

     Notwithstanding the foregoing, Citadel Broadcasting and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (f) and (g) below) no Default or Event of Default has occurred and is continuing or would occur:

     (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

     (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Citadel Broadcasting, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of Citadel Broadcasting.

     (c) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of, Qualified Stock of Citadel Broadcasting.

     (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Debt, so long as Citadel Broadcasting or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause (11) of the definition of permitted Debt in the "Limitation on Debt" covenant.

     (e) The repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a change of control in accordance with provisions similar to the "Purchase of Notes upon a Change of Control" covenant; provided that, prior to such repurchase, Citadel Broadcasting has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer.

     (f) The payment by Citadel Broadcasting to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after November 19, 1998 does not exceed $1.0 million in any fiscal year.

     (g) Loans or advances to officers, directors and employees of Citadel Communications, Citadel Broadcasting or any of its Restricted Subsidiaries made in the ordinary course of business after November 19, 1998 in an aggregate principal amount not to exceed $1.0 million at any one time outstanding.

     (h) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to Citadel Broadcasting including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and back-up trustees under the Amended and Restated Voting Trust Agreement dated October 15, 1997, and Commission compliance expenses, in an amount not to exceed the greater of $1.0 million per fiscal year and 1% of the net revenues of Citadel Broadcasting for the preceding fiscal year.

The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be restricted payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for restricted payments under the foregoing clause (3), and the payments described in clauses (a), (d) and (h) of this paragraph will be restricted payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for restricted payments under the foregoing clause (3).

     For the purpose of making any calculations under the indenture:

     (a) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, Citadel Broadcasting will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of Citadel Broadcasting, whose good faith determination will be conclusive,

     (b) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of Citadel Broadcasting, whose good faith determination will be conclusive, and

     (c) subject to the foregoing, the amount of any restricted payment, if other than cash, will be determined by the Board of Directors of Citadel Broadcasting, whose good faith determination will be conclusive.

     If the aggregate amount of all restricted payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a restricted payment for purposes of calculating the aggregate amount of restricted payments.

     If an Investment resulted in the making of a restricted payment, the aggregate amount of all restricted payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all restricted payments may be reduced may not exceed the lesser of (x) the cash proceeds received by Citadel Broadcasting and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (3)(A), (1) Citadel Broadcasting may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of Citadel Broadcasting for the remaining portion of such period and (2) Citadel Broadcasting will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of Citadel Broadcasting that are available on the date of determination. If Citadel Broadcasting makes a restricted payment that, at the time of the making of such restricted payment, would in the good faith determination of Citadel Broadcasting be permitted under the requirements of the indenture, such restricted payment will be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to Citadel Broadcasting's financial statements affecting Consolidated Adjusted Net Income of Citadel Broadcasting for any period.

     PURCHASE OF NOTES UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each holder of notes will have the right to require that Citadel Broadcasting purchase such holder's notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the indenture.

     Within 30 days following any Change of Control, Citadel Broadcasting will notify the trustee under the indenture thereof and give written notice of such Change of Control to each holder of notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things:

     (1) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act. A Business Day is defined under the indenture as each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close,

     (2) that any notes not tendered will continue to accrue interest,

     (3) that, unless Citadel Broadcasting defaults in the payment of the purchase price, any notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date, and

     (4) certain other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that Citadel Broadcasting will have available funds sufficient to pay the purchase price for all of the notes that might be tendered by holders of the notes seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of notes by Citadel Broadcasting prior to full repayment of indebtedness under the Credit Facility and, upon a Change of Control, all amounts outstanding under the Credit Facility become due and payable. There can be no assurance that in the event of a Change of Control Citadel Broadcasting will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. The failure of Citadel Broadcasting to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee under the indenture and the holders of the notes the rights described under "--Events of Default."

     In addition to the obligations of Citadel Broadcasting under the indenture with respect to the notes in the event of a Change of Control, the Credit Facility contains a provision designating a change of control as described in the Credit Facility as an event of default, which would obligate Citadel Broadcasting to repay amounts outstanding under the Credit Facility upon an acceleration of the indebtedness outstanding thereunder.

     The existence of a holder's right to require Citadel Broadcasting to purchase such holder's notes upon a Change of Control may deter a third party from acquiring Citadel Broadcasting in a transaction that constitutes a Change of Control.

     The definition of Change of Control in the indenture is limited in scope. The provisions of the indenture may not afford holders of notes the right to require Citadel Broadcasting to repurchase such notes in the event of a highly leveraged transaction or certain transactions with Citadel Broadcasting's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving Citadel Broadcasting (including, in certain circumstances, an acquisition of Citadel Broadcasting by management or its affiliates) that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. See "--Certain Definitions" above for the definition of Change of Control. A transaction involving Citadel Broadcasting's management or its affiliates, or a transaction involving a recapitalization of Citadel Broadcasting, would result in a Change of Control if it is the type of transaction specified in such definition.

     Citadel Broadcasting will comply with the applicable tender offer rules including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on November 19, 1998 or in refinancings or replacements of such Debt) that would materially impair the ability of Citadel Broadcasting to make a Change of Control Offer to purchase the notes or, if such Change of Control Offer is made, to pay for the notes tendered for purchase.

     LIMITATION ON CERTAIN ASSET SALES.

          (a) Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless:

          (1) the consideration received by Citadel Broadcasting or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of Citadel Broadcasting, whose good faith determination will be conclusive) and

          (2) the consideration received by Citadel Broadcasting or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80%:

             (A) cash or cash equivalents and/or

             (B) the assumption by the transferee of Debt of Citadel Broadcasting or a Restricted Subsidiary ranked senior to or pari passu with the notes and release of Citadel Broadcasting or such Restricted Subsidiary from all liability on such Debt.

     (b) If Citadel Broadcasting or any of its Restricted Subsidiaries engages in an Asset Sale, Citadel Broadcasting may, at its option, within 12 months after such Asset Sale,

          (1) apply all or a portion of such Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Facility or to the repayment of other Senior Debt of Citadel Broadcasting or a Subsidiary Notes Guarantor or

          (2) invest (or enter into one or more legally binding agreements to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the broadcast business or businesses reasonably related thereto.

If any such legally binding agreement to invest such Net Cash Proceeds is terminated, Citadel Broadcasting may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (1) or (2) (without regard to the parenthetical contained in such clause (2)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes excess proceeds.

     (c) When the aggregate amount of excess proceeds exceeds $5.0 million, Citadel Broadcasting will, within 30 days thereafter, make an offer to purchase from all holders of notes, on a pro rata basis, in accordance with the procedures set forth in the indenture, the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased with the excess proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of the notes tendered pursuant to such offer to purchase is less than the excess proceeds, Citadel Broadcasting may use such deficiency for general corporate purposes. If the aggregate principal amount of the notes validly tendered and not withdrawn by holders thereof exceeds the excess proceeds, the notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of excess proceeds will be reset to zero.

     Citadel Broadcasting will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of notes pursuant to an offer to purchase notes.

     LIMITATION ON ASSET SWAPS. Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Swap, unless:

     (a) at the time of entering into the Asset Swap and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

     (b) Citadel Broadcasting would, at the time of entering into the Asset Swap and after giving pro forma effect to the proposed Asset Swap, as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt (other than permitted
Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant,

     (c) the respective aggregate fair market values of the assets being purchased and sold by Citadel Broadcasting or any of its Restricted Subsidiaries are substantially the same at the time of entering into the Asset Swap (or any difference in such aggregate fair market values is substantially compensated for by an equalizing (1) payment of cash, (2) assumption of liabilities or (3) taking of assets subject to liabilities), and

     (d) at the time of the consummation of the first to occur of the relinquishment or the replacement of assets constituting part of the proposed Asset Swap, the percentage of any decline in the fair market value of the asset or assets being acquired by Citadel Broadcasting and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value of the assets being disposed of by Citadel Broadcasting, calculated from the time the last agreement constituting part of the Asset Swap was entered into.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of Citadel Broadcasting unless (a) such transaction is on terms that are no less favorable to Citadel Broadcasting or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (1) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, but less than $5.0 million, Citadel Broadcasting delivers an officers' certificate to the trustee under the indenture certifying that such transaction or transactions comply with clause
(a) above or (2) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $5.0 million, such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of Citadel Broadcasting or Citadel Broadcasting has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to Citadel Broadcasting or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant does not restrict any of the following:

     (A) Transactions among Citadel Broadcasting and/or any of its Restricted Subsidiaries.

     (B) Citadel Broadcasting from paying reasonable and customary regular compensation, fees, indemnification and similar arrangements and payments thereunder to directors of Citadel Broadcasting or any of its Restricted Subsidiaries who are not employees of Citadel Broadcasting or any of its Restricted Subsidiaries.

     (C) Employment agreements or compensation or employee benefits arrangements with any officer, director or employee of Citadel Broadcasting or its Restricted Subsidiaries entered into in the ordinary course of business, including customary benefits thereunder (it being understood that benefits of the nature in place as of November 19, 1998 shall be deemed permissible hereunder).

     (D) The performance of Citadel Broadcasting's obligations under:

     (a) that certain lease agreement effective December 29, 1995 with Wilson Aviation, L.L.C. relating to the lease of an airplane,

     (b) that certain agreement not to compete dated December 31, 1996 with DVS Management, Inc., and

     (c) that certain Voting Trust Agreement dated March 17, 1997 among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P. and others and the related letter agreement dated March 17, 1997 among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P. and others;

provided that any amendments or modifications to the terms of the agreements listed in clauses (a) through (c) above (1) are no less favorable to Citadel Broadcasting than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (2) are approved by the Board of Directors (including a majority of the Disinterested Directors) of Citadel Broadcasting.

     (E) Citadel Broadcasting from making payments to Citadel Communications to pay its operating and administrative expenses attributable to Citadel Broadcasting including, without limitation, legal and audit expenses, directors' fees and Commission compliance expenses, in an amount not to exceed the greater of $1.0 million per fiscal year and 1% of the net revenues of Citadel Broadcasting for the preceding fiscal year.

     (F) Citadel Broadcasting or a Restricted Subsidiary from transferring up to $0.5 million of properties and assets, including cash, to a joint venture in which Citadel Broadcasting or a Restricted Subsidiary has an equity interest and in which one or more directors or officers of Citadel Broadcasting or Citadel Communications has an equity interest, which joint venture is engaged in the internet service provider business.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Restricted Subsidiaries to:

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock,

     (b) pay any Debt owed to Citadel Broadcasting or any other Restricted Subsidiary,

     (c) make loans or advances to Citadel Broadcasting or any other Restricted Subsidiary, or

     (d) transfer any of its properties or assets to Citadel Broadcasting or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of any of the following:

     (1) The Credit Facility and any agreement in effect on November 19, 1998 and listed on a schedule attached to the indenture.

     (2) Customary non-assignment provisions of any lease governing a leasehold interest of Citadel Broadcasting or any of its Restricted Subsidiaries.

     (3) The refinancing or successive refinancings of Debt referred to in clause (1) or (4), so long as such encumbrances or restrictions are no less favorable to Citadel Broadcasting or any of its Restricted Subsidiaries than those contained in such original agreement.

     (4) Any agreement or other instrument of a person acquired by Citadel Broadcasting or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

     (5) Any agreement providing for the incurrence of Debt by a Restricted Subsidiary pursuant to paragraph (b) of the "Limitation on Debt" covenant, provided that such Restricted Subsidiary becomes a Subsidiary Notes Guarantor.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. Citadel Broadcasting will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except:

     (a) to Citadel Broadcasting or a Wholly Owned Restricted Subsidiary,

     (b) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares,

     (c) if, immediately after giving effect to such issuance or sale, neither Citadel Broadcasting nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock), or

     (d) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

     In addition, Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

     UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of Citadel Broadcasting may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

          (1) neither Citadel Broadcasting nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary,

          (2) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of Citadel Broadcasting or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity,

          (3) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,

          (4) neither Citadel Broadcasting nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of Citadel Broadcasting, and

          (5) neither Citadel Broadcasting nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

     Notwithstanding the foregoing, Citadel Broadcasting may not designate Citadel License, or any Subsidiary to which any properties or assets (other than current assets) owned by Citadel Broadcasting or Citadel License on November 19, 1998 have been transferred, as an Unrestricted Subsidiary.

     (b) The Board of Directors of Citadel Broadcasting may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the "Limitation on Debt" covenant and (2) no Default or Event of Default will have occurred and be continuing following such designation.

     LIMITATION ON OTHER SENIOR SUBORDINATED DEBT. Citadel Broadcasting and each Subsidiary Notes Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Debt of Citadel Broadcasting or such Subsidiary Notes Guarantor, as the case may be, unless such Debt is also pari passu with the notes or the Subsidiary Notes Guarantee by such Subsidiary Notes Guarantor, as the case may be, or subordinate in right of payment to the notes or such Subsidiary Notes Guarantee, as the case may be, to at least the same extent as the notes or such Subsidiary Notes Guarantee are subordinate in right of payment to Senior Debt or all senior debt of the Subsidiary Notes Guarantors, as the case may be, as set forth in the indenture.

     SUBSIDIARY NOTES GUARANTEES. The Subsidiary Notes Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the notes on a senior subordinated basis pursuant to the Subsidiary Notes Guarantees as described under "--Subordination." The Subsidiary Notes Guarantors may be released from their obligations under the Subsidiary Notes Guarantees as described under "--Defeasance and Covenant Defeasance of the Indenture" and a Subsidiary Notes Guarantor may be released from its obligations under its Subsidiary Notes Guarantee as described under "--Guarantees."

     Citadel Broadcasting will (a) cause each person that, after November 19, 1998, becomes a Wholly Owned Restricted Subsidiary of Citadel Broadcasting, as well as each other Restricted Subsidiary that guarantees any other Debt of Citadel Broadcasting, to execute and deliver a supplemental indenture and thereby become a Subsidiary Notes Guarantor bound by the Subsidiary Notes Guarantee of the notes in the form set forth in the indenture (without such Subsidiary Notes Guarantor being required to execute and deliver its Subsidiary Notes Guarantee endorsed on the notes) and (b) deliver to the trustee under the indenture an opinion of counsel, in form and substance reasonably satisfactory to the trustee under the indenture, that the Subsidiary Notes Guarantee of such Subsidiary Notes Guarantor is a valid and legally binding obligation of such Subsidiary Notes Guarantor.

     GUARANTEES OF DEBT BY RESTRICTED SUBSIDIARIES. Citadel Broadcasting will not permit any of its Restricted Subsidiaries that is not a Subsidiary Notes Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of Citadel Broadcasting or any Debt of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Notes Guarantee and (b) with respect to any guarantee of Subordinated Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's Subsidiary Notes Guarantee at least to the same extent as such Subordinated Debt is subordinated to the notes, provided that the foregoing provision will not be applicable to any guarantee by any such Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

     LIMITATION ON LIENS. Citadel Broadcasting will not, and will not permit any of its Restricted Subsidiaries to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Debt or Subordinated Debt, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets, including any intercompany notes, of Citadel Broadcasting or any of its Restricted Subsidiaries now owned or acquired after November 19, 1998, or any income or profits therefrom, unless the notes are directly secured equally and ratably with (or prior to in the case of Subordinated Debt) the obligation or liability secured by such Lien; provided that the foregoing will not apply to Liens securing Debt of a person acquired by Citadel Broadcasting or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which Lien is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

     REPORTS. At all times from and after the earlier of (a) the date of the commencement of the exchange offer or the effectiveness of a shelf registration statement relating to the notes and (b) the date 180 days after November 19, 1998, in either case, whether or not Citadel Broadcasting is then required to file reports with the SEC, Citadel Broadcasting will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. Citadel Broadcasting will supply the trustee under the indenture and each holder, or will supply to the trustee under the indenture for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the date of commencement of the exchange offer or the effectiveness of a shelf registration relating to the notes and May 18, 1999, Citadel Broadcasting will, at its cost, deliver to each holder of the notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the date of commencement of the exchange offer or the effectiveness of a shelf registration relating to the notes, upon the request of any holder or any prospective purchaser of the notes designated by a holder, Citadel Broadcasting will supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

CONSOLIDATION, MERGER AND SALE OF ASSETS
--------------------------------------------------------------------------------

     Summary: The indenture restricts Citadel Broadcasting's ability to, among other things:

      --  consolidate,

      --  merge, or

      --  transfer or lease substantially all of its assets.
--------------------------------------------------------------------------------

     Citadel Broadcasting will not consolidate with or merge with or into any other person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any person or persons, unless:

     (a) Either (1) Citadel Broadcasting is the surviving corporation or (2) the person (if other than Citadel Broadcasting) formed by such consolidation or into which Citadel Broadcasting is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of Citadel Broadcasting substantially as an entirety (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the trustee under the indenture, all of Citadel Broadcasting's obligations under the indenture and the notes.

     (b) Immediately after giving effect to such transaction and treating any obligation of Citadel Broadcasting or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing.

     (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), Citadel Broadcasting (or the surviving entity if Citadel Broadcasting is not the continuing obligor under the indenture) could incur at least $1.00 of additional Debt (other than permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

     (d) If Citadel Broadcasting is not the continuing obligor under the indenture, each Subsidiary Notes Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Notes Guarantee applies to the surviving entity's obligations under the indenture and the notes.

     (e) If any of the property or assets of Citadel Broadcasting or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with.

     (f) Citadel Broadcasting delivers, or causes to be delivered, to the trustee under the indenture, in form and substance reasonably satisfactory to the trustee under the indenture, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the indenture.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which Citadel Broadcasting is not the continuing obligor under the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of, Citadel Broadcasting under the indenture, and thereafter Citadel Broadcasting will, except in the case of a lease, be discharged from all its obligations and covenants under the indenture and notes.

EVENTS OF DEFAULT

     Each of the following will be "Events of Default" under the indenture:

     (a) Default in the payment of any interest on any note when it becomes due and payable, and continuance of such default for a period of 30 days.

     (b) Default in the payment of the principal of (or premium, if any, on) any note when due.

     (c) Failure to perform or comply with the indenture provisions described under "--Consolidation, Merger and Sale of Assets."

     (d) Default in the performance, or breach, of any covenant or agreement of Citadel Broadcasting or any Subsidiary Notes Guarantor contained in the indenture or any Subsidiary Notes Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in the indenture), and continuance of such default or breach for a period of 60 days after written notice has been given to Citadel Broadcasting by the trustee under the indenture or to Citadel Broadcasting and the trustee under the indenture by the holders of at least 25% in aggregate principal amount of the notes then outstanding.

     (e) (1) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of Citadel Broadcasting or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5.0 million, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or
(2) a default in any payment when due at final maturity of any such Debt.

     (f) Failure by Citadel Broadcasting or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

     (g) Any Subsidiary Notes Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Notes Guarantor denies that it has any further liability under any Subsidiary Notes Guarantee, or gives notice to such effect (other than by reason of the termination of the indenture or the release of any Subsidiary Notes Guarantee in accordance with the indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Notes Guarantor and Citadel Broadcasting to remedy the same has been given (1) to Citadel Broadcasting by the trustee under the indenture or (2) to Citadel Broadcasting and the trustee under the indenture by the holders of 25% in the aggregate principal amount of the notes then outstanding.

     (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Citadel Broadcasting or any Significant Subsidiary.

     If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the trustee under the indenture or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the trustee under the indenture at the request of such holders shall, declare the principal of all of the outstanding notes immediately due and payable, by a notice in writing to Citadel Broadcasting (and to the trustee under the indenture if given by the Holders) and, if the Credit Facility is in effect, to the agent under the Credit Facility, and, upon any such declaration, such principal will become due and payable immediately. If an Event of Default specified in clause (h) above occurs and is continuing, then such principal will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee under the indenture or any holder of notes.

     At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee under the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to Citadel Broadcasting and the trustee under the indenture, may rescind such declaration and its consequences if:

     (1) Citadel Broadcasting has paid or deposited with the trustee under the indenture a sum sufficient to pay:

          (A) all overdue interest on all notes,

          (B) all unpaid principal of (and premium, if any, on) any outstanding notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal amount at the rate borne by the notes, and

          (D) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee under the indenture, its agents and counsel, and

     (2) all Events of Default, other than the non-payment of principal of (or premium, if any, on) or interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission will affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all of the notes, waive any past defaults under the indenture, except a default in the payment of the principal of (and premium, if any) or interest on any note, or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the trustee under the indenture, the trustee under the indenture will mail to each holder of the notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any notes, the trustee under the indenture may withhold the notice to the holders of the notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the notes.

     Citadel Broadcasting is required to furnish to the trustee under the indenture annual statements as to the performance by Citadel Broadcasting and the Subsidiary Notes Guarantors of their respective obligations under the indenture and as to any default in such performance. Citadel Broadcasting is also required to notify the trustee under the indenture within five days of any officer of Citadel Broadcasting having knowledge of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE
--------------------------------------------------------------------------------

     Summary: Citadel Broadcasting may terminate its and any Subsidiary Notes Guarantors' obligations with respect to the notes and some of the covenants in the indenture, subject to the exceptions set forth below.
--------------------------------------------------------------------------------

     Citadel Broadcasting may, at its option and at any time, terminate the obligations of Citadel Broadcasting and any Subsidiary Notes Guarantors with respect to the then outstanding notes ("defeasance"). Such defeasance means that Citadel Broadcasting will be deemed to have paid and discharged the entire Debt represented by the then outstanding notes, except for:

     (a) the rights of holders of then outstanding notes to receive payments in respect of the principal of (and premium, if any, on) and interest on the notes when such payments are due,

     (b) Citadel Broadcasting's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes, maintain an office or agency for payments in respect of the notes and segregate and hold such payments in trust,

     (c) the rights, powers, trusts, duties and immunities of the trustee under the indenture, and

     (d) the defeasance provisions of the indenture.

     In addition, Citadel Broadcasting may, at its option and at any time, elect to terminate the obligations of Citadel Broadcasting and any Subsidiary Notes Guarantor with respect to certain covenants set forth in the indenture and described under "--Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance,

     (a) Citadel Broadcasting must irrevocably deposit or cause to be deposited with the trustee under the indenture, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, money in an amount, or U.S. government securities that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the then outstanding notes at maturity (or upon redemption, if applicable) of such principal or installment of interest,

     (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "--Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit,

     (c) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any material agreement or instrument to which Citadel Broadcasting or any Subsidiary Notes Guarantor is a party or by which it is bound or cause the trustee under the indenture or the trust so created to be subject to the Investment Company Act of 1940, as amended,

     (d) in the case of defeasance, Citadel Broadcasting must deliver to the trustee under the indenture an opinion of counsel stating that Citadel Broadcasting has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

     (e) in the case of covenant defeasance, Citadel Broadcasting must have delivered to the trustee under the indenture an opinion of counsel to the effect that the holders of the notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

     (f) Citadel Broadcasting must have delivered to the trustee under the indenture an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) and, upon the request of Citadel Broadcasting, the trustee under the indenture, at the expense of Citadel Broadcasting, will execute proper instruments acknowledging satisfaction and discharge of the indenture when (a) either:

          (1) all the notes theretofore authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced or paid and notes that have been subject to defeasance as described under "--Defeasance or Covenant Defeasance of Indenture") have been delivered to the trustee under the indenture for cancellation or

          (2) all notes not theretofore delivered to the trustee under the indenture for cancellation:

             (A) have become due and payable,

             (B) will become due and payable at Stated Maturity within one year, or

             (C) are to be called for redemption within one year under arrangements satisfactory to the trustee under the indenture for the giving of notice of redemption by the trustee under the indenture in the name, and at the expense, of Citadel Broadcasting, and Citadel Broadcasting has irrevocably deposited or caused to be deposited with the trustee under the indenture funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such notes not theretofore delivered to the trustee under the indenture for cancellation, for principal (and premium, if any, on) and interest to the date of such deposit (in the case of notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be,

     (b) Citadel Broadcasting has paid or caused to be paid all sums payable under the indenture by Citadel Broadcasting, and

     (c) Citadel Broadcasting has delivered to the trustee under the indenture an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

AMENDMENTS AND WAIVERS

     Modifications and amendments of the indenture and any Subsidiary Notes Guarantee may be made by Citadel Broadcasting, any affected Subsidiary Notes Guarantor and the trustee under the indenture with the consent of the holders of a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby,

     (a) change the Stated Maturity of the principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where or change the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

     (b) reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the indenture,

     (c) modify any of the provisions of the indenture relating to the subordination of the notes or the Subsidiary Notes Guarantees in a manner materially adverse to the holders, or

     (d) waive a default in the payment of principal of, or premium, if any, or interest on the notes or reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

     The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

     Without the consent of any holders, Citadel Broadcasting and the trustee under the indenture, at any time and from time to time, may enter into one or more indentures supplemental to the indenture governing the notes for any of the following purposes:

     (a) to evidence the succession of another person to Citadel Broadcasting and the assumption by any such successor of the covenants of Citadel Broadcasting in the indenture and in the notes, or

     (b) to add to the covenants of Citadel Broadcasting for the benefit of the holders, or to surrender any right or power conferred upon Citadel Broadcasting under the indenture, or

     (c) to add additional Events of Default, or

     (d) to provide for uncertificated notes in addition to or in place of the certificated notes, or

     (e) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee under the indenture; or

     (f) to secure the notes; or

     (g) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or

     (h) to comply with any requirements of the SEC in order to effect and maintain the qualification of the indenture under the Trust Indenture Act.

THE TRUSTEE

     The Bank of New York, the trustee under the indenture, is the initial paying agent and registrar for the notes. The Bank of New York is a lender under the Credit Facility.

     The indenture provides that, except during the continuance of an Event of Default, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an Event of Default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture, contain limitations on the rights of the trustee under the indenture, should it become a creditor of Citadel Broadcasting, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

GOVERNING LAW

     The indenture, the notes and the Subsidiary Notes Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences associated with the acquisition, ownership and disposition of the notes by holders who hold such notes as capital assets. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a holder of the notes in light of his or her particular circumstances, or to certain types of holders, including:

         --  dealers in securities,

         --  insurance companies,

         --  tax-exempt organizations,

         --  financial institutions,

         --  broker-dealers,

         --  S corporations,

and except as discussed below:

         --  foreign corporations,

         --  persons who are not citizens or residents of the United States, and

         -- persons who hold the notes as part of a hedge, straddle, synthetic security or other integrated investment which are subject to special treatment under the federal income tax laws. This discussion also does not address the tax consequences to nonresident aliens or foreign corporations that are subject to United States federal income tax on a net basis on income with respect to a note because such income is effectively connected with the conduct of a U.S. trade or business. Such holders generally are taxed in a similar manner to U.S. Holders (as defined below); however, certain special rules may apply. In addition, this discussion is limited to holders who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This summary also does not describe any tax consequences under state, local or foreign tax laws.

     The discussion is based upon the Internal Revenue Code of 1986, Treasury Regulations, IRS rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the notes. Citadel Broadcasting has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed herein.

     HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO THEM, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

THE EXCHANGE OFFER

     The exchange of the new notes for outstanding notes pursuant to the exchange offer will not be treated as an exchange for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the outstanding notes.

Rather, the new notes received by a holder will be treated as a continuation of the outstanding notes in the hands of such holder. Therefore, the same U.S. federal income tax consequences apply to the new notes as are applicable to the outstanding notes; and a holder should have the same adjusted tax basis and holding period in the new notes as the holder had in the outstanding notes immediately before the exchange.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     A U.S. Holder is any holder who or which is:

         -- a citizen or individual resident of the United States for U.S. federal income tax purposes,

         -- a corporation, partnership or other business entity created or organized under the laws of the United States or of any political subdivision thereof,

         -- an estate other than a foreign estate, as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, or

         -- a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Taxation of Stated Interest. In general, U.S. Holders of the notes will be required to include interest received thereon in taxable income as ordinary income at the time it accrues or is received, in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

     Effect of Optional Redemption, Repurchase and Registration Rights. Under certain circumstances Citadel Broadcasting may be entitled to redeem a portion of the notes. In addition, under certain circumstances, each holder of notes may require Citadel Broadcasting to repurchase all or any part of such holder's notes. Further, the outstanding notes provide for additional interest if Citadel Broadcasting fails to comply with certain obligations under the registration rights agreement entered into in connection with the offering of the outstanding 9-1/4% notes. Treasury Regulations contain special rules for determining the yield to maturity and maturity on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments or in additional interest. Citadel Broadcasting does not believe that these rules are likely to apply to either Citadel Broadcasting's rights to redeem the notes or to the holders' rights to require Citadel Broadcasting to repurchase the notes or to the provision for additional interest upon such failure. Therefore, Citadel Broadcasting does not intend to treat such provisions of the notes as affecting the computation of the yield to maturity or maturity date of the notes.

     Sale or Other Taxable Disposition of the Notes. The sale, exchange, redemption, retirement or other taxable disposition of a note will result in the recognition of gain or loss to a U.S. Holder in an amount equal to the difference between:

         -- the amount of cash and fair market value of property received in exchange for the note, except to the extent attributable to the payment of accrued but unpaid stated interest not previously included in income, and

         --  the holder's adjusted tax basis in such note.

     A holder's initial tax basis in a note purchased by such holder will be equal to the price paid for the note.

     Any gain or loss on the sale or other taxable disposition of a note generally will be capital gain or loss. Payments on such disposition for accrued interest not previously included in income will be treated as ordinary interest income.

     Backup Withholding. The backup withholding rules require a payor to deduct and withhold a tax if:

      -- the payee fails to furnish a taxpayer identification number in the prescribed manner,

      -- the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect,

      -- the payee has failed to report properly the receipt of reportable payments and the IRS has notified the payor that withholding is required, or

      -- the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding.

If any one of the events discussed above occurs with respect to a holder of notes, Citadel Broadcasting, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any reportable payment made in connection with the notes of such holder. A reportable payment includes, among other things, amounts paid in respect of interest on a note. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's federal income tax, as long as the required information is furnished to the IRS. Certain holders, including, among others, corporations and certain tax-exempt organizations, are not subject to backup withholding.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

     This section discusses rules applicable to a Non-U.S. Holder (as defined below) of notes. This summary does not address the tax consequences to stockholders, partners or beneficiaries in a Non-U.S. Holder. For purposes hereof, a Non-U.S. Holder is any person who is not a U.S. Holder and is not subject to U.S. federal income tax on a net basis on income with respect to a note because such income is effectively connected with the conduct of a U.S. trade or business.

     Interest. Payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exception discussed below will be subject to withholding of U.S. federal income tax at a rate of 30% unless a U.S. income tax treaty applies to reduce, or eliminate, the rate of withholding. To claim a treaty reduced rate, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or applicable successor form.

     Subject to the discussion below concerning backup withholding, interest that is paid to a Non-U.S. Holder on a note will not be subject to U.S. income or withholding tax if the interest qualifies as portfolio interest. Generally, interest on the notes that is paid by Citadel Broadcasting will qualify as a portfolio interest if:

     (1) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Citadel Broadcasting entitled to vote,

     (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to Citadel Broadcasting actually or constructively through stock ownership for U.S. federal income tax purposes,

     (3) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of business, and

     (4) either:

         -- the beneficial owner of the note provides Citadel Broadcasting or its paying agent with a properly executed certification on IRS Form W-8, or a suitable substitute form, signed under penalties of perjury, that the beneficial owner is not a U.S. person for U.S. federal income tax purposes and that provides the beneficial owner's name and address, or

         -- a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the note and certifies to Citadel Broadcasting or its agent under penalties of perjury that the IRS Form W-8, or a suitable substitute, has been received by it from the beneficial owner of the note or a qualifying intermediary and furnishes the payor a copy thereof.

     Treasury Regulations that will be effective with respect to payments made after December 31, 1999 provide alternative methods for satisfying the certification requirements described in clause (4) above. These Treasury Regulations also will require, in the case of notes held by a foreign partnership, that:

     (a) the certification described in clause (4) above be provided by each partner, and

     (b) the partnership provide information, including its taxpayer identification number.

     A look-through rule will apply in the case of tiered partnerships.

     Sale, Exchange or Retirement of Notes. Any gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the notes, will generally not be subject to U.S. federal income tax or withholding unless:

     (1) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of the disposition and meets other requirements, or

     (2) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Internal Revenue Code of 1986 applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency.

     If a Non-U.S. Holder falls under (2) above, the holder will be taxed on the net gain derived from the sale under the graduated U.S. federal income tax rates that are applicable to U.S. citizens and resident aliens, and may be subject to withholding under certain circumstances. If a Non-U.S. Holder falls under (1) above, the holder generally will be subject to U.S. federal income tax at a rate of 30%, or reduced treaty rate, on the gain derived from the sale and may be subject to withholding in certain circumstances.

     U.S. Information Reporting and Backup Withholding Tax. Back-up withholding generally will not apply to payments on a note issued in registered form that is beneficially owned by a Non-U.S. Holder if the certification of Non-U.S. Holder status is provided to Citadel Broadcasting or its agent as described above in "--Certain U.S. Federal Income Tax Consequences for Non-U.S. Holders--Interest," as long as the payor does not have actual knowledge that the holder is a U.S. person. Citadel Broadcasting may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder.

     If payments of principal and interest are made to the beneficial owner of a note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale, exchange or other disposition of a note are paid to the beneficial owner of a note through a foreign office of a broker, as defined in the pertinent Treasury Regulations, the proceeds will not be subject to backup withholding, absent actual knowledge that the payee is a U.S. person. Information reporting, but not backup withholding, will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is:

     (1) a U.S. person,

     (2) a controlled foreign corporation for U.S. federal income tax purposes, or

     (3) a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period or, effective for payments after December 31, 1999, by a foreign partnership with certain U.S. connections, unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and certain conditions are met, including that the broker has no actual knowledge that the holder is a U.S. person, or the holder otherwise establishes an exemption. Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

     Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, as long as certain information is provided by the holder to the IRS.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives new notes for its own account pursuant to the exchange offer must deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Citadel Broadcasting has agreed that, for a period of 120 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. For the definition of Participating Broker-Dealer, see "The Exchange Offer" section under the heading "Resale of the New Notes."

     Citadel Broadcasting will not receive any proceeds from any sales of new notes by Participating Broker-Dealers. New notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such new notes. Any Participating Broker-Dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     For a period of 120 days after the expiration date of the exchange offer, Citadel Broadcasting will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal.

                                 LEGAL MATTERS

     Certain legal matters with respect to the new notes, including federal income tax consequences, will be passed upon for Citadel Broadcasting by Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Citadel Broadcasting Company as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Deschutes River Broadcasting, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the years in the two-year period ended December 31, 1996, have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division, as of December 31, 1996, and for the year then ended, have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Snider Corporation and Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation as of December 31, 1995 and 1996 and for each of the years in the two-year period ended December 31, 1996 have been included in this prospectus in reliance upon the reports of Erwin & Company, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996 and for the year ended December 31, 1996 have been included in this prospectus in reliance upon the report of Balukoff, Lindstrom & Co., P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997 and for the year then ended have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Citadel Broadcasting has filed with the SEC a Registration Statement on Form S-4 under the Securities Act concerning the new notes being offered. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning Citadel Broadcasting and the notes being offered, Citadel Broadcasting refers you to the registration statement and the documents filed as exhibits to the registration statement.

     Citadel Broadcasting also files annual, quarterly and special reports and other information with the SEC.

     The registration statement and any document Citadel Broadcasting files with the SEC can be read and copied at the Public Reference Section of the SEC, 450 Fifth Street, N.W.,

Washington, D.C. 20549. Copies of the registration statement and any document Citadel Broadcasting files with the SEC can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     Citadel Broadcasting files its reports and has filed the registration statement with the SEC electronically. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that web site is http://www.sec.gov.

     Citadel Broadcasting intends, and is required by the terms of the indenture governing the notes, to furnish the holders of the new notes with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.


                         INDEX TO FINANCIAL STATEMENTS

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CITADEL BROADCASTING COMPANY AND SUBSIDIARY
Independent Auditors' Report................................      F-4
Consolidated Balance Sheets as of December 31, 1996 and
  1997......................................................      F-5
Consolidated Statements of Operations for the years ended
  December 31, 1995, 1996 and 1997..........................      F-6
Consolidated Statements of Shareholder's Equity for the
  years ended December 31, 1994, 1995, 1996 and 1997........      F-7
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995, 1996 and 1997..........................      F-8
Notes to Consolidated Financial Statements..................     F-10
Consolidated Balance Sheets as of December 31, 1997 and
  September 30, 1998 (unaudited)............................     F-27
Consolidated Statements of Operations for the nine months
  ended September 30, 1997 and 1998 (unaudited).............     F-28
Consolidated Statements of Comprehensive Income for the nine
  months ended September 30, 1997 and 1998 (unaudited)......     F-29
Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1997 and 1998 (unaudited).............     F-30
Notes to Unaudited Consolidated Financial Statements........     F-31

DESCHUTES RIVER BROADCASTING, INC. AND SUBSIDIARIES
Independent Auditors' Report................................     F-34
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................     F-35
Consolidated Statements of Operations for the years ended
  December 31, 1995 and 1996................................     F-36
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1995 and 1996....................     F-37
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................     F-38
Notes to Consolidated Financial Statements..................     F-39

TELE-MEDIA BROADCASTING COMPANY AND ITS PARTNERSHIP
  INTERESTS
Independent Auditors' Report................................     F-47
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................     F-48
Consolidated Statements of Operations for the years ended
  December 31, 1994, 1995 and 1996..........................     F-49
Consolidated Statements of Deficiency in Net Assets for the
  years ended December 31, 1994, 1995 and 1996..............     F-50
Consolidated Statements of Cash Flows for the years ended
  December 31, 1994, 1995 and 1996..........................     F-51
Notes to Consolidated Financial Statements..................     F-52
Condensed Consolidated Balance Sheet as of June 30, 1997
  (unaudited)...............................................     F-60
Condensed Consolidated Statements of Operations and Changes
  in Deficit for the six months ended June 30, 1996 and 1997
  (unaudited)...............................................     F-61
Condensed Consolidated Statements of Cash Flows for the six
  months ended June 30, 1996 and 1997 (unaudited)...........     F-62
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................     F-63

SNIDER CORPORATION
Independent Auditors' Report................................     F-64
Balance Sheets as of December 31, 1995 and 1996.............     F-65
Statements of Income for the years ended December 31, 1995
  and 1996..................................................     F-66
Statements of Stockholders' Equity for the years ended
  December 31, 1995 and 1996................................     F-67


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                                                                -----
Statements of Cash Flows for the years ended December 31,
  1995 and 1996.............................................     F-68
Notes to Financial Statements...............................     F-69
Schedule of Combining Operating Income, Excluding
  Depreciation and Amortization for Broadcasting Units for
  the year ended December 31, 1996..........................     F-72
Balance Sheet as of May 31, 1997 (unaudited)................     F-73
Statement of Income for the five months ended May 31, 1997
  (unaudited)...............................................     F-74
Statement of Stockholders' Equity for the five months ended
  May 31, 1997 (unaudited)..................................     F-75
Statement of Cash Flows for the five months ended May 31,
  1997 (unaudited)..........................................     F-76
Note to Financial Statements (unaudited)....................     F-77
Balance Sheet as of June 30, 1996 (unaudited)...............     F-78
Statement of Income for the six months ended June 30, 1996
  (unaudited)...............................................     F-79
Statement of Stockholders' Equity for the six months ended
  June 30, 1996 (unaudited).................................     F-80
Statement of Cash Flows for the six months ended June 30,
  1996 (unaudited)..........................................     F-81

SNIDER BROADCASTING CORPORATION AND SUBSIDIARY AND
  CDB BROADCASTING CORPORATION
Independent Auditors' Report................................     F-82
Combined Balance Sheets as of December 31, 1995 and 1996....     F-83
Combined Statements of Operations for the years ended
  December 31, 1995 and 1996................................     F-84
Combined Statements of Stockholders' Deficit for the years
  ended December 31, 1995 and 1996..........................     F-85
Combined Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................     F-86
Notes to Combined Financial Statements......................     F-87
Combined Balance Sheet as of May 31, 1997 (unaudited).......     F-93
Combined Statement of Operations for the five months ended
  May 31, 1997 (unaudited)..................................     F-94
Combined Statement of Stockholders' Deficit for the five
  months ended May 31, 1997 (unaudited).....................     F-95
Combined Statement of Cash Flows for the five months ended
  May 31, 1997 (unaudited)..................................     F-96
Note to Combined Financial Statements (unaudited)...........     F-97
Combined Balance Sheet as of June 30, 1996 (unaudited)......     F-98
Combined Statement of Operations for the six months ended
  June 30, 1996 (unaudited).................................     F-99
Combined Statement of Stockholders' Deficit for the six
  months ended June 30, 1996 (unaudited)....................    F-100
Combined Statement of Cash Flows for the six months ended
  June 30, 1996 (unaudited).................................    F-101

MARANATHA BROADCASTING COMPANY, INC.'S RADIO BROADCASTING
  DIVISION
Independent Auditors' Report................................    F-102
Balance Sheet as of December 31, 1996 and September 15, 1997
  (unaudited)...............................................    F-103
Statement of Operations and Division Equity for the year
  ended December 31, 1996 and the eight and one-half-month
  period ended September 15, 1997 (unaudited)...............    F-104
Statement of Cash Flows for the year ended December 31, 1996 and the eight and one-half-month period ended September
  15, 1997 (unaudited)......................................    F-105
Notes to Financial Statements...............................    F-106

PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES
Independent Auditors' Report................................    F-109
Combined Balance Sheet as of December 31, 1996..............    F-110
Combined Statement of Operations for the year ended December
  31, 1996..................................................    F-111
Combined Statement of Changes in Owners' Equity for the year
  ended December 31, 1996...................................    F-112

                                                                PAGE
                                                                -----
Combined Statement of Cash Flows for the year ended December
  31, 1996..................................................    F-113
Notes to Combined Financial Statements......................    F-114
Unaudited Combined Balance Sheet as of October 31, 1997.....    F-122
Unaudited Combined Statement of Operations for the ten
  months ended October 31, 1997.............................    F-123
Unaudited Combined Statement of Changes in Owners' Equity
  for the ten months ended October 31, 1997.................    F-124
Unaudited Combined Statement of Cash Flows for the ten
  months ended October 31, 1997.............................    F-125
Notes to Unaudited Combined Financial Statements............    F-126

WICKS RADIO GROUP (A DIVISION OF WICKS BROADCAST GROUP
  LIMITED PARTNERSHIP)
Independent Auditors' Report................................    F-127
Balance Sheets as of December 31, 1997 and September 30,
  1998 (unaudited)..........................................    F-128
Statements of Operations and Changes in Division Equity for
  the year ended December 31, 1997 and the nine months ended
  September 30, 1998 (unaudited)............................    F-129
Statements of Cash Flows for the year ended December 31,
  1997 and for the nine months ended September 30, 1998
  (unaudited)...............................................    F-130
Notes to Financial Statements...............................    F-131

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
Citadel Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Citadel Broadcasting Company (a wholly-owned subsidiary of Citadel Communications Corporation) and subsidiary as of December 31, 1996 and 1997 and the related consolidated statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citadel Broadcasting Company and subsidiary as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
March 26, 1998

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,
                                                         ---------------------------
                                                             1996           1997
                                                         ------------   ------------
                        ASSETS
Current assets:
  Cash and cash equivalents............................  $  1,588,366   $  7,684,991
  Cash held in escrow..................................            --        718,561
  Accounts receivable, less allowance for doubtful
     accounts of $621,054 in 1996, and $808,942 in
     1997..............................................    12,199,973     25,744,137
  Notes receivable from related parties................       118,646        246,455
  Prepaid expenses.....................................       595,755      1,532,227
                                                         ------------   ------------
     Total current assets..............................    14,502,740     35,926,371
Property and equipment, net............................    15,208,569     35,242,284
Note receivable........................................    18,251,402             --
Intangible assets, net.................................    51,801,835    268,689,516
Deposits for pending acquisitions......................       300,000        650,000
Other assets...........................................     2,179,039      3,664,123
                                                         ------------   ------------
                                                         $102,243,585   $344,172,294
                                                         ============   ============

         LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable.....................................  $  1,286,019   $  4,001,194
  Accrued liabilities..................................     2,301,716      9,060,129
  Current maturities of notes payable..................     2,500,000             --
  Note payable to parent company.......................    12,174,416             --
  Current maturities of other long-term obligations....       435,791        271,352
                                                         ------------   ------------
     Total current liabilities.........................    18,697,942     13,332,675
Notes payable, less current maturities.................    75,084,060     90,084,059
Senior subordinated notes payable......................            --     98,331,117
Other long-term obligations, less current maturities...       877,600      1,012,649
Deferred tax liability.................................     1,585,333     23,270,338
Exchangeable preferred stock...........................            --    102,009,531
Commitments and contingencies
Shareholder's equity:
  Common stock, $.001 par value; authorized 136,300
     shares, issued and outstanding 40,000 shares......            40             40
  Additional paid-in capital...........................    27,472,380     42,296,316
  Accumulated deficit..................................   (21,473,770)   (26,164,431)
                                                         ------------   ------------
     Total shareholder's equity........................     5,998,650     16,131,925
                                                         ------------   ------------
                                                         $102,243,585   $344,172,294
                                                         ============   ============

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEARS ENDED DECEMBER 31,
                                              ----------------------------------------
                                                 1995          1996           1997
                                              -----------   -----------   ------------
Gross broadcasting revenue..................  $38,047,879   $50,824,384   $ 99,469,550
  Less agency commissions...................    3,936,169     5,411,578      9,666,280
                                              -----------   -----------   ------------
     Net broadcasting revenue...............   34,111,710    45,412,806     89,803,270
                                              -----------   -----------   ------------
Operating expenses:
  Station operating expenses................   26,832,123    33,232,485     65,245,095
  Depreciation and amortization.............    4,890,517     5,158,206     14,635,534
  Corporate general and administrative......    2,273,744     3,247,579      3,530,067
                                              -----------   -----------   ------------
     Operating expenses.....................   33,996,384    41,638,270     83,410,696
                                              -----------   -----------   ------------
Operating income............................      115,326     3,774,536      6,392,574
                                              -----------   -----------   ------------
Nonoperating expenses (income):
  Interest expense..........................    5,241,760     6,155,472     12,303,981
  Interest income...........................      (70,503)     (407,581)      (439,229)
  Loss (gain) on sale of property and
     equipment..............................     (707,286)        1,749             --
  Other (income) expense, net...............       (3,221)       (8,124)       (11,944)
                                              -----------   -----------   ------------
     Nonoperating expenses, net.............    4,460,750     5,741,516     11,852,808
                                              -----------   -----------   ------------
Loss before income taxes and extraordinary
  item......................................   (4,345,424)   (1,966,980)    (5,460,234)
Deferred income tax (benefit)...............           --            --       (769,573)
                                              -----------   -----------   ------------
Loss before extraordinary item..............   (4,345,424)   (1,966,980)    (4,690,661)
Extraordinary loss on extinguishment of
  debt......................................           --    (1,769,000)            --
                                              -----------   -----------   ------------
Net loss....................................   (4,345,424)   (3,735,980)    (4,690,661)
Dividend requirement for exchangeable
  preferred stock...........................           --            --      6,632,939
                                              -----------   -----------   ------------
Net loss applicable to common shares........  $(4,345,424)  $(3,735,980)  $(11,323,600)
                                              ===========   ===========   ============
Basic and diluted net loss per common
  share.....................................  $      (109)  $       (93)  $       (283)
                                              ===========   ===========   ============
Weighted average common shares
  outstanding...............................       40,000        40,000         40,000
                                              ===========   ===========   ============

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                              ADDITIONAL                     TOTAL
                                   COMMON      PAID-IN      ACCUMULATED   SHAREHOLDER'S
                                   STOCK       CAPITAL        DEFICIT        EQUITY
                                   ------    -----------   ------------   -------------
Balances, December 31, 1994.......   $40     $ 8,569,684   $(13,392,366)  $ (4,822,642)
Net loss..........................    --              --     (4,345,424)    (4,345,424)
Capital contribution to
  parent(1).......................    --         (81,127)            --        (81,127)
                                     ---     -----------   ------------   ------------
Balances, December 31, 1995.......    40       8,488,557    (17,737,790)    (9,249,193)
Net loss..........................    --              --     (3,735,980)    (3,735,980)
Capital contribution from
  parent(2).......................    --      18,983,823             --     18,983,823
                                     ---     -----------   ------------   ------------
Balances, December 31, 1996.......    40      27,472,380    (21,473,770)     5,998,650
Net loss..........................    --              --     (4,690,661)    (4,690,661)
Exchangeable preferred stock
  dividend requirement............    --      (6,632,939)            --     (6,632,939)
Capital contribution from
  parent(3).......................    --      21,456,875             --     21,456,875
                                     ---     -----------   ------------   ------------
Balances, December 31, 1997.......   $40     $42,296,316   $(26,164,431)  $ 16,131,925
                                     ===     ===========   ============   ============

---------------

(1) Represents the payment of preferred stock dividends on behalf of the parent company.

(2) Represents the net capital contribution from the parent company for the issuance and redemption of preferred stock, the redemption of warrants, the cost of the equity issuance, as well as the payment of preferred stock dividends.

(3) Represents the net capital contribution from the parent company for the issuance of preferred stock and the exercise of common stock options.

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEARS ENDED DECEMBER 31,
                                             ------------------------------------------
                                                1995           1996           1997
                                             -----------   ------------   -------------
Cash flows from operating activities:
  Net loss.................................  $(4,345,424)  $ (3,735,980)  $  (4,690,661)
  Adjustments to reconcile net loss to net
     cash provided by (used in) operating
     activities:
     Extraordinary loss....................           --      1,769,000              --
     Depreciation and amortization.........    4,890,517      5,158,206      14,635,534
     Deferred tax benefit..................           --             --        (769,573)
     Amortization of debt issuance costs
       and debt discounts..................      131,752        370,652         441,334
     Bad debt expense......................      484,702        421,378       1,016,375
     Loss/(gain) on sale of property and
       equipment...........................     (707,286)         1,749              --
Changes in assets and liabilities, net of
  acquisitions:
     Increase in accounts receivable and
       notes receivable from related
       parties.............................   (1,069,681)    (5,257,849)    (10,214,907)
     (Increase) decrease in prepaid
       expenses............................       55,531       (175,058)       (230,070)
     (Increase) decrease in other assets...       75,432         41,303        (676,946)
     Increase in accounts payable..........      651,247         94,017         707,945
     Increase (decrease) in accrued
       liabilities.........................     (600,847)       (81,801)      5,323,678
                                             -----------   ------------   -------------
       Net cash provided by (used in)
          operating activities.............     (434,057)    (1,394,383)      5,542,709
Cash flows from investing activities:
  Capital expenditures.....................   (1,690,950)    (2,037,840)     (2,070,223)
  Capitalized acquisition costs............      (33,480)    (1,144,699)     (2,928,956)
  Cash paid to acquire stations............           --    (38,805,036)   (205,973,171)
  Deposits for pending acquisitions........     (150,000)      (930,000)       (650,000)
  Increase in note receivable..............           --    (18,251,402)             --
  Proceeds from sales of property and
     equipment.............................    6,684,479          1,115              --
                                             -----------   ------------   -------------
       Net cash provided by (used in)
          investing activities.............  $ 4,810,049   $(61,167,862)  $(211,622,350)
                                             -----------   ------------   -------------

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                      YEARS ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1995           1996           1997
                                              -----------   ------------   ------------
Cash flows from financing activities:
  Principal payments on notes payable.......  $(6,866,198)  $(50,970,385)  $(39,000,000)
  Proceeds from notes payable...............    2,400,000     86,244,059     52,499,999
  Proceeds from senior subordinated notes
     payable................................           --             --     97,250,000
  Proceeds from issuance of exchangeable
     preferred stock........................           --             --     95,376,592
  Payment of debt issuance costs............      (30,000)    (2,283,124)    (1,855,123)
  Principal payments on other long-term
     obligations............................     (412,066)      (776,107)      (735,077)
  Prepayment premium........................           --       (420,000)            --
  Advances from (payments to) parent
     company................................           --     12,367,070    (12,817,000)
  Capital contribution from parent
     company................................           --     18,983,823     21,456,875
                                              -----------   ------------   ------------
     Net cash provided by (used in)
       financing activities.................   (4,908,264)    63,145,336    212,176,266
                                              -----------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents...............................     (532,272)       583,091      6,096,625
Cash and cash equivalents, beginning of
  year......................................    1,537,547      1,005,275      1,588,366
                                              -----------   ------------   ------------
Cash and cash equivalents, end of year......  $ 1,005,275   $  1,588,366   $  7,684,991
                                              ===========   ============   ============

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description Of Business

     Citadel Broadcasting Company was formed August 21, 1991 as a Nevada corporation and is a wholly-owned subsidiary of Citadel Communications Corporation ("Citadel Communications"). Citadel License Inc. ("Citadel License") is a wholly-owned subsidiary of Citadel Broadcasting Company. Citadel Broadcasting Company and its subsidiary own and operate radio stations and hold Federal Communications Commission ("FCC") licenses in Arkansas, California, Colorado, Illinois, Montana, Nevada, New Mexico, Oregon, Pennsylvania, Rhode Island, Utah and Washington.

  Principles of Consolidation And Presentation

     The accompanying consolidated financial statements include Citadel Broadcasting Company and its wholly-owned subsidiary ("Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

  Derivative Financial Instruments

     The Company uses an interest rate swap agreement to hedge the effects of fluctuations in interest rates. Amounts receivable or payable under the interest rate swap agreement are recognized as interest expense or income.

  Property and Equipment

     Assets acquired in business combinations accounted for using the purchase method of accounting are recorded at their estimated fair value upon acquisition as determined by management or by independent appraisal. Property and equipment additions are recorded at cost. Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the related assets.

  Intangible Assets

     Intangible assets with determinable lives have been allocated among various categories of customer-based or market-based intangibles at their estimated fair value upon acquisition as determined by management or by independent appraisal. Goodwill represents the excess of cost over the fair value of tangible assets and intangible assets with determinable lives. Amortization is provided on the straight-line method over the estimated useful lives of the related assets (see note 5). The Company's policy is to write-off intangible assets once they have become fully amortized. The useful lives and recoverability of intangible assets are evaluated at least annually. This evaluation encompasses the undiscounted historical broadcast cash flow of each station and

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

existing broadcast cash flow multiples for sales of similar radio properties to estimate the potential selling price for the station and, therefore, recoverability of the assets.

  Barter Transactions

     Barter contracts are agreements entered into under which the Company provides commercial air time in exchange for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services received. Revenue is recorded and the liability is relieved when commercials are broadcast and expense is recorded and the asset is relieved when goods or services are used.

  Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes as if it were a separate taxpayer. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is included in the consolidated tax returns of its parent company, Citadel Communications.

  Income (Loss) Per Share of Common Stock

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). This statement establishes standards for computing and presenting earnings per share ("EPS"), and supersedes APB Opinion No. 15. The Statement replaces primary EPS with basic EPS and requires dual presentation of basic and diluted EPS. All prior period EPS data has been restated to conform to SFAS No. 128. The basic and diluted per share effect of the extraordinary loss on extinguishment of debt in 1996 was $(44) and $(44), respectively.

  Revenue Recognition

     Revenue is recognized as commercials are broadcast.

  Local Marketing Agreements

     Fees earned or incurred pursuant to various local marketing agreements ("LMA") are recognized as gross broadcasting revenue or station operating expenses, respectively, in the period that the services performed or received occur. The Company's consolidated financial statements include broadcasting revenues and station operating expenses of stations marketed under LMA's.

  Joint Sales Agreements

     Fees earned or incurred pursuant to various joint sales agreements ("JSA") are recognized pursuant to the terms in the various agreements under one of two methods: (a) the JSA fee is recognized as a reduction to sales expense (included in station operating expenses in the Company's consolidated statement of operations), or (b) the Company is allocated a percentage of the JSA stations' net revenue and operating expenses and these amounts are recognized as broadcasting revenue and station operating expenses, respectively, in the period earned or incurred.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

  Business and Credit Concentrations

     In the opinion of management, credit risk with respect to receivables is limited due to the large number of customers and the geographic diversification of the Company's customer base. The Company performs credit evaluations of its customers and believes that adequate allowances for any uncollectible receivables are maintained. At December 31, 1996 and 1997, no receivable from any customer exceeded five percent of gross accounts receivable nor did any customer's account exceed more than ten percent of net broadcasting revenue for any of the periods presented.

  Long-Lived Assets

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in the first quarter of the year ended December 31, 1996 and this adoption did not have a material impact on the consolidated financial statements.

  Reclassifications

     Certain 1995 and 1996 balances have been reclassified to conform to the 1997 presentation.

(2) ACQUISITIONS AND DISPOSITIONS

  1995 Dispositions

     On February 15, 1995, the Company sold the assets of KBOZ-AM, KBOZ-FM and KATH-FM, and KCTR-FM, KDWG-AM, and KKBR-FM in Bozeman and Billings, Montana, respectively, for $5,400,000. A gain of approximately $800,000 was recognized on the sale.

  1996 Acquisitions

     During 1996, the Company acquired the assets of five FM and one AM radio stations from various parties as follows:

                                                                        PURCHASE
    ACQUISITION DATE          STATION            MARKET SERVED            PRICE
------------------------  ---------------    ---------------------    -----------
June 28, 1996...........  KHFM-FM/KHFN-AM    Albuquerque, NM          $ 5,500,000
June 28, 1996...........  KASY-FM            Albuquerque, NM            5,000,000
June 28, 1996...........  KDJK-FM            Modesto, CA                5,010,000
October 1, 1996.........  KKLI-FM            Colorado Springs, CO       3,450,000
October 9, 1996.........  KRST-FM            Albuquerque, NM           20,000,000

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with the proceeds from new notes payable and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $782,881, was allocated as follows:

Property and equipment................................  $ 2,446,594
Intangible assets.....................................   37,135,955
Accounts receivable...................................      160,332
                                                        -----------
                                                        $39,742,881
                                                        ===========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

  1997 Acquisitions and Pending Dispositions

  Acquisitions

     During 1997, the Company acquired the assets of 44 FM and 17 AM radio stations from various parties as follows:

                                                  MARKET              PURCHASE
  ACQUISITION DATE         STATION                SERVED               PRICE
---------------------  ----------------    ---------------------    ------------
January 1, 1997......  KCTR-FM/KDWG-AM/    Billings, MT             $ 26,008,357
                       KKBR-FM/KBBB-FM/
                       KMHK-FM
                       KUGN-AM/KUGN-FM/    Eugene, OR
                       KEHK-FM
                       KAKT-FM/KBOY-FM/    Medford, OR
                       KCMX-AM/KCMX-FM/
                       KTMT-AM/KTMT-FM
                       KEYW-FM/KFLD-AM/    Tri-Cities, WA
                       KORD-FM/KXRX-FM
February 14, 1997....  KENZ-FM             Salt Lake City, UT          5,590,119
April 10, 1997.......  KBER-FM             Salt Lake City, UT          7,760,000
July 3, 1997.........  WPRO-AM/WPRO-FM/    Providence, RI            115,795,216
                       WSKO-AM/WWLI-FM
                       WQCY-FM/WMOS-FM/    Quincy, IL
                       WTAD-AM/WBRJ-FM
                       WQWK-FM/WIKN-FM/    State College, PA
                       WRSC-AM/WBLF-AM
                       WGLU-FM/WQKK-FM     Johnstown, PA
                       WRKZ-FM             Harrisburg, PA
                       WQXA-AM/WQXA-FM     York, PA
                       WCTO-FM/WEST-AM     Allentown, PA
                       WMGS-FM/WARM-AM/    Wilkes-Barre, PA
                       WZMT-FM/WAZL-AM
July 17, 1997........  KNHK-FM             Reno, NV                    1,300,000
September 25, 1997...  KTHK-FM             Tri-Cities, WA                600,500
September 29, 1997...  WXEX-FM, Edgenet    Providence, RI              4,250,000
October 15, 1997.....  KARN-AM/KARN-FM/    Little Rock, AR             9,000,000
                       KKRN-FM/KRNN-AM/
                       KAFN-FM
October 15, 1997.....  KIPR-FM             Little Rock, AR             5,544,506
October 15, 1997.....  Land and            Little Rock, AR             3,001,537
                       Buildings
October 15, 1997.....  KOKY-FM             Little Rock, AR             7,354,860
October 21, 1997.....  WLEV-FM             Allentown, PA              23,000,000
October 24, 1997.....  KBEE-FM/KFNZ-AM     Salt Lake City, UT          2,867,092
November 4, 1997.....  KLAL-FM             Little Rock, AR             1,500,000
November 4, 1997.....  KURB-FM/KVLO-FM/    Little Rock, AR            12,000,000
                       KLIH-FM
November 18, 1997....  WHKK-FM             Providence, RI              3,999,310

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with the proceeds from new notes payable and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $2,928,956, was allocated as follows:

Cash.................................................  $    877,693
Accounts receivable..................................     4,473,441
Prepaid expenses.....................................       706,402
Property and equipment...............................    21,203,071
Intangible assets....................................   208,964,226
Other assets.........................................        10,100
Accounts payable and accrued liabilities.............    (3,084,549)
Current maturities of other long-term obligations....      (649,931)
                                                       ------------
                                                       $232,500,453
                                                       ============

  Pro Forma

     The following summary, prepared on a pro forma basis, presents the results of operations as if all the above noted radio stations had been acquired as of January 1, 1996, after including the impact of the amortization of intangible assets, depreciation of fixed assets and increased interest expense on the acquisition debt since the date of acquisition.

                                                  UNAUDITED
                                         ---------------------------
                                          YEAR ENDED     YEAR ENDED
                                         DECEMBER 31,   DECEMBER 31,
                                             1996           1997
                                         ------------   ------------
Net broadcasting revenue...............  $106,683,000   $117,154,000
Operating income.......................     2,212,000      6,988,000
Net loss...............................   (17,395,000)   (12,990,000)

     The pro forma results are not necessarily indicative of what actually would have occurred if the radio stations had been owned for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

  Pending Dispositions

     On September 29, 1997, the Company entered into an asset purchase agreement to sell substantially all of the assets of radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania and radio stations WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania. The disposition is pending approval by the Federal Communications Commission.

(3) NOTE RECEIVABLE

     During 1996 the Company made various advances to Deschutes, a non-related party, to allow Deschutes to acquire various radio stations and payoff existing debt, in conjunction with the acquisition of Deschutes by Citadel
Communications. These advances were funded through borrowings the Company made on the Senior Credit Facility and advances from its parent

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

company. As of December 31, 1996, $18,251,402 was due under these advances; of this amount, approximately $8,600,000 was included in note payable to parent company.

     During 1997 the Company acquired Deschutes in a stock-based acquisition. The note receivable at December 31, 1996 was included in the purchase price allocation during 1997, resulting in the elimination of the note receivable in 1997.

(4) PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 and 1997 consists of the following:

                                                                           ESTIMATED
                                                 1996          1997       USEFUL LIFE
                                              -----------   -----------   -----------
Land........................................  $   569,638   $ 3,269,025           --
Buildings and improvements..................    1,217,287     5,726,701   5-30 years
Transmitters, towers and equipment..........   15,509,084    29,053,049   5-15 years
Office furniture and equipment..............    3,268,426     5,615,833    3-5 years
Construction in progress....................      577,289       736,620           --
                                              -----------   -----------
                                               21,141,724    44,401,228
Less accumulated depreciation and
  amortization..............................   (5,933,155)   (9,158,944)
                                              -----------   -----------
                                              $15,208,569   $35,242,284
                                              ===========   ===========

(5) INTANGIBLE ASSETS

     Intangible assets at December 31, 1996 and 1997 consist of the following:

                                                                           ESTIMATED
                                              1996           1997         USEFUL LIFE
                                          ------------   ------------   ----------------
Goodwill................................  $ 28,925,936   $119,226,136           15 years
Broadcast licenses......................    26,262,983    162,626,295           15 years
Noncompetition agreements...............     5,168,854      1,858,593          3-5 years
Local marketing agreements..............     1,909,998             --            5 years
Presold commercials.....................       496,380             --   less than 1 year
Premium lease space.....................       161,787        161,787         1-13 years
On-air talent contracts.................     1,383,323             --          1-3 years
Subcarrier antenna income...............       219,162        100,878          1-4 years
Programming contracts...................       503,000          3,000            3 years
                                          ------------   ------------
                                            65,031,423    283,976,689
Less accumulated amortization...........   (13,229,588)   (15,287,173)
                                          ------------   ------------
                                          $ 51,801,835   $268,689,516
                                          ============   ============

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(6) ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1996 and 1997 consist of the following:

                                                        1996         1997
                                                     ----------   ----------
Interest...........................................  $       --   $5,118,735
Music license fees.................................     245,715      209,734
Compensation and commissions.......................   1,237,392    2,082,492
Other..............................................     818,609    1,649,168
                                                     ----------   ----------
                                                     $2,301,716   $9,060,129
                                                     ==========   ==========

(7) NOTES PAYABLE

     Notes payable at December 31, 1996 and 1997 consist of the following:

                                                      1996          1997
                                                   -----------   -----------
Note payable to financial institution (Senior
  Credit Facility), interest payable at the LIBOR
  rate (5.78% at December 31, 1996 and 5.72% at
  December 31, 1997) plus 2.75%, principal due
  only when required by the loan agreement, in
  quarterly amounts through September 30, 2003,
  at which time all outstanding amounts are due
  in full, subject to optional prepayments.......  $77,584,060   $90,084,059
Less current maturities..........................    2,500,000            --
                                                   -----------   -----------
Long-term portion................................  $75,084,060   $90,084,059
                                                   ===========   ===========

     On July 3, 1997, the Company entered into a revised financing agreement (the "Senior Credit Facility") which allows for revolving loan borrowings up to a maximum of $150,000,000. Per the agreement, this amount is subject to reduction starting December 31, 1997 and continuing quarterly thereafter. The maximum available loan commitment at December 31, 1997 was $147,500,000. The Company must pay, on a quarterly basis, an unused commitment fee equal to the maximum revolving loan commitment less the average of the outstanding principal balance for the preceding quarter, multiplied by .125% or if the total leverage ratio (as defined in the agreement) calculated as of the last day of the preceding quarter was less than 4.5, the commitment fee is .09375%. Commitment fees paid in 1996 and 1997 were $74,931 and $380,295, respectively. The agreement requires that the Company enter into an interest rate swap agreement for a period of at least two years. See note 21 for information on the interest rate swap agreement. Principal payments are not scheduled to commence until the outstanding principal balance exceeds the maximum loan commitment adjusted by quarterly mandatory commitment reductions (as defined in the agreement).

     The Senior Credit Facility is secured by a pledge of property and equipment and the common stock of the Company. Various debt covenants place restrictions on, among other things, indebtedness, acquisitions, dividends, capital expenditures and the sale or transfer of assets and provide for certain minimum operating cash flows for the Company. The debt covenant provisions also include certain financial ratio covenants, the most restrictive in nature being; initial
total debt to adjusted operating cash flow   6.75 times, initial total senior
debt to adjusted operating cash flow   6.75 times and consolidated operating
cash flow to interest expense and cash dividends on the Exchangeable Preferred Stock > 1.75 times. At December 31, 1997, the Company was in compliance with all debt covenant provisions.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The required aggregate principal payments as of December 31, 1997, excluding the consideration of any payments required based upon annual excess cash flow (as defined), are as follows:

2001..........................................  $23,209,059
2002..........................................   30,500,000
Thereafter....................................   36,375,000
                                                -----------
                                                $90,084,059
                                                ===========

(8) SENIOR SUBORDINATED NOTES PAYABLE

     On July 3, 1997, the Company completed the issuance of $101 million of 10-1/4% Senior Subordinated Notes ("Notes") due 2007. Interest is payable semi-annually. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002. In addition, at any time prior to July 1, 2000, subject to certain conditions, the Company may, at its option, redeem a portion of the Notes with the net proceeds of one or more Public Equity Offerings (as defined in the indenture governing the Notes), at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are shown net of unamortized discount of $2,668,883 at December 31, 1997.

     The indenture governing the Notes contains certain restrictive covenants, including limitations which restrict the ability of the Company to incur additional debt, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. At December 31, 1997, the Company was in compliance with all debt covenants.

(9) OTHER LONG-TERM OBLIGATIONS

     Other long-term obligations at December 31, 1996 and 1997 consist of the following:

                                                        1996         1997
                                                     ----------   ----------
Various noncompetition and consulting agreements
  with the sellers of radio stations acquired, due
  at various dates through July 2003, face amount
  of $486,113 and $437,503 at December 31, 1996 and
  1997, respectively, non-interest bearing with
  interest imputed at 8.5% to 9.0%, net of discount
  of $54,540 and $29,640 in 1996 and 1997,
  respectively.....................................  $  431,573   $  407,863
Prepayment premium on extinguishment of debt (a)...     881,818      770,779
Capital leases.....................................          --      105,359
                                                     ----------   ----------
                                                      1,313,391    1,284,001
Less current maturities............................     435,791      271,352
                                                     ----------   ----------
Long-term portion..................................  $  877,600   $1,012,649
                                                     ==========   ==========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The required aggregate principal payments as of December 31, 1997, excluding the amortization of debt discount are as follows:

1998...........................................  $  271,352
1999...........................................     321,843
2000...........................................     138,648
2001...........................................     132,363
2002...........................................     127,694
Thereafter.....................................     292,101
                                                 ----------
                                                 $1,284,001
                                                 ==========

---------------

(a) On October 9, 1996, the Company extinguished its long-term debt of $31,310,385, payable to a financial institution, and its note payable to a related party of $7,000,000. The early retirement of the long-term debt resulted in a $1,769,000 extraordinary loss due to prepayment premiums and the write-off of debt issuance costs. The prepayment premium can be reduced on a quarterly basis depending on the outstanding balance of the Senior Credit Facility. The balance of the prepayment premium is due upon the repayment of the Senior Credit Facility.

(10) LEASE COMMITMENTS

     The Company leases certain tower sites, transmitters and equipment, automobiles, office equipment and an airplane. The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of December 31, 1997:

1998..........................................  $ 2,030,301
1999..........................................    1,939,314
2000..........................................    1,874,159
2001..........................................    1,859,330
2002..........................................    1,457,545
Thereafter....................................    5,357,157
                                                -----------
                                                $14,517,806
                                                ===========

     Total rental expense was $744,395, $1,101,237 and $1,971,774 for the years ended December 31, 1995, 1996 and 1997, respectively.

(11) INCOME TAXES

     The Company is included in the consolidated tax returns of Citadel Communications and calculates its tax provision or benefit as though it filed a separate return. For the years ended December 31, 1995, 1996 and 1997, the Company generated a net loss for both financial reporting and income tax purposes; therefore, no current tax provision has been recorded. The deferred income tax benefit in 1997 represents the reversal of deferred tax liabilities established at the date of acquisition due to differences in the tax basis and the financial statement carrying amounts of intangibles and fixed assets acquired in stock-based acquisitions. At December 31, 1997, Citadel Communications has net operating loss carryforwards for federal income tax purposes of approximately $18,800,000 which begin to expire in 2007.

     On June 28, 1996, Citadel Communications underwent an ownership change in accordance with Section 382 of the Internal Revenue Code. Due to this change, the net operating losses of

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

Citadel Communications are subject to limitation in future years. The approximate amount of the net operating loss which may be used in any one year is $4,400,000.

     The reconciliation of the expected income tax benefit calculated at the U.S. federal statutory rate to the actual income tax benefit per the financial statements for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                    1995         1996         1997
                                                 -----------   ---------   -----------
U.S. federal statutory rate applied to the loss
  before income taxes and extraordinary item...  $(1,487,717)  $(679,046)  $(1,856,480)
Amortization of goodwill.......................       16,563     186,844       425,344
Nondeductible meals and entertainment..........       19,786      31,601        51,495
Net operating losses providing no current
  benefit for federal income tax purposes......    1,467,025     458,101       680,040
Other..........................................      (15,657)      2,500       (69,972)
                                                 -----------   ---------   -----------
Deferred income tax benefit....................  $        --   $      --   $  (769,573)
                                                 ===========   =========   ===========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets, liabilities and the valuation allowance are as follows:

                                                              1996           1997
                                                           -----------   ------------
Deferred tax assets:
  Receivables, principally due to valuation allowances...  $   248,422   $    323,577
  Net operating loss carryforwards.......................    6,720,659      7,520,705
  Accrued liabilities not deductible.....................       18,465        193,423
                                                           -----------   ------------
     Total deferred tax assets...........................    6,987,546      8,037,705
  Valuation allowance....................................   (4,270,206)    (5,109,187)
                                                           -----------   ------------
     Net deferred tax assets.............................    2,717,340      2,928,518
                                                           -----------   ------------
Deferred tax liabilities:
  Property and equipment, principally due to accelerated
     depreciation........................................   (1,883,269)    (2,928,218)
  Intangible assets; differences in book and tax
     amortization........................................     (834,071)          (300)
  Differences between the tax basis and fair value of
     intangibles and fixed assets acquired...............   (1,585,333)   (23,270,338)
                                                           -----------   ------------
     Total deferred tax liabilities......................   (4,302,673)   (26,198,856)
                                                           -----------   ------------
Net deferred tax liability...............................  $(1,585,333)  $(23,270,338)
                                                           ===========   ============

     The valuation allowance was decreased by $2,320,699 in 1996 and increased by $838,981 in 1997. The Company has established a valuation allowance for the amount of the net deferred tax asset which management has determined that it is more likely than not will not be realized.

(12) EXCHANGEABLE PREFERRED STOCK

     On July 3, 1997, the Company completed the sale of 1,000,000 shares of Series A Exchangeable Preferred Stock (Exchangeable Preferred Stock) for $100 million. The Exchangeable Preferred Stock has a liquidation preference of $100 per share, plus accumulated and unpaid dividends. Dividends on the Exchangeable Preferred Stock accrue at the rate of 13-1/4% per annum. All dividends will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. On or prior to July 1, 2002, dividends are payable in additional shares of

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, or, at the option of the Company, in cash. Thereafter, all dividends will be payable only in cash. The Company will be required to redeem the Exchangeable Preferred Stock on July 1, 2009 (subject to the legal availability of funds therefor) at a redemption price equal to the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption.

     The Exchangeable Preferred Stock is presented net of unamortized issuance costs of $4,541,858, and includes accrued dividends at December 31, 1997 of $6,551,389, which were paid in 65,513.89 additional shares of exchangeable preferred stock on January 1, 1998.

     The Certificate of Designation for the Exchangeable Preferred Stock contains certain covenants, which, among other things, restrict the ability of the Company with respect to: (i) the incurrence of additional debt; (ii) restricted payments; (iii) issuances and sales of stock of certain subsidiaries; and (iv) consolidations, mergers or sales of assets. The Company was in compliance with these covenants at December 31, 1997.

(13) CITADEL COMMUNICATIONS FINANCIAL DATA

     The operations of Citadel Communications (the parent company) include the issuance of convertible preferred stock and obtaining a credit facility including a revolving line of credit of $20 million, the proceeds of which were advanced to the Company. Interest was charged on these advances in an amount equal to the interest costs of Citadel Communications. In conjunction with the Company's refinancing of Notes, the revolving line of credit was terminated in 1997. There are no other costs or expenses of Citadel Communications.

     Advances from Citadel Communications, other than those representing draws on the revolving line of credit of Citadel Communications, are recorded as capital contributions from the parent company and are presented as additional paid-in capital in the consolidated balance sheets.

     On January 1, 1997, in a non-cash transaction, the Company transferred $9,123,310 of debt under the Senior Credit Facility to Deschutes which reduced the corresponding note receivable. In addition, on June 20, 1997, Citadel Communications transferred the ownership of Deschutes to the Company. Interest paid to Citadel Communications by the Company for the year ended December 31, 1997 amounted to $568,534.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The following is summary consolidated financial data for Citadel Communications and its subsidiaries, including the Company:

                                                                DECEMBER 31,
                                                         ---------------------------
                                                             1996           1997
                                                         ------------   ------------
Consolidated Balance Sheets:
  Current assets.......................................  $ 14,502,740   $ 35,926,371
  Property and equipment, net..........................    15,208,569     35,242,284
  Note receivable......................................    18,251,402             --
  Intangible assets, net...............................    51,801,835    268,689,516
  Other assets.........................................     2,550,778      4,314,123
                                                         ------------   ------------
     Total assets......................................  $102,315,324   $344,172,294
                                                         ============   ============
  Notes payable to related parties.....................  $ 11,817,000   $         --
  Other current liabilities............................     6,880,942     13,332,675
                                                         ------------   ------------
     Total current liabilities.........................    18,697,942     13,332,675
  Notes payable, less current maturities...............    75,084,060     90,084,059
  Senior subordinated notes payable....................            --     98,331,117
  Other liabilities....................................     2,462,933     24,282,987
  Exchangeable preferred stock.........................            --    102,009,531
  Shareholders' equity.................................     6,070,389     16,131,925
                                                         ------------   ------------
     Total liabilities and shareholders' equity........  $102,315,324   $344,172,294
                                                         ============   ============

                                                                DECEMBER 31,
                                                         ---------------------------
                                                             1996           1997
                                                         ------------   ------------
Consolidated Statements of Operations:
  Net broadcasting revenue.............................  $ 45,412,806   $ 89,803,270
  Operating income.....................................  $  3,744,323   $  6,367,016
  Interest expense.....................................     6,155,472     12,872,515
  Other (income) expense, net..........................      (413,955)      (451,173)
                                                         ------------   ------------
  Loss before income taxes and extraordinary item......    (1,997,194)    (6,054,326)
  Deferred income tax (benefit)........................            --       (769,573)
  Extraordinary loss on extinguishment of debt.........    (1,769,000)            --
                                                         ------------   ------------
Net loss...............................................  $ (3,766,194)  $ (5,284,753)
                                                         ============   ============
Dividend requirement for exchangeable preferred
  stock................................................  $         --   $  6,632,939
                                                         ============   ============

(14) CITADEL LICENSE FINANCIAL DATA

     The operations of Citadel License, a wholly-owned subsidiary of the Company, include holding FCC licenses for all stations owned by the Company and the amortization of these licenses. Citadel License has guaranteed the Senior Subordinated Notes (see note 8). The guarantee is full, unconditional and joint and several. The separate financial statements of Citadel License have not been presented because management of the Company has determined they would not be material to investors. There are no costs or expenses of Citadel License that are borne by Citadel Broadcasting Company.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The following is summary financial data for Citadel License:

                                                                 DECEMBER 31,
                                                          --------------------------
                                                             1996           1997
                                                          -----------   ------------
Balance Sheets:
  Intangible assets, net (broadcast licenses)...........  $24,035,920   $137,073,551
  Other assets..........................................        5,147          2,048
                                                          -----------   ------------
     Total assets.......................................  $24,041,067   $137,075,599
                                                          ===========   ============
  Shareholder's equity..................................   24,041,067    137,075,599
                                                          -----------   ------------
     Total liabilities and shareholder's equity.........  $24,041,067   $137,075,599
                                                          ===========   ============
Statements of Operations:
  Amortization expense..................................      991,901      5,267,872
                                                          -----------   ------------
     Net loss...........................................  $  (991,901)  $ (5,267,872)
                                                          ===========   ============

     At present, Citadel License is the only subsidiary of the Company.

(15) DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution 401(k) plan for all employees who are at least 21 years of age and have worked at least 1,000 hours in the year. Under the 401(k) plan, employees can contribute up to 20% of their compensation, subject to the maximum contribution allowed by the Internal Revenue Code. Participants vest immediately in their contributions. The Company may make discretionary contributions as approved by the Board of Directors. Participants' rights to amounts contributed by the Company vest on a graded schedule over a five-year period. During 1995, 1996, and 1997 the Company contributed $133,215, $143,192 and $298,623, respectively, which represented a two percent matching of employee contributions to the 401(k) plan.

(16) TRANSACTIONS WITH RELATED PARTIES
SALE--LEASEBACK

     On December 29, 1995, the Company entered into a sale-leaseback transaction with the principal shareholder of Citadel Communications. The Company sold an airplane for its fair value of $1,275,000 to the shareholder resulting in a loss of $74,327. The operating lease commenced on December 29, 1995 with monthly payments of $17,250 due through December 31, 2001.

CONSULTING ARRANGEMENT

     During the fiscal year ended December 31, 1996, a director of the Company from 1996 to November 1997, provided financial consulting services to the Company for which he was paid $83,520. On June 28, 1996, he was also granted an option to purchase 12,000 shares of Common Stock at an exercise price of $5.72 per share. Such option is fully vested. The Company believes that such services were provided to the Company on terms at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

LEGAL SERVICES

     During each of the fiscal years ended December 31, 1995 and 1996, the Company retained a law firm to represent the Company on various matters. A shareholder of such firm was also a director of the Company in such years.

CITADEL COMMUNICATIONS STOCK OPTION PLAN

     On June 28, 1996, Citadel Communications adopted the 1996 Equity Incentive Plan ("Plan") pursuant to which the Board of Directors may grant stock options to officers, employees and related parties. The Plan, which was subsequently amended, as of March 31, 1998, authorizes grants of options to purchase up to 1,577,646 shares of authorized but unissued common stock which excludes those options granted prior to the adoption of the Plan. Stock options are granted with an exercise price equal to the common stock's fair market value at the date of grant or such other exercise price as determined by the Board of Directors. Stock options granted generally vest ratably over a five-year period, commencing one year after the date of grant and expire on the earlier of ten years from the date granted or termination of employment, or they will vest immediately, as determined by the Board of Directors at the date of grant.

(17) LOCAL MARKETING AGREEMENTS

     At December 31, 1997, the Company has local marketing agreements to market stations WBHT-FM, WKQV-FM, WEMR-AM, WEMR-FM, WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania and stations KIZN-FM, KZMG-FM, KKGL-FM, KQFC-FM and KBOI-AM in Boise, Idaho. The agreements principally provide for the Company to supply specified programming to the brokered stations and enable the sales staff of the Company to sell advertising time on the stations for fixed fees to be paid by the Company. The agreements also provide the Company with the option to purchase the stations. The Company's financial statements include the broadcasting revenue and station operating expenses of the brokered stations.

     The local marketing agreements enable the Company to extend or terminate the agreements at the Company's option through August 1, 2002. The fees paid under the local marketing agreements amounted to $350,000, $1,414,527 and $1,936,139 for the years ended December 31, 1995, 1996 and 1997, respectively.

(18) JOINT SALES AGREEMENTS

     On January 15, 1996, the Company entered into a joint sales agreement (JSA) to sell advertising for radio stations KEYF-AM/FM, KUDY-AM and KKZX-FM in Spokane, Washington and radio stations KVOR-AM, KSPZ-FM, KTWK-AM, and KVUU-FM in Colorado Springs, Colorado. As stated in the JSA agreement, JSA revenue is calculated as 60% of the broadcast cash flows of these radio stations and all Company owned radio stations in these markets, with the exception of KKLI in Colorado Springs which is not included in the JSA calculation.

     On April 22, 1996, the Company entered into a JSA for radio station KENZ-FM in Salt Lake City, Utah. The Company's financial statements include all sales expenses for the station as well as revenue for the JSA fee calculated at 30% of net revenue of the station. On February 14, 1997 the Company acquired KENZ-FM.

     On July 3, 1997, the Company acquired all of the issued and outstanding capital stock of Tele-Media Broadcasting Company ("Tele-Media"). As a result of this acquisition, the Company

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

assumed a Tele-Media JSA for radio station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania. As stated in the JSA agreement, JSA revenue is calculated as the sum of (i) a base monthly payment of $5,000, and (ii) an additional monthly fee ranging from 5% to 8% of revenues (as defined in the JSA agreement) based on monthly revenues of WKQV-AM and of its simulcast station, WARM-AM.

(19) SUPPLEMENTAL FINANCIAL INFORMATION

     The Company paid cash of $5,237,240, $7,065,546 and $6,703,052 for interest for the years ended December 31, 1995, 1996 and 1997, respectively.

     Barter revenue included in gross broadcasting revenue and barter expenses included in station operating expenses amounted to $3,087,871, $3,335,024 and $7,388,471, and $3,214,284, $3,029,665 and $7,062,822, for the years ended
December 31, 1995, 1996 and 1997, respectively.

     A summary of additions and deductions related to the allowance for doubtful accounts receivable for the years ended December 31, 1995, 1996 and 1997 follows:

                                  BALANCE AT
                                 BEGINNING OF                             BALANCE AT
                                    PERIOD      ADDITIONS   DEDUCTIONS   END OF PERIOD
                                 ------------   ---------   ----------   -------------
Year ended December 31, 1995...    $380,531       484,702    (350,700)      514,533
Year ended December 31, 1996...     514,533       421,378    (314,857)      621,054
Year ended December 31, 1997...     621,054     1,016,375    (828,487)      808,942

(20) LITIGATION

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without a material effect on the Company's financial position.

     The Company has received two civil investigative demands ("CIDs") from the Antitrust Division of the U.S. Department of Justice. One CID addresses the Company's acquisition of station KRST in Albuquerque, New Mexico and the second CID addresses the joint sales agreement for stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID, and at present has been given no indication from the Department of Justice regarding its intended future actions.

(21) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

  Limitations

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     Since the fair value is estimated as of December 31, 1996 and 1997, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

  Cash Equivalents and Cash Held in Escrow

     The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

  Accounts Receivable and Notes Receivable

     The carrying amount is assumed to be the fair value because of the short-term maturity of the portfolio. The carrying amount of the non-current note receivable is assumed to be the fair value because the note receivable was converted by Citadel Communications into a portion of the purchase price of Deschutes on January 1, 1997 at the carrying value.

  Accounts Payable and Accrued Liabilities

     The carrying amount approximates fair value because of the short-term maturity of these instruments.

  Notes payable, senior subordinated notes, exchangeable preferred stock, notes payable to parent company and other long-term obligations

     The fair value of the Company's notes payable, senior subordinated notes, exchangeable preferred stock, notes payable to parent company and other long-term obligations approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

     In 1996, the Company entered into an interest rate swap agreement with a financial institution in accordance with the terms of its Senior Credit Facility. The fair value of the interest rate swap as of December 31, 1996 and 1997 was $190,000 and $3,700, respectively, as determined by the financial institution, and represents an unrealized gain. The fair value of the interest rate swap is the estimated amount that the financial institution would receive or pay to terminate the swap agreement at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

(22) SUBSEQUENT EVENTS

     On January 2, 1998, the Company acquired radio stations WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, Pennsylvania for a purchase price of $815,000. The acquisition will be accounted for by the purchase method of accounting.

     On February 12, 1998, the Company acquired radio stations KQFC-FM, KKGL-FM and KBOI-AM and a parcel of land in Boise, Idaho for an aggregate purchase price of $14,400,000. The acquisition will be accounted for by the purchase method of accounting. In conjunction with the acquisition, the Company borrowed an additional $11,000,000 on its Senior Credit Facility.

     On March 26, 1998, the Company acquired radio stations WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania for a purchase price of $6,000,000. The acquisition will be accounted for by the purchase method of accounting. In conjunction with the acquisition, the Company borrowed an additional $6,000,000 on its Senior Credit Facility.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                       SEPTEMBER 30,
                                                       DECEMBER 31,        1998
                                                           1997         (UNAUDITED)
                                                       ------------    -------------
                      ASSETS
Current assets:
  Cash and cash equivalents........................    $  7,684,991    $  7,406,965
  Cash held in escrow..............................         718,561              --
  Accounts receivable, less allowance for doubtful
     accounts of $808,942 in 1997 and $1,280,553 in
     1998..........................................      25,744,137      31,808,518
  Notes receivable from related parties............         246,455         235,906
  Prepaid expenses.................................       1,532,227       3,286,852
                                                       ------------    ------------
     Total current assets..........................      35,926,371      42,738,241
Property and equipment, net........................      35,242,284      36,833,719
Intangible assets, net.............................     268,689,516     290,405,370
Deposits for pending acquisitions..................         650,000              --
Other assets.......................................       3,664,123       3,375,942
                                                       ------------    ------------
                                                       $344,172,294    $373,353,272
                                                       ============    ============
       LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable.................................    $  4,001,194    $  3,032,234
  Accrued liabilities..............................       9,060,129       8,367,647
  Current maturities of other long-term
     obligations...................................         271,352         281,617
                                                       ------------    ------------
     Total current liabilities.....................      13,332,675      11,681,498
Notes payable, less current maturities.............      90,084,059      18,726,126
Senior subordinated notes payable..................      98,331,117      98,460,823
Other long-term obligations, less current
  maturities.......................................       1,012,649       1,011,050
Deferred tax liability.............................      23,270,338      25,306,162
Exchangeable preferred stock.......................     102,009,531     112,964,761
Shareholder's equity:
  Common stock, $.001 par value; authorized 136,300
     shares, issued and outstanding 40,000
     shares........................................              40              40
  Additional paid-in capital.......................      42,296,316     138,243,294
  Unrealized loss on hedging contract..............              --        (595,595)
  Accumulated deficit..............................     (26,164,431)    (32,444,887)
                                                       ------------    ------------
     Total shareholder's equity....................      16,131,925     105,202,852
                                                       ------------    ------------
                                                       $344,172,294    $373,353,272
                                                       ============    ============

            See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                         ---------------------------
                                                            1997            1998
                                                         -----------    ------------
Gross broadcasting revenue...........................    $66,516,801    $109,240,243
  Less agency commissions............................     (6,491,983)    (10,418,869)
                                                         -----------    ------------
     Net broadcasting revenue........................     60,024,818      98,821,374
Operating expenses:
  Station operating expenses.........................     43,305,951      69,411,775
  Depreciation and amortization......................      9,563,084      20,005,073
  Corporate general and administrative...............      2,562,480       3,351,191
                                                         -----------    ------------
          Operating expenses.........................     55,431,515      92,768,039
Operating income.....................................      4,593,303       6,053,335
Nonoperating expenses (income):
  Interest expense...................................      8,213,550      13,590,447
  Other income, net..................................       (401,099)        (94,149)
                                                         -----------    ------------
     Nonoperating expenses, net......................      7,812,451      13,496,298
Income (loss) before income taxes....................     (3,219,148)     (7,442,963)
Income tax (benefit).................................       (105,168)     (1,162,507)
                                                         -----------    ------------
Net income (loss)....................................     (3,113,980)     (6,280,456)
Dividend requirement for exchangeable preferred
  stock..............................................      3,275,693      10,822,375
                                                         -----------    ------------
Net loss applicable to common shares.................    $(6,389,673)   $(17,102,831)
                                                         ===========    ============
Basic and diluted net loss per common share..........    $   (159.74)   $    (427.57)
                                                         ===========    ============
Weighted average common shares outstanding...........         40,000          40,000
                                                         ===========    ============

            See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                           --------------------------
                                              1997           1998
                                           -----------    -----------
Net income (loss)......................    $(3,113,980)   $(6,280,456)
Other comprehensive income:
Unrealized loss on hedging contract....             --       (595,595)
                                           -----------    -----------
Comprehensive income (loss)............    $(3,113,980)   $(6,876,051)
                                           ===========    ===========

          See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                       --------------------------------
                                                            1997              1998
                                                       --------------    --------------
Cash flows from operating activities:
  Net loss.........................................    $  (3,113,980)    $  (6,280,456)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization.................        9,563,084        20,005,073
     Amortization of debt issuance costs and debt
       discounts...................................          138,352           479,620
     Bad debt expense..............................          603,558           886,873
     Deferred tax benefit..........................         (105,168)       (1,341,044)
     Unrealized loss on interest rate swap.........               --          (595,595)
Changes in assets and liabilities, net of
  acquisitions:
  Increase in accounts receivable and notes
     receivable from related parties...............       (5,388,399)       (6,940,705)
  Increase in prepaid expenses.....................         (446,599)       (1,751,373)
  (Increase) decrease in other assets..............         (266,368)        1,293,436
  Increase in accounts payable.....................         (215,156)         (968,960)
  (Decrease) increase in accrued liabilities.......        3,367,485          (841,172)
                                                       -------------     -------------
     Net cash provided by operating activities.....        4,136,809         3,945,697
Cash flows from investing activities:
  Capital expenditures.............................       (1,478,410)       (1,746,810)
  Capitalized acquisition costs....................       (2,484,066)       (1,963,106)
  Cash paid to acquire stations....................     (128,187,024)      (36,290,411)
  Deposits for pending acquisitions................       (1,200,000)          650,000
                                                       -------------     -------------
     Net cash used in investing activities.........     (133,349,500)      (39,350,327)
Cash flows from financing activities:
  Capital contribution from parent company.........           20,008            48,734
  Advances from parent company.....................        1,000,000                --
  Proceeds from notes payable......................       12,000,000        34,999,999
  Proceeds from senior subordinated notes
     payable.......................................       97,250,000                --
  Proceeds from issuance of exchangeable preferred
     stock.........................................       96,850,000                --
  Proceeds from initial public offering............               --       116,513,904
  Cash payment of initial public offering costs....               --        (9,642,586)
  Principal payments on notes payable..............      (39,000,000)     (106,357,932)
  Principal payments on other long-term
     obligations...................................         (408,840)         (346,259)
  Principal payments on advances from parent
     company.......................................      (12,817,000)               --
  Payment of debt issuance costs...................               --           (89,256)
  Cost of issuance of exchangeable preferred
     stock.........................................         (569,997)               --
                                                       -------------     -------------
     Net cash provided by financing activities.....      154,324,171        35,126,604
Net increase (decrease) in cash and cash
  equivalents......................................       25,111,480          (278,026)
Cash and cash equivalents, beginning of period.....        1,588,366         7,684,991
                                                       -------------     -------------
Cash and cash equivalents, end of period...........    $  26,699,846     $   7,406,965
                                                       =============     =============

          See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of Citadel Broadcasting Company (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and notes thereto included in Citadel Broadcasting Company's Annual Report on Form 10-K for the year ended December 31, 1997.

(2) 1998 ACQUISITIONS

     On January 2, 1998, the Company acquired radio stations WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, Pennsylvania for a purchase price of $815,000. The acquisition was accounted for using the purchase method of accounting.

     On February 12, 1998, the Company acquired radio stations KQFC-FM, KKGL-FM and KBOI-AM and a parcel of land in Boise, Idaho for an aggregate purchase price of approximately $14,400,000. The acquisition was accounted for using the purchase method of accounting.

     On March 26, 1998, the Company acquired radio stations WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania for a purchase price of $6,000,000. The acquisition was accounted for using the purchase method of accounting.

     On April 21, 1998, the Company acquired radio stations KIZN-FM and KZMG-FM in Boise, Idaho for an aggregate purchase price of $14,600,000. The acquisition was accounted for using the purchase method of accounting.

     On July 14, 1998, the Company signed an agreement to acquire KAAY-AM in Little Rock, Arkansas for an aggregate purchase price of $5,000,000. The acquisition will be accounted for using the purchase method of accounting.

     On July 27, 1998, the Company exercised its option to purchase WBHT-FM in Wilkes-Barre, Pennsylvania, and, on August 13, 1998, the Company entered into a definitive purchase agreement to purchase WBHT for an approximate purchase price of $1,200,000. The Company has operated WBHT under a local marketing agreement since July 3, 1997. The acquisition will be accounted for using the purchase method of accounting.

     On September 18, 1998, the Company acquired the assets of an internet service provider, Digitalplanet, L.C., in Salt Lake City, Utah for an aggregate purchase price of $225,000. The acquisition was accounted for using the purchase method of accounting.

     On September 29, 1998, the Company acquired the assets of an internet service provider, Internet Technology Systems, Inc., in Salt Lake City, Utah for an aggregate purchase price of $1,535,000. The acquisition was accounted for using the purchase method of accounting.

     In September 1998, the agreement entered into by the Company to sell substantially all of the assets of its two FM radio stations in Johnstown, Pennsylvania and its two FM and two AM radio stations in State College, Pennsylvania was terminated.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

(3) PARENT COMPANY INITIAL PUBLIC OFFERING

     On July 7, 1998, the Company's parent, Citadel Communications Corporation ("CCC"), consummated the initial public offering (the "IPO") of 6,880,796 shares of its common stock at an initial public offering price of $16.00 per share. Of such shares, 6,250,000 shares were sold by CCC and 630,796 shares were sold by certain stockholders of CCC. On July 14, 1998, CCC sold an additional 1,032,119 shares of its common stock at the initial public offering price pursuant to the exercise of the underwriters' over-allotment option. Total proceeds of the IPO, including the shares issued under the over-allotment option, were $126,606,640, of which total proceeds to CCC were $108,357,932, total proceeds to the selling stockholders were $9,386,244 and total underwriting discounts and commissions were $8,862,466.

(4) CITADEL LICENSE, INC. FINANCIAL DATA

     The operations of Citadel License, Inc. ("Citadel License"), a wholly owned subsidiary of the Company, include holding FCC licenses for all stations owned by the Company and the amortization of these licenses. Citadel License has guaranteed the 10-1/4% senior subordinated notes of the Company. The guarantee is full, unconditional and joint and several. The separate financial statements of Citadel License have not been presented because management of the Company has determined they would not be material to investors. There are no costs or expenses of Citadel License that are borne by Citadel Broadcasting Company.

     The following is summary financial data for Citadel License:

                                                              SEPTEMBER 30, 1998
                                                              ------------------
                                                                 (UNAUDITED)
Balance Sheets:
  Intangible assets, net (broadcast licenses)...............     $159,727,372
                                                                 ------------
     Total assets...........................................     $159,727,372
                                                                 ============
  Shareholder's equity......................................      159,727,372
                                                                 ------------
     Total liabilities and shareholder's equity.............     $159,727,372
                                                                 ============

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                             -----------------------
                                                1997         1998
                                             ----------   ----------
                                                   (UNAUDITED)
Statements of Operations:
  Amortization expense.....................  $2,873,989   $8,375,335
                                             ----------   ----------
       Net loss............................  $2,873,989   $8,375,335
                                             ==========   ==========

     At present, Citadel License is the only subsidiary of the Company.

(5) SUBSEQUENT EVENTS

     On October 8, 1998, the Company sold the assets of its one AM and three FM stations in Quincy, Illinois for $2,250,000. A gain of approximately $0.8 million was recognized on the sale.

     On October 9, 1998, the Company agreed to purchase the assets of 62nd Street Broadcasting of Saginaw, L.L.C. in Saginaw, Michigan for an approximate purchase price of $35,000,000. The acquisition of these assets, which include five FM radio stations and one AM radio station in Saginaw/Bay City, was completed on February 9, 1999. The acquisition will be accounted for using the purchase method of accounting.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

     On October 15, 1998, the Company acquired the assets of an internet service provider, In Quo, in Salt Lake City, Utah for an aggregate purchase price of approximately $550,000. The acquisition was accounted for using the purchase method of accounting.

     On October 26, 1998, the Company acquired the assets of an internet service provider, The Johnson Connection, in Salt Lake City, Utah for an aggregate purchase price of $320,000. The acquisition was accounted for using the purchase method of accounting.

     On October 29, 1998, the Company agreed to purchase WHYL-AM and WHYL-FM in Carlisle, Pennsylvania for an approximate purchase price of $4,250,000. The acquisition will be accounted for using the purchase method of accounting.

     On November 5, 1998, the Company agreed to purchase the stock and warrants of Citywide Communications, Inc., which owns radio stations in Baton Rouge and Lafayette, Louisiana, for an approximate purchase price of $34,500,000. The acquisition will be accounted for using the purchase method of accounting.

     On November 17, 1998, the Company acquired radio station KAAY-AM in Little Rock, Arkansas for a purchase price of $5,100,000. The acquisition will be accounted for using the purchase method of accounting. In conjunction with this acquisition, the Company sold the assets of KRNN-AM in Little Rock, Arkansas for $200,000.

     The Company sold $115,000,000 million principal amount of its 9-1/4% Senior Subordinated Notes due 2008 on November 19, 1998 in order to finance certain acquisitions, repay certain indebtedness and provide cash for working capital purposes.

     On November 23, 1998, the Company agreed to purchase the assets of Wicks Radio Group, which owns radio stations in Charleston, South Carolina, Binghamton, New York, and Muncie and Kokomo, Indiana, for an approximate purchase price of $77,000,000. The acquisition will be accounted for using the purchase method of accounting.

     On December 8, 1998, the Company acquired the assets of an internet service provider, The Friendly Net, LLC, in Salt Lake City, Utah for an aggregate purchase price of $93,000. The acquisition will be accounted for using the purchase method of accounting.

     On January 4, 1999, the Company acquired radio station WBHT-FM in Wilkes-Barre, Pennsylvania for an aggregate purchase price of $1,263,000. The acquisition will be accounted for using the purchase method of accounting. Prior to the acquisition, the Company had operated WBHT-FM under a local marketing agreement since July 3, 1997.

     On January 11, 1999, the Company exercised its options to purchase WKQV-FM and WKQV-AM in the Wilkes-Barre/Scranton, Pennsylvania and agreed to purchase such stations for approximate purchase prices of $998,000 and $365,000, respectively. The Company has operated WKQV-FM and WKQV-AM under a local marketing agreement and a joint sales agreement, respectively, since July 3, 1997. The acquisitions will be accounted for using the purchase method of accounting.

     On January 13, 1999, the Company entered into an asset purchase agreement to sell substantially all of the assets of its 18 FM and seven AM radio stations in Eugene and Medford, Oregon, Tri-Cities, Washington, Billings, Montana and Johnstown and State College, Pennsylvania for an approximate sale price of $26,000,000.

     On February 2, 1999, the Company agreed to purchase KNJY-FM in Spokane, Washington for an approximate purchase price of $4,150,000. The acquisition will be accounted for using the purchase method of accounting.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Deschutes River Broadcasting, Inc.:

     We have audited the accompanying consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              /s/  KPMG PEAT MARWICK LLP

Portland, Oregon
February 14, 1997

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $        --    $   823,968
  Accounts receivable, less allowance for doubtful accounts
    of $49,952 and $122,714 at December 31, 1995 and 1996,
    respectively............................................    1,283,847      1,856,984
  Prepaid expenses and other current assets.................      238,868        367,621
  Current portion of note receivable........................           --        156,000
                                                              -----------    -----------
    Total current assets....................................    1,522,715      3,204,573
Intangible assets, net (note 4).............................    5,281,109     14,142,899
Long-term portion of note receivable........................           --        143,000
Property and equipment, net (notes 3 and 5).................    3,606,655      3,153,930
Deposits....................................................        6,542          3,026
                                                              -----------    -----------
                                                              $10,417,021    $20,647,428
                                                              ===========    ===========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft............................................  $    23,133    $        --
  Line of credit (notes 7 and 13)...........................      418,168             --
  Accounts payable..........................................      185,071        467,873
  Accrued compensation and commissions......................      313,734        542,502
  Other accrued expenses....................................      128,510        147,985
  Current portion of long-term debt (notes 7 and 13)........      485,983             --
  Accrued interest payable (notes 6, 12 and 13).............      335,501        255,001
                                                              -----------    -----------
    Total current liabilities...............................    1,890,100      1,413,361
Advance (note 13)...........................................           --      9,123,310
Note payable (notes 6 and 13)...............................           --      8,867,000
Long-term debt, less current portion (notes 7 and 13).......    2,886,033             --
Subordinated notes payable (notes 7, 12 and 13).............    3,156,998             --
Other long-term liabilities.................................       38,751         47,735
                                                              -----------    -----------
         Total liabilities..................................    7,971,882     19,451,406
                                                              -----------    -----------
Stockholders' equity (notes 9 and 13):
  Convertible preferred stock, authorized 5,000,000 shares;
    issued at stated value of $1 per share:
    Series A preferred, no par value, issued and outstanding
       643,000 shares.......................................      643,000        643,000
    Series B preferred, no par value, issued and outstanding
       1,612,000 shares.....................................    1,612,000      1,612,000
    Series C preferred, no par value, issued and outstanding
       592,000 shares.......................................      592,000        592,000
    Series D preferred, no par value, issued and outstanding
       95,000 shares........................................       95,000         95,000
    (Aggregate liquidation preference of $3,172,962 and
       $3,426,798 at December 31, 1995 and 1996,
       respectively)
  Common stock, authorized 10,000,000 shares; no par value;
    -0- and 1,096,902 shares issued and outstanding at
    December 31, 1995 and 1996, respectively................           --        136,471
  Accumulated deficit.......................................     (496,861)    (1,882,449)
                                                              -----------    -----------
         Total stockholders' equity.........................    2,445,139      1,196,022
                                                              -----------    -----------
Commitments and contingencies (notes 9, 10, 12 and 13)......  $10,417,021    $20,647,428
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                              1995          1996
                                                           ----------    -----------
Revenues:
  Net broadcasting revenues..............................  $6,845,107    $ 8,843,074
                                                           ----------    -----------
Operating expenses:
  Station operating expenses:
     Selling, promoting, programming and engineering.....   4,053,145      5,554,632
     General and administrative..........................   1,297,835      1,780,584
  Corporate general and administrative expenses..........     374,158        488,831
  Management fees (note 12)..............................     171,128        215,938
  Depreciation and amortization..........................     765,200      1,173,349
                                                           ----------    -----------
          Income (loss) from operations..................     183,641       (370,260)
                                                           ----------    -----------
Nonoperating income (expenses):
  Interest expense (notes 12 and 13).....................    (656,897)    (1,143,893)
  Gain on sale of assets.................................          --         97,097
  Other, net.............................................       1,591         30,162
  Net trade income (expense).............................     (22,934)         1,306
                                                           ----------    -----------
          Nonoperating expenses, net.....................    (678,240)    (1,015,328)
                                                           ----------    -----------
          Loss before income taxes.......................    (494,599)    (1,385,588)
Income taxes (note 11)...................................          --             --
                                                           ----------    -----------
          Net loss.......................................  $ (494,599)   $(1,385,588)
                                                           ==========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                 PREFERRED STOCK           COMMON STOCK                          NOTE            TOTAL
                              ----------------------   ---------------------   ACCUMULATED   RECEIVABLE --   STOCKHOLDERS'
                               SHARES       AMOUNT      SHARES      AMOUNT       DEFICIT        OFFICER         EQUITY
                              ---------   ----------   ---------   ---------   -----------   -------------   -------------
Balance, December 31,
  1994.....................     643,000   $  643,000     102,000   $ 102,000   $    (2,262)    $(42,000)      $   700,738
  Repayment of note
   receivable -- officer...          --           --          --          --            --       42,000            42,000
  Issuance of common
     stock.................          --           --      95,000      95,000            --           --            95,000
  Conversion of common
     stock to preferred
     stock.................     197,000      197,000    (197,000)   (197,000)           --           --                --
  Issuance of preferred
     stock.................   2,102,000    2,102,000          --          --            --           --         2,102,000
  Net loss.................          --           --          --          --      (494,599)          --          (494,599)
                              ---------   ----------   ---------   ---------   -----------     --------       -----------
Balance, December 31,
  1995.....................   2,942,000    2,942,000          --          --      (496,861)          --         2,445,139
  Issuance of common
     stock.................          --           --      91,649     126,419            --           --           126,419
  Exercise of common stock
     warrants..............          --           --   1,005,253      10,052            --           --            10,052
  Net loss.................          --           --          --          --    (1,385,588)          --        (1,385,588)
                              ---------   ----------   ---------   ---------   -----------     --------       -----------
Balance, December 31,
  1996.....................   2,942,000   $2,942,000   1,096,902   $ 136,471   $(1,882,449)    $     --       $ 1,196,022
                              =========   ==========   =========   =========   ===========     ========       ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $  (494,599)   $(1,385,588)
                                                              -----------    -----------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................      314,319        388,284
     Amortization...........................................      450,881        785,065
     Increase in allowance for doubtful accounts............       33,500         72,762
     Gain on sale of assets.................................           --        (97,097)
     Changes in assets and liabilities, net of effect of
      acquisitions:
       Increase in accounts receivable......................   (1,150,810)      (645,898)
       Increase in prepaid expenses and other current
        assets..............................................      (86,257)      (100,767)
       Increase in accounts payable and accrued expenses....      414,911        315,973
       Increase (decrease) in accrued interest payable......      314,800        (59,287)
                                                              -----------    -----------
          Net cash used in operating activities.............     (203,255)      (726,553)
                                                              -----------    -----------
Cash flows from investing activities:
  Proceeds from sale of assets..............................           --      1,150,000
  Capital expenditures for property and equipment...........     (171,177)      (237,305)
  Capital expenditures for property and equipment related to
     acquisitions...........................................   (2,898,359)      (744,717)
  Purchase of intangible assets.............................   (5,072,508)    (9,532,047)
  Purchase of note receivable...............................           --       (273,416)
  Other.....................................................       11,454          2,340
                                                              -----------    -----------
          Net cash used in investing activities.............   (8,130,590)    (9,635,145)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from issuance of note payable....................           --      8,867,000
  Proceeds from advance.....................................           --      9,123,310
  Increase (decrease) in bank overdraft.....................       22,992        (23,133)
  Proceeds from note receivable--officer....................       42,000             --
  Proceeds from issuance of long-term debt..................    3,306,000             --
  Principal payments on long-term debt......................     (284,649)    (3,372,016)
  Proceeds from issuance of subordinated debt...............    2,710,998      2,600,000
  Principal payments on subordinated debt...................           --     (5,756,998)
  Net borrowings under line of credit.......................      315,719       (418,168)
  Proceeds from exercise of common stock warrants...........           --         10,052
  Proceeds from issuance of preferred stock.................    2,197,000             --
  Proceeds from issuance of common stock....................           --        126,419
  Increase in other long-term liabilities...................       23,785         29,200
                                                              -----------    -----------
          Net cash provided by financing activities.........    8,333,845     11,185,666
                                                              -----------    -----------
          Net increase in cash and cash equivalents.........           --        823,968
Cash and cash equivalents, beginning of year................           --             --
                                                              -----------    -----------
Cash and cash equivalents, end of year......................  $        --    $   823,968
                                                              ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $   321,396    $ 1,244,393
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1)  NATURE OF BUSINESS AND ORGANIZATION

     Deschutes River Broadcasting, Inc. was formed in 1994 and is a holding company which wholly-owns eight subsidiaries located in Oregon, Washington and Montana. The subsidiaries own and operate radio stations and hold Federal Communications Commission (FCC) licenses.

     The subsidiary companies which own and operate radio stations are Deschutes River Broadcasting of Oregon, Inc., Deschutes River-Tri-Cities Operating Company, Inc., Deschutes River Broadcasting of Billings, Inc. and Deschutes River Broadcasting of Bozeman, Inc. The subsidiary companies which hold FCC licenses are DRB Oregon License, Inc., Deschutes River-Tri-Cities Broadcasting, Inc., DRB Billings License, Inc. and DRB Bozeman License, Inc.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany items and transactions have been eliminated in consolidation.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, note receivable, accounts payable and other accrued expenses, accrued interest, advance, note payable and the line of credit approximate fair value because of the short-term or intercompany nature of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  (d) Cash and Cash Equivalents

     The Company considers all investments with a maturity of three months or less at date of purchase to be a cash equivalent.

  (e) Intangible Assets

     Intangible assets are recorded at cost and amortized using the straight-line method over the expected periods to be benefited, which range from three to fifteen years. The Company assesses the recoverability of these intangible assets by determining whether the balance can be recovered

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

through undiscounted future operating cash flows of the acquired asset. The amount of asset impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of the asset will be impacted if estimated future operating cash flows are not achieved.

  (f) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated lives of the respective assets, which range from five to twenty years. Maintenance and repairs are charged to operations as incurred.

  (g) Revenue

     Net broadcast revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  (h) Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  (i) Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (j) Income Taxes

     The Company accounts for taxes on the asset and liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

  (k) Reclassifications

     Certain 1995 amounts have been reclassified to conform with current year presentation.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3)  ACQUISITIONS

     During 1995, the Company acquired two stations in Medford, Oregon for approximately $1.9 million and six stations in the Montana markets combined for approximately $5.4 million. The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to property and equipment and intangible assets based on their fair values at the date of acquisition. The purchase price, including acquisition costs of $564,000 was allocated as follows:

Property and equipment.................  $2,600,000
Intangible assets......................   5,264,000
                                         ----------
                                         $7,864,000
                                         ==========

     During 1996, the Company acquired ten new radio stations in various markets. The acquisitions included three stations in Eugene, Oregon, four stations in Medford, Oregon, two stations in Billings, Montana and one station in Tri-Cities, Washington. The purchase prices were approximately $7.0 million, $2.0 million, $1.35 million and $500,000, respectively.

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to property and equipment, intangible assets and payables based on their fair values at the date of acquisition. The purchase price, including acquisition costs of $112,266 was allocated as follows:

Property and equipment................  $   806,000
Intangible assets.....................   10,206,028
Payables assumed......................      (49,762)
                                        -----------
                                        $10,962,266
                                        ===========

     During 1996, the Company disposed of three stations in Bozeman, Montana for approximately $750,000. A gain of approximately $285,000 was recognized on the sale.

     The consolidated financial statements include the operating results of each business from the date of acquisition. Pro forma unaudited consolidated operating results of the Company and the acquired stations for the years ended December 31, 1995 and 1996, assuming the acquisitions and dispositions had been made as of January 1, 1995 and 1996, are summarized below:

                                             1995           1996
                                          -----------    -----------
Net broadcasting revenues...............  $11,316,910    $11,442,108
Income (loss) from operations...........      423,053       (436,871)
Net loss................................   (1,188,707)    (2,215,299)

     These pro forma results have been prepared for comparative purposes only and include certain adjustments for operational expenses that the Company will not incur in its operation of the stations, for interest expense that would have been incurred to finance the purchases, additional depreciation expense based on the fair market value of the property and equipment acquired, and the amortization of intangibles arising from the transactions. The pro forma financial information is not necessarily indicative of the results of operations had the acquisitions and dispositions been consummated as of January 1, 1995 and 1996 or of future results of operations of the consolidated entities.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INTANGIBLE ASSETS, NET

     Intangible assets, net are as follows at December 31:

                                   ESTIMATED
                                  USEFUL LIFE     1995         1996
                                  -----------  ----------   -----------
Goodwill........................   15 years    $2,811,354   $ 5,037,425
FCC licenses....................   15 years     2,325,000     9,474,000
Covenants not to compete........  3-5 years       295,000       456,000
Organizational costs............   5 years        255,319       252,970
Deferred financing costs........  Loan term        88,455            --
                                               ----------   -----------
                                                5,775,128    15,220,395
Less accumulated amortization...                  494,019     1,077,496
                                               ----------   -----------
     Intangible assets, net.....               $5,281,109   $14,142,899
                                               ==========   ===========

(5)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net are as follows at December 31:

                                ESTIMATED
                               USEFUL LIFE        1995          1996
                              -------------    ----------    ----------
Land........................       --          $  312,764    $  312,764
Buildings...................    20 years          497,430       297,431
Leasehold improvements......  Life of lease       130,000        13,000
Tower and transmitter
  equipment.................    13 years        1,664,710     1,521,586
Vehicles....................     5 years           13,260        28,724
Studio equipment............     7 years        1,089,163     1,153,715
Furniture and fixtures......   5 - 7 years        236,859       352,179
                                               ----------    ----------
                                                3,944,186     3,679,399
Less accumulated
  depreciation and
  amortization..............                      337,531       525,469
                                               ----------    ----------
          Property and
            equipment,
            net.............                   $3,606,655    $3,153,930
                                               ==========    ==========

(6)  NOTE PAYABLE

     During 1996, in contemplation of the merger discussed at note 13, the Company obtained financing from Citadel Communications Corporation (CCC) in the form of an $8.9 million note payable to assist in making current year acquisitions (see note 3). The note bears interest at the higher of the Euro dollar rate plus 300 basis points or 9% and is payable quarterly. Accrued interest at December 31, 1996 was approximately $255,000. The note is secured by the assets of the acquired stations and stock of the subsidiary corporations that own the stations acquired with the note proceeds. The note payable was required to be repaid by July 1, 1997 if the merger did not occur. On the date of the merger, the note payable was reclassified as an intercompany liability, therefore it is classified as a non-current liability at December 31, 1996.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  LINE OF CREDIT, LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE

     At December 31, the Company had the following debt instruments outstanding:

                                                   1995        1996
                                                ----------    ------
Line of credit, revolving; rate of prime plus
  1.5%........................................  $  418,168    $   --
Bank note payable; variable and fixed rates of
  8.5% to 10%.................................   3,372,016        --
Subordinated notes payable; rate of 11%.......   3,156,998        --
                                                ----------    ------
          Total...............................  $6,947,182    $   --
                                                ==========    ======

     Borrowings under the line of credit and bank note payable were collateralized by substantially all assets of the Company, excluding assets discussed in note 6.

     In contemplation of the merger discussed at note 13, all debt instruments were paid off on December 31, 1996. As the instruments were paid off by December 31, 1996, the Company did not have to comply with any financial covenants at or for the year then ended.

(8)  LEASES

     The Company and its subsidiaries are obligated under certain noncancelable operating leases for which future minimum payments are as follows:

Year ending December 31:
  1997.................................................  $  309,542
  1998.................................................     243,062
  1999.................................................     207,604
  2000.................................................     189,175
  2001.................................................     176,279
  Subsequent to 2001...................................     379,705
                                                         ----------
                                                         $1,505,367
                                                         ==========

     Rental expense, principally for office space, equipment and tower rentals, amounted to $145,000 and $278,000 for the years ended December 31, 1995 and 1996.

(9)  STOCKHOLDERS' EQUITY

  Conversion of Stock at Time of Merger

     As discussed in note 13, all equity instruments of the Company; preferred stock, common stock and stock options, were converted into CCC equity instruments on January 1, 1997, the merger date.

  Convertible Preferred Stock

     Each share of Deschutes River Broadcasting Series A, B, C and D preferred stock is convertible at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion of each series of preferred stock is automatic upon the exchange of 51% or more of each series of preferred stock into common stock.

     Dividends are payable when and as declared by the Board of Directors and are not cumulative. Dividends must be first paid on preferred stock before amounts are paid on common stock. No dividends were declared or paid during 1995 or 1996.

     Upon liquidation, dissolution, or winding up of the Company, holders of convertible preferred stock have preference and priority over common shares for payment out of the assets of

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the Company or proceeds thereof available for distribution to stockholders of $1 per share plus a liquidation preference, which accrues at an annual compounded rate of 8%.

  Common Stock

     At December 31, 1995 and 1996, the Company had reserved shares of common stock for issuance as follows:

                                              1995           1996
                                            ---------      ---------
Conversion of preferred stock.............  2,942,000      2,942,000
Issuance of warrants......................  1,005,253             --
Issuance to employees, officers, directors
  and consultants under stock incentive
  plan....................................    708,843        708,843
                                            ---------      ---------
                                            4,656,096      3,650,843
                                            =========      =========

  Stock Incentive Plan

     During 1995, the Company adopted a Stock Incentive Plan (the Plan) for selected employees, officers, directors and consultants. Under the terms of the Plan, the option price is determined by the Board of Directors (the Board) at the time the option is granted. The options generally expire ten years from date of grant and are exercisable as determined by the Board. At December 31, 1995, no shares had been granted under the Plan.

     During 1996, the Company granted 246,569 options at $.60 and 332,926 options at $2.10. None of the options were exercised during the current year. The options generally are either 100% vested at the time of grant or become 100% vested at the time of a merger (see note 13). At December 31, 1996, 579,495 options were outstanding at a weighted average exercise price of $1.46, of which 238,095 options with an exercise price of $2.10 were exercisable.

     During 1995, the Financial Accounting Standards Board issued "Accounting for Stock-Based Compensation" (SFAS 123) which defines a fair value based method of accounting for an employee stock option and similar equity instruments.

     As permitted under SFAS 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during 1996 using the minimum value method as prescribed by SFAS 123 using the following assumptions for grants:

Risk-free interest rate...........     6.04%
Expected dividend yield...........        0%
Expected lives....................  5 years

     Using the minimum value methodology, the total value of options granted during 1996 was $223,000 which would be amortized on a pro forma basis over the vesting period of the options (one to five years). The weighted average fair value per share of options granted during 1996 was $.38. If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss would approximate the pro forma disclosure below for the year ended December 31, 1996:

                                  AS REPORTED      PRO FORMA
                                  -----------      ----------
Net loss........................  $1,385,588       $1,534,861

     The effects of applying SFAS 123 in this pro forma disclosure is not indicative of future amounts.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Warrants

     During 1995, the Company granted 1,005,253 warrants to purchase common stock to subordinated debt holders at a price of $.01. All warrants granted in 1995 were exercised in 1996 for 1,005,253 shares of common stock. Management determined that the value associated with these warrants at the date of grant was not material.

     During 1996, the Company granted 290,381 warrants to purchase common stock to subordinated debt holders at a price of $.01. The warrants were to become exercisable on January 1, 1997 if the warrant holders' portion of the subordinated debt was not repaid by December 31, 1996. Due to the contingent nature of these warrants, no value was assigned at the grant date. These warrants expired on December 31, 1996, when the subordinated debt was repaid (see notes 7 and 13).

(10)  SALARY SAVINGS AND RETIREMENT PLAN

     The Company has a salary savings and retirement plan. The plan covers primarily all officers and employees of the Company who meet prescribed age and service requirements. Employees may contribute up to 15% of their compensation. Matching contributions are determined at the discretion of the Board of Directors. There were no Company contributions made to the plan during the years ended December 31, 1995 or 1996.

(11)  INCOME TAXES

     No income tax benefit was recorded by the Company in 1995 and 1996. Income tax benefit for the year ended December 31, 1996 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax income primarily due to an increase in the valuation allowance.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are presented below:

                                                         1995        1996
                                                       --------    --------
Deferred tax assets:
  Federal and state net operating loss
     carryforwards...................................  $246,553    $912,219
  Allowance for doubtful accounts....................    19,160      48,983
  Payroll accrual....................................    21,403       2,100
                                                       --------    --------
          Total gross deferred tax assets............   287,116     963,302
  Less valuation allowance...........................   190,338     735,645
                                                       --------    --------
          Net deferred tax assets....................    96,778     227,657
                                                       --------    --------
Deferred tax liabilities:
  Book versus tax basis accumulated depreciation.....    96,778     227,657
                                                       --------    --------
          Total gross deferred tax liabilities.......    96,778     227,657
                                                       --------    --------
          Net deferred tax asset.....................  $     --    $     --
                                                       ========    ========

     As of December 31, 1996, the Company had a consolidated net operating loss carryforward of approximately $2,280,000 for consolidated federal income tax reporting purposes available to offset future taxable income through the year 2011. Based on the Company's history of operating losses, the more likely than not criteria for recognizing the tax benefit primarily associated with

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the net operating losses cannot be met and, therefore, the Company has recorded a valuation allowance to the extent of net deferred tax assets.

(12)  RELATED PARTY TRANSACTIONS

     The preferred stockholders are considered related parties of the Company. At December 31, 1995, the Company had approximately $3.2 million in notes payable to subordinated debt holders and $308,000 in accrued interest payable. During 1996, the Company borrowed an additional $2.6 million in subordinated debt from the preferred stockholders. Interest expense on the subordinated debt for fiscal 1995 and 1996 was $308,000 and $548,000, respectively.

     One of the preferred stockholders provides certain management services to the Company. Management fees accrued at December 31, 1995 and 1996 were approximately $21,000 and $48,000 and expense for the years then ended was approximately $171,000 and $216,000, respectively.

     As part of the merger discussed in note 13, all subordinated debt and accrued interest was repaid and management services will no longer be provided to the Company.

(13)  SUBSEQUENT EVENTS

     The Company was merged with and into a wholly-owned subsidiary of CCC effective 12:01 a.m. on January 1, 1997. Effective with the merger, the Company (and its wholly-owned subsidiaries) ceased to exist. All of the Company's equity instruments, preferred stock, common stock and stock options, existing at December 31, 1996, were converted into CCC equity instruments at the conversion multiple defined in the merger agreement, at a per share conversion rate of
 .1222948. All options outstanding at December 31, 1996 became fully vested at the time of the merger. To effectuate the merger, CCC made an advance to the Company of approximately $9.1 million on December 31, 1996 to pay off subordinated debt, line of credit, long-term debt and other accrued expenses of the Company. The advance is considered a non-current liability at December 31, 1996 as the obligation was reclassified as an intercompany liability on the date of the merger.

LOGO
                                      ------------------------------------------
                                      2500 One PPG Place     Telephone: (412)
                                                             338-7200
                                      Pittsburgh, Pennsylvania 15222-5401
                                                             Facsimile: (412)
                                                             338-7380

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Tele-Media Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Tele-Media Broadcasting Company and its partnership interests (collectively, the "Companies" -- see Note 1) as of December 31, 1995 and 1996, and the related consolidated statements of operations, deficiency in net assets and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 4 to the consolidated financial statements, at December 31, 1996, the Companies were not in compliance with the terms of a debt agreement.

/s/ Deloitte & Touche LLP

March 28, 1997

LOGO

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                             1995           1996
                                                          -----------    -----------
                         ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 1,904,258    $ 2,343,395
  Accounts receivable:
     Nonbarter--less allowance for doubtful accounts of
       $531,000 and $612,000............................    4,599,032      5,262,484
  Barter--net...........................................      363,394        304,244
  Other current assets..................................      157,998        739,831
                                                          -----------    -----------
     Total current assets...............................    7,024,682      8,649,954
                                                          -----------    -----------
Property, plant and equipment:
  Land..................................................    1,372,571      1,372,571
  Buildings and improvements............................    2,357,447      2,369,520
  Broadcasting equipment................................   10,653,182     11,169,533
                                                          -----------    -----------
                                                           14,383,200     14,911,624
  Less accumulated depreciation.........................    6,916,068      8,259,285
                                                          -----------    -----------
     Property, plant and equipment--net.................    7,467,132      6,652,339
                                                          -----------    -----------
Intangibles--Net of accumulated amortization............   29,036,404     26,904,288
                                                          -----------    -----------
Other noncurrent assets.................................       95,641         16,331
                                                          -----------    -----------
                                                          $43,623,859    $42,222,912
                                                          ===========    ===========

        LIABILITIES AND DEFICIENCY IN NET ASSETS
Current liabilities:
  Accounts payable and other accrued expenses...........  $ 1,466,387    $ 2,019,269
  Accrued interest......................................      999,880      1,895,889
  Accrued sales commissions.............................      330,561        358,513
  Amounts due to affiliates--net........................    2,057,456      2,818,179
  Current portion of long-term debt.....................    3,106,208     37,528,396
                                                          -----------    -----------
     Total current liabilities..........................    7,960,492     44,620,246
                                                          -----------    -----------
Long-term liabilities:
  Long-term debt--less current portion..................   64,417,869     32,382,419
  Other.................................................       32,772         31,266
                                                          -----------    -----------
     Total long-term liabilities........................   64,450,641     32,413,685
                                                          -----------    -----------
Redeemable stock warrants...............................      750,950      1,644,000
                                                          -----------    -----------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share;
     25,000 shares authorized, 15,000 shares
     outstanding........................................          150            150
  Common stock, nonvoting, $0.01 par value per share;
     10,000 shares authorized, none outstanding.........           --             --
  Additional paid-in capital............................    6,924,445      6,924,445
  Deficit...............................................  (36,462,819)   (43,379,614)
                                                          -----------    -----------
     Deficiency in net assets...........................  (29,538,224)   (36,455,019)
                                                          -----------    -----------
                                                          $43,623,859    $42,222,912
                                                          ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                               1994           1995           1996
                                            -----------    -----------    -----------
Revenues:
  Local advertising.......................  $17,637,256    $18,539,201    $20,968,055
  National advertising....................    4,867,471      4,957,359      4,618,104
  Barter..................................    3,561,009      3,646,290      3,451,849
  Other...................................      576,607        511,827        370,932
                                            -----------    -----------    -----------
                                             26,642,343     27,654,677     29,408,940
  Less agency commissions.................    2,648,183      2,811,738      2,984,574
                                            -----------    -----------    -----------
          Net revenues....................   23,994,160     24,842,939     26,424,366
                                            -----------    -----------    -----------
Selling, general and administrative,
  programming, barter and technical
  expenses:
     Selling..............................    4,719,103      5,154,097      5,001,176
     General and administrative...........    3,552,604      4,088,306      4,674,883
     Programming..........................    3,882,737      4,391,676      4,858,386
     Barter...............................    3,485,969      3,520,426      3,513,231
     Technical............................      176,459        224,975        245,524
                                            -----------    -----------    -----------
                                             15,816,872     17,379,480     18,293,200
                                            -----------    -----------    -----------
Operating income before management fees
  and depreciation and amortization.......    8,177,288      7,463,459      8,131,166
                                            -----------    -----------    -----------
Management fees and depreciation and
  amortization:
  Management fees -- affiliates...........      844,579        741,876        804,410
  Depreciation and amortization...........    4,690,730      3,708,809      3,493,509
                                            -----------    -----------    -----------
                                              5,535,309      4,450,685      4,297,919
                                            -----------    -----------    -----------
Operating income..........................    2,641,979      3,012,774      3,833,247
Interest expense..........................    6,093,333      9,132,133     10,750,042
                                            -----------    -----------    -----------
Loss before extraordinary item............   (3,451,354)    (6,119,359)    (6,916,795)
Extraordinary item -- Loss on
  extinguishment of debt..................   (1,341,348)            --             --
                                            -----------    -----------    -----------
          Net loss........................  $(4,792,702)   $(6,119,359)   $(6,916,795)
                                            ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

              CONSOLIDATED STATEMENTS OF DEFICIENCY IN NET ASSETS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                             COMMON STOCK      ADDITIONAL
                                                           ----------------     PAID-IN
                                                           SHARES    AMOUNT     CAPITAL        DEFICIT
                                                           ------    ------    ----------    ------------
Balance, January 1, 1994.................................   2,000     $ 20     $7,125,383    $(25,550,758)
  Stock dividend.........................................  13,000      130           (130)             --
  Capital contributions -- cash..........................      --       --          1,000              --
  Distributions..........................................      --       --       (400,000)             --
  Contribution of management fees -- affiliates..........      --       --        198,192              --
  Net loss...............................................      --       --             --      (4,792,702)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1994...............................  15,000      150      6,924,445     (30,343,460)
  Net loss...............................................      --       --             --      (6,119,359)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1995...............................  15,000      150      6,924,445     (36,462,819)
  Net loss...............................................      --       --             --      (6,916,795)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1996...............................  15,000     $150     $6,924,445    $(43,379,614)
                                                           ======     ====     ==========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                                 1994           1995           1996
                                                              -----------    -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $(4,792,702)   $(6,119,359)   $(6,916,795)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    4,690,730      3,708,809      3,493,509
     Interest deferral......................................    1,343,351      5,114,170      4,932,565
     Amortization of loan origination fees..................           --        311,916        300,795
     Management fees--affiliates............................      198,192        741,876        804,410
     Provision for losses on accounts receivable............      376,732        367,522        387,291
     Loss on write-off of intangible assets.................      159,431             --             --
     Net barter transactions................................      (75,040)      (125,864)        61,382
     Increase in fair value of redeemable stock warrants....           --             --        893,050
     Other..................................................       90,867        (36,420)       (78,760)
     Changes in operating assets and liabilities:
       Accounts receivable--nonbarter.......................     (437,520)      (938,846)    (1,050,743)
       Other current assets.................................     (249,489)       233,807       (581,833)
       Accounts payable and other accrued expenses..........      (96,561)       281,957        552,882
       Affiliates activity--net.............................    1,148,600       (407,409)       (43,687)
       Accrued interest.....................................       35,113        136,081        896,009
       Accrued sales commissions............................      (38,885)        (6,891)        27,952
                                                              -----------    -----------    -----------
          Net cash provided by operating activities.........    2,352,819      3,261,349      3,678,027
                                                              -----------    -----------    -----------
Cash flows from investing activities:
  Capital expenditures......................................     (428,423)      (520,440)      (468,631)
  Purchase of radio stations................................   (1,900,000)    (5,100,000)       (65,000)
  Other.....................................................       (4,809)         6,124          6,000
                                                              -----------    -----------    -----------
          Net cash used in investing activities.............   (2,333,232)    (5,614,316)      (527,631)
                                                              -----------    -----------    -----------
Cash flows from financing activities:
  Capital contributions.....................................        1,000             --             --
  Borrowings................................................   61,334,446      5,433,347         95,144
  Payments of long-term debt................................  (57,323,706)    (2,932,546)    (2,640,971)
  Loan origination fees and other intangible assets.........   (2,668,295)      (271,271)      (163,764)
  Sale of redeemable stock warrants.........................      750,950             --             --
  Distributions to stockholders.............................     (400,000)            --             --
  Other.....................................................      (12,180)        (2,178)        (1,668)
                                                              -----------    -----------    -----------
          Net cash provided by (used in) financing
            activities......................................    1,682,215      2,227,352     (2,711,259)
                                                              -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents........    1,701,802       (125,615)       439,137
Cash and cash equivalents, beginning of year................      328,071      2,029,873      1,904,258
                                                              -----------    -----------    -----------
Cash and cash equivalents, end of year......................  $ 2,029,873    $ 1,904,258    $ 2,343,395
                                                              ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

1.  BASIS OF PRESENTATION AND BUSINESS

     Tele-Media Broadcasting Company (the "Company" or "TMBC") was incorporated in 1988 under the name TMZ Broadcasting Company ("TMZ"). In April 1994, TMZ changed its name to Tele-Media Broadcasting Company. Robert E. Tudek and Everett
I. Mundy each own 50% of the outstanding shares of TMBC. TMBC operates radio stations principally in midsize markets in the eastern United States and in Illinois.

     In May 1989, TMZ acquired all of the outstanding common stock of Eastern Broadcasting Company ("Eastern") and its wholly-owned subsidiaries: Lehigh Valley Broadcasting ("Lehigh"), Penn Broadcasting Corporation ("Hershey"), Providence Broadcasting Corporation ("Providence"), Quincy Communications Corporation ("Quincy") and State College Communications Corporation ("State College"). TMZ retained the assets acquired from State College and contributed the assets acquired from the remaining subsidiaries of Eastern to limited partnerships with the same names which TMZ had formed to facilitate the acquisition. TMZ owned between a 95% and 99% general partnership interest in each of the limited partnerships. With the exception of Quincy, the limited partnership interests were owned by the shareholders of TMZ and employees of the Companies (hereinafter defined). The limited partnership interest in Quincy (1%) was owned by Tele-Media Holding Corporation ("Holding"), which is owned by Messrs. Tudek and Mundy.

     In April 1993, Messrs. Tudek and Mundy formed Tele-Media Broadcasting Company of America ("America Corporation"), which purchased substantially all of the assets of two radio stations in Rhode Island, WPRO(AM) and WPRO-FM, for approximately $6 million, and in May 1993 formed Tele-Media Broadcasting Company of Johnstown/Altoona ("Johnstown/Altoona Corporation"), which purchased all of the common stock of Cambria County Broadcasting Company ("CCBC"). CCBC operated radio station WIYQ(FM). Simultaneous with the purchase, CCBC was merged into Johnstown/Altoona Corporation with Johnstown/Altoona Corporation being the surviving corporation. WIYQ(FM)'s call letters were subsequently changed to WQKK-FM.

     In April 1994, Tele-Media Broadcasting Company of Cambria County ("Cambria County Corporation") was formed by the shareholders of TMBC. Cambria County Corporation purchased substantially all of the assets of a radio station, WGLU(FM), in the Johnstown, PA market for approximately $1.9 million.

     In June 1994, the companies were restructured in order to facilitate a refinancing (see Note 4). In order to accomplish the restructuring, Tele-Media Broadcasting Operating Company Limited Partnership ("Tele-Media Operating") was formed by TMBC. Holding distributed its 1% limited partnership interest in Quincy to the shareholders of TMBC. TMBC contributed its general partnership interests in Lehigh, Hershey, Providence and Quincy to Tele-Media Operating. The shareholders of TMBC contributed all of their limited partnership interests in Lehigh, Hershey and Quincy to TMBC. TMBC contributed all of its limited partnership interest in Lehigh and all but 1% of its limited partnership interest in Hershey and Quincy to Tele-Media Operating. These limited partnership interests were, by virtue of an amendment to the respective partnership agreements, converted into general partnership interests. Tele-Media Broadcasting Company of America Limited Partnership ("America LP"), Tele-Media Broadcasting Company of Johnstown/Altoona Limited Partnership ("Johnstown/Altoona LP"), Tele-Media Broadcasting Company of State

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

College Limited Partnership ("State College LP") and Tele-Media Broadcasting Company of Cambria County Limited Partnership ("Cambria County LP") were formed by Tele-Media Operating, and America Corporation, Johnstown/Altoona Corporation and Cambria County Corporation were merged with and into TMBC and the assets were then contributed to Tele-Media Operating which in turn conveyed them to the limited partnerships by the same names. TMBC then transferred all of the assets acquired in the State College acquisition to Tele-Media Operating which in turn conveyed them to State College LP.

     After the restructuring, TMBC owned a 99% general partnership interest in Tele-Media Operating, and Tele-Media Operating owned between a 95% and 99% general partnership interest in the following limited partnerships: Lehigh, Hershey, Providence, Quincy, State College LP, America LP, Johnstown/Altoona LP and Cambria County LP (collectively, the "Companies").

     In March 1995, Quincy purchased substantially all of the assets of WZLZ-FM for approximately $367,000 and the call letters were subsequently changed to WMOS-FM. This acquisition was financed primarily with unsecured seller debt.

     During 1994, Tele-Media Operating formed Tele-Media Broadcasting Company of York Limited Partnership ("York LP"), of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On May 1, 1995, the Companies entered into Local Marketing Agreements ("LMAs") to operate WQXA-AM, WQXA-FM and WIKN-FM. In November 1995, York LP acquired substantially all the assets of WQXA-AM and WQXA-FM for approximately $5 million. This acquisition was financed with additional borrowings under the Amended Loan Agreement (see Note 4).

     On August 1, 1996, the Companies entered into an LMA to operate WBLF-AM. In October 1996, State College LP acquired substantially all the assets of WBLF-AM for approximately $215,000 (including forgiveness of a note receivable from the seller and cash paid of $65,000).

     During 1996, Tele-Media Operating formed Tele-Media Broadcasting Company of Wilkes Barre/Scranton Limited Partnership ("Wilkes Barre LP") of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On August 1, 1996 Wilkes Barre LP entered into an asset purchase agreement to acquire WAZL-AM and WZMT-FM and entered into an LMA to operate the stations. On December 1, 1996, TMBC entered into an asset purchase agreement to acquire WARM-AM and WMGS-FM along with the rights to purchase options for WBHT-FM, WKQV-FM and WKQV-AM, all of which are located in the Wilkes-Barre market, and which were being operated under LMAs and Joint Sales Agreements ("JSA's"). Subsequent to December 31, 1996, the Company consummated the acquisition of the assets of WAZL-AM and WZMT-FM for approximately $3.5 million, which was financed with borrowings under the Amended Loan Agreement. The Company expects to consummate the acquisition of the assets of WARM-AM and WMGS-FM in 1997 for approximately $11 million to be financed through additional borrowings under the Amended Loan Agreement. The Company has made a nonrefundable escrow deposit of $550,000 related to this acquisition. The escrow deposit is included in other current assets and will be a reduction of the purchase price or, in the event the acquisition is not consummated, paid to the seller.

     The accompanying consolidated financial statements include the accounts of TMBC and its partnership interests, including the acquisition of businesses from their respective dates of purchase. All of the aforementioned acquisitions were accounted for under the purchase method, and as such, the purchase price is allocated among the assets and liabilities purchased based on

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

their relative fair market values at the date of acquisition. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Cash and Cash Equivalents--For purposes of the consolidated statements of cash flows, the Companies consider highly liquid investments with original maturities of three months or less to be cash equivalents.

     b. Property, Plant and Equipment--Property, plant and equipment, carried at cost, is depreciated over the estimated useful lives of the related assets, principally five to ten years. Depreciation is computed on the straight-line method for financial statement purposes and on accelerated methods for federal income tax purposes. Depreciation expense totaled $1,446,000, $1,499,000 and $1,358,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     c. Intangibles--Broadcast licenses are amortized over 20 years. Loan origination fees and non-compete agreements are amortized over the terms of the related agreements, and organization costs are amortized over five years. The Companies write-off these assets and related accumulated amortization when the assets become fully amortized.

     d. Impairment of Long-Lived Assets--Management of the Companies reviews long-lived assets (including property, plant and equipment and intangibles) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management considers the undiscounted cash flow expected to be generated by the use of the asset and its eventual disposition to determine when, and if, an impairment has occurred. Any write-downs due to impairment are charged to operations at the time the impairment is identified. During the year ended December 31, 1994, the Company wrote-off loan origination fees with a net carrying value of approximately $159,000 due to a refinancing of the debt. There were no such write-downs required in 1995 or 1996.

     e. Income Taxes--No provision for income taxes has been made for the taxable income of the partnerships included in the consolidated financial statements as income taxes are the responsibility of the partners. TMBC has Subchapter S status for federal income tax purposes and, therefore, the shareholders, rather than the Company, have the responsibility for federal income taxes and for state income taxes in those states that recognize the equivalent of Subchapter S status.

     f. Revenue Recognition--Revenue is recognized as commercials are broadcast. The Companies also enter into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter revenue is recorded as commercials are broadcast at the estimated fair value of the air time. If merchandise or services are received prior to the broadcast of commercials, recognition of the related revenue is deferred and recognized as the commercials are broadcast.

     g. Reclassifications--Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform to the 1996 presentation.

     h. Use of Estimates in Preparation of the Consolidated Financial Statements--The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the consolidated financial statements and

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     i. Local Marketing Agreements and Joint Sales Agreements--The Companies use property, plant and equipment of the radio stations operated under LMAs and JSAs in exchange for a fee. Under provisions of the Company's LMAs and JSAs, the expenses of operating the stations (other than depreciation or amortization of assets) are the obligations of the Companies, and they are entitled to the revenues generated by the stations. Revenues and expenses related to these agreements are reflected in the consolidated statements of operations. The Companies have recorded fees in respect to these agreements of $63,750 for the year ended December 31, 1996 within general and administrative expenses on the consolidated statement of operations. No such costs were incurred in 1994 or 1995.

3.  INTANGIBLES

     Intangibles consist of the following:

                                             1995           1996
                                          -----------    -----------
Broadcast licenses......................  $36,389,881    $36,440,231
Non-compete agreements..................    1,487,500        265,000
Loan origination fees...................    2,854,888      2,937,340
Organization costs......................      250,387        284,633
                                          -----------    -----------
                                           40,982,656     39,927,204
Less accumulated amortization...........   11,946,252     13,022,916
                                          -----------    -----------
                                          $29,036,404    $26,904,288
                                          ===========    ===========

4.  LONG-TERM DEBT AND REDEEMABLE STOCK WARRANTS

     Long-term debt consists of the following:

                                           1995             1996
                                        -----------      -----------
Senior:
  Borrowings under Amended Loan
     Agreement........................  $36,383,700      $33,935,700
  Discount Notes......................   30,698,371       35,630,986
Other.................................      442,006          344,129
                                        -----------      -----------
                                         67,524,077       69,910,815
Less current portion..................    3,106,208       37,528,396
                                        -----------      -----------
                                        $64,417,869      $32,382,419
                                        ===========      ===========

     The significant provisions of the Amended and Restated Loan Agreement dated February 26, 1997 (the "Amended Loan Agreement"), Senior Discount Notes (the "Notes"), and the Redeemable Stock Warrants (the "Warrants") are discussed below. The debt arrangements discussed in the preceding sentence were entered into in connection with a refinancing in June 1994 of substantially all of the debt then outstanding, resulting in an extraordinary loss on the extinguishment thereof of approximately $1,341,000 during the year ended December 31, 1994.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

AMENDED LOAN AGREEMENT

     The Amended Loan Agreement permits borrowings of up to approximately $49 million. The remaining permitted borrowings under the Amended Loan Agreement ($16 million at February 26, 1997) were provided to finance the 1997 planned acquisitions described in Note 1. The Amended Loan Agreement modified principal and interest payments, and certain financial covenants and requires the payment of additional fees to the Lender of $250,000 in 1997 and 1998 in the event of a failure to meet the leverage covenant in either year. Prior to the amendment on February 26, 1997, and at December 31, 1996, the Companies were not in compliance with the provisions of the loan agreement then in effect.

     Principal is payable in quarterly installments with any remaining principal due April 1999. The Lender has the option to require the Companies to make an additional principal payment of up to approximately $8.9 million in 1997 and $21.4 million in 1998. Prior to the date of the Amended Loan Agreement, interest was payable quarterly at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.75%. At December 31, 1996, the interest rate was 10.25% (prime plus 2%). The Amended Loan Agreement requires interest payments quarterly. Interest under the Amended Loan Agreement is charged at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.5%, on borrowings up to approximately $44 million; interest on the next $5 million borrowed will be charged at the prime rate plus 3.75%. The Amended Loan Agreement requires the Companies to enter into a two year interest hedge contract on or before September 30, 1997 in a notional amount not less than $25 million, providing protection should the prime rate exceed the prime rate at the date the interest hedge contract is entered into by 2.5%. A penalty of between 2% and 4% is assessed on any principal prepayment.

     Borrowings under the Amended Loan Agreement are collateralized by substantially all of the assets and partnership interests of Tele-Media Operating and its partnerships. The Amended Loan Agreement provides for, among other things, limitations on distributions, indebtedness, mergers, sale and purchase of assets, capital expenditures, payment of management fees and payment of interest on the Notes, and requires the achievement of certain minimum cash flow amounts.

SENIOR DISCOUNT NOTES

     The Notes are due June 15, 2004 and were issued with an original issue discount based on an interest rate of 16%. TMBC did not make interest payments on the Notes due June 15, 1995, December 15, 1995 and June 15, 1996 and did not consummate the Exchange Offer by the date as set forth in the original Registration Rights Agreement (as defined below). Consequently, TMBC and the Note holders amended the existing agreements to convert the amount of cash interest payments then due ($2,509,000) plus penalties of approximately $1,260,000 to notes payable and, in consideration of the conversion, the Note holders waived TMBC's default. Under the terms of the Note Agreement, as amended to include the notes issued in 1995 and 1996, interest of approximately $920,000 is payable semi-annually through June 15, 1999, and the remainder of the interest is deferred and added to principal. After June 15, 1999, semi-annual interest payments will be made at an annual rate of 16% of the accreted value of the Notes. The accreted value of the Notes will approximate $47,811,000 at June 15, 1999.

     TMBC did not make the required interest payment of $920,585 on the Notes which was due on December 15, 1996, and consequently it is in default of the Note Agreement. The holders of the Notes have the right to require immediate payment of all amounts due under the Note Agreement. The total amount due under the Note Agreement at December 31, 1996, which is classified as a current obligation, was $35,630,986. The shareholders of TMBC have negotiated an

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

agreement to sell their stock in the Company. As part of the transaction, the holders of the Notes will be paid an amount sufficient to satisfy all outstanding claims against TMBC, including settlement of claims relating to the redeemable stock warrants discussed below (see Note 6). In the event the sale is not consummated, TMBC plans to enter into discussions with the Note holders to convert the delinquent amount, plus any penalties, into a note payable. If the Note holders refuse to agree to the conversion or another acceptable alternative, TMBC intends to search for replacement financing.

     Payment under the Notes is restricted by the Amended Loan Agreement. Redemption of the Notes prior to their scheduled maturity is subject to prepayment premiums. If a Qualified Public Offering is consummated by June 15, 1999, the Notes may be redeemed at TMBC's option for between 110% to 120% of the Accreted Value of the Notes. After June 15, 1999, the Notes may be redeemed at TMBC's option for $47,811,000 plus a premium of up to 8%, which declines ratably through the date of maturity. In addition, if a Change of Control occurs, the Note holders have the option to require TMBC to repurchase the Notes at 101% of the Accreted Value.

     The Notes are unsecured and restrict, among other things, the declaration or payment of any dividends or any other distributions to shareholders, the incurrence of additional debt, transactions with affiliates, payment of management fees, formation of additional subsidiaries, mergers, sales of assets and capital expenditures. Pursuant to a Registration Rights Agreement between TMBC and the Purchasers, TMBC filed an Exchange Offer Registration Statement (the "Registration Statement") with the Securities and Exchange Commission on September 19, 1994. Under the terms of the Exchange Offer the holders of the Notes may exchange the Old Notes for New Notes with identical terms, except that the New Notes may be offered for resale, be resold or otherwise transferred, under certain conditions by the holders without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. Pursuant to the terms of the Registration Rights Agreement, as amended, if the Registration Statement does not become effective by May 1, 1997, additional interest of 1% per annum will be charged from May 1, 1997 through December 1, 1997 and increase
 .5% each six months thereafter, not to exceed an aggregate of 5% based on the Accreted Value of the Notes until the Registration Statement becomes effective.

REDEEMABLE STOCK WARRANTS

     The Warrants are exercisable at no additional cost to the Note holders for between 3,750 and 5,290 shares of non-voting common stock representing 20% to 26% of the equity of TMBC, based on the achievement of certain levels of Operating Cash Flow. The Warrant agreement provides registration rights to the holders and restricts, among other things, the incurrence of additional debt, payment of management fees, formation of additional subsidiaries, mergers, sale of assets and distributions to stockholders. In addition, the Warrant holders have put rights during the period from January 1, 2000 through March 31, 2000 or upon a Change of Control, to require TMBC to redeem the Warrants for cash at fair value.

     The Warrants expire June 9, 2004 and are exercisable at any time on or after January 1, 2000, or upon the occurrence of any of the following: the conversion of TMBC to a Subchapter C corporation for federal income tax purposes; an Initial Public Offering; a merger where TMBC is not the surviving entity; a sale, lease, transfer or other disposition of all or substantially all of the assets of TMBC or its subsidiaries; a liquidation or dissolution of TMBC; or if Messrs. Tudek and Mundy own less than 50% of TMBC or a successor company.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Holders of the non-voting common stock will enter into a Registration Rights Agreement providing them with unlimited piggy-back registration rights and the right to participate in any Initial Public Offering. The non-voting stock is convertible into voting common stock in connection with the sale of shares in a public offering, in a brokers' transaction pursuant to Rule 144 under the Securities Act of 1933, and if, after conversion, the shareholder would own 4.9% or less of the common stock. TMBC has reserved 10,000 shares of non-voting stock and 10,000 shares of voting stock for exercise of the Warrants.

     TMBC estimated the redemption price of the warrants at December 31, 1995 and 1996 as $750,950 and $7,000,000, respectively. Increases in the redemption price are accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put can be exercised. The accreted value of the Warrants at December 31, 1995 and 1996, was $750,950 and $1,644,000, respectively, resulting in a charge to interest expense for the year ended December 31, 1996 of $893,050. There was no adjustment to interest expense for the years ended December 31, 1994 and 1995.

     Minimum scheduled maturities of long-term debt during the next five years considering the Amended Loan Agreement and the classification of the Notes as a current liability resulting from the default are as follows:

1997..................................................  $37,528,000
1998..................................................    2,595,000
1999..................................................   33,744,000
2000..................................................       19,000
2001..................................................        3,000

     Interest paid on all debt in 1994, 1995 and 1996 was approximately $4,616,000, $3,570,000 and $3,750,000, respectively.

5.  OPERATING AGREEMENT WITH AFFILIATE

     Under terms of an operating agreement entered into in June 1994, Tele-Media Corporation of Delaware (an affiliate) ("Tele-Media Delaware") provides certain management and technical services to the Companies and charges a management fee of 3.5% of revenues. Payment of the management fee is restricted by the Notes and the Amended Loan Agreement. The operating agreement expires on June 9, 2004 and continues from year-to-year thereafter unless either party gives written notice to the other at least 30 days in advance of an expiration date.

     Prior to the June 1994 operating agreement discussed above, Tele-Media Delaware charged a management fee ranging from 3.5% to 7% of revenues. As required by the provisions of the debt arrangements then outstanding as discussed in Note 4, Messrs. Tudek and Mundy assumed responsibility for the payment of certain management fees in 1994. The liabilities assumed by Messrs. Tudek and Mundy are treated as additional paid-in capital in the consolidated financial statements.

6.  CONTINGENCIES AND COMMITMENTS

     In 1995, TMBC and its shareholders entered into a nonbinding letter of intent to sell the stock of TMBC. TMBC terminated the letter of intent and the proposed buyer filed suit for damages and specific performance. A motion to dismiss the suit was heard in early 1996 and the court ruled to dismiss a majority of the claims, including those for specific performance, as no

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

definitive agreement had been reached for sale of the stock. On March 28, 1997, the shareholders of TMBC executed an agreement to sell the stock of the Company to the plaintiff in this suit. As part of this transaction, the suit was dismissed with prejudice, and upon motion of the parties, the dismissal of the suit was approved by the court. As a result of the suit's dismissal, this action cannot again be filed by the plaintiff.

     General and administrative expenses for the year ended December 31, 1995 and 1996 include approximately $274,000 and $260,000, respectively, of legal expenses incurred relating to the defense of the lawsuit and the proposed sale.

     The shareholders have agreed to pay 5.5% of the net proceeds from a sale of their stock to two key members of management.

                                  * * * * * *

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                  ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,708,373
  Accounts receivable:
     Nonbarter--less allowance for doubtful accounts of
      $800,000..............................................     5,447,842
     Barter--net............................................       303,749
  Other current assets......................................       303,620
                                                              ------------
          Total current assets..............................     9,763,584
                                                              ------------
Property, plant and equipment--net..........................     8,436,165
                                                              ------------
Intangibles--net............................................    38,326,412
                                                              ------------
Other noncurrent assets.....................................        16,331
                                                              ------------
                                                              $ 56,542,492
                                                              ============

                 LIABILITIES AND DEFICIENCY IN NET ASSETS

Current liabilities:
  Accounts payable and other accrued expenses...............  $  1,514,622
  Accrued interest..........................................     2,969,594
  Amounts due to affiliates--net............................     4,159,152
  Current portion of long-term debt.........................    39,491,064
                                                              ------------
          Total current liabilities.........................    48,134,432
                                                              ------------
Long-term liabilities:
  Long-term debt--less current portion......................    47,306,734
  Other.....................................................        31,266
                                                              ------------
          Total long-term liabilities.......................    47,338,000
                                                              ------------
Redeemable stock warrants...................................     7,000,000
                                                              ------------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000
     shares authorized, 15,000 shares outstanding...........           150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding....................            --
  Additional paid-in capital................................     6,924,445
  Deficit...................................................   (52,854,535)
                                                              ------------
          Deficiency in net assets..........................   (45,929,940)
                                                              ------------
                                                              $ 56,542,492
                                                              ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN DEFICIT
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                             1996            1997
                                                         ------------    ------------
Revenues:
  Local advertising....................................  $  9,323,963    $ 12,557,493
  National advertising.................................     2,052,723       2,710,273
  Barter...............................................     1,697,415       2,357,519
  Other................................................       222,507         339,431
                                                         ------------    ------------
                                                           13,296,608      17,964,716
  Less agency commissions..............................     1,346,551       1,723,832
                                                         ------------    ------------
          Net revenues.................................    11,950,057      16,240,884
                                                         ------------    ------------
Selling, general and administrative, programming,
  barter and technical expenses:
  Selling..............................................     2,441,926       3,287,451
  General and administrative...........................     2,008,273       3,366,246
  Programming..........................................     2,337,296       3,491,639
  Barter...............................................     1,697,415       2,357,519
  Technical............................................       127,977         176,110
                                                         ------------    ------------
                                                            8,612,887      12,678,965
                                                         ------------    ------------
Operating income before management fees and
  depreciation and amortization........................     3,337,170       3,561,919
                                                         ------------    ------------
Management fees and depreciation and amortization:
  Management fees--affiliates..........................       358,113         454,258
  Depreciation and amortization........................     2,092,858       2,207,660
                                                         ------------    ------------
                                                            2,450,971       2,661,918
                                                         ------------    ------------
Operating income.......................................       886,199         900,001
Interest expense.......................................     4,955,734      10,374,922
                                                         ------------    ------------
Net loss...............................................    (4,069,535)     (9,474,921)
Deficit, beginning of period...........................   (36,462,819)    (43,379,614)
                                                         ------------    ------------
Deficit, end of period.................................  $(40,532,354)   $(52,854,535)
                                                         ============    ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                             1996            1997
                                                          -----------    ------------
Cash flows from operating activities:
  Net loss..............................................  $(4,069,535)   $ (9,474,921)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depreciation and amortization......................    2,092,858       2,207,660
     Interest deferral..................................    3,012,406       1,975,012
     Management fees--affiliates........................      358,113         454,258
     Provision for losses on accounts receivable........      158,144         305,581
     Increase in fair value of redeemable stock
       warrants.........................................           --       5,356,000
                                                          -----------    ------------
     Other..............................................          849             335
     Changes in operating assets and liabilities:
       Accounts receivable--nonbarter...................       (6,589)       (490,939)
       Other current assets.............................     (115,852)       (114,795)
       Accounts payable and other accrued expenses......     (587,980)       (863,160)
       Affiliates activity--net.........................     (135,961)        886,715
       Accrued interest.................................      478,336       1,073,705
                                                          -----------    ------------
          Net cash provided by operating activities.....    1,184,789       1,315,451
                                                          -----------    ------------
Cash flows from investing activities:
  Capital expenditures..................................     (255,344)       (227,926)
  Purchase of radio stations............................           --     (14,170,000)
  Other.................................................        2,500           1,500
                                                          -----------    ------------
          Net cash used in investing activities.........     (252,844)    (14,396,426)
                                                          -----------    ------------
Cash flows from financing activities:
  Borrowings............................................       79,361      16,000,000
  Payments of long-term debt............................   (1,575,046)     (1,408,350)
  Loan origination fees and other intangible assets.....      (25,000)       (145,334)
  Other.................................................       (1,714)           (363)
                                                          -----------    ------------
          Net cash provided by (used in) financing
            activities..................................   (1,522,399)     14,445,953
                                                          -----------    ------------
Net increase (decrease) in cash and cash equivalents....     (590,454)      1,364,978
Cash and cash equivalents, beginning of period..........    1,904,258       2,343,395
                                                          -----------    ------------
Cash and cash equivalents, end of period................  $ 1,313,804    $  3,708,373
                                                          ===========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

1.  BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of June 30, 1997 and the condensed consolidated statements of operations and changes in deficit and cash flows for the six month periods ended June 30, 1996 and 1997 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. These interim unaudited condensed consolidated financial statements for 1996 and 1997 should be read in conjunction with the audited consolidated financial statements and notes thereto. The consolidated results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

2.  BUSINESS ACQUISITIONS

     On February 27, 1997, the Company purchased substantially all of the assets of two radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $3,400,000. The acquisition was accounted for under the purchase method, with approximately $500,000 allocated to property, plant and equipment and approximately $2,900,000 allocated to intangibles.

     On April 18, 1997, the Company closed the acquisition of two additional radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $11,000,000. The acquisition was financed by $12,000,000 of additional borrowings under the Amended Loan Agreement. The acquisition was accounted for under the purchase method, with approximately $1,722,000 allocated to property, plant and equipment and approximately $9,278,000 allocated to intangibles.

     On May 5, 1997, the Company closed the acquisition of a radio station in the Quincy, Illinois market for approximately $345,000. The acquisition was financed primarily by an unsecured seller note and assumption of capital leases. The acquisition was accounted for under the purchase method, with approximately $148,000 allocated to property and equipment and approximately $197,000 allocated to intangibles.

3.  SUBSEQUENT EVENTS

     On July 3, 1997, all of the issued and outstanding stock of the Company was acquired by Citadel Broadcasting Company, a subsidiary of Citadel Communications Corporation for approximately $114,400,000. In connection with the acquisition by Citadel Broadcasting Company, a Change of Control occurred. The Change of Control has a material effect on the financial statements due to the change in the earliest put date of the redeemable stock warrants. The Warrant holders have put rights as of January 1, 2000 or upon a Change of Control. TMBC estimated the redemption price of the warrants at December 31, 1996 as $7,000,000, and the accreted value of the warrants at December 31, 1996 was $1,644,000. Previously, increases in the redemption price were accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put could be exercised. However, due to the Change of Control on July 3, 1997, the earliest put date is July 3, 1997 and the warrants must be accreted to their full value by this time. The accreted value of the warrants at December 31, 1996 was $1,644,000, thus resulting in a charge to interest expense of $5,356,000 during the six months ended June 30, 1997 to accrete the warrants to their $7,000,000 redemption price.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Snider Corporation:

     We have audited the accompanying consolidated balance sheet of Snider Corporation as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. We have also audited the accompanying balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1995 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Notes 3, 6 and 7, the Company has significant transactions with related parties.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the financial statements. The combining information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                              /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 1, 1997

                               SNIDER CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                               1995          1996
                                                            ----------    ----------
                                       ASSETS
Current assets:
  Cash and cash equivalents...............................  $   44,870    $  105,788
  Accounts receivable, net of allowance for doubtful
     accounts of $26,652 in 1995 and $34,461 in 1996......     566,180       475,065
  Due from affiliates.....................................      61,352        38,146
  Other...................................................      34,495        20,867
                                                            ----------    ----------
     Total current assets.................................     706,897       639,866
Other assets:
  Non-compete covenant....................................          --        45,833
  Land held for investment, at cost, which approximates
     market value.........................................     123,396        97,553
  Other...................................................          --        18,536
                                                            ----------    ----------
     Total other assets...................................     123,396       161,922
Property and equipment, at cost less accumulated
  depreciation............................................     666,934       874,992
                                                            ----------    ----------
                                                            $1,497,227    $1,676,780
                                                            ==========    ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party.............................  $   50,000    $   50,000
  Accounts payable--trade.................................     128,416       152,388
                    --other...............................         385            --
  Accrued expenses........................................      96,593        86,481
                                                            ----------    ----------
     Total current liabilities............................     275,394       288,869
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding........................     143,000       143,000
  Paid in capital.........................................      62,298       474,300
  Retained earnings.......................................   1,016,535       770,611
                                                            ----------    ----------
     Total stockholders' equity...........................   1,221,833     1,387,911
                                                            ----------    ----------
                                                            $1,497,227    $1,676,780
                                                            ==========    ==========

                            See accompanying notes.

                               SNIDER CORPORATION

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                               1995          1996
                                                            ----------    ----------
Revenue:
  Announcements and programs..............................  $3,510,863    $3,583,944
  Barter accounts.........................................     360,616       428,129
                                                            ----------    ----------
          Total revenue...................................   3,871,479     4,012,073
                                                            ----------    ----------
Direct charges:
  Commissions.............................................     440,461       450,944
  Royalties and franchise fees............................      93,744       140,303
                                                            ----------    ----------
          Total direct charges............................     534,205       591,247
                                                            ----------    ----------
Gross profit..............................................   3,337,274     3,420,826
                                                            ----------    ----------
Operating expenses:
  Technical department....................................      57,985        95,416
  Program department......................................     608,416       509,877
  News department.........................................     264,837       255,458
  Sales department........................................     839,461       859,674
  General and administrative..............................     926,945       974,815
  Depreciation and amortization...........................      81,232       186,723
                                                            ----------    ----------
          Total operating expenses........................   2,778,876     2,881,963
                                                            ----------    ----------
Operating income..........................................     558,398       538,863
Other income (expense):
  Interest income.........................................       5,275         3,168
  Interest expense........................................      (8,548)       (6,917)
  Loss on sale of property and equipment..................          --       (59,024)
  Minority interest.......................................     (48,004)           --
  Operating agreement--acquired stations..................          --       (65,698)
  Other...................................................     (30,540)     (124,316)
                                                            ----------    ----------
          Total other income (expense)....................     (81,817)     (252,787)
                                                            ----------    ----------
Net income................................................  $  476,581    $  286,076
                                                            ==========    ==========

                             See accompanying notes

                               SNIDER CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                      COMMON     PAID-IN      RETAINED
                                      STOCK      CAPITAL      EARNINGS       TOTAL
                                     --------    --------    ----------    ----------
Balance -- December 31, 1994.......  $143,000    $ 62,298    $  868,958    $1,074,256
  Net income.......................        --          --       476,581       476,581
  Distributions to stockholders....        --          --      (329,004)     (329,004)
                                     --------    --------    ----------    ----------
Balance -- December 31, 1995.......   143,000      62,298     1,016,535     1,221,833
  Net income.......................        --          --       286,076       286,076
  Capital contribution.............        --     412,002            --       412,002
  Distributions to stockholders....        --          --      (532,000)     (532,000)
                                     --------    --------    ----------    ----------
Balance -- December 31, 1996.......  $143,000    $474,300    $  770,611    $1,387,911
                                     ========    ========    ==========    ==========

                             See accompanying notes

                               SNIDER CORPORATION

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                1995         1996
                                                              ---------    ---------
Cash flows from operating activities:
  Net income................................................  $ 476,581    $ 286,076
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..........................     81,232      186,723
     Loss on disposal of assets.............................         --       59,023
     Minority interest......................................     48,004           --
     Recognition of unearned income.........................   (107,813)          --
     Bad debt provision.....................................     30,636       34,461
     Net changes in operating assets and liabilities:
       Accounts receivable..................................   (173,698)      56,654
       Other current assets.................................     77,524       13,628
       Other non-current assets.............................         --      (18,536)
       Accounts payable.....................................    (15,065)      23,587
       Accrued expenses.....................................      6,280      (10,112)
                                                              ---------    ---------
          Net cash provided by operating activities.........    423,681      631,504
                                                              ---------    ---------
Cash flows from investing activities:
  Purchase of property and equipment........................   (192,120)    (213,240)
  Purchase of land held for investment......................    (22,563)          --
  Proceeds from sale of property and equipment..............         --      262,800
  Net advances to affiliate.................................    (49,064)     (38,146)
  Payment under non-compete covenant........................         --      (50,000)
                                                              ---------    ---------
          Net cash used in investing activities.............   (263,747)     (38,586)
                                                              ---------    ---------
Cash flows from financing activities:
  Proceeds from repayments of notes receivable..............    107,623           --
  Repayment of note payable--Bank...........................    (45,044)          --
  Distributions to minority interest........................    (48,004)          --
  Distributions to stockholders.............................   (329,004)    (532,000)
                                                              ---------    ---------
          Net cash used in financing activities.............   (314,429)    (532,000)
                                                              ---------    ---------
Net increase (decrease) in cash and cash equivalents........   (154,495)      60,918
Cash and cash equivalents:
  Beginning of year.........................................    199,365       44,870
                                                              ---------    ---------
  End of year...............................................  $  44,870    $ 105,788
                                                              =========    =========
Supplemental cash flows information:
  Interest paid.............................................  $   8,548    $   6,917
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from
       affiliate............................................         --      473,353
     Non-cash contribution of capital.......................         --      412,002

                             See accompanying notes

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The consolidated financial statements include the accounts of Snider Corporation (the Company) and SMN Company (SMN), a 52% owned partnership. All significant intercompany transactions and accounts have been eliminated in consolidation. SMN was liquidated effective December 31, 1995.

  Nature of operations

     The Company operates an AM radio station and two FM radio stations in the central Arkansas market area and provides news and information to other radio stations throughout Arkansas. The activities of SMN were not material to 1995 consolidated financial position or results of operations.

  Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Depreciation and amortization

     Depreciation is calculated by the straight-line method. Estimated useful lives are as follows:

                                                                YEARS
                                                                -----
Transmitter building, antenna system, office machines and
  equipment.................................................    3-25
Furniture and fixtures......................................    5-10
Vehicles....................................................    2- 4
Other.......................................................    3- 5

  Non-compete covenant

     The non-compete covenant with the former owner of certain radio broadcasting assets acquired in 1996 is being amortized on a straight-line basis over a period of two years. Total amortization expense was for 1996 was $4,167.

  Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Concentrations of credit risk

     Most of the Company's business activity is with customers located within the state of Arkansas. The Company grants credit to its customers in the normal course of business, ordinarily without collateral requirements.

     The Company's exposure to credit risk from accounts receivable--trade and notes receivable is represented by the carrying value of those receivables. The Company also periodically has demand deposit balances with a local financial institution that exceed federally insured limits.

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1996 -- CONTINUED

Management periodically reviews the soundness of this financial institution and does not believe the Company is exposed to significant financial risk.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995 and 1996 consists of the following:

                                              1995             1996
                                           ----------       ----------
Land.....................................  $  301,252       $   57,700
Transmitter building.....................      87,879           87,879
Antenna system...........................      91,736           91,736
Satellite equipment......................          --          473,353
Equipment................................     452,326          650,906
Office machines..........................     325,787          339,616
Furniture and fixtures...................     149,455          150,289
Vehicles.................................      63,623           56,272
Other....................................     198,714           78,831
                                           ----------       ----------
                                            1,670,772        1,986,582
Less accumulated depreciation............   1,003,838        1,111,590
                                           ----------       ----------
                                           $  666,934       $  874,992
                                           ==========       ==========

(3) NOTE PAYABLE--RELATED PARTY:

     Note payable--related party at December 31, 1995 and 1996 consists of an unsecured note payable to a stockholder. The note bears interest at 8% and is due on demand.

(4) INCOME TAXES:

     The Company has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of the Company are reported in the income tax returns of the stockholders. As a result, no income taxes are reflected in the accompanying consolidated financial statements.

(5) ACQUISITIONS:

     During 1996, the Company acquired the assets, including broadcast rights for a local FM radio. Prior to FCC approval of the acquisition, the station was operated by the Company under a license management agreement. Expenses incurred under this agreement totaling $65,698 are included in the accompanying 1996 statement of income under the heading "Other Income (Expenses)."

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1996 -- CONTINUED

(5) ACQUISITION (CONTINUED):

     The acquisition cost of the broadcast assets were allocated as follows:

Property and equipment.........................    $132,820
Non-compete covenant...........................      50,000
                                                   --------
          Total................................    $182,820
                                                   ========

(6) COMMITMENTS AND CONTINGENCIES:

     The Company leases its office building and parking lot under an operating lease from an officer and principal stockholder of the Company for $10,000 per month. Additionally, the Company rented satellite space from an affiliate under an informal lease agreement totaling $107,950 and $6,300 during the years ended December 31, 1995 and 1996, respectively. Total rent expense was $245,377 and $140,400 for the years ended December 31, 1995 and 1996, respectively. Rent expense was offset by $54,000 in 1995 and $48,320 in 1996 by amounts received from an affiliate under a month to month sublease agreement for office space.

     Future minimum rentals under noncancelable operating leases, including renewal options, at December 31, 1996 are as follows:

1997...........................................    $120,000
1998...........................................     120,000
                                                   --------
                                                   $240,000
                                                   ========

(7) RELATED PARTY TRANSACTIONS:

     General and administrative expense has been reduced by $23,282 and $21,000 in 1995 and 1996, respectively, for shared office and overhead expenses charged to an affiliate. The amounts shown in the accompanying balance sheets as due from affiliates represent amounts owed to the Company for these and certain other operating expenses paid by the Company on behalf of affiliates.

     During 1996, the Company purchased satellite communications equipment from an affiliate for $473,353. In connection with the purchase, the Company's stockholders transferred certain assets of another affiliate with a fair value of $412,002 to the Company. The transfer was recorded as a capital contribution. These contributed assets, plus accounts receivable due from the affiliate totaling $61,351 were exchanged for the satellite communications equipment.

     Information concerning the note payable--related party is contained in Note
3. Information concerning lease and other rental income and expenses with related parties is described in Note 5.

                               SNIDER CORPORATION

                    SCHEDULE OF COMBINING OPERATING INCOME,
                    EXCLUDING DEPRECIATION AND AMORTIZATION
                             FOR BROADCASTING UNITS
                          YEAR ENDED DECEMBER 31, 1996

                                                  KARN          ARN         COMBINED
                                               ----------    ----------    ----------
Revenue:
  Local announcements........................  $1,604,785    $1,353,472    $2,958,257
  National announcements.....................     135,805            --       135,805
  Political announcements....................      68,318       193,539       261,857
  Network....................................      77,236            --        77,236
  Materials and facilities...................      71,411        79,378       150,789
  Barter accounts............................     289,797       138,332       428,129
                                               ----------    ----------    ----------
          Total revenue......................   2,247,352     1,764,721     4,012,073
Less direct charges:
  Agency commissions.........................     156,538       187,616       344,154
  National representative commissions........      16,676        90,114       106,790
  Rights fees................................      78,426        61,877       140,303
                                               ----------    ----------    ----------
          Totals.............................     251,640       339,607       591,247
                                               ----------    ----------    ----------
Gross profit.................................   1,995,712     1,425,114     3,420,826
Operating expenses:
  Technical department.......................      73,611        21,805        95,416
  Program department.........................     356,247       153,630       509,877
  News department............................     115,269       140,189       255,458
  Sales department...........................     480,476       379,198       859,674
  General and administrative.................     633,288       341,527       974,815
                                               ----------    ----------    ----------
          Total operating expenses, excluding
            depreciation and amortization....   1,658,891     1,036,349     2,695,240
                                               ----------    ----------    ----------
Operating income, excluding depreciation and
  amortization...............................  $  336,821    $  388,765    $  725,586
                                               ==========    ==========    ==========

                               SNIDER CORPORATION

                                 BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

                                 ASSETS
Current assets:
  Cash and cash equivalents.................................  $   45,972
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $38,228....................................     780,901
  Due from affiliates.......................................      44,589
  Other.....................................................       7,941
                                                              ----------
          Total current assets..............................     879,403
Property and equipment, at cost less accumulated
  depreciation of $1,193,204................................     813,910
Other assets:
  Non-compete agreement, less accumulated amortization of
     $14,583................................................      35,417
  Land held for investment, at cost, which approximates
     market value...........................................      97,553
  Other.....................................................      25,692
                                                              ----------
          Total other assets................................     158,662
                                                              ----------
                                                              $1,851,975
                                                              ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party...............................  $   50,000
  Accounts payable--trade...................................     190,990
  Accrued expenses..........................................     103,427
                                                              ----------
          Total current liabilities.........................     344,417
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000
  Paid-in capital...........................................     474,300
  Retained earnings.........................................     890,258
                                                              ----------
          Total stockholders' equity........................   1,507,558
                                                              ----------
                                                              $1,851,975
                                                              ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
     Announcements and programs.............................  $1,694,439
     Barter accounts........................................     140,783
                                                              ----------
          Total revenue.....................................   1,835,222
Direct charges:
     Commissions............................................     261,257
     Royalties and franchise fees...........................      42,210
                                                              ----------
          Total direct charges..............................     303,467
                                                              ----------
Gross profit................................................   1,531,755
                                                              ----------
Operating expenses:
     Technical department...................................      52,958
     Program department.....................................     263,608
     News department........................................      99,351
     Sales department.......................................     439,047
     General and administrative.............................     437,718
     Depreciation and amortization..........................      92,030
                                                              ----------
          Total operating expenses..........................   1,384,712
                                                              ----------
Operating income............................................     147,043
Other income (expense):
     Interest income........................................         733
     Interest expense.......................................      (1,677)
     Other..................................................     (26,452)
                                                              ----------
          Total other income (expense)......................     (27,396)
                                                              ----------
Net income..................................................  $  119,647
                                                              ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                        COMMON     PAID-IN     RETAINED
                                        STOCK      CAPITAL     EARNINGS      TOTAL
                                       --------    --------    --------    ----------
Balance -- December 31, 1996.........  $143,000    $474,300    $770,611    $1,387,911
Net income...........................        --          --     119,647       119,647
                                       --------    --------    --------    ----------
Balance -- May 31, 1997..............  $143,000    $474,300    $890,258    $1,507,558
                                       ========    ========    ========    ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                            STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $119,647
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................    92,030
     Bad debt provision.....................................    12,155
     Net changes in operating assets and liabilities:
       Accounts receivable--trade...........................  (317,991)
       Other current assets.................................    12,926
       Other non-current assets.............................    (7,156)
       Accounts payable--trade..............................    38,602
       Accrued expenses.....................................    16,946
                                                              --------
          Net cash used in operating activities.............   (32,841)
                                                              --------
Cash flows from investing activities:
  Capital expenditures......................................   (20,532)
  Net advances to affiliate.................................    (6,443)
                                                              --------
          Net cash used in investing activities.............   (26,975)
                                                              --------
Net decrease in cash and cash equivalents...................   (59,816)
Cash and cash equivalents:
  Beginning of period.......................................   105,788
                                                              --------
  End of period.............................................  $ 45,972
                                                              ========
Supplemental cash flows information:
  Interest paid.............................................  $  1,677
                                                              ========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                          NOTE TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Corporation (the "Company") entered into a local marketing agreement ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays $89,000 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. On the same date, the Company also entered into a Merger Agreement with Citadel, upon the consummation of which Citadel will acquire radio stations KARN-FM, KARN-AM, KKRN-FM, KRNN-AM and KAFN-FM. The LMA shall terminate upon the closing of the Merger Agreement or the termination of the Merger Agreement, unless terminated earlier pursuant to the default provisions of the LMA. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

Net broadcasting revenues................................  $270,289
Station operating expenses...............................   304,259

                               SNIDER CORPORATION
                                 BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                 ASSETS
Current assets:
  Cash and cash equivalents.................................  $  191,595
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $45,546....................................     800,790
  Due from affiliates.......................................      25,617
  Other.....................................................       4,106
                                                              ----------
          Total current assets..............................   1,022,108
Property and equipment, at cost less accumulated
  depreciation of $1,017,541................................     808,870
Other assets:
  Land held for investment, at cost, which approximates
     market value...........................................      97,553
  Other.....................................................      11,240
                                                              ----------
          Total other assets................................     108,793
                                                              ----------
                                                              $1,939,771
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party...............................  $   50,000
  Accounts payable--trade...................................     153,348
  Accrued expenses..........................................     132,907
                                                              ----------
          Total current liabilities.........................     336,255
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000
  Paid-in capital...........................................     474,300
  Retained earnings.........................................     986,216
                                                              ----------
          Total stockholders' equity........................   1,603,516
                                                              ----------
                                                              $1,939,771
                                                              ==========

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $1,893,131
  Barter accounts...........................................     214,064
                                                              ----------
          Total revenue.....................................   2,107,195
Direct charges:
  Commissions...............................................     266,398
  Royalties and franchise fees..............................      65,599
                                                              ----------
          Total direct charges..............................     331,997
                                                              ----------
Gross profit................................................   1,775,198
                                                              ----------
Operating expenses:
  Technical department......................................      35,290
  Program department........................................     236,052
  News department...........................................     125,103
  Sales department..........................................     414,766
  General and administrative................................     511,160
  Depreciation and amortization.............................      88,507
                                                              ----------
          Total operating expenses..........................   1,410,878
                                                              ----------
Operating income............................................     364,320
Other income (expense):
  Loss on sale of property and equipment....................     (59,024)
  Interest expense..........................................      (2,541)
  Operating agreement--stations under contract..............     (36,839)
  Other.....................................................     (39,235)
                                                              ----------
          Total other income (expense)......................    (137,639)
                                                              ----------
Net income..................................................  $  226,681
                                                              ==========

                               SNIDER CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                            COMMON    PAID-IN     RETAINED
                                            STOCK     CAPITAL     EARNINGS      TOTAL
                                           --------   --------   ----------   ----------
Balance--December 31, 1995...............  $143,000   $ 62,298   $1,016,535   $1,221,833
Net income...............................                           226,681      226,681
Capital contribution.....................              412,002                   412,002
Distributions to stockholders............                          (257,000)    (257,000)
                                           --------   --------   ----------   ----------
Balance--June 30, 1996...................  $143,000   $474,300   $  986,216   $1,603,516
                                           ========   ========   ==========   ==========

                               SNIDER CORPORATION
                            STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $226,681
  Adjustments to reconcile net income to net cash provided
     by in operating activities:
     Depreciation and amortization..........................    88,507
     Loss on sale of property and equipment.................    59,024
     Bad debt provision.....................................    19,886
     Net changes in operating assets and liabilities:
       Accounts receivable--trade...........................  (254,496)
       Other current assets.................................    19,149
       Accounts payable--trade..............................    24,547
       Accrued expenses.....................................    36,314
                                                              --------
          Net cash provided by operating activities.........   219,612
                                                              --------
Cash flows from investing activities:
  Capital expenditures......................................   (53,071)
  Proceeds from sale of assets..............................   262,800
  Net advances to affiliate.................................   (25,616)
                                                              --------
          Net cash provided by investing activities.........   184,113
                                                              --------
Cash flows from financing activities:
  Distributions to stockholders.............................  (257,000)
                                                              --------
          Net cash used in financing activities.............  (257,000)
                                                              --------
Net increase in cash and cash equivalents...................   146,725
Cash and cash equivalents:
  Beginning of period.......................................    44,870
                                                              --------
  End of period.............................................  $191,595
                                                              ========
Supplemental cash flows information:
  Interest paid.............................................  $  2,541
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from
      affiliate.............................................   473,353
     Non-cash contribution of capital.......................   412,002

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors and Stockholders
Snider Broadcasting Corporation and Subsidiary
CDB Broadcasting Corporation:

     We have audited the accompanying consolidated balance sheet of Snider Broadcasting Corporation and Subsidiary, as of December 31, 1995 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. We have also audited the combined balance sheet of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The combined financial statements include the financial statements of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation, which are related through common ownership and management.

     As described in Notes 3, 5, and 10, the Company has significant transactions with related parties.

     In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Snider Broadcasting Corporation and subsidiary as of December 31, 1995 and the consolidated results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the combined financial position of Snider Broadcasting Corporation and affiliate as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 23, 1997

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                             1995              1996
                                                          -----------       -----------
                         ASSETS
Current assets:
  Cash..................................................  $    30,813       $    49,821
  Accounts receivable, net of allowance for doubtful
     accounts of $8,108 in 1995 and $7,000 in 1996......      305,154           376,579
     Other..............................................        2,302            15,366
                                                          -----------       -----------
     Total current assets...............................      338,269           441,766
Property and equipment, at cost less accumulated
  depreciation (Note 2).................................       59,706           292,286
Other assets:
  Excess of cost over carrying value of net assets
     acquired, less accumulated amortization of $117,476
     in 1995 and $130,936 in 1996.......................      309,710           796,691
  Start-up costs, net of accumulated amortization of
     $8,797 in 1996.....................................           --            61,588
  Non-compete agreement, net of accumulated amortization
     of $2,083 in 1996..................................           --            97,917
  Other assets..........................................           --            21,189
                                                          -----------       -----------
     Total other assets.................................      309,710           977,385
                                                          -----------       -----------
                                                          $   707,685       $ 1,711,437
                                                          ===========       ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable--stockholders (Note 3)..................  $    52,698       $        --
  Note payable--bank (Note 4)...........................           --         2,637,408
  Current maturities of long-term debt (Note 5).........      206,781                --
  Accounts payable--trade...............................      109,406           218,422
  Income taxes payable..................................        2,117             7,803
  Accrued expenses......................................       12,526            45,778
  Accrued interest payable (Note 10)....................       14,548            10,714
  Deferred income taxes (Note 8)........................           --             2,297
                                                          -----------       -----------
          Total current liabilities.....................      398,076         2,922,422
Long-term debt, less current maturities (Note 5)........    1,386,490                --
                                                          -----------       -----------
          Total liabilities.............................    1,784,566         2,922,422
Stockholders' deficit:
  Common stock (Note 6).................................       75,213            75,313
  Retained deficit......................................   (1,152,094)       (1,286,298)
                                                          -----------       -----------
          Total stockholders' deficit...................   (1,076,881)       (1,210,985)
                                                          -----------       -----------
                                                          $   707,685       $ 1,711,437
                                                          ===========       ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                              1995             1996
                                                           ----------       ----------
Revenue:
  Announcements and programs.............................  $2,097,623       $2,008,315
  Barter accounts........................................     145,608          137,963
                                                           ----------       ----------
          Total revenue..................................   2,243,231        2,146,278
Less direct charges--commissions.........................     286,944          264,907
                                                           ----------       ----------
Gross profit.............................................   1,956,287        1,881,371
                                                           ----------       ----------
Operating expenses:
  Technical department...................................      45,339           55,616
  Program department.....................................     305,344          384,480
  Sales department.......................................     377,007          439,883
  General and administrative.............................     465,647          679,475
  Ratings enhancement....................................          --          105,498
  Time brokerage.........................................          --           60,470
  Consulting and non-compete (Note 9)....................      64,733           64,733
  Goodwill amortization..................................      10,680           13,460
  Depreciation and amortization..........................      27,046           78,820
                                                           ----------       ----------
          Total operating expenses.......................   1,295,796        1,882,435
                                                           ----------       ----------
Operating income (loss)..................................     660,491           (1,064)
                                                           ----------       ----------
Other income (expense):
  Interest expense (Note 10).............................    (189,532)        (150,553)
  Rent (Note 10).........................................      12,000           30,000
  Other..................................................          --               39
                                                           ----------       ----------
          Total other income (expense)...................    (177,532)        (120,514)
                                                           ----------       ----------
Income (loss) before income taxes........................     482,959         (121,578)
Provision for income taxes (Note 8)......................       2,117           12,626
                                                           ----------       ----------
Net income (loss)........................................  $  480,842       $ (134,204)
                                                           ==========       ==========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                               COMMON      RETAINED
                                                STOCK       DEFICIT            TOTAL
                                               -------    -----------       -----------
Balance--December 31, 1994...................  $75,213    $(1,632,936)      $(1,557,723)
  Net income.................................       --        480,842           480,842
                                               -------    -----------       -----------
Balance--December 31, 1995...................   75,213     (1,152,094)       (1,076,881)
  Common stock issued........................      100             --               100
  Net loss...................................       --       (134,204)         (134,204)
                                               -------    -----------       -----------
Balance--December 31, 1996...................  $75,313    $(1,286,298)      $(1,210,985)
                                               =======    ===========       ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                              1995          1996
                                                            ---------    -----------
Cash flows from operating activities:
  Net income (loss).......................................  $ 480,842    $  (134,204)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation.........................................     27,046         42,899
     Amortization.........................................     10,680         49,381
     Deferred income taxes................................         --          2,297
     Loss on sale of property and equipment...............         --            458
     Net changes in operating assets and liabilities:
       Accounts receivable................................    (56,489)       (71,425)
       Other assets.......................................        446        (59,294)
       Accounts payable...................................      2,896         99,824
       Accrued expenses...................................     12,707         38,938
       Accrued interest payable...........................   (113,269)        (3,834)
                                                            ---------    -----------
          Net cash provided by (used in) operating
            activities....................................    364,859        (34,960)
                                                            ---------    -----------
Cash flows from investing activities:
  Acquisition of business assets..........................    (14,921)      (768,011)
  Non-compete agreement...................................         --       (100,000)
  Other...................................................         --        (69,560)
                                                            ---------    -----------
          Net cash used in investing activities...........    (14,921)      (937,571)
                                                            ---------    -----------
Cash flows from financing activities:
  Repayment of borrowings--affiliates.....................   (186,825)    (1,291,759)
                         --other..........................   (169,347)      (494,210)
  Proceeds from borrowings................................         --      2,777,408
  Common stock issued.....................................         --            100
                                                            ---------    -----------
          Net cash provided by (used in) financing
            activities....................................   (356,172)       991,539
                                                            ---------    -----------
Net increase (decrease) in cash...........................     (6,234)        19,008
Cash:
  Beginning of year.......................................     37,047         30,813
                                                            ---------    -----------
  End of year.............................................  $  30,813    $    49,821
                                                            =========    ===========
Supplemental information:
  Interest paid...........................................  $ 302,800    $   154,387
  Income taxes paid.......................................         --          4,643
  Non-cash investing activities:
     Equipment acquired through trade.....................      2,333          9,192

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reporting Entity

     The accompanying 1995 financial statements include the accounts of Snider Broadcasting Corporation and its wholly-owned subsidiary, Cornerstone Broadcasting Corporation (Snider). The accompanying 1996 financial statements include these accounts combined with those of CDB Broadcasting Corporation
(CDB), a company affiliated through common ownership and management. CDB was incorporated and began operations May 17, 1996. All significant intercompany transactions and accounts have been eliminated.

  Nature of Operations

     Snider and CDB operate FM radio stations in the Central Arkansas market area.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Depreciation of property and equipment is calculated using the accelerated and modified accelerated cost recovery systems. Depreciation calculated under these methods does not differ significantly from amounts calculated under methods and lives which conform to generally accepted accounting principles.

     Estimated useful lives of property and equipment are as follows:

                                                      YEARS
                                                      -----
Tower...............................................  5-10
Radio, office and computer equipment................  3- 7
Vehicle.............................................     5

  Intangible Assets

     The excess of cost over carrying value of assets acquired for Snider Broadcasting Corporation is being amortized over 40 years using the straight-line method. The excess of cost over carrying value of assets acquired of CDB Broadcasting Corporation is being amortized over 15 years using the straight-line method.

     The non-compete agreement is being amortized over 24 months using the straight-line method. Start-up costs are being amortized over five years using the straight-line method.

  Asset Impairment

     In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required,

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value or a value based on discounted cash flows is required.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Income Taxes

     Snider incurred net operating losses from the date of its incorporation on January 1, 1985 through 1991. At December 31, 1996 there are approximately $610,000 of net operating loss carryforwards available for federal income tax purposes. These loss carryforwards will expire beginning in the year 2000 if not previously used to offset future net taxable income. In addition, Snider has approximately $3,600 in general business credit carryforwards that expire in 2000 and 2001.

     Snider provides for deferred income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement provides for a liability approach under which deferred income taxes are based on enacted tax laws and rates applicable to the periods in which the taxes become payable.

     CDB has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of CDB are reported in the income tax returns of the stockholders. As a result, no provision for income taxes for CDB is reflected in the accompanying combined financial statements.

  Statement of Cash Flows

     For purposes of the statement of cash flows, the Companies consider cash on hand and deposits in financial institutions with initial maturities of three months or less as cash.

  Concentrations of Credit Risk

     Most of the Companies' business activity is with customers located within the central region of Arkansas. The Companies' grant credit to their customers in the normal course of business, ordinarily without collateral requirements.

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995 and 1996 consists of the following:

                                                1995           1996
                                              --------       --------
Tower.......................................  $ 89,909       $104,642
Radio equipment.............................   186,059        404,648
Office equipment............................    67,357         95,921
Computer equipment..........................    37,727         52,604
Vehicle.....................................    20,113          9,859
                                              --------       --------
                                               401,165        667,674
Less accumulated depreciation...............   341,459        375,388
                                              --------       --------
                                              $ 59,706       $292,286
                                              ========       ========

(3) NOTES PAYABLE -- STOCKHOLDERS:

     Notes payable -- stockholders at December 31, 1995 consist of unsecured demand notes payable to stockholders of Snider bearing interest at 10.25% at December 31, 1995.

(4) NOTE PAYABLE -- BANK:

     Note payable-bank represents a short-term, $3,000,000 credit facility shared by Snider and CDB. The note matures June 12, 1997, and is secured by substantially all assets of the Companies and by guarantees of the Companies stockholders.

     The agreement requires the maintenance of certain ratios related to leverage and debt service. In addition, the agreement contains certain covenants, the most restrictive of which prohibit or restrict the Companies' ability to incur additional debt; pledge assets; merge, consolidate or sell assets; make certain "restricted" investments or loans and advances; dispose of certain assets; make distributions to its stockholders; and engage in transactions with their affiliates.

     At December 31, 1996, the Companies were in technical default with respect to a required leverage ratio and certain reporting requirements, however the Companies had not defaulted on any required principal or interest payments and were in compliance with all other ratios required under the agreement. These technical defaults permit the lender to accelerate the scheduled due date of the debt. Management anticipates the note to be extended during June 1997 with a new maturity date of December 1997.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5) LONG-TERM DEBT:

     Long-term debt at December 31, 1995 consists of the following:

                                                            1995
                                                         ----------
Variable rate (9.0% at December 31, 1995); note payable
  to Nationsbank of Texas, N.A.........................  $  169,500
Variable rate (10.0% at December 31, 1995) unsecured,
  subordinated note payable to Snider Communications
  Corporation, an affiliate; payable on demand.........   1,291,759
10.0% note payable; payable $4,067 monthly, including
  interest through February 1999; secured by real
  estate and personal property of Snider and guaranteed
  by stockholders of Snider and by a member of the
  immediate family of Snider's majority stockholder....     132,012
                                                         ----------
                                                          1,593,271
Less current portion...................................     206,781
                                                         ----------
Long-term debt, less current portion...................  $1,386,490
                                                         ==========

     The note payable to affiliate of $1,291,759 at December 31, 1995 was classified as long-term due to such affiliate waiving its right to demand payment during the immediately following year.

(6) STOCKHOLDERS EQUITY:

     Snider Broadcasting Corporation has 1,000 shares of no par value common stock authorized and 85 shares issued and outstanding.

     CDB Broadcasting Corporation has 1,000 shares of no par value common stock authorized, issued and outstanding.

(7) RETIREMENT PLAN:

     During 1995, Snider adopted a 401(k) savings plan which covers substantially all employees who have completed one year of service and attained the age of 21. Participating employees may contribute from 1% to 15% of their compensation. Snider matches 25% of the first 4% contributed by participating employees. Matching contributions totaled $3,950 and $3,727 for the years ended December 31, 1995 and 1996, respectively.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(8) INCOME TAXES:

     The provision for income taxes at December 31, 1995 and 1996, consists of the following:

                                                1995            1996
                                              ---------       --------
Current:
  Federal...................................  $   2,117       $     --
  State.....................................         --         10,329
                                              ---------       --------
                                                  2,117         10,329
                                              ---------       --------
Deferred:
  Federal...................................    155,754         84,429
  State.....................................     32,802          4,709
  Decrease in valuation allowance...........   (188,556)       (86,841)
                                              ---------       --------
                                                     --          2,297
                                              ---------       --------
Provision for income taxes..................  $   2,117       $ 12,626
                                              =========       ========

     The income tax provision computed at the federal statutory rate on pretax income differs from the reported tax provision due to the decrease in the valuation allowance, effect of graduated rates and non-deductible expenses, and the results of operations of CDB reported to stockholders for income tax purposes.

     The components of the net deferred tax liability at December 31, 1995 and 1996 follows:

                                               1995            1996
                                             ---------       ---------
Deferred tax assets:
  Federal..................................  $ 295,680       $ 213,291
  State....................................      4,319              --
                                             ---------       ---------
  Valuation allowance......................   (299,999)       (213,158)
                                             ---------       ---------
                                                    --             133
                                             ---------       ---------
Deferred tax liabilities:
  Federal..................................         --           2,040
  State....................................         --             390
                                             ---------       ---------
                                                    --           2,430
                                             ---------       ---------
Net deferred tax liability.................  $      --       $  (2,297)
                                             =========       =========

(9) COMMITMENTS AND CONTINGENCIES:

     The Companies lease office space, office equipment, broadcasting equipment and tower facilities under operating leases expiring in 1993 through 1999. Total rent expense under these agreements was $61,939 in 1995 and $61,159 in 1996.

     Snider has commitments to pay the former owner of one of its radio stations consulting fees and amounts due under a non-compete agreement. These commitments extend through February 1999. Payments related to these commitments totaled $64,733 for each of the years ended December 31, 1995 and 1996.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future commitments under noncancelable operating leases, consulting and non-compete agreements at December 31, 1996 are as follows:

1997.............................................  $138,557
1998.............................................    75,607
1999.............................................    20,569
2000.............................................     9,780
                                                   --------
                                                   $244,513
                                                   ========

(10) RELATED PARTY TRANSACTIONS:

     Interest expense in 1995 and 1996, respectively, includes $144,132 and $56,846 related to the Company's note payable to an affiliate (Note 5). Included in accrued expenses at December 31, 1995 is accrued interest payable of $708 related to the note.

     The Company leases a subcarrier bandwidth of Snider to an affiliate to transmit paging and weather information under an operating lease, cancelable upon six months written notice, expiring in 2000 and requiring monthly lease payments. Total rental income recognized under this lease was $12,000 in 1995 and $30,000 in 1996.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

                                 ASSETS
Current assets:
  Cash......................................................  $    16,874
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $13,110....................................      539,057
  Other.....................................................       16,652
                                                              -----------
          Total current assets..............................      572,583
Property and equipment, at cost less accumulated
  depreciation of $421,330..................................      284,067
Other assets:
  Excess of cost over carrying value of net assets acquired,
     less accumulated amortization of $149,287..............      778,340
  Start-up costs, net of accumulated amortization of
     $14,663................................................       55,723
  Non-compete agreement, less accumulated amortization of
     $22,917................................................       77,083
                                                              -----------
          Total other assets................................      911,146
                                                              -----------
                                                              $ 1,767,796
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable--bank........................................  $ 2,635,000
  Accounts payable--trade...................................      277,793
                    --affiliate.............................       27,782
  Income taxes payable......................................        2,461
  Accrued expenses..........................................       13,056
  Accrued interest payable..................................       42,216
  Deferred income taxes.....................................        4,245
                                                              -----------
          Total current liabilities.........................    3,002,553
Stockholders' deficit:
  Common stock..............................................       75,313
  Retained deficit..........................................   (1,310,070)
                                                              -----------
          Total stockholders' deficit.......................   (1,234,757)
                                                              -----------
                                                              $ 1,767,796
                                                              ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $  937,865
  Barter accounts...........................................      65,293
                                                              ----------
          Total revenue.....................................   1,003,158
Less direct charges--commissions............................     107,208
                                                              ----------
Gross profit................................................     895,950
                                                              ----------
Operating expenses:
  Technical department......................................      28,843
  Program department........................................     193,887
  Sales department..........................................     222,007
  General and administrative................................     246,680
  Consulting and non-compete................................      26,972
  Goodwill amortization.....................................      18,351
  Depreciation and amortization.............................      91,903
                                                              ----------
          Total operating expenses..........................     828,643
                                                              ----------
Operating income............................................      67,307
                                                              ----------
Other income (expense):
  Interest expense..........................................     (90,723)
  Rent......................................................      12,500
                                                              ----------
          Total other income (expense)......................     (78,223)
                                                              ----------
Loss before income taxes....................................     (10,916)
Provision for income taxes..................................      12,856
                                                              ----------
Net loss....................................................  $  (23,772)
                                                              ==========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                COMMON      RETAINED
                                                 STOCK       DEFICIT         TOTAL
                                                -------    -----------    -----------
Balance--December 31, 1996....................  $75,313    $(1,286,298)   $(1,210,985)
Net loss......................................       --        (23,772)       (23,772)
                                                -------    -----------    -----------
Balance--May 31, 1997.........................  $75,313    $(1,310,070)   $(1,234,757)
                                                =======    ===========    ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net loss..................................................    $ (23,772)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation.........................................       45,942
       Amortization.........................................       64,313
       Deferred income taxes................................        1,948
       Net changes in operating assets and liabilities:
          Accounts receivable--trade........................     (134,431)
          Other assets......................................          640
          Accounts payable--trade...........................       56,906
          Accrued expenses..................................      (38,064)
          Accrued interest payable..........................       31,502
                                                                ---------
            Net cash provided by operating activities.......        4,984
                                                                ---------
Cash flows from investing activities:
  Capital expenditures......................................      (35,523)
                                                                ---------
            Net cash used in investing activities...........      (35,523)
                                                                ---------
Cash flows from financing activities:
  Repayment of borrowings...................................       (2,408)
                                                                ---------
            Net cash used in financing activities...........       (2,408)
                                                                ---------
Net decrease in cash........................................      (32,947)
Cash:
  Beginning of period.......................................       49,821
                                                                ---------
  End of period.............................................    $  16,874
                                                                =========
Supplemental cash flows information:
  Interest paid.............................................    $  59,229
  Income taxes paid.........................................       16,250
  Equipment acquired by trade...............................        2,200

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTE TO COMBINED FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Broadcasting Corporation and Subsidiary CDB Broadcasting Corporation (the "Company") entered into local marketing agreements ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays $97,335 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. On the same date, the Company also entered into an Asset Purchase Agreement and a Merger Agreement with Citadel, upon the consummation of which Citadel will acquire radio stations KESR-FM and KIPR-FM. The LMA shall terminate upon the closing of the Merger Agreement and the Asset Purchase Agreement or the termination of the Merger Agreement and the Asset Purchase Agreement, unless terminated earlier pursuant to the default provisions of the LMA. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

Net broadcasting revenues................................  $247,783
Station operating expenses...............................   169,569

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                 ASSETS
Current assets:
  Cash......................................................  $   74,209
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $6,000.....................................     384,567
  Other.....................................................     113,716
                                                              ----------
          Total current assets..............................     572,492
Property and equipment, at cost less accumulated
  depreciation of $346,745..................................      69,855
Other assets:
  Excess of cost over carrying value of net assets acquired,
     less accumulated amortization of $122,816..............     304,370
  Start-up costs, less accumulated amortization of $2,023...      78,900
                                                              ----------
          Total other assets................................     383,270
                                                              ----------
                                                              $1,025,617
                                                              ==========
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable--bank........................................  $1,737,408
  Accounts payable--trade...................................     137,490
  Income taxes payable......................................       3,889
  Accrued expenses..........................................      16,638
  Accrued interest payable..................................      19,132
                                                              ----------
          Total current liabilities.........................   1,914,557
Stockholders' deficit:
  Common stock..............................................      75,313
  Retained deficit..........................................    (964,253)
                                                              ----------
          Total stockholders' deficit.......................    (888,940)
                                                              ----------
                                                              $1,025,617
                                                              ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $  974,107
  Barter accounts...........................................      62,690
                                                              ----------
          Total revenue.....................................   1,036,797
Less direct charges--commissions............................     136,184
                                                              ----------
Gross profit................................................     900,613
                                                              ----------
Operating expenses:
  Technical department......................................      27,973
  Program department........................................     156,515
  Sales department..........................................     181,298
  General and administrative................................     209,999
  Ratings enhancement.......................................       7,657
  Consulting and non-compete................................      32,366
  Goodwill amortization.....................................       5,340
  Depreciation and amortization.............................      18,925
                                                              ----------
          Total operating expenses..........................     640,073
                                                              ----------
Operating income............................................     260,540
Other income (expense):
  Interest expense..........................................     (82,076)
  Loss on sale of property and equipment....................        (458)
  Rent......................................................      15,000
                                                              ----------
          Total other income (expense)......................     (67,534)
                                                              ----------
Income before income taxes..................................     193,006
Provision for income taxes..................................       5,165
                                                              ----------
Net income..................................................  $  187,841
                                                              ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                    COMMON     RETAINED
                                                     STOCK      DEFICIT        TOTAL
                                                    -------   -----------   -----------
Balance--December 31, 1995........................  $75,213   $(1,152,094)  $(1,076,881)
Common stock issued...............................      100                         100
Net income........................................                187,841       187,841
                                                    -------   -----------   -----------
Balance--June 30, 1996............................  $75,313   $  (964,253)  $  (888,940)
                                                    =======   ===========   ===========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $   187,841
     Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation.........................................       14,256
       Amortization.........................................        8,800
       Loss on sale of property and equipment...............          458
       Net changes in operating assets and liabilities:
          Accounts receivable--trade........................      (79,413)
          Other assets......................................      (62,851)
          Accounts payable--trade...........................       28,084
          Accrued expenses..................................        5,884
          Accrued interest payable..........................        4,584
                                                              -----------
            Net cash provided by operating activities.......      107,643
                                                              -----------
Cash flows from investing activities:
  Capital expenditures......................................      (25,688)
  Proceeds from sale of assets..............................          825
  Business acquisition costs................................      (50,000)
  Start-up costs............................................      (80,923)
                                                              -----------
     Net cash used in investing activities..................     (155,786)
                                                              -----------
Cash flows from financing activities:
  Repayment of borrowings--bank.............................     (169,500)
                            --affiliates....................   (1,291,759)
                            --others........................     (184,710)
  Proceeds from borrowings..................................    1,737,408
  Common stock issued.......................................          100
                                                              -----------
     Net cash provided by financing activities..............       91,539
                                                              -----------
Net increase in cash........................................       43,396
Cash:
  Beginning of period.......................................       30,813
                                                              -----------
  End of period.............................................  $    74,209
                                                              ===========
Supplemental cash flows information:
  Interest paid.............................................  $    77,492
                                                              ===========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Maranatha Broadcasting Company, Inc.:

     We have audited the accompanying balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division (the "Company") as of December 31, 1996, and the related statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
September 29, 1997

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                                 BALANCE SHEET
                    DECEMBER 31, 1996 AND SEPTEMBER 15, 1997

                                                          DECEMBER 31,       SEPTEMBER 15,
                                                              1996               1997
                                                          ------------       -------------
                                                                              (UNAUDITED)
                         ASSETS
Current assets:
  Accounts receivable, net of reserves of $20,000.......   $ 366,278           $ 293,143
  Equipment.............................................     213,800             220,562
  Accumulated depreciation..............................    (140,828)           (155,828)
                                                           ---------           ---------
                                                              72,972              64,734
  Broadcast license.....................................      10,325               9,895
                                                           ---------           ---------
     Total assets.......................................   $ 449,575           $ 367,772
                                                           =========           =========

            LIABILITIES AND DIVISION EQUITY
Current Liabilities:
  Accounts payable......................................   $  11,944           $   9,630
  Trade payable.........................................      10,000                  --
  Accrued compensation and commissions..................      18,091              12,537
  Customer deposits.....................................      16,447              16,964
                                                           ---------           ---------
     Total current liabilities..........................      56,482              39,131
Commitments and contingencies
  Division equity.......................................     393,093             328,641
                                                           ---------           ---------
     Total liabilities and division equity..............   $ 449,575           $ 367,772
                                                           =========           =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  STATEMENT OF OPERATIONS AND DIVISION EQUITY
   YEAR ENDED DECEMBER 31, 1996 AND THE EIGHT AND ONE-HALF-MONTH PERIOD ENDED
                               SEPTEMBER 15, 1997

                                                          DECEMBER 31,       SEPTEMBER 15,
                                                              1996               1997
                                                          ------------       -------------
                                                                              (UNAUDITED)
Revenue:
  Net broadcasting revenue..............................   $2,066,271         $1,375,243
  Subcarrier rental.....................................       48,796             37,333
                                                           ----------         ----------
                                                            2,115,067          1,412,576
Operating expenses:
  Technical expenses....................................       75,265             54,366
  Program expenses......................................      191,363            135,229
  Selling expenses......................................      893,721            656,039
  General and administrative expenses...................      279,090            213,382
  Management fee and corporate overhead allocation......      139,379             55,966
  Bad debts.............................................       62,868             51,511
  Depreciation and amortization.........................       20,148             15,430
                                                           ----------         ----------
          Total operating expenses......................    1,661,834          1,181,923
                                                           ----------         ----------
Net income..............................................      453,233            230,653
Division equity, beginning of period....................      421,384            393,093
Transfers to parent.....................................     (481,524)          (295,105)
                                                           ----------         ----------
Division equity, end of period..........................   $  393,093         $  328,641
                                                           ==========         ==========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                            STATEMENT OF CASH FLOWS
   YEAR ENDED DECEMBER 31, 1996 AND THE EIGHT AND ONE-HALF MONTH PERIOD ENDED
                               SEPTEMBER 15, 1997

                                                           DECEMBER 31,    SEPTEMBER 15,
                                                               1996            1997
                                                           ------------    -------------
                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................   $ 453,233        $ 230,653
  Adjustment to reconcile net income to net cash provided
     by operating activities:
       Depreciation and amortization.....................      20,148           15,430
       Changes in assets and liabilities:
       Decrease in accounts receivable...................      25,809           73,135
       Decrease in accounts payable and accruals.........        (740)         (17,351)
                                                            ---------        ---------
          Net cash provided by operating activities......     498,450          301,867
                                                            ---------        ---------
Cash flows from investing activities:
  Purchase of radio equipment............................     (16,926)          (6,762)
                                                            ---------        ---------
          Net cash used in investing activities..........     (16,926)          (6,762)
                                                            ---------        ---------
Cash flows from financing activities:
  Cash transfers to parent...............................    (481,524)        (295,105)
                                                            ---------        ---------
          Net cash used in financing activities..........    (481,524)        (295,105)
                                                            ---------        ---------
  Net change in cash.....................................          --               --
Cash, beginning of period................................          --               --
                                                            ---------        ---------
Cash, end of period......................................   $      --        $      --
                                                            =========        =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
   (INFORMATION AS OF SEPTEMBER 15, 1997 AND FOR THE EIGHT AND ONE-HALF-MONTH
                        PERIOD THEN ENDED IS UNAUDITED)

(1) NATURE OF BUSINESS AND ORGANIZATION

     Radio Broadcasting (the "Company") is a division of the Maranatha Broadcasting Company, Inc. ("Maranatha"). Maranatha is a television and radio broadcaster with facilities located in Allentown, Pennsylvania. The Company's operations and facilities are integrated with those of Maranatha. Maranatha provides management, accounting and certain administrative services for the Company and charges them for these services based upon a percentage of utilization which management believes is reasonable. Total allocated administrative costs were $418,469 and $296,416 for the year ended December 31, 1996 and the eight and one-half months ended September 15, 1997, respectively. Maranatha collects and retains all cash generated by the Radio Broadcasting Division.

     The Radio Broadcasting Division provides credit to customers, substantially all of whom are regional businesses engaged in a variety of industries and services. The Division broadcasts in the Allentown, Bethlehem, Easton region of Eastern Pennsylvania as WLEV (formerly WFMZ) and broadcasts, through a translator, in Reading, Pennsylvania as WLEV.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Equipment

     Equipment is carried at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of 5 to 7 years. Maintenance and repairs are charged to operations as incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue

     Net broadcasting revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Accounts Receivable

     The division generally extends 60 day credit terms to its advertisers and maintains an allowance for uncollectible accounts based upon past experience.

  Broadcast License

     The broadcast license and translator license were recorded at cost and amortized over 15 years; the license has been fully amortized.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes

     Maranatha has elected by consent of its shareholders to be taxed under the provisions of Subchapter S for federal and state income tax purposes. Under those provisions, Maranatha does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company's taxable income. Accordingly, these financial statements do not contain a provision for income taxes.

  Interim Financial Information

     The financial statements as of September 15, 1997 and for the eight and one-half months ended September 15, 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results to be achieved for the full fiscal year.

  Division Equity

     Division equity at December 31, 1996 consists of accumulated earnings of $5,629,473 less distributions to Maranatha of $5,216,380.

(3) CONTINGENT LIABILITIES AND COMMITMENTS

     Maranatha has certain debt and a revolving line of credit, which is secured by all the assets of Maranatha, including the assets of the Radio Broadcasting Division, as follows:

                                          DECEMBER 31,       SEPTEMBER 15,
                                              1996               1997
                                          ------------       -------------
                                                              (UNAUDITED)
Total notes and debt payable............   $ 506,886           $ 826,648
Less current portion....................    (190,286)           (183,670)
                                           ---------           ---------
Total long-term debt....................   $ 316,600           $ 642,978
                                           =========           =========
Revolving line of credit................   $      --           $      --
                                           =========           =========

     The notes and line of credit bear interest primarily at the lender's prime rate which was 8.25% and 8.5% at December 31, 1996 and September 15, 1997, respectively. One of the notes bears interest at a fixed rate of 7.90%. Maranatha is in compliance with the debt covenants as of September 15, 1997. Proceeds from debt issuance were used to enhance Maranatha's television operations.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Division leases its Reading translator site and Reading sales office under operating leases with future minimum monthly payments of $800 through November 1998. The Division has also entered into lease agreements to provide sub-channel broadcast frequency to two lessees. The future revenue under the lease terms is as follows:

1997............................................  $ 48,796
1998............................................    50,516
1999............................................    39,121
2000............................................    39,817
2001............................................    23,891
                                                  --------
                                                  $202,141
                                                  ========

(4) AGREEMENT OF SALE

     On July 15, 1997, Maranatha entered into an asset purchase agreement with Citadel Broadcasting Company ("CBC") and a wholly-owned subsidiary of CBC to sell the assets and broadcast license of the Radio Broadcasting Division to CBC for $23,000,000 plus the broadcasting assets of a radio station (WEST-AM in Easton, Pennsylvania) owned by CBC and a wholly-owned subsidiary of CBC.

     On September 15, 1997 Maranatha entered into a local marketing agreement
(LMA) with Citadel Broadcasting Company (Citadel) whereby Citadel pays $25,000 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the 15-day period from September 16, 1997 to September 30, 1997 are included in the financial statements of Citadel.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pacific Northwest Broadcasting Corporation
Boise, Idaho

     We have audited the accompanying combined balance sheet of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the related combined statements of operations, changes in owners' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             /s/ BALUKOFF, LINDSTROM & CO., P.A.

Boise, Idaho
September 25, 1997

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                 ASSETS
Current assets:
  Cash......................................................  $   220,381
  Trade accounts receivable, net of allowance for doubtful
     accounts of $25,000....................................    1,079,835
  Other accounts receivable.................................       57,692
  Prepaid expenses..........................................      189,395
  Accrued interest receivable...............................       18,169
  Current portion of notes receivable.......................      488,880
                                                              -----------
     Total current assets...................................    2,054,352
Other assets:
  AM and FM broadcast licenses..............................    4,497,916
  Notes receivable, less current portion....................    3,011,778
  Noncompete agreements.....................................      354,441
  Equipment deposits and other assets.......................       39,250
  Deferred taxes............................................       42,443
                                                              -----------
                                                                7,945,828
Property and equipment, at cost
  Land and improvements.....................................      130,011
  Leasehold improvements....................................       61,744
  Towers and antennas.......................................      402,710
  Transmitters and transmitter buildings....................      508,444
  Studio and technical equipment............................      915,007
  Automobiles...............................................       44,930
  Furniture and office equipment............................      360,595
                                                              -----------
                                                                2,423,441
  Accumulated depreciation..................................     (992,576)
                                                              -----------
                                                                1,430,865
                                                              -----------
                                                              $11,431,045
                                                              ===========
                     LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   268,401
  Accrued expenses..........................................      259,479
  Accrued taxes payable.....................................       12,520
  Current portion of notes payable to related parties.......      106,868
  Current portion of long-term debt.........................    1,195,717
                                                              -----------
     Total current liabilities..............................    1,842,985
Long-term debt:
  Notes payable to related parties, less current portion....    1,155,817
  Notes payable, less current portion.......................    7,184,057
                                                              -----------
                                                                8,339,874
Deferred revenue............................................      235,395
Owners' equity:
  Convertible preferred stock, nonvoting, par value $1,000
     per share, 5% non cumulative, authorized 3,500 shares,
     issued and outstanding 1,396.8 shares..................    1,396,800
  Common stock, voting, no par value, authorized 10,000
     shares, issued and outstanding 3,766.6 shares..........      475,677
  Members' equity...........................................       61,176
  Accumulated deficit.......................................     (920,862)
                                                              -----------
                                                                1,012,791
                                                              -----------
                                                              $11,431,045
                                                              ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

Revenues:
  Revenues..................................................  $5,404,307
  Less agency and representative commissions................     772,233
                                                              ----------
                                                               4,632,074
Expenses:
  Transmission..............................................     223,366
  Programming and production................................   1,476,235
  Sales.....................................................     816,459
  General and administrative................................   1,599,675
  Advertising...............................................     150,696
                                                              ----------
                                                               4,266,431
                                                              ----------
     Income from operations.................................     365,643
Nonoperating income (expense)
  Gain on sale of assets....................................     198,581
  Noncompete revenue........................................     184,508
  Interest income...........................................     321,759
  Interest expense..........................................    (566,783)
                                                              ----------
                                                                 138,065
                                                              ----------
     Income before income taxes.............................     503,708
Income tax expense..........................................     182,480
                                                              ----------
     Net income.............................................  $  321,228
                                                              ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                       PREFERRED     COMMON     SHAREHOLDER    ACCUMULATED   MEMBERS'
                         STOCK        STOCK      RECEIVABLE      DEFICIT      EQUITY      TOTAL
                       ----------   ---------   ------------   -----------   --------   ----------
Balance at January 1,
  1996...............  $1,396,800   $ 591,302     $(85,445)    $(1,180,914)  $    --    $  721,743
  Common stock
    redemption, 125
    shares...........          --    (115,625)          --              --        --      (115,625)
  Decrease in
    shareholder
    receivable.......          --          --       85,445              --        --        85,445
  Net income.........          --          --           --         260,052    61,176       321,228
                       ----------   ---------     --------     -----------   -------    ----------
Balance at December
  31, 1996...........  $1,396,800   $ 475,677     $     --     $  (920,862)  $61,176    $1,012,791
                       ==========   =========     ========     ===========   =======    ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

Cash flows from operating activities:
  Net income................................................  $ 321,228
  Adjustments to reconcile net income to net cash provided
     by operating activities Amortization...................     55,427
     Depreciation...........................................     71,926
     Noncompete revenue.....................................   (134,508)
     Noncompete expense.....................................     89,257
     Provision for bad debts................................     14,029
     Gain on sale of assets.................................   (198,581)
     Legal expense paid directly by bank....................     10,200
     Changes in operating assets and liabilities
       Trade accounts receivable............................   (604,884)
       Other accounts receivable............................     (5,319)
       Prepaid expenses.....................................     21,658
       Prepaid income tax...................................      7,739
       Accrued interest receivable..........................      9,794
       Equipment deposits and other assets..................    (14,258)
       Deferred taxes.......................................    169,936
       Accounts payable.....................................     90,761
       Accrued expenses.....................................     82,996
       Accrued taxes payable................................     12,520
                                                              ---------
          Net cash used by operating activities.............        (79)
Cash flows from investing activities:
  Payments on receivable from shareholders..................         39
  Loans made to shareholders................................   (491,256)
  Payments on notes receivable..............................    773,885
  Payments for acquisition of stations......................    (63,360)
  Proceeds from sale of assets..............................    190,244
  Additions to property and equipment.......................   (152,300)
                                                              ---------
          Net cash provided by investing activities.........    257,252
Cash flows from financing activities:
  Decrease in bank overdraft................................   (118,289)
  Payments on notes payable.................................   (282,906)
  Borrowings on notes payable to related parties............    400,000
  Payment on notes payable to related parties...............    (35,597)
                                                              ---------
          Net cash provided by financing activities.........    (36,792)
                                                              ---------
          Net increase in cash..............................    220,381
Cash at beginning of year...................................         --
                                                              ---------
          Cash at end of year...............................  $ 220,381
                                                              =========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     The Company operates AM and FM radio stations in southwestern Idaho. Revenues received from local advertisers and national agencies advertising in the southwestern Idaho market account for the majority of revenues.

  Principles of Combination

     The financial statements include the accounts of Pacific Northwest Broadcasting Corporation (PNWB) and its wholly owned subsidiary, (Richardson Broadcasting Company), and Wilson Group, LLC (Wilson), a limited liability company which has common ownership. Wilson operates as an Idaho limited liability company and its members have limited personal liability for the obligations or debts of the entity. Wilson will terminate no later than December 31, 2072. Intercompany accounts and transactions have been eliminated in combination.

  Allocation of Earnings

     Wilson operates two broadcast signals--KIZN and KZMG. Earnings from these two signals are reported on the balance sheet as increases or decreases in members' equity. The other broadcast signals--KBOI, KQFC and KKGL--are operated by PNWB. Their earnings are reported as increases or decreases in the accumulated deficit account.

  Cash

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

  Depreciation

     Depreciation of property and equipment is provided using the straight line method over the estimated useful lives of the assets, which range from 3 to 50 years.

  Amortization

     Costs related to obtaining AM and FM broadcast licenses are amortized using the straight line method over fifteen years. Accumulated amortization relating to these licenses was $133,852 at December 31, 1996.

     Costs related to the noncompete agreements are amortized using the straight-line method over five years, the term of the agreement. Accumulated amortization relating to the noncompete agreements was $171,848 at December 31, 1996.

  Deferred Revenue

     Deferred revenue consists of a noncompete agreement and will be earned over the life of the agreement (7 years).

  Revenue Recognition and Trade Transactions

     Broadcast revenue is recognized when the advertisements are broadcast. Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

  Advertising

     The Company expenses advertising costs as they are incurred.

  Income Taxes

     Income taxes are provided for the tax effects of PNWB transactions reported in the financial statements and consist of taxes currently due or recoverable and deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Differences between financial and income tax reporting relate to accumulated depreciation, installment sales, basis in subsidiary's stock, allowance for doubtful accounts, deferred compensation, noncompete amortization and shareholder interest payable.

     No provision has been made for the tax effects of the Wilson transactions since Wilson is taxed as a partnership and taxes are the responsibility of the individual members.

  Estimates

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates.

  Concentrations of Credit Risk

     In the normal course of business, the Company extends unsecured credit to customers principally national advertising agencies and companies in the southwestern Idaho market. The Company also has demand deposits on hand in financial institutions which exceed applicable FDIC insurance.

  Acquisitions and Local Marketing Agreement

     In October, 1996, the Company acquired two radio stations in Boise, Idaho for $5,000,000. This acquisition was accounted for using the purchase method of accounting. The purchase price has been allocated to the assets purchased based upon fair values as agreed to with the seller.

     The Company operated the two radio stations under a Local Marketing Agreement (LMA) for six months prior to the acquisition. Under the terms of the LMA, the expenses of operating the stations (other than depreciation or amortization of assets) were the obligation of the Company and the Company received the revenues generated by the stations.

NOTE B--NOTES RECEIVABLE

     The Company sold radio stations in Medford, Oregon, Chico, California, and Eugene, Oregon in prior years and financed the sale of the radio stations to the buyers. In 1996, the Company sold two radio stations and a building in Pocatello, Idaho, and financed the sale. Each of the sales agreements included provisions which restrict the Company from competing in markets served by

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

the radio stations which were sold. The noncompete agreements extend for periods up to seven years from the dates of the sales. The terms of the notes are as follows:

Note receivable from broadcasting company for Pocatello
  stations at $4,003 per month through March 1997 and
  $11,592 per month thereafter including interest at 8.5%,
  due March 2002, secured by substantially all assets of the
  Pocatello stations........................................  $  564,993
Note receivable from broadcasting company for Pocatello
  building at $2,405 per month, including interest at 8.5%,
  due March 2002, secured by real estate....................     108,884
Note receivable from broadcasting company for Chico and
  Eugene stations at monthly payments ranging from $37,033
  to $53,204 including interest at 7.71%, due September
  2002, secured by substantially all assets of the
  stations..................................................   2,826,781
                                                              ----------
                                                               3,500,658
Less current portion........................................     488,880
                                                              ----------
                                                              $3,011,778
                                                              ==========

NOTE C--LONG-TERM DEBT

     Long-term debt is summarized as follows:

To banks:

  Note payable to bank, monthly payments of interest only at prime plus 1%, secured by substantially all of the
  Company's assets. The interest rate at December 31, 1996
  was 9.25%.................................................  $8,000,000
To individuals:
  Note payable to former shareholder at $1,205 per month
  including interest at 8% through January 2003,
  unsecured.................................................      69,440
  Note payable to former shareholder at $991 per month
  including interest at 10% through June 2000, unsecured....      35,002
  Note payable to former shareholder at $3,033 per month
  including interest at 8% through January 2006,
  unsecured.................................................     234,457
  Note payable to former shareholder at $375 per month
  through January 2006......................................      40,875
  Unsecured notes payable to related party, due on demand...       7,772
  Unsecured notes payable to related parties at $4,446 per
  month including interest at 9% through August 2018........     208,093
  Unsecured notes payable to related party, due on demand
  including interest at 7.5%................................      53,372

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

  Notes payable to related parties, secured by certain notes receivable and guaranteed by principal shareholder, payable in monthly installments, including interest as follows:

               MONTHLY           INTEREST
             INSTALLMENTS         RATES                 DUE DATES
             ------------        --------               ---------
                $5,077             8.0%          January 1, 2005........  $  679,945
                $  470             8.0%          January 1, 2005........      58,820
                $  470             8.0%          January 1, 2005........      58,820
                $  470             8.0%          January 1, 2005........      58,821
                $  440             8.0%          January 1, 2005........      58,956
                $  381             8.0%          January 1, 2005........      50,989
            Accrued interest due to related parties.....................      27,097
                                                                          ----------
                                                                           9,642,459
            Less current portion........................................   1,302,585
                                                                          ----------
                                                                          $8,339,874
                                                                          ==========

     Maturities in future years are: 1997--$1,302,585, 1998--$2,589,369;
1999--$4,454,088; 2000--$106,077; 2001--$1,018,430 and thereafter--$171,910.

     The note payable to the bank limits the amount of new debt and operating leases to not more than a total of $50,000 without lender's approval.

     The bank issued a commitment letter to refinance $7,000,000 of the $8,000,000 obligation in 1997, including a bridge loan of $2,000,000 and a term loan of $5,000,000. The bridge loan has terms which include interest at prime plus 1% and a maturity date of February 28, 1998. Requirements of the term loan include interest at prime plus 1%, due August 31, 1999 and monthly payments of approximately $77,000 (using an interest rate of 9.25%). The current portion and scheduled maturities have been adjusted to reflect the intended refinance.

NOTE D--RELATED PARTY TRANSACTIONS

     Interest expense paid to related parties amounted to $187,646 in 1996. The Company leases land, office facilities, and equipment from certain shareholders and officers of the Company. Rental expense paid to related parties amounted to $99,588 in 1996.

NOTE E--LEASE COMMITMENTS

     The Company leases radio transmitter sites, buildings, music and airtime under noncancellable leases with terms in excess of one year. Future minimum payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

1997....................................................  $206,120
1998....................................................   201,980
1999....................................................   133,202
2000....................................................    31,300
2001....................................................    11,150
Thereafter..............................................   105,850
                                                          --------
Total minimum lease payments............................  $689,602
                                                          ========

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

     Rental expense amounted to $245,589 in 1996.

NOTE F -- INCOME TAXES

     The provision for income taxes results from continuing operations and includes the following components:

Federal
          Current tax provision.............................  $     --
          Deferred tax provision............................   147,548
                                                              --------
                                                               147,548
State
          Current tax provision.............................    12,544
          Deferred tax provision............................    22,388
                                                              --------
                                                                34,932
                                                              --------
Total income tax expense....................................  $182,480
                                                              ========

     The components of the net deferred tax asset at December 31, 1996 are as follows:

                                                      FEDERAL     STATE       TOTAL
                                                     ---------   --------   ---------
Deferred tax liability from:
  Taxable temporary differences....................  $(255,017)  $(60,004)  $(315,021)
Deferred tax asset from:
  Deductible temporary differences.................    105,662     22,049     127,711
  Operating loss carryforward......................    205,289         --     205,289
  Tax credit carryforward..........................     83,214      2,793      86,007
  Valuation allowance..............................    (61,543)        --     (61,543)
                                                     ---------   --------   ---------
                                                       332,622     24,842     357,464
                                                     ---------   --------   ---------
Deferred tax asset (liability).....................  $  77,605   $(35,162)  $  42,443
                                                     =========   ========   =========

     The following reconciles the federal tax provision with the expected provision by applying statutory rates to income before income taxes:

Federal tax expense at statutory rate...................  $171,261
Effect of state taxes...................................   (13,701)
Nondeductible expenses..................................     2,861
Partnership income......................................   (20,800)
Other...................................................     7,927
                                                          --------
Federal income tax expense..............................  $147,548
                                                          ========

     For income tax purposes, operating losses and tax credit carryovers used and available are as follows at December 31, 1996:

                                                  USED     AVAILABLE
                                                --------   ---------
Net operating loss, federal...................  $379,789   $710,617
Alternative minimum tax credit................        --     21,671
General business credit.......................        --     61,543

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

     The federal net operating losses expire during 2004 through 2010. The general business credits expire during 1998 through 2000. The alternative minimum tax credits can be carried forward indefinitely.

NOTE G -- DEFINED CONTRIBUTION PLAN

     The Company maintains a 401(k) plan covering all employees over the age of twenty-one who have completed one year of service. The Company matches 10% of an employee's contribution. Contributions to the plan were $7,022 in 1996.

NOTE H -- CONVERTIBLE PREFERRED STOCK

     The preferred stockholders have the option to convert the preferred stock into common stock prior to December 31, 2002 on the basis of five shares of common stock for each share of preferred stock redeemed. The holders of preferred stock do not have voting rights. Preferred stock is redeemable at par. Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE I -- CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended December 31, 1996 is as follows:

Interest paid.........................................  $   347,933
Taxes paid (net of refunds)...........................  $    (7,718)
Noncash financing and investing activities:
  Purchase of shareholder's common stock and payment
     of deferred compensation:
     Common stock redeemed............................  $   115,625
     New debt incurred................................     (295,000)
     Deferred compensation paid.......................      179,375
                                                        -----------
                                                        $        --
                                                        ===========
  Sale of assets:
     Proceeds from sale of property and equipment.....  $   689,000
     Increase in notes receivable.....................     (689,000)
                                                        -----------
                                                        $        --
                                                        ===========
  Payment of shareholder receivable with reduction in
     shareholder note payable:
     Notes payable reduced............................  $ 1,000,000
     Note payable created.............................       (7,772)
     Shareholder receivable paid......................     (992,228)
                                                        -----------
                                                        $        --
                                                        ===========
  Refinancing company and shareholder debt and
     acquisition of radio stations:
     Proceeds from new debt...........................  $ 8,000,000
     Payments on existing debt........................   (2,557,188)
     Broadcast licenses acquired......................   (4,100,000)
     Property and equipment acquired..................     (800,000)
     Noncompete agreement.............................     (100,000)
     Debt repayment on behalf of shareholder..........     (415,972)
     Loan fees........................................      (80,000)
     Legal fees.......................................      (10,200)
                                                        -----------
          Net cash paid for acquisition                 $   (63,360)
                                                        ===========

NOTE J--SUBSEQUENT EVENTS

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission (FCC) approval and is secured by a letter of credit. Approval is expected in 1997 and the payment is expected to be received subsequent to approval.

     Subsequent to December 31, 1996, the shareholders of PNWB and the members of Wilson have signed letters of intent to sell the capital stock of PNWB, the operating assets of Wilson and a building owned by a shareholder to Citadel Broadcasting Company (Citadel). The transactions are subject to approval of the FCC. Under the letters of intent, the Company will enter into a LMA with Citadel which will allow Citadel use of the property and equipment of the radio

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

stations in exchange for a fee. The LMA will continue until closing of the sales of the stock of PNWB and the assets of Wilson. The sale of the stock of PNWB will not close prior to January 1, 1998 and the sale of the assets of Wilson will not close prior to April 18, 1998. The sale price of $28,500,000 for the stock, assets and building is payable in cash, or, if Citadel's parent consummates an initial public offering prior to closing, such price is payable in cash totaling $25,650,000 and stock of $2,850,000. The agreement to purchase the stock of PNWB requires, among other things, that certain minimum levels of net asset value be met on the date of closing.

     The Company made payments of notes payable amounting to approximately $1,800,000 subsequent to year end in advance of the payment due dates. Additionally, the Company received approximately $2,600,000 in full payment of certain notes receivables subsequent to December 31, 1996.

     Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        UNAUDITED COMBINED BALANCE SHEET
                                OCTOBER 31, 1997

                                  ASSETS
Current assets:
  Cash......................................................    $   457,658
  Trade accounts receivable, net of allowance for doubtful
    accounts of $25,000.....................................      1,033,958
  Other accounts receivable.................................         47,171
  Prepaid expenses..........................................         92,255
  Prepaid income tax........................................          5,880
  Accrued interest receivable...............................          2,119
  Current portion of notes receivable.......................        132,952
                                                                -----------
         Total current assets...............................      1,771,993
Other Assets:
  AM and FM broadcast licenses..............................      4,382,008
  Notes receivable, less current portion....................        525,244
  Noncompete agreements.....................................        266,170
  Equipment deposits and other assets.......................         43,509
  Deferred taxes............................................          5,452
                                                                -----------
                                                                  5,222,383
Property and equipment, at cost:
  Land and improvements.....................................        324,647
  Leasehold improvements....................................         63,063
  Towers and antennas.......................................        402,710
  Transmitters and transmitter buildings....................        513,002
  Studio and technical equipment............................        951,467
  Automobiles...............................................         44,930
  Furniture and office equipment............................        382,019
                                                                -----------
                                                                  2,681,838
  Accumulated depreciation..................................     (1,109,093)
                                                                -----------
                                                                  1,572,745
                                                                -----------
                                                                $ 8,567,121
                                                                ===========
                      LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   203,805
  Accrued expenses..........................................        181,856
  Current portion of notes payable to related parties.......         71,720
  Current portion of long-term debt.........................      6,533,928
                                                                -----------
         Total current liabilities..........................      6,991,309
Long-term debt:
  Notes payable to related parties, less current portion....        832,523
  Notes payable, less current portion.......................        284,301
                                                                -----------
                                                                  1,116,824
Deferred revenue............................................        123,305
Owners' equity:
  Common stock, voting, no par value, authorized 20,000
    shares, issued and outstanding 10,750.6 shares..........      1,872,477
  Shareholder receivable....................................       (531,500)
  Accumulated deficit.......................................       (852,164)
  Members' deficit..........................................       (153,130)
                                                                -----------
                                                                    335,683
                                                                -----------
                                                                $ 8,567,121
                                                                ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                   UNAUDITED COMBINED STATEMENT OF OPERATIONS
                       TEN MONTHS ENDED OCTOBER 31, 1997

Revenues:
  Revenues..................................................  $5,717,702
  Less agency and representative commissions................     796,360
                                                              ----------
                                                               4,921,342
Expenses:
  Transmission..............................................     233,678
  Programming and production................................   1,640,619
  Sales.....................................................     874,358
  General and administrative................................   1,622,242
  Advertising...............................................     137,386
                                                              ----------
                                                               4,508,283
                                                              ----------
          Income from operations............................     413,059
Nonoperating income (expense):
  Loss on sale of assets....................................     (65,639)
  Noncompete revenue........................................     112,090
  Interest income...........................................     121,846
  Interest expense..........................................    (694,674)
                                                              ----------
                                                                (526,377)
                                                              ----------
          Loss before income taxes..........................    (113,318)
Income tax expense..........................................      32,290
                                                              ----------
          Net loss..........................................  $ (145,608)
                                                              ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

           UNAUDITED COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                       TEN MONTHS ENDED OCTOBER 31, 1997

                        PREFERRED      COMMON     SHAREHOLDER    ACCUMULATED   MEMBERS'
                          STOCK        STOCK       RECEIVABLE      DEFICIT      DEFICIT      TOTAL
                       -----------   ----------   ------------   -----------   ---------   ----------
Balance at January 1,
  1997...............  $ 1,396,800   $  475,677    $      --      $(920,862)   $  61,176   $1,012,791
  Preferred stock
    conversion.......   (1,396,800)   1,396,800           --             --           --           --
  Increase in
    shareholder
    receivable.......           --           --     (531,500)            --           --     (531,500)
  Net income
    (loss)...........           --           --           --         68,698     (214,306)    (145,608)
                       -----------   ----------    ---------      ---------    ---------   ----------
Balance at October
  31, 1997...........  $        --   $1,872,477    $(531,500)     $(852,164)   $(153,130)  $  335,683
                       ===========   ==========    =========      =========    =========   ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                   UNAUDITED COMBINED STATEMENT OF CASH FLOWS
                       TEN MONTHS ENDED OCTOBER 31, 1997

Cash flows from operating activities:
  Net loss..................................................  $  (145,608)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization...........................................      115,908
     Depreciation...........................................      116,517
     Noncompete revenue.....................................     (112,090)
     Noncompete expense.....................................       88,271
     Provision for bad debts................................       20,284
     Loss on sale of assets.................................       65,639
     Changes in operating assets and liabilities:
       Trade accounts receivable............................       25,593
       Other accounts receivable............................       10,521
       Prepaid expenses.....................................       97,140
       Prepaid income tax...................................       (5,880)
       Accrued interest receivable..........................       16,050
       Equipment deposits and other assets..................       (4,259)
       Deferred taxes.......................................       36,991
       Accounts payable.....................................      (64,596)
       Accrued expenses.....................................      (77,623)
       Accrued taxes payable................................      (12,520)
                                                              -----------
          Net cash provided by operating activities.........      170,338
Cash flows from investing activities:
  Loans made to shareholders................................     (531,500)
  Advances on notes receivable..............................      (59,836)
  Payments on notes receivable..............................    2,902,298
  Proceeds from sale of assets..............................       61,100
  Additions to property and equipment.......................     (385,136)
                                                              -----------
          Net cash provided by investing activities.........    1,986,926
Cash flows from financing activities:
  Payments on notes payable.................................   (1,561,545)
  Payments on notes payable to related parties..............     (358,442)
                                                              -----------
          Net cash used by financing activities.............   (1,919,987)
                                                              -----------
          Net increase in cash..............................      237,277
          Cash at beginning of period.......................      220,381
                                                              -----------
          Cash at end of period.............................  $   457,658
                                                              ===========
Supplemental disclosure of cash flow information:
  Interest paid.............................................  $   703,382
  Taxes paid................................................  $    13,699

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                OCTOBER 31, 1997

NOTE A--UNAUDITED INTERIM FINANCIAL STATEMENTS

     The combined balance sheet as of October 31, 1997 and the combined statements of operations, changes in owners' equity, and cash flows for the ten month period ended October 31, 1997 are unaudited. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of Pacific Northwest Broadcasting Corporation and Affiliates, (the Company) and the results of operations, changes in owners' equity, and cash flows. These interim unaudited combined financial statements should be read in conjunction with the audited combined financial statements. The combined results of operations for the ten months ended October 31, 1997 are not necessarily indicative of results to be expected for the full year.

NOTE B--AGREEMENT TO REDIRECT SIGNAL

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission approval and is secured by a letter of credit.

NOTE C--SALES AGREEMENTS

     On September 29, 1997, the shareholders of Pacific Northwest Broadcasting Corporation (PNWB) and the members of Wilson Group, LLC (Wilson) signed various agreements to sell the capital stock of PNWB, the operating assets of Wilson and a building of the controlling owner to Citadel Broadcasting Company (Citadel). In conjunction with the agreements, the Company entered into a Local Marketing Agreement (LMA) with Citadel which allowed Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA continued until the closing of the sale of the assets of Wilson. The sale of the stock of PNWB closed February 12, 1998 and the sale of the assets of Wilson closed on April 21, 1998. The sales price of $28,500,000 for the stock, assets and building was paid in cash.

NOTE D--SUBSEQUENT EVENT

     On February 12, 1998, PNWB entered into an assignment and distribution agreement with Wilson Properties, L.P., the sole shareholder. This agreement transferred certain obligations and assets to the shareholder and resulted in a net dividend of $245,301. The agreement also assigned the right to collect the proceeds from the agreement to redirect broadcast signals described in Note B.

     The dividend is summarized as follows:

Cash...............................................  $   655,089
Accounts receivable................................    1,534,460
Notes receivable...................................    5,636,732
Real property......................................      312,872
Other assets.......................................       30,902
Debt...............................................   (7,681,981)
Accounts payable and accrued expenses..............     (242,773)
                                                     -----------
Dividend...........................................  $   245,301
                                                     ===========

                          INDEPENDENT AUDITORS' REPORT

The Partners
Wicks Radio Group
(a division of Wicks Broadcast Group Limited Partnership)

     We have audited the accompanying balance sheet of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997, and the related statements of operations and changes in division equity, and cash flows for the year then ended. These financial statements are the responsibility of Wicks Radio Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

McLean, Virginia
December 15, 1998

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                                                           (UNAUDITED)
                                                           DECEMBER 31,   SEPTEMBER 30,
                                                               1997           1998
                                                           ------------   -------------
                         ASSETS
Cash and cash equivalents................................  $   104,940     $   326,168
Accounts receivable, net of allowance for doubtful
  accounts of $286,811 at December 31, 1997 and $311,650
  at September 30, 1998..................................    2,123,972       3,126,098
Prepaid expenses and other assets........................       58,099         203,819
                                                           -----------     -----------
     Total current assets................................    2,287,011       3,656,085
Property and equipment, net..............................    4,617,141       6,277,822
Intangible assets, net...................................   25,047,120      38,242,931
                                                           -----------     -----------
     Total assets........................................  $31,951,272     $48,176,838
                                                           ===========     ===========

             LIABILITIES AND DIVISION EQUITY
Current liabilities -- accounts payable and accrued
  expenses...............................................  $   489,238     $   513,650
Deferred income taxes....................................      560,000         530,000
                                                           -----------     -----------
     Total liabilities...................................    1,049,238       1,043,650
Division equity..........................................   30,902,034      47,133,188
                                                           -----------     -----------
     Total liabilities and division equity...............  $31,951,272     $48,176,838
                                                           ===========     ===========

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

            STATEMENTS OF OPERATIONS AND CHANGES IN DIVISION EQUITY

                                                                          (UNAUDITED)
                                                        YEAR ENDED     NINE MONTHS ENDED
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                           1997              1998
                                                       ------------    -----------------
Revenues:
  Broadcast revenues...............................    $12,751,347        $13,837,308
  Other revenue....................................        346,790            500,346
                                                       -----------        -----------
Gross revenues.....................................     13,098,137         14,337,654
  Less -- agency commissions.......................     (1,320,388)        (1,387,370)
                                                       -----------        -----------
Net revenue........................................     11,777,749         12,950,284
Operating costs:
  Station operating expenses.......................      8,269,884          8,668,765
  Depreciation and amortization....................      2,301,180          3,052,064
  Corporate overhead...............................      1,008,602            587,049
                                                       -----------        -----------
                                                        11,579,666         12,307,878
Net income before income taxes.....................        198,083            642,406
Income taxes (benefit).............................        (40,000)           (30,000)
                                                       -----------        -----------
Net income.........................................        238,083            672,406
Division equity, beginning of period...............     23,281,430         30,902,034
Net corporate transfers............................      7,382,521         15,558,748
                                                       -----------        -----------
Division equity, end of period.....................    $30,902,034        $47,133,188
                                                       ===========        ===========

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                          (UNAUDITED)
                                                         YEAR ENDED    NINE MONTHS ENDED
                                                        DECEMBER 31,     SEPTEMBER 30,
                                                            1997             1998
                                                        ------------   -----------------
Cash flows from operating activities:
  Net income..........................................  $   238,083      $    672,406
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization....................    2,301,180         3,052,064
     Deferred tax benefit.............................      (40,000)          (30,000)
     (Increase) decrease in receivables...............       65,154        (1,002,126)
     Increase in prepaid expenses and other current
       assets.........................................      (50,794)         (145,720)
     Increase (decrease) in accounts payable and
       accrued expenses...............................   (1,515,667)           24,412
                                                        -----------      ------------
       Net cash provided by operating activities......      997,956         2,571,036
                                                        -----------      ------------
Cash flows used in investing activities:
  Purchase of property and equipment..................     (369,460)         (145,157)
  Acquisition of broadcast properties.................   (8,672,770)      (17,763,399)
                                                        -----------      ------------
Cash flows used in investing activities...............   (9,042,230)      (17,908,556)
                                                        -----------      ------------
Cash flows provided by financing activities -- net
  corporate transfers.................................    7,382,521        15,558,748
                                                        -----------      ------------
Net increase (decrease) in cash and cash
  equivalents.........................................     (661,753)          221,228
Cash and cash equivalents, beginning of period........      766,693           104,940
                                                        -----------      ------------
Cash and cash equivalents, end of period..............  $   104,940      $    326,168
                                                        ===========      ============

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS DESCRIPTION

     The Wicks Radio Group (the "Broadcast Group") is a division of Wicks Broadcast Group Limited Partnership (the "Partnership"). The Broadcast Group consists of the thirteen radio stations (8 FMs and 5 AMs) serving the Charleston, SC and Binghamton, NY markets as of December 31, 1997. In January 1998, the Broadcast Group acquired an additional three stations (2 FMs and 1
AM). See note 3.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For the purposes of the statement of cash flows, cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of such investments approximates cost.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.

  Intangible Assets and Recovery of Long-Lived Assets

     Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete and the excess of costs over the fair value of net assets acquired. Amortization expense is computed on a straight-line basis over the estimated lives of the assets which range from 2-15 years.

     The Partnership's policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Partnership recognizes an impairment loss when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset. The measurement of the impairment losses to be recognized is based upon the difference between the fair value and the carrying amount of the assets.

  Income Taxes

     The Broadcast Group is generally not an entity subject to income taxes. The Broadcast Group's income or loss is passed through to the Partnership and the related tax attributes are deemed to be distributed to, and to be reportable by, the partners of the Partnership on their respective income tax returns.

     However, the Broadcast Group contains the Partnership's subsidiary, Regional Group, Inc. Regional Group, Inc. and its subsidiaries are Subchapter C corporations, and are, therefore, responsible for the income taxes attributable to their profit and losses.

     Income taxes for Regional Group, Inc. and its subsidiaries are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

tax rates is recognized into income in the period that includes the enactment date. The income tax benefit is a result of the amortization of the deferred tax liability.

  Revenues

     Broadcasting revenues are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

  Barter Transactions

     Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.

  Corporate Overhead

     A number of overhead services are maintained centrally by the Partnership and are allocated to its business units based on the benefits provided. These services include most of the costs associated with the human resources function and certain general and administrative costs of the corporate function such as accounting and finance, treasury and legal.

     In addition, the Partnership provides for the working capital needs of the Broadcast Group. There is no borrowing arrangement between the Partnership and the Broadcast Group. Accordingly, no interest expense is recorded in the accompanying financial statements. However, all of the assets of the Broadcast Group have been pledged as collateral on the Partnership's credit facility.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     A significant portion of the Broadcast's Group accounts receivable are due from advertising agencies.

  Unaudited Interim Financial Information

     The unaudited balance sheet, statements of operations and changes in division equity, and cash flows as of September 30, 1998 and for the nine months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period including the year ending December 31, 1998.

(3) ACQUISITION OF BROADCAST RADIO STATIONS

     In December 1997, the Partnership acquired certain broadcasting assets of WBUB-FM (St. George, South Carolina) and WXTC-AM (Charleston, South Carolina) and upgraded the

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

frequency of one of its existing FM stations in the Charleston, South Carolina, market through a swap of broadcast license rights.

     In January 1998, the Partnership acquired certain broadcasting assets of WMDH-FM and WMDH-AM (Muncie, Indiana) and WWKI-FM (Kokomo, Indiana).

     Total consideration paid for these acquisitions including costs of acquisitions was approximately $8,673,000 in 1997 and $17,764,000 (unaudited) in 1998. These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date, as determined by an independent appraiser. The allocation of the purchase price is summarized as follows:

                                                                         (UNAUDITED)
                                                              1997          1998
                                                           ----------    -----------
Land...................................................    $   68,000    $   107,000
Property and equipment.................................     2,260,000      2,194,000
Intangible assets......................................     6,345,000     15,463,000
                                                           ----------    -----------
Total consideration paid...............................    $8,673,000    $17,764,000
                                                           ==========    ===========

(4) PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                                            (UNAUDITED)
                                                            DECEMBER 31,   SEPTEMBER 30,
                                                                1997           1998
                                                            ------------   -------------
Land......................................................  $   168,615     $   275,318
Building and improvements.................................      267,370         989,413
Office equipment, furniture, and fixtures.................      430,259         581,724
Broadcast and production equipment........................    4,980,885       6,432,008
Vehicles..................................................       81,137          94,660
                                                            -----------     -----------
                                                              5,928,266       8,373,123
Less accumulated depreciation.............................   (1,311,125)     (2,095,301)
                                                            -----------     -----------
                                                            $ 4,617,141     $ 6,277,822
                                                            ===========     ===========

(5) INTANGIBLE ASSETS AND AMORTIZATION

     Intangible assets are comprised of the following:

                                                                               (UNAUDITED)
                                               USEFUL LIFE    DECEMBER 31,    SEPTEMBER 30,
                                                IN YEARS          1997            1998
                                               -----------    ------------    -------------
FCC licenses...............................         15        $14,548,860      $23,996,860
Network affiliations.......................         15          1,372,056        2,869,114
Goodwill...................................         15          9,721,115       14,239,756
Non-compete agreements.....................        2-5            725,000          725,000
Other intangibles..........................       2-15          2,113,348        2,113,348
                                                              -----------      -----------
                                                               28,480,379       43,944,078
Less accumulated amortization..............                    (3,433,259)      (5,701,147)
                                                              -----------      -----------
                                                              $25,047,120      $38,242,931
                                                              ===========      ===========

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

(6) DEFERRED INCOME TAXES

     The Partnership had established a deferred tax liability arising from the acquisition of Regional Group, Inc. of $600,000. This liability was attributable to the difference between the book basis of Regional Group, Inc. and the carryover basis of the former shareholders at the acquisition date. As the liability was principally attributable to the book/tax difference in long-term tangible and intangible assets, the deferred tax liability was classified as a long-term liability. The Broadcast Group recognized an income tax benefit of $40,000 in 1997 and $30,000 for the nine months ended September 30, 1998 as a result of amortization of the deferred tax liability.

(7) LEASES

     The Broadcast Group leases certain property and equipment under noncancelable operating lease agreements. Rental expense was approximately $261,000 for the year ended December 31, 1997.

     Future minimum lease payments under noncancelable operating leases are approximately:

YEAR ENDING DECEMBER 31:
------------------------
1998...........................................  $  308,000
1999...........................................     239,000
2000...........................................     188,000
2001...........................................     153,000
2002...........................................     153,000
Thereafter.....................................     675,000
                                                 ----------
                                                 $1,716,000
                                                 ==========

(8) SUBSEQUENT EVENT

     In November 1998, the Partnership entered into an agreement with Citadel Broadcasting Company ("Citadel") to sell the Wicks Radio Group to Citadel for approximately $77 million, subject to approval from the Federal Communications Commission.

             ------------------------------------------------------
             ------------------------------------------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   10
Use of Proceeds.......................   17
Capitalization........................   18
Information About Station and Market
  Data................................   19
Pro Forma Financial Information.......   20
Selected Historical Financial Data....   36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   38
Business..............................   47
The Pending Transactions..............   76
Management............................   81
Certain Transactions..................   90
Principal Stockholders................   95
Description of Indebtedness...........   98
The Exchange Offer....................  107
Description of the Notes..............  118
Certain U.S. Federal Income Tax
  Consequences........................  153
Plan of Distribution..................  158
Legal Matters.........................  158
Independent Auditors..................  158
Available Information.................  159

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                                  $115,000,000

Citadel logo
             CITADEL BROADCASTING COMPANY
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                                 EXCHANGE OFFER

                                      FOR
                                 9 1/4% SENIOR
                               SUBORDINATED NOTES
                                    DUE 2008
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                               FEBRUARY 16, 1999

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